                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-87441-03

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2001)

[GRAPHIC OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

Depositor

$924,751,000 (Approximate)
Mortgage Pass-Through Certificates, Series 2001-CIBC1

THE OFFERED CERTIFICATES:

o The trust fund will issue several classes of certificates. Only the following eight classes of "offered certificates" are offered hereby:


                                        INITIAL PASS-THROUGH RATE
            APPROXIMATE INITIAL CLASS      (MAY BE SUBJECT TO        RATINGS
CLASS                BALANCE                   ADJUSTMENT)         (FITCH/S&P)
------------------------------------------------------------------------------
Class A1           $ 50,000,000                   5.2880%            AAA/AAA
Class A2           $132,000,000                   6.0010%            AAA/AAA
Class A3           $607,020,000                   6.2600%            AAA/AAA
Class B            $ 43,129,000                   6.4460%             AA/AA
Class C            $ 40,593,000                   6.6330%              A/A
Class D            $ 12,685,000                   6.7510%             A-/A-
Class E            $ 25,371,000                   7.2535%            BBB/BBB
Class F            $ 13,953,000                   7.7225%           BBB-/BBB-

(sidebar)
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus dated March 26, 2001. (end sidebar)

     o The offered certificates will represent beneficial ownership interests in the trust fund only.

     o Interest will be payable monthly, commencing in April 2001.

     o Principal payments will also be payable monthly. The outstanding class with the highest priority of distribution will receive all principal payments until it is paid in full. This sequential payment will continue until all classes have their respective class balances reduced to zero.

THE TRUST FUND:

     o The trust fund will consist of fixed rate mortgage loans secured by mortgages or deeds of trust on multifamily or commercial properties


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We expect that the delivery of the offered certificates will be made in book-entry form on or about March 29, 2001.

JPMorgan, a division of Chase Securities Inc., CIBC World Markets Corp. and Deutsche Banc Alex. Brown Inc. are acting as co-lead managers and underwriters for the offering. Morgan Stanley & Co. Incorporated is acting as a co-manager and underwriter for the offering. JPMorgan, a division of Chase Securities Inc. is the sole bookrunner of all of the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the initial sale of the offered certificates will be approximately 100.3% of the initial principal balance thereof, plus accrued interest from the cut-off date.

JPMORGAN

                CIBC WORLD MARKETS CORP.

                                                      DEUTSCHE BANC ALEX. BROWN

                           MORGAN STANLEY DEAN WITTER

Prospectus Supplement dated March 26, 2001

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2001-CIBC1

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Mortgage Pass-Through Certificates, Series 2001 CIBC1


CANADA                        OREGON                      SOUTH CAROLINA
3 properties                  1 property                  1 property
$12,791,305                   $2,815,069                  $4,778,912
1.3% of total                 0.3% of total               0.5% of total

NEW HAMPSHIRE                 IDAHO                       GEORGIA
1 property                    1 property                  12 properties
$496,459                      $1,819,723                  $45,721,501
0.0% of total                 0.2% of total               4.5% of total

MASSACHUSETTS                 MISSOURI                    FLORIDA
6 properties                  1 property                  17 properties
$15,489,396                   $6,360,244                  $91,531,276
1.5% of total                 0.6% of total               9.0% of total

RHODE ISLAND                  NORTH DAKOTA                TENNESSEE
1 property                    2 properties                3 properties
$3,945,459                    $1,598,215                  $7,257,835
0.4% of total                 0.2% of total               0.7% of total

CONNECTICUT                   MINNESOTA                   ALABAMA
2 properties                  13 properties               1 property
$9,622,710                    $13,522,629                 $12,978,946
0.9% of total                 1.3% of total               1.3% of total

NEW JERSEY                    ILLINOIS                    MISSISSIPPI
13 properties                 1 property                  3 properties
$45,306,903                   $7,970,191                  $8,146,464
4.5% of total                 0.8% of total               0.8% of total

MARYLAND                      INDIANA                     TEXAS
8 properties                  4 properties                23 properties
$40,407,304                   $13,239,563                 $80,545,945
4.0% of total                 1.3% of total               7.9% of total

VIRGINIA                      MICHIGAN                    OKLAHOMA
7 properties                  2 properties                1 property
$61,450,322                   $3,234,633                  $3,461,268
6.1% of total                 0.3% of total               0.3% of total

WEST VIRGINIA                 OHIO                        NEW MEXICO
1 property                    10 properties               2 properties
$22,587,864                   $75,358,612                 $12,671,260
2.2% of total                 7.4% of total               1.2% of total

KENTUCKY                      PENNSYLVANIA                COLORADO
1 property                    5 properties                5 properties
$15,972,695                   $41,286,351                 $24,539,381
1.6% of total                 4.1% of total               2.4% of total

NORTH CAROLINA                NEW YORK                    UTAH
9 properties                  11 properties               1 property
$30,746,081                   $138,383,775                $985,479
3.0% of total                 13.6% of total              0.1% of total

NEVADA                        CALIFORNIA
3 properties                  16 properties
$28,028,850                   $129,763,718
2.8% of total                 12.8% of total


                                 PROPERTY TYPE

                        Office                    30.4%
                        Self Storage               0.2%
                        Industrial                 3.2%
                        Hotel                      7.7%
                        Retail                    29.8%
                        Multifamily               28.7%

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.

     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of your certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page ii provides the page numbers on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Principal Terms" on page S-88 in this prospectus supplement.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

     (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

     (B) if the person making such offer or solicitation is not qualified to do so; or

     (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Executive Summary ..................................................................     S-1
Summary of the Prospectus Supplement ...............................................     S-2
Risk Factors .......................................................................     S-9
Description of the Mortgage Pool ...................................................    S-27
Description of the Certificates ....................................................    S-57
Certain Prepayment, Maturity and Yield Considerations ..............................    S-69
Master Servicer and Special Servicer ...............................................    S-73
Description of the Pooling and Servicing Agreement .................................    S-79
Use of Proceeds ....................................................................    S-81
Certain Federal Income Tax Consequences ............................................    S-82
State Tax Considerations ...........................................................    S-83
ERISA Considerations ...............................................................    S-83
Legal Investment ...................................................................    S-85
Plan of Distribution ...............................................................    S-85
Legal Matters ......................................................................    S-86
Rating .............................................................................    S-87
Index of Principal Terms ...........................................................    S-88
Annex A: Certain Characteristics of the Mortgage Loans .............................     A-1
Annex B: Certain Characteristics of Multifamily and Other Residential Loans ........     B-1
Annex C: Certain Characteristics of Office, Industrial and Retail Loans ............     C-1
Annex D: F/X Schedule ..............................................................     D-1
Annex E: Structural and Collateral Term Sheet ......................................     E-1
Annex F: Certificateholder Reports .................................................     F-1
Annex G: Global Clearance, Settlement and Tax Documentation Procedures .............     G-1

                                   PROSPECTUS

Prospectus .........................................................................      1
Important Notice About Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement .............................................................      2
Additional Information .............................................................      3
Incorporation of Certain Information by Reference ..................................      3
Summary of Prospectus ..............................................................      4
Risk Factors .......................................................................      9
Description of the Trust Funds .....................................................     19
Use of Proceeds ....................................................................     24
Yield Considerations ...............................................................     24
The Depositor ......................................................................     27
Description of the Certificates ....................................................     28
Description of the Agreements ......................................................     35
Description of Credit Support ......................................................     50
Certain Legal Aspects of Mortgage Loans and the Leases .............................     53
Federal Income Tax Consequences ....................................................     68
ERISA Considerations ...............................................................     96
Legal Investment ...................................................................     98
Plan of Distribution ...............................................................    100
Legal Matters ......................................................................    101
Financial Information ..............................................................    101
Rating .............................................................................    101
Glossary of Terms ..................................................................    102

                               EXECUTIVE SUMMARY

     You should read carefully the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus in making your investment decision. The following executive summary does not include important information relating to the offered certificates, particularly with respect to the risks and special considerations involved with an investment in the offered certificates.


                                                                            DESCRIPTION     INITIAL    WEIGHTED

                            INITIAL                                           OF THE         PASS-     AVERAGE   PRINCIPAL
         RATING BY           CLASS              % OF         % CREDIT      PASS-THROUGH     THROUGH    LIFE(2)   WINDOW(2)
CLASS    FITCH/S&P          BALANCE            TOTAL         SUPPORT           RATE         RATE(1)    (YEARS)   (MONTHS)
-----    ---------          -------            -----         -------           ----         -------    -------   --------
Offered Certificates

   A1     AAA/AAA      $   50,000,000        4.93%      22.250%(3)        Fixed          5.2880%      2.63         1-57
   A2     AAA/AAA      $  132,000,000       13.01%      22.250%(3)        Fixed          6.0010%      7.36        57-111
   A3     AAA/AAA      $  607,020,000       59.82%      22.250%(3)        Fixed          6.2600%      9.59       111-118
    B      AA/AA       $   43,129,000        4.25%      18.000%           Fixed          6.4460%      9.79       118-118
    C       A/A        $   40,593,000        4.00%      14.000%           Fixed          6.6330%      9.79       118-118
    D      A-/A-       $   12,685,000        1.25%      12.750%           Fixed          6.7510%      9.79       118-118
    E     BBB/BBB      $   25,371,000        2.50%      10.250%            (4)           7.2535%      9.81       118-119
    F    BBB-/BBB-     $   13,953,000        1.37%       8.875%            (5)           7.7225%      9.88       119-119

Private Certificates(6)

   X1     AAA/AAA      $1,014,816,337(7)      N/A        N/A               (8)           1.0912%
   X2     AAA/AAA      $  596,778,000(7)      N/A        N/A               (8)           1.5305%
    G     BB+/BB+                    (9)                                  Fixed          5.7750%
    H      BB/BB                     (9)                                  Fixed          5.7750%
    J     BB-/BB-                    (9)                                  Fixed          5.7750%
    K      B+/B+                     (9)                                  Fixed          5.7750%
    L       B/B                      (9)                                  Fixed          5.7750%
    M      B-/B-                     (9)                                  Fixed          5.7750%
   NR      NR/NR                     (9)                                  Fixed          5.7750%

----------
(1) In addition to distributions of interest and principal, holders of the offered certificates will be entitled to receive a portion of any prepayment premiums as described herein.

(2) Assumes no prepayments, defaults or early termination. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.

(3) Represents the approximate credit support for the Class A1, Class A2 and Class A3 Certificates in the aggregate.

(4) The pass-through rate for the Class E Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.947%.

(5) The pass-through rate for the Class F Certificates will be the weighted average of the remittance rates on the mortgage loans minus 0.478%.

(6)   Not offered hereby.

(7)   Based on a notional amount.

(8) The aggregate interest accrual amount on the Class X1 and Class X2 Certificates (collectively, the "Class X Certificates") will be calculated by reference to a notional balance equal to the aggregate of the class balances of all the other classes of certificates and a pass-through rate equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will equal the mortgage rates on the mortgage loans net of certain servicing and trustee fees. The notional amount and pass-through rates for each of the Class X1 and Class X2 Certificates will be specified in the Pooling and Servicing Agreement.

(9) The initial aggregate class balance of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will equal approximately $90,065,337. The initial class balance of each of these classes of certificates will be determined on the delivery date.

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the prospectus. Certain capitalized terms used in this summary are defined elsewhere in this prospectus supplement.

TITLE OF CERTIFICATES            Mortgage Pass-Through Certificates, Series
                                 2001-CIBC1.

                                 THE PARTIES
                                 -----------

DEPOSITOR                        J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a Delaware corporation, an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan Chase & Co. and an affiliate of Chase Securities Inc., one of the underwriters. See "The Depositor" in the prospectus.

SELLERS Morgan Guaranty Trust Company of New York, an affiliate of the depositor and one of the underwriters, CIBC Inc., an affiliate of one of the underwriters, and German American Capital Corporation, an affiliate of one of the underwriters.


                                                               PERCENT
                                     NUMBER      AGGREGATE       OF
                                       OF      CUT-OFF DATE    INITIAL
                                    MORTGAGE     PRINCIPAL      POOL
        MORTGAGE LOAN SELLER          LOANS       BALANCE      BALANCE
        --------------------          -----       -------      -------
          Morgan Guaranty Trust
          Company of New York.....    103     $501,177,268       49.4%
          CIBC Inc. ..............     44     $382,201,906       37.7%
          German American Capital
          Corporation ............     18     $131,437,164       13.0%

MASTER SERVICER                  GMAC Commercial Mortgage Corporation, a
                                 California corporation. See "Master Servicer and Special Servicer" herein.

SPECIAL SERVICER                 ORIX Real Estate Capital Markets, LLC, a
                                 Delaware limited liability company. The
                                 special servicer may be removed without cause under certain circumstances described herein under "Master Servicer and Special Servicer" herein.

TRUSTEE State Street Bank and Trust Company, a Massachusetts trust company. See "Description of the Pooling and Servicing Agreement -- Trustee" herein.

DEAL INFORMATION/ANALYTICS       It is anticipated that certain mortgage pool
                                 and certificate information will be available from the following services: Bloomberg, L.P., Intex Solutions, Inc., Conquest and The Trepp
                                 Group, LLC.

                                 SIGNIFICANT DATES
                                 -----------------

CUT-OFF DATE                     March 1, 2001.

DELIVERY DATE                    On or about March 29, 2001.

DISTRIBUTION DATE                The 15th day of each month or, if such
                                 15th day is not a business day, on the next succeeding business day, beginning in April
                                 2001.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the related distribution date.

RATED FINAL DISTRIBUTION DATE    The distribution date in March 2033.

REMITTANCE PERIOD                For any distribution date, the period
                                 beginning on the day after a determination date in the immediately preceding month (or the cut-off date, in the case of the first remittance period) through and including the related determination date.

                                 THE CERTIFICATES
                                 ----------------
REGISTRATION OF THE OFFERED      The offered certificates initially will be
CERTIFICATES                     issued in book-entry form. Certificateholders
                                 acquiring beneficial ownership interests in the offered certificates may elect to hold their book-entry certificate interests either through
                                 The Depository Trust Company, in the United
                                 States, or through Clearstream or the
                                 Clearstream System, in Europe. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" in this prospectus supplement and in the prospectus under "Description of the Certificates -- Book-Entry
                                 Registration and Definitive Certificates."

DENOMINATIONS                    The offered certificates will be issuable in
                                 book-entry form in denominations of $25,000 and integral multiples of $1 in excess thereof.

                                 THE MORTGAGE LOANS
                                 ------------------

THE MORTGAGE POOL                The trust fund will consist of a mortgage pool
                                 of 165 fixed rate mortgage loans secured by first liens on fee simple and/or leasehold interests in office, retail, multifamily, hotel, industrial and self storage properties, collectively the "mortgaged properties," located in 34 states and Canada. All the mortgage loans were originated or purchased by Morgan Guaranty Trust Company of New York,
                                 CIBC Inc. or German American Capital
                                 Corporation. See "Description of the Mortgage
                                 Pool -- General."

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



  Initial Pool Balance .....................    $1,014,816,338
  Number of Mortgage Loans .................               165
  Number of Mortgaged Properties ...........               191
  Average Mortgage Loan Balance ............        $6,150,402
  Maximum Mortgage Loan Balance ............       $49,903,942
  Minimum Mortgage Loan Balance ............          $315,389
  Weighted Average Mortgage Rate ...........             8.05%
  Range of Mortgage Rates ..................     7.23% - 9.65%
  Weighted Average Remaining Term to the
    Earlier of Maturity or Anticipated
    Repayment Date .........................        116 months
  Range of Remaining Term to the Earlier of
  Maturity or Anticipated Repayment
  Date .....................................   51 - 230 months
  Weighted Average UW DSCR .................             1.34x
  Weighted Average LTV .....................             70.6%
  Percentage of Initial Pool Balance made up
    of:
  Balloon Loans ............................             23.8%
  ARD Loans ................................             75.2%
  Fully Amortizing Loans (other than ARD
     Loans) ................................              1.0%
  Multi-Property Loan ......................              4.5%
  Crossed Loans ............................              0.3%

                              For a further description of the mortgage loans, see "Description of the Mortgage Pool" herein.

                              THE CERTIFICATES
                              ----------------

THE OFFERED CERTIFICATES      Only the Class A1, Class A2, Class A3, Class B,
                              Class C, Class D, Class E and Class F Certificates are offered hereby. The offered certificates will have the initial class balances set forth on the cover hereof.

PASS-THROUGH RATES ON THE     The pass-through rate on the offered certificates
OFFERED CERTIFICATES          will be  equal to either a fixed rate or a rate
                              based on the weighted average of the remittance rates on the mortgage loans. The remittance rates on the mortgage loans represent the rates at which interest accrues on the mortgage loans net of certain servicing and trustee fees. The pass-through rate on the offered certificates for the initial distribution date is set forth above under "Executive Summary."

                              DISTRIBUTIONS
                              ------------

INTEREST DISTRIBUTIONS ON     In general, holders of each class of certificates
THE CERTIFICATES              will be entitled to receive on each distribution
                              date in the order of their priority, to the extent available, distributions allocable to interest equal to the interest accrued during the interest accrual period on the related class balance (or notional amount) immediately prior to such distribution date at the then-applicable pass-through rate.

                                 Distributions will be made on each distribution date. The chart below sets forth the priority of each class for the payment of interest to each class in descending order.


                          -----------------------------
                              Class A1, Class A2,
                              Class A3 and Class X
                          -----------------------------
                                 ---------------
                                     Class B
                                 ---------------
                                 ---------------
                                     Class C
                                 ---------------
                                 ---------------
                                     Class D
                                 ---------------
                                 ---------------
                                     Class E
                                 ---------------
                                 ---------------
                                     Class F
                                 ---------------
                          -----------------------------
                           Other Private Certificates
                          -----------------------------



                                 See "Description of the Certificates --
                                 Distributions -- Interest Distributions on the Certificates" herein.

PRINCIPAL DISTRIBUTIONS ON       In general, holders of a class of offered
THE CERTIFICATES                 certificates will be entitled to receive on
                                 each distribution date principal in the order set forth in the chart below, until the related class balance is reduced to zero, to the extent available after the payment of interest for such class of certificates.


                              ---------------------
                                    Class A1
                              ---------------------

                              ---------------------
                                    Class A2
                              ---------------------

                              ---------------------
                                    Class A3
                              ---------------------

                              ---------------------
                                     Class B
                              ---------------------

                              ---------------------
                                     Class C
                              ---------------------

                              ---------------------
                                     Class D
                              ---------------------

                              ---------------------
                                     Class E
                              ---------------------

                              ---------------------
                                     Class F
                              ---------------------

                          -----------------------------
                              Private Certificates
                          -----------------------------

                                 See "Description of the Certificates --
                                 Distributions -- Principal Distributions on the Offered Certificates" herein.

P&I ADVANCES                     Generally, the master servicer is required to
                                 make advances for delinquent monthly payments on the mortgage loans and for certain other expenses to the extent described herein. To the extent that the master servicer fails to make any such advance required of it, the trustee shall make such required advance as provided in the pooling and servicing agreement. As more fully described herein, if either the master servicer or the trustee makes an advance it will be entitled to reimbursement of and interest on such advance.
                                 Such advance will facilitate in making regular monthly distributions of principal and interest on the certificates. See "Description of the Certificates -- Advances" herein.


                                 OTHER CONSIDERATIONS
                                 --------------------

ALLOCATION OF REALIZED LOSSES    Realized losses on the mortgage loans will be
                                 allocated, first, to the private certificates
                                 (other than the Class X Certificates), second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class
                                 D Certificates, fifth, to the Class C
                                 Certificates, sixth to the Class B
                                 Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on class balance, in each case until the related class balance is reduced to zero. The allocation of losses will reduce the value of the affected certificates.

SPECIAL PRINCIPAL PREPAYMENT     With certain limited exceptions, all of the
CONSIDERATIONS                   mortgage loans have a prepayment premium
                                 period. If certain voluntary prepayments are made during such period, a prepayment premium will be required to be paid during such period. See "Description of the Mortgage
                                 Pool" herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the mortgage loans.
                                 The timing of commencement of principal
                                 distributions and the weighted average lives of classes of certificates will be affected by the rates of prepayments experienced.


SPECIAL YIELD CONSIDERATIONS     A higher than anticipated rate of prepayments
                                 (including voluntary prepayments and
                                 prepayments resulting from defaults,
                                 liquidations and purchases of mortgage loans due to a breach of a representation or warranty) would reduce the aggregate principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium.
                                 Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated. See "Certain Prepayment, Maturity and Yield Considerations" herein.

OPTIONAL TERMINATION             Subject to certain conditions, if the
                                 aggregate stated principal balance of the mortgage loans in the trust fund is less than 1% of the initial pool balance, the trust fund may be terminated and your certificates may be retired early. See "Description of the Pooling and Servicing Agreement --Termination" herein.

CERTAIN FEDERAL INCOME TAX       Separate real estate mortgage investment
CONSEQUENCES                     conduit elections will be made with respect to
                                 the trust fund for federal income tax purposes.
                                 Upon the issuance of the offered certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that for federal income tax purposes, each REMIC will qualify as a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

                                 For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS             Subject to important considerations described
                                 under "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying prospectus, the Class A1, Class A2, Class A3,
                                 Class B, Class C, Class D, Class E and Class F
                                 Certificates will generally be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATING The offered certificates are required to receive the ratings from Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. indicated above under "Executive Summary." The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Rating" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.


LEGAL INVESTMENT                 The certificates will not be "mortgage related
                                 securities" within the meaning of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

     Prospective purchasers of the offered certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the prospectus) in connection with an investment in the offered certificates.

                               THE MORTGAGE LOANS
                               ------------------

RISKS ASSOCIATED WITH         Commercial and multifamily lending is generally
COMMERCIAL LENDING MAY BE     thought to be riskier than single-family
DIFFERENT THAN RESIDENTIAL    residential lending for a variety of reasons,
LENDING                       including the likelihood that larger loans are
                              made to single borrowers or groups of related mortgagors.

                              The mortgage loans are secured by the following income-producing property types:

                              o    office properties;

                              o    retail properties;

                              o multifamily properties (including mobile home parks);

                              o    hotel properties;

                              o    industrial properties; and

                              o    self storage facilities.

                              Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan. Most of the mortgage loans were originated within twelve months of the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

NET CASH FLOW PRODUCED BY     A Payment on each mortgage loan is dependent
MORTGAGED PROPERTY MAY BE     primarily on:
INADEQUATE TO REPAY THE
MORTGAGE LOAN

                              o    the net operating income of the related
                                   mortgaged property; and

                              o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                              If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the special servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.

LOANS NOT INSURED OR          The mortgage loans will not be an obligation of,
GUARANTEED                    or be insured or guaranteed by, any governmental
                              entity, by any mortgage insurer, or by the depositor, any of the sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

NONRECOURSE LOANS LIMIT THE   Each mortgage loan generally is a nonrecourse
REMEDIES AVAILABLE FOLLOWING  loan. If there is a default there will generally
A MORTGAGOR                   only be recourse DEFAULT against the specific
                              properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

FUTURE CASH FLOWS AND         Commercial and multifamily property values and
PROPERTY VALUES ARE NOT       cash flows are volatile and may be insufficient to
PREDICTABLE                   cover debt service on the related mortgage loan at
                              any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed or if lessees default on their obligations), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure. Cash flow and property value depend upon a number of factors, including:

                              o    national, regional and local economic
                                   conditions;

                              o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                              o changes or weakness in a specific industry segment;

                              o    the nature of expenses;

                              o    as a percentage of revenue;

                              o    whether expenses are fixed or vary with
                                   revenue;

                              o the level of required capital expenditures for proper maintenance and demanded by tenants;

                              o    demographic factors;

                              o changes required by retroactive building or similar codes;

                              o    capable management and adequate maintenance;

                              o    location;

                              o with respect to properties with uses subject to significant regulation, changes in applicable laws;

                              o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                              o the age, construction quality and design of a particular property; and

                              o whether the mortgaged properties are readily convertible to alternative uses.

POOR PROPERTY MANAGEMENT      The successful operation of a real estate project
WILL LOWER THE PERFORMANCE    also depends on the performance and viability of
OF THE RELATED MORTGAGED      the property manager. Properties deriving revenues
PROPERTY                      primarily from short-term sources (such as hotels
                              and self-storage facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                              o    operating the properties;

                              o    providing building services;

                              o establishing and implementing the rental structure;

                              o    managing operating expenses;

                              o    responding to changes in the local market;
                                   and

                              o    advising the mortgagor with respect to
                                   maintenance and capital improvements.

                              Property managers may not be in a financial condition to fulfill their management responsibilities.

                              Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

THE FAILURE OF A TENANT       Twenty-one of the mortgaged properties
WILL HAVE A NEGATIVE IMPACT   representing approximately 9.4% of the initial
ON SINGLE TENANT PROPERTIES   pool balance are secured by mortgaged properties
                              leased to a single tenant. The performance of mortgage loans secured by single tenant properties will depend principally on the payment by the related tenant of monthly rental payments under a lease. Therefore, mortgage loans secured by single tenant properties (or a small number of tenants) are more likely to experience interruptions of cash flow because there would be no (or significantly less) rental income if the single tenant (or one of a small number of tenants) failed to meet its obligations, or otherwise terminated, the lease. Income from and the market value of retail, office and industrial mortgaged properties occupied by a single tenant would be adversely affected under the following circumstances:

                              o if vacated space in such mortgaged properties could not be leased or relet on terms comparable to the prior lease;

                              o   if the tenant were unable to meet its
                                  obligations;

                              o if the tenant were to become a debtor in a bankruptcy case; and

                              o if for any other reason rental payments could not be collected.

                              Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a mortgagor to repay a mortgage loan.

                              Mortgage loans secured by retail and office properties may also be adversely affected if one or more tenants represent a significant percentage of rental income and rental payments cannot be collected from such tenant or if various leases at a mortgaged property expire in close succession.

THE FAILURE OF AN ANCHOR      Thirty-two of the mortgaged properties
TENANT WILL, AND THE          representing approximately 24.5% of the initial
FAILURE OF OTHER TENANTS      pool balance are secured by anchored retail
MAY, HAVE A NEGATIVE          properties. The success of its anchor tenant is
IMPACT ON RETAIL PROPERTIES   important to a shopping center property. An anchor
                              tenant attracts and maintains other stores and generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. Under certain circumstances, the failure of an anchor tenant to meet its obligations under, or otherwise terminate, its lease may result in risks to the holder of the related mortgage note similar to those associated with mortgage loans secured by single tenant properties. See "The Failure of a Tenant will have a Negative Impact on Single Tenant Properties" above. Certain small retail properties may be dependent upon smaller tenants which may not renew their leases or may default on their leases.

CONVERTING COMMERCIAL         Ninety-one of the mortgage loans, representing
PROPERTIES TO ALTERNATIVE     approximately 63.4% of the initial pool balance,
USES MAY REQUIRE              are secured by commercial properties. Some of
SIGNIFICANT EXPENSES WHICH    these properties may not be readily convertible to
COULD REDUCE PAYMENTS ON      alternative uses if they were to become
YOUR CERTIFICATES             unprofitable for any reason. This is because:

                              o converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                              o zoning or other restrictions also may prevent alternative uses.

                              The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgage property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

SPECIAL RISKS ASSOCIATED      Eleven of the mortgage loans, representing
WITH HOSPITALITY PROPERTIES   approximately 7.7% of the initial pool balance,
                              are secured by extended stay hotels, full service hotels or limited service hotels. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans." In addition to some of the factors discussed under "-- Future Cash Flows and Property Values are not Predictable" above, the value and cash flow of such hospitality properties will depend on the following factors:

                              o adverse economic conditions; because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties;

                              o seasonality; the hotel industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses;

                              o the physical condition of such hospitality property as well as continuing expenditures for modernizing, refurbishing, and maintaining the property and its facilities;

                              o the financial strength and capabilities of the owner and operator of a hotel;

                              o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement; and

                              o    the continued existence of a liquor license.

                              Most of the full service hotels, and some of the other hospitality properties, have liquor licenses. Some states do not permit liquor licenses to be held other than by a natural person. Consequently, liquor licenses for hospitality properties located in such jurisdictions are held by an individual affiliated with the related mortgagor or manager. Generally, a liquor license may not be transferred without the approval of the relevant licensing authority. In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or master servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license.

ADVERSE CONSEQUENCES          The average principal balance of the mortgage
ASSOCIATED WITH               loans as of the cut-off date is approximately
CONCENTRATION OF MORTGAGE     $6,150,402, which is equal to approximately 0.6%
LOANS AND RELATED BORROWERS   of the initial pool balance. Several of the
                              mortgage loans have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date. In addition, there are several groups of mortgage loans with related mortgagors. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool.
                              No mortgage loan represents more than 4.9% of the initial pool balance and no group of mortgage loans with related mortgagors represent in the aggregate more than 3.0% of the initial pool balance unless cross-collateralized and cross-defaulted with another mortgage loan.

                              Mortgage loans with the same borrower or related mortgagors pose certain risks. For example, if an entity that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property. Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

MEZZANINE DEBT SECURED BY     The owners of some mortgagors have pledged or are
EQUITY IN  THE MORTGAGOR      permitted to pledge their equity interest in the
MAY INCREASE RISKS            mortgagor to secure mezzanine debt incurred by the
                              owner. The existence of this indebtedness could adversely affect the financial viability of such mortgagor or the availability of proceeds from the operation of the mortgaged property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the mortgagor held by the sponsoring entities of such mortgagor could also be adversely affected by the existence of mezzanine indebtedness. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the owner of the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mezzanine Debt" herein.

LIMITATIONS ON THE BENEFITS   Two of the mortgage loans, representing
OF CROSS-COLLATERALIZED AND   approximately 0.3% of the initial pool balance,
CROSS-DEFAULTED PROPERTIES    are cross-collateralized and
                              cross-defaulted with each other. No group of cross-collateralized and cross-defaulted mortgage loans represents in the aggregate more than 0.3% of the initial pool balance. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service. Securing a mortgage loan with multiple properties generally reduces the risk that the net operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses. However, such crossed mortgaged properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

                              Cross-collateralization arrangements involving more than one mortgagor could be challenged as a fraudulent conveyance if:

                              o one of the mortgagors were to become a debtor in a bankruptcy case;

                              o    such borrower did not receive fair
                                   consideration or reasonably equivalent value in exchange for allowing its mortgaged property to be encumbered; and

                              o    at the time the lien was granted, the
                                   mortgagor was: (A) insolvent, (B)
                                   inadequately capitalized or (C) unable to pay its debts.

TIMING OF PRINCIPAL           If principal payments, property releases, or
PREPAYMENTS MAY LEAD TO       prepayments are made on a mortgage loan, the
DIFFERENT ASSET               remaining mortgage pool may be subject to more
CONCENTRATIONS THAN IN THE    concentrated risk with respect to the diversity of
INITIAL MORTGAGE POOL         properties, types of properties and property
                              characteristics and with respect to the number of mortgagors. See the table entitled "Year of Scheduled Maturity/Anticipated Repayment Date" under "Description of the Mortgage Pool -- Certain
                              Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the mortgage loans.

                              Because principal on the offered certificates is payable in sequential order, and no class receives principal until the class balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Adverse Consequences Associated with Concentration of Mortgage Loans and Related Borrowers" above than classes with a higher sequential priority.

THE GEOGRAPHIC CONCENTRATION  Except as indicated in the following table, less
OF MORTGAGED PROPERTIES       than 5.0% of the mortgage loans, by initial pool
SUBJECTS THE TRUST FUND TO    balance are secured by mortgaged properties in any
A GREATER EXTENT TO STATE     one state.
OR REGIONAL CONDITIONS

                                                                    PERCENTAGE
                                                       NUMBER OF    OF INITIAL
                              STATE                   PROPERTIES   POOL BALANCE
                              -----                   ----------   ------------
                                New York ...........      11           13.6%
                                California .........      16           12.8%
                                Florida ............      17            9.0%
                                Texas ..............      23            7.9%
                                Ohio ...............      10            7.4%
                                Virginia ...........       7            6.1%

                              The concentration of mortgaged properties in a specific state or region will make the performance of the mortgage pool as a whole, more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                              o    economic conditions;

                              o    conditions in the real estate market;

                              o changes in governmental rules and fiscal policies;

                              o acts of God (which may result in uninsured losses); and

                              o other factors which are beyond the control of the mortgagors.

EXERCISE OF LEGAL REMEDIES    The mortgage loans may contain a due-on-sale
MAY BE LIMITED FOLLOWING A    clause. Such clause permits the holder of the
DEFAULT ON A MORTGAGE LOAN    mortgage loan to accelerate the maturity of the
                              mortgage loan if the related mortgagor sells or otherwise transfers or conveys the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage loan. The mortgage loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                              Certain of the mortgage loans will be secured by an assignment of leases and rents from the mortgagor, however, the mortgagor generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                              o it may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

                              o the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

                              o the bankruptcy of the related mortgagor could limit the master servicer's or the special servicer's ability to collect the rents.

                              See "Certain Legal Aspects of Mortgage Loans and the Leases -- Leases and Rents" in the prospectus.

ENVIRONMENTAL LAWS MAY        Under various federal, state and local
ADVERSELY AFFECT THE VALUE    environmental laws, ordinances and regulations, a
OF AND CASH FLOW FROM         current or previous owner or A operator of real
MORTGAGED PROPERTY            property may be liable for the costs of cleanup of
                              environmental contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The cost of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                              Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                              Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act as well as certain state laws, a secured lender (such as the trust fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threatened release of hazardous substances on or from a mortgagor's property. Such liability may be imposed on the lender if its agents or employees are deemed to have participated in the management of the mortgagor's property, regardless of whether a previous owner caused the environmental damage. The trust fund's potential exposure to liability for cleanup costs may increase if the trust fund actually takes possession of a mortgagor's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver.

                              Either an environmental site assessment of each of the mortgaged properties was performed (in some cases, prior assessments were updated) or an environmental insurance policy was obtained in lieu of an environmental site assessment in connection with the initial underwriting and origination of the mortgage loans. Such assessments do not generally include environmental testing. In certain cases, additional environmental testing was performed.

                              The information in such assessments has not been independently verified by any of the sellers, the depositor, the servicers, the trustee, the underwriters, or by any of their respective affiliates. With respect to a number of the mortgaged properties, the assessments revealed the presence or possible presence of asbestos-containing materials, radon gas or other environmental concerns. None of these issues constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the mortgagors agreed to establish and implement operations and maintenance programs or had other remediation agreements or escrows in place.

                              It is possible that the environmental site assessments did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the sellers nor the depositor are aware or that the environmental condition of the mortgaged properties could be affected in the future by tenants, occupants, or third parties unrelated to the mortgagors.

                              Each mortgagor has represented that, except as described in the environmental reports referred to above, each mortgaged property was, or to the best of the mortgagor's knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Each mortgagor has also represented that, except as described in the environmental reports, no actions, suits or proceedings have been commenced or are pending or, to the best of the mortgagor's knowledge are threatened, with respect to any applicable environmental laws. Each mortgagor has represented that such mortgagor has not received any notice of violation of any legal requirement related to the use and occupancy of any mortgaged property and has agreed not to use, cause or permit the presence on the related mortgaged property of any hazardous materials in a manner which violates any applicable law.

                              The principal security for the obligations under each mortgage loan consists of the mortgaged property. Therefore, if any of the representations described in the preceding paragraph are breached, there can be no assurance that any other assets of the mortgagor would be available in connection with any exercise of remedies in response to such a breach. In addition, most mortgagors are structured as single asset entities and therefore have no assets other than the mortgaged property.

SPECIAL RISKS ASSOCIATED      Seventy mortgage loans (including one mortgage
WITH BALLOON LOANS            loan originated with a 2 year interest-only
                              period; of which 18 months remain), representing approximately 23.8% of the initial pool balance, are balloon loans. The balloon loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity.
                              Mortgage loans with balloon payments are riskier because the ability of a mortgagor to make a balloon payment will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely fashion. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                              o the level of available mortgage interest rates at the time of sale or refinancing;

                              o     the mortgagor's equity in the related
                                    mortgaged property;

                              o     the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                              o     tax laws;

                              o rent control laws (with respect to certain multifamily properties);

                              o     renewability of operating licenses;

                              o     prevailing general economic conditions; and

                              o the availability of credit for commercial or multifamily real properties.

SPECIAL RISKS ASSOCIATED      Ninety-two mortgage loans, representing
WITH ANTICIPATED REPAYMENT    approximately 75.2% of the initial pool balance,
DATE LOANS                    are mortgage loans with anticipated repayment
                              dates. After the anticipated repayment date, any excess cash flow generated by the related mortgaged property will be required to be applied to payments of principal and interest on such loan. All of the anticipated repayment date loans will have substantial principal balances on their anticipated repayment date. The failure to pay such loan by the related anticipated repayment date will not result in an event of default or acceleration.

                              The ability of a mortgagor to repay a mortgage loan on the anticipated repayment date will depend on its ability either to refinance the mortgage loan or to sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                              o the level of available mortgage interest rates at the time of sale or refinancing;

                              o    the mortgagor's equity in the related
                                   mortgaged property;

                              o the financial condition and operating history of the mortgagor and the related mortgaged property;

                              o    tax laws;

                              o rent control laws (with respect to certain multifamily properties);

                              o    renewability of operating licenses;

                              o    prevailing general economic conditions; and

                              o the availability of credit for commercial or multifamily real properties.

ONE ACTION JURISDICTION MAY   Several states have laws that prohibit more than
LIMIT THE ABILITY OF THE      one "judicial action" to enforce a mortgage
SPECIAL SERVICER TO           obligation, and some courts have construed the
FORECLOSE ON A MORTGAGED      term "judicial action" broadly. The special
PROPERTY                      servicer may need to obtain advice of counsel
                              prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                              In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases -- Foreclosure" in the prospectus.

OPERATION OF THE MORTGAGED    If the trust fund acquires a mortgaged property as
PROPERTY FOLLOWING            a result of a foreclosure or deed in lieu of
FORECLOSURE OF THE MORTGAGE   foreclosure, the special servicer will generally
LOAN MAY AFFECT THE TAX       retain an independent contractor to operate the
STATUS OF THE TRUST FUND      property. Any net income from operations other
AND MAY ADVERSELY AFFECT      than qualifying "rents from real property", or any
PAYMENTS ON YOUR              rental income based on the net profits of a tenant
CERTIFICATES                  or sub-tenant or allocable to a non-customary
                              service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

APPRAISALS AND MARKET         An appraisal of the value for each of the
STUDIES OF MORTGAGED          mortgaged properties was made between May 18, 1998
PROPERTIES                    and January 30, 2001. It is possible that the
                              market value of a mortgaged property securing a mortgage loan has declined since the most recent appraisal for such mortgaged property. Appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. Another appraiser may have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property.

CERTAIN PARTIES MAY HAVE      substantial number of the mortgaged properties are
CONFLICTS OF A INTEREST       managed by property managers affiliated with the
WITH RESPECT TO THE
MORTGAGED PROPERTIES
                              respective mortgagors. These property managers may also manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers and/or the mortgagors, or the managers and/or the mortgagors themselves, may also own other properties, including competing properties. Therefore, the managers of the mortgaged properties and the mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the sellers or affiliates thereof may have other financing arrangements with affiliates of the mortgagors and may enter into additional financing relationships in the future.

SPECIAL SERVICER MAY TAKE     In connection with the servicing of specially
ACTIONS WHICH ARE ADVERSE     serviced mortgage loans, the special servicer may
TO YOU                        take actions with respect to such mortgage loans
                              that could adversely affect you. As described herein under "Master Servicer and Special Servicer
                              -- Responsibilities of Special Servicer," the actions of the special servicer will be subject to review by a representative of the holders of the monitoring certificates, who may have interests that conflict with those of the holders of the other classes of certificates. As a result, it is possible that such representative may influence the special servicer to take actions which conflict with the interests of certain classes of certificates; provided, however, that the special servicer shall in all cases be required to act in accordance with the servicing standard. In addition, the special servicer may be removed without cause by the directing certificateholders as described under "Master Servicer and Special
                              Servicer -- Responsibilities of Special Servicer," herein.



SPECIAL RISKS ASSOCIATED      Some of the tenant leases contain provisions that
WITH ATTORNMENT               require the tenant to attorn to (that is,
                              recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                              In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                              If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

THE MORTGAGED PROPERTIES      Due to changes in applicable building and zoning
MAY NOT BE IN COMPLIANCE      ordinances and codes which have come into effect
WITH CURRENT ZONING LAWS      after the construction of improvements on certain
                              of the mortgaged properties, some improvements may not comply fully with current zoning laws
                              (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses, or the related borrower has an affirmative obligation to comply with current zoning requirements. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                              Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS MADE OF THE       The mortgaged properties were inspected by
MORTGAGED PROPERTIES MAY      licensed engineers at the time the mortgage loans
HAVE MISSED NECESSARY         were originated to assess the structure, exterior
REPAIRS                       walls, roofing, interior construction, mechanical
                              and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

COMPLIANCE WITH AMERICANS     Under the Americans with Disabilities Act of 1990,
WITH DISABILITIES ACT MAY     all public accommodations are required to meet
RESULT IN ADDITIONAL LOSSES   certain federal requirements related to access and
                              use by disabled persons. To the extent the mortgaged properties do not comply with such laws, the mortgagors may be required to incur costs to comply with such laws. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to litigants.

LITIGATION CONCERNS           There may be legal proceedings pending and, from
                              time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                              THE OFFERED CERTIFICATES
                              ------------------------

ONLY TRUST FUND ASSETS ARE    If the assets of the trust fund are insufficient
AVAILABLE TO PAY YOU          to make payments on the offered certificates, no
                              other assets will be available for payment of the deficiency. See "Risk Factors -- The assets of the trust fund may not be sufficient to pay your certificates" in the prospectus.


PREPAYMENTS WILL AFFECT YOUR  Prepayments. The yield to maturity on the offered
YIELD certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties) on the mortgage loans and how such payments are allocated among the offered certificates entitled to distributions of principal.

                              In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the prospectus.

                              In addition, with respect to mortgage loan number 54, which represents approximately 0.6% of the initial pool balance, the master servicer is holding reserves in the amount of $496,000 to cover certain tenant improvements at the related mortgaged property. To the extent the related mortgagor fails to satisfy requirements for the release of these funds by May 31, 2001, these reserves, less a prepayment penalty, will be applied to partially prepay the related mortgage loan. The master servicer is also holding a reserve in the amount of $130,000 as additional security until the achievement of a specified debt service coverage ratio. If such debt service coverage ratio is not achieved by December 11, 2001, the reserve amount, less a prepayment penalty, will be applied to partially prepay the related mortgage loan. In either case, after a prepayment, the related monthly debt service will be recalculated. See "Certain Prepayment, Maturity and Yield Considerations" herein.

                              Yield. In general, if you purchase an offered certificate at a premium and principal distributions occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than that you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than that you assumed at the time of purchase.

                              The investment performance of the offered certificates may be materially different from what you expected if the rate of prepayments on the mortgage loans is higher or lower than what you assumed at the time of investment.

                              Interest Rate Environment. In general, mortgagors are less likely to prepay if prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing rates fall significantly below the mortgage rates of the mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                              Premiums. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium and thus unenforceable or usurious under applicable law. Prepayment premiums are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

BORROWER DEFAULTS MAY         The aggregate amount of distributions on the
ADVERSELY AFFECT YOUR YIELD   offered certificates, the yield to maturity of the
                              offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans.
                              Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                              If you calculate your anticipated yield based on an assumed rate of default and an assumed amount of losses on the mortgage loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Certain Prepayment, Maturity and Yield Considerations."

                              Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

DELINQUENCIES WILL ENTITLE    As and to the extent described herein, the
SERVICER TO RECEIVE CERTAIN   servicers or the trustee, as applicable, will be
ADDITIONAL COMPENSATION       entitled to receive interest on unreimbursed
WHICH TAKES PRECEDENCE        advances and unreimbursed servicing expenses. The
OVER YOUR RIGHT TO RECEIVE    right of the servicers or the trustee, as
DISTRIBUTIONS                 applicable, to receive such payments of interest
                              is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates. See
                              "Master Servicer and Special Servicer -- Servicing and Other Compensation and Payment of Expenses."

VOTES OF OTHER                Under certain circumstances, the consent or
CERTIFICATEHOLDERS MAY        approval of the holders of a specified percentage
ADVERSELY AFFECT YOUR         of the aggregate certificate balance of all
INTERESTS                     outstanding certificates will be required to
                              direct, and will be sufficient to bind all certificateholders to, certain actions, including directing the special servicer or the master servicer with respect to actions to be taken with respect to certain mortgage loans and real estate owned properties and amending the pooling and servicing agreement in certain circumstances. See
                              "Description of the Pooling and Servicing
                              Agreement -- Voting Rights" herein.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust fund (the "Trust Fund") will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $1,014,816,338 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in office properties, retail properties, multifamily properties, hotel properties, industrial properties, and self storage facilities (each, a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest (the "Monthly Payments") to be due on the first day of each month, subject, in certain cases, to applicable grace periods (each, a "Due Date").

     One hundred and three of the Mortgage Loans (the "MGT Loans"), representing approximately 49.4% by Initial Pool Balance were originated or purchased by Morgan Guaranty Trust Company of New York ("MGT"). Forty-four of the Mortgage Loans (the "CIBC Loans"), representing approximately 37.7% by Initial Principal Balance, were originated or purchased by CIBC Inc. ("CIBC"). Eighteen of the Mortgage Loans (the "GACC Loans"), representing approximately 13.0% by Initial Principal Balance, were originated or purchased by German American Capital Corporation ("GACC"). MGT is an affiliate of the Depositor and of Chase Securities Inc., one of the Underwriters. CIBC and GACC are each affiliated with one of the Underwriters. MGT, CIBC and GACC are sometimes referred to individually as a "Seller" and collectively as the "Sellers".

     The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "--Underwriting Guidelines and Processes" below. The Sellers will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date, each pursuant to a mortgage loan purchase agreement between that Seller and the Depositor (each, a "Mortgage Loan Purchase Agreement" and collectively, the "Mortgage Loan Purchase Agreements"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

     See Annex A, Annex B, Annex C, Annex D and the attached diskette for additional information with respect to the Mortgage Loans.

MGT

     Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank, and Chase Manhattan Bank USA, National Association are the principal bank subsidiaries of J.P. Morgan Chase & Co. On December 31, 2000, J.P. Morgan & Co. Incorporated merged with and into The Chase Manhattan Corporation, which thereupon changed its name to "J.P. Morgan Chase & Co." It is anticipated that The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York will merge on July 14, 2001.

CIBC

     CIBC is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.

GACC

     GACC, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans.

REPRESENTATIONS AND WARRANTIES

     Under the Mortgage Loan Purchase Agreements, each Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of its Mortgage Loan Purchase Agreement, the related Seller will be obligated to cure any breach of such representations and warranties or to repurchase any of the Mortgage Loans it sold to the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Sellers will covenant with the Depositor to repurchase any Mortgage Loan from the Depositor at the Purchase Price (as defined below) or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Mortgage Loan Purchase Agreements to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of each Seller to cure or repurchase any Mortgage Loan that it originated and sold to the Depositor in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

     The "Purchase Price" for any Mortgage Loan, and the related Mortgaged Property is an amount equal to (i) the outstanding principal balance of the related Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest thereon, (iii) all related and unpaid Servicing Advances and all accrued and unpaid interest thereon, (iv) all accrued and unpaid interest on any P&I Advances and, (v) all unpaid fees payable to the Special Servicer and (vi) any additional expense of the Trust Fund allocable to such Mortgage Loans including expenses arising out of the enforcement of the repurchase obligation described above.

     Each Seller will generally represent and warrant as of the Delivery Date with respect to each of the Mortgage Loans it sold to, among other things, subject to certain exceptions set forth in the related Mortgage Loan Purchase Agreement, that:

            (i) the Mortgage Loan is not delinquent in payment of principal and interest and has not been more than 30 days past due in the twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan;

            (ii) the Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

            (iii) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

            (iv) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

            (v) to the Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

            (vi) the related Mortgagor has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

            (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

            (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan;

            (ix) at the time of the assignment of the Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of the Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance;

            (x) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

            (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the Mortgage Loan and related Mortgage Loan documents;

            (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of the Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and the Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

            (xiii) the Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the related Mortgage Loan file;

            (xiv) the Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document;

            (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

            (xvi) each Mortgage Loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan;

            (xvii) to the Seller's knowledge, as of the date of origination of the Mortgage Loan, based on inquiry customary in the industry, and to the Seller's actual knowledge, as of the Delivery Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

            (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending;

            (xix) the ESA reviewed in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes;

            (xx) as of the date of origination of the Mortgage Loan, and to Seller's actual knowledge, as of the Delivery Date, after consultation with the loan servicer, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

            (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited; and

            (xxii) to the Seller's knowledge, as of the date of origination of the Mortgage Loan, and to Seller's actual knowledge, as of the Delivery Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under the Mortgage Loan or the Mortgaged Property which, if determined against the Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under the Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding. For a Mortgage Loan secured by more than one Mortgaged Property the original principal balance of the Mortgage Loan is allocated to each related Mortgaged Property based on the Mortgage Loan documentation or the related Seller's determination of the appropriate allocation. The principal balance as of the Cut-off Date of a Mortgage Loan is allocated to each related Mortgaged Property based on the allocation of the original principal balance.

                            MORTGAGE INTEREST RATES

                                             NUMBER                      PERCENT BY
                                               OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                            MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
MORTGAGE INTEREST RATES                       LOANS        BALANCE        BALANCE     UW DSCR     LTV
------------------------------------------  --------   ---------------   ----------  --------   --------
7.001% - 7.250% ..........................       3     $    8,136,829        0.8%       1.46x     75.6%
7.251% - 7.500% ..........................      10         77,973,322        7.7        1.48      66.3
7.501% - 7.750% ..........................      21        149,995,432       14.8        1.35      75.0
7.751% - 8.000% ..........................      29        207,199,116       20.4        1.30      70.8
8.001% - 8.250% ..........................      42        326,396,339       32.2        1.33      70.3
8.251% - 8.500% ..........................      34        161,986,665       16.0        1.29      72.9
8.501% - 8.750% ..........................      16         45,769,774        4.5        1.36      66.1
8.751% - 9.000% ..........................       7         20,863,290        2.1        1.44      62.6
9.251% - 9.500% ..........................       1          1,876,392        0.2        1.52      59.6
9.501% - 9.750% ..........................       2         14,619,179        1.4        1.60      49.9
                                               ---     --------------      -----        ----      ----
Total/Weighted Average: ..................     165     $1,014,816,338      100.0%       1.34x     70.6%
                                               ===     ==============      =====        ====      ====

Weighted Average Mortgage Interest Rate: 8.049%
Minimum Mortgage Interest Rate: 7.230%
Maximum Mortgage Interest Rate: 9.650%

                           CURRENT PRINCIPAL BALANCE

                                    NUMBER                      PERCENT BY
                                      OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                   MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
CURRENT PRINCIPAL BALANCE            LOANS        BALANCE        BALANCE     UW DSCR     LTV
---------------------------------  --------   ---------------   ----------  ---------  --------
$0 - $500,000....................       3     $    1,265,264        0.1%      1.33x     72.3%
$500,001 - $750,000..............       4          2,686,491        0.3       1.66      57.7
$750,001 - $1,000,000............       8          7,315,247        0.7       1.36      67.2
$1,000,001 - $1,500,000..........      13         16,504,114        1.6       1.36      66.9
$1,500,001 - $2,000,000..........      13         23,611,102        2.3       1.35      68.1
$2,000,001 - $2,500,000..........      12         27,145,355        2.7       1.44      65.5
$2,500,001 - $3,000,000..........      13         36,093,314        3.6       1.35      73.6
$3,000,001 - $3,500,000..........       7         23,375,842        2.3       1.42      71.9
$3,500,001 - $4,000,000..........      10         37,929,846        3.7       1.33      72.3
$4,000,001 - $4,500,000..........      14         60,373,016        5.9       1.29      71.8
$4,500,001 - $5,000,000..........       4         19,271,054        1.9       1.31      75.3
$5,000,001 - $6,000,000..........       9         48,071,509        4.7       1.30      73.5
$6,000,001 - $7,500,000..........      16        105,607,385       10.4       1.32      70.1
$7,500,001 - $10,000,000.........      10         87,206,597        8.6       1.31      72.2
$10,000,001 - $12,500,000........      10        112,146,113       11.1       1.35      70.9
$12,500,001 - $15,000,000........       7         95,080,124        9.4       1.36      66.0
$15,000,001 - $17,500,000........       3         50,260,180        5.0       1.34      74.2
$20,000,001 - $25,000,000........       4         91,281,329        9.0       1.37      73.2
$25,000,001 - $30,000,000........       3         82,788,437        8.2       1.30      69.7
$35,000,001 - $40,000,000........       1         36,900,076        3.6       1.25      69.4
$45,000,001 - $50,000,000........       1         49,903,942        4.9       1.43      66.5
                                      ---     --------------      -----       ----      ----
Total/Weighted Average: .........     165     $1,014,816,338      100.0%      1.34x     70.6%
                                      ===     ==============      =====       ====      ====

Average Principal Balance per Mortgage Loan: $6,150,402
Average Principal Balance per Mortgaged Property: $5,313,175
Smallest Loan Balance: $315,389
Largest Loan Balance: $49,903,942

        ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                      NUMBER                          PERCENT BY
                                        OF           AGGREGATE        AGGREGATE     WEIGHTED     WEIGHTED
                                     MORTGAGE        PRINCIPAL        PRINCIPAL      AVERAGE     AVERAGE
ORIGINAL TERM IN MONTHS                LOANS          BALANCE          BALANCE       UW DSCR       LTV
---------------------------------    --------    ----------------     ----------    ---------    --------

Balloon Loans

 49 - 60 ........................         4       $    4,705,277          0.5%        1.72x       49.3%
 73 - 84 ........................         1           12,791,305          1.3         1.61        49.3
 109 - 120 ......................        65          229,222,071         22.1         1.31        72.1
                                        ---       --------------        -----         ----        ----
  Subtotal: .....................        70       $  241,718,653         23.8%        1.34x       70.5%

Anticipated Repayment Date Loans
 73 - 84 ........................         1       $   17,000,000          1.7%        1.27x       76.6%
 85 - 96 ........................         1            9,171,061          0.9         1.23        74.6
 97 - 108 .......................         1            3,523,765          0.3         1.33        66.9
 109 - 120 ......................        88          725,823,493         71.5         1.34        70.6
 169 - 180 ......................         1            7,478,352          0.7         1.55        62.8
                                        ---       --------------        -----         ----        ----
  Subtotal: .....................        92       $  762,996,671         75.2%        1.34x       70.7%

Fully Amortizing Loans
 169 - 180 ......................         2       $    3,820,254          0.4%        1.81x       42.1%
 229 - 240 ......................         1            6,280,760          0.6         1.20        73.0
                                        ---       --------------        -----         ----        ----
  Subtotal: .....................         3           10,101,014          1.0         1.43        61.3
                                        ---       --------------        -----         ----        ----
Total/Weighted Average: .........       165       $1,014,816,338        100.0%        1.34x       70.6%
                                        ===       ==============        =====         ====        ====
Weighted Average Original Term to Maturity/Anticipated Repayment Date in Months: 120

        REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                           NUMBER                          PERCENT BY
                                             OF           AGGREGATE        AGGREGATE     WEIGHTED     WEIGHTED
REMAINING TERM TO MATURITY/               MORTGAGE        PRINCIPAL        PRINCIPAL      AVERAGE     AVERAGE
ANTICIPATED REPAYMENT DATE IN MONTHS        LOANS          BALANCE          BALANCE       UW DSCR       LTV
--------------------------------------    --------    ----------------     ----------    ---------   ---------
Balloon Loans

 49 - 60 .............................         4      $    4,705,277            0.5%        1.72x       49.3%
 73 - 84 .............................         1          12,791,305            1.3         1.61        49.3
 85 - 96 .............................         2           7,836,950            0.8         1.49        71.7
 109 - 120 ...........................        63         216,385,120           21.3         0.30        72.1
                                             ---      --------------          -----         ----        ----
  Subtotal: ..........................        70      $  241,718,653           23.8%        1.34x       70.5%
Anticipated Repayment Date Loans
 73 - 84 .............................         2      $   19,815,069            2.0%        1.30x       75.2%
 85 - 96 .............................         1           9,171,061            0.9         1.23        74.6
 97 - 108 ............................         1           3,523,765            0.3         1.33        66.9
 109 - 120 ...........................        87         723,008,424           71.2         1.34        70.7
 169 - 180 ...........................         1           7,478,352            0.7         1.55        62.8
                                             ---      --------------          -----         ----        ----
  Subtotal: ..........................        92      $  762,996,671           75.2%        1.34x       70.7%
Fully Amortizing Loans
 169 - 180 ...........................         2      $    3,820,254            0.4%        1.81x       42.1%
 229 - 240 ...........................         1           6,280,760            0.6         1.20        73.0
                                             ---      --------------          -----         ----        ----
  Subtotal: ..........................         3          10,101,014            1.0         1.43        61.3
                                             ---      --------------          -----         ----        ----
Total/Weighted Average: ..............       165      $1,014,816,338          100.0%        1.34x       70.6%
                                             ===      ==============          =====         ====        ====
Weighted Average Remaining Term to Maturity/Anticipated Repayment Date in Months: 116


                     REMAINING AMORTIZATION TERM IN MONTHS

                                       NUMBER                      PERCENT BY
                                         OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                      MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
REMAINING TERM IN MONTHS                LOANS        BALANCE        BALANCE     UW DSCR     LTV
------------------------------------  --------   ---------------- -----------  ---------  --------

Balloon Loans

 229 - 240 .........................       2     $   14,010,663        1.4%      1.60x      50.4%
 265 - 276 .........................       2          6,252,313        0.6       1.37       67.9
 289 - 300 .........................      23         33,282,948        3.3       1.41       67.4
 325 - 336 .........................       2         13,828,912        1.4       1.31       74.1
 349 - 360 .........................      41        174,343,817       17.2       1.30       72.5
                                         ---     --------------      -----       ----       ----
   Subtotal ........................      70     $  241,718,653       23.8%      1.34x      70.5%
Anticipated Repayment Date Loans
 229 - 240 .........................       2     $    3,704,266        0.4%      1.53x      56.7%
 253 - 264 .........................       2          6,598,877        0.7       1.32       71.9
 289 - 300 .........................      13         96,843,601        9.5       1.39       67.2
 313 - 324 .........................       2          7,831,943        0.8       1.31       69.6
 349 - 360 .........................      73        648,017,984       63.9       1.33       71.3
                                         ---     --------------      -----       ----       ----
   Subtotal ........................      92     $  762,996,671       75.2%      1.34x      70.7%
Fully Amortizing Loans
 169 - 180 .........................       2     $    3,820,254        0.4%      1.81x      42.1%
 229 - 240 .........................       1          6,280,760        0.6       1.20       73.0
                                         ---     --------------      -----       ----       ----
   Subtotal ........................       3         10,101,014        1.0       1.43       61.3
                                         ---     --------------      -----       ----       ----
Total/Weighted Average: ............     165     $1,014,816,338      100.0%      1.34x      70.6%
                                         ===     ==============      =====       ====       ====

Weighted Average Remaining Amortization Term in Months: 343

                         MONTH AND YEAR OF ORIGINATION

                                    NUMBER
                                      OF         AGGREGATE      PERCENT BYAGGREGATE   WEIGHTED   WEIGHTED
                                   MORTGAGE      PRINCIPAL           PRINCIPAL         AVERAGE   AVERAGE
MONTH AND YEAR OF ORIGINATION        LOANS        BALANCE             BALANCE          UW DSCR     LTV
---------------------------------  --------   ---------------   -------------------   --------- ---------
January 1998 ....................       1     $    2,815,069             0.3%           1.46x      66.8%
December 1998 ...................       2          7,836,950             0.8            1.49       71.7
April 2000 ......................       3         15,861,972             1.6            1.38       68.3
May 2000 ........................      12         27,994,271             2.8            1.37       67.1
June 2000 .......................       7         19,034,577             1.9            1.27       76.6
July 2000 .......................       3         12,216,983             1.2            1.34       73.8
August 2000 .....................      18        110,074,697            10.8            1.34       69.1
September 2000 ..................      13         64,613,173             6.4            1.30       69.0
October 2000 ....................      35        241,526,458            23.8            1.30       70.0
November 2000 ...................      32        162,456,065            16.0            1.38       69.0
December 2000 ...................      24        219,514,993            21.6            1.35       73.0
January 2001 ....................      10         93,403,458             9.2            1.40       70.0
February 2001 ...................       5         37,467,673             3.7            1.29       75.4
                                      ---     --------------           -----            ----       ----
Total/Weighted Average: .........     165     $1,014,816,338           100.0%           1.34x      70.6%
                                      ===     ==============           =====            ====       ====

 Weighted Average Months Since Origination: 5


                  YEAR OF MATURITY/ANTICIPATED REPAYMENT DATE

                                    NUMBER                      PERCENT BY
                                      OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
YEAR OF MATURITY/                  MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
ANTICIPATED REPAYMENT DATE           LOANS        BALANCE        BALANCE     UW DSCR     LTV
---------------------------------  --------   ---------------   ----------  --------   --------
2005 ............................       4     $    4,705,277        0.5%      1.72x     49.3%
2007 ............................       1         12,791,305        1.3       1.61      49.3
2008 ............................       3         28,986,129        2.9       1.28      75.0
2009 ............................       3         11,360,715        1.1       1.44      70.2
2010 ............................     114        637,474,580       62.8       1.32      70.3
2011 ............................      36        301,918,965       29.8       1.36      72.4
2015 ............................       3         11,298,606        1.1       1.64      55.8
2020 ............................       1          6,280,760        0.6       1.20      73.0
                                      ---     --------------       ----       ----      ----
Total/Weighted Average: .........     165     $1,014,616,338      100.0%      1.34x     70.6%
                                      ===     ==============      =====       ====      ====

     The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date or Anticipated Repayment Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date or Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date or, in the case of an ARD Loan, the related Anticipated Repayment Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date may be different than such appraised value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date or, in the case of an ARD Loan the Anticipated Repayment Date.

     An appraisal of the value for each of the Mortgaged Properties was made between May 18, 1998 and January 30, 2001. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                            CUT-OFF DATE LTV RATIOS

                                    NUMBER                      PERCENT BY
                                      OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                   MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
CUT-OFF DATE LTV RATIOS              LOANS        BALANCE        BALANCE     UW DSCR     LTV
---------------------------------  --------   ---------------  -----------  --------   --------
50.00% or less ..................       8     $   23,256,680        2.3%      1.68x     44.1%
50.01% - 55.00% .................       2         13,800,986        1.4       1.67      54.1
55.01% - 60.00% .................       7         30,001,690        3.0       1.44      58.7
60.01% - 65.00% .................      23        118,438,305       11.7       1.35      62.9
65.01% - 70.00% .................      29        263,498,603       26.0       1.37      67.6
70.01% - 75.00% .................      44        282,133,398       27.8       1.31      73.0
75.01% - 80.00% .................      52        283,686,676       28.0       1.29      78.4
                                      ---     --------------      -----       ----      ----
Total/Weighted Average: .........     165     $1,014,816,338      100.0%      1.34x     70.6%
                                      ===     ==============      =====       ====      ====

Weighted Average Cut-off Date LTV Ratio: 70.6%.

                  MATURITY DATE OR ANTICIPATED REPAYMENT DATE
                                 LTV RATIOS (1)

                                    NUMBER                      PERCENT BY
                                      OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
MATURITY DATE OR ANTICIPATED       MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
REPAYMENT DATE LTV RATIOS            LOANS        BALANCE        BALANCE     UW DSCR     LTV
--------------------------------- ---------- ----------------- ----------- ---------- ---------
50.00% or less ..................      14     $   55,480,261        5.5%       1.59x  53.0%
50.01% - 55.00% .................      15         91,883,196        9.1        1.39   62.6
55.01% - 60.00% .................      31        207,919,427       20.7        1.37   66.5
60.01% - 65.00% .................      30        225,118,020       22.4        1.31   70.4
65.01% - 70.00% .................      45        281,195,799       28.0        1.31   75.8
70.01% - 75.00% .................      27        143,118,621       14.2        1.28   79.0
                                      ---     --------------      -----        ----   ----
Total/Weighted Average: .........     162     $1,004,715,324      100.0%       1.34x  70.7%
                                      ===     ==============      =====        ====   ====
Weighted Average Maturity Date LTV Ratio: 62.6%


----------
(1)   Amounts and percentages exclude 3 fully amortizing Mortgage Loans.


     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amounts of principal and interest due under such Mortgage Loan during the 12-month period that includes April 1, 2001 and March 1, 2002. "Underwritten Cash Flow" or "UW Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that the Seller has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its underwriting guidelines. "Debt Service Coverage Ratio" for a period, on the other hand, is the ratio of the NOI for the period to the amounts of principal and interest due under the related Mortgage Loan for the same period.

     "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by the related Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is the "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

     The UW Cash Flows and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                      NUMBER                      PERCENT BY
                                        OF         AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
UNDERWRITTEN CASH FLOW               MORTGAGE      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
DEBT SERVICE COVERAGE RATIOS           LOANS        BALANCE        BALANCE     UW DSCR     LTV
----------------------------------- ---------- ----------------- ----------- ---------- ---------
1.200x - 1.250x ...................      37     $  221,371,690       21.8%      1.23x      74.0%
1.251x - 1.300x ...................      33        234,065,151       23.1       1.28       72.0
1.301x - 1.400x ...................      58        316,134,666       31.2       1.34       71.6
1.401x - 1.500x ...................      21        169,455,263       16.7       1.44       67.9
1.501x - 1.600x ...................       7         35,782,056        3.5       1.53       64.1
1.601x - 1.700x ...................       5         33,427,863        3.3       1.64       53.7
1.701x - 1.800x ...................       1            709,257        0.1       1.79       45.0
2.001x - 2.100x ...................       1          1,205,241        0.1       2.10       40.2
2.101x - 2.200x ...................       1            664,619        0.1       2.20       42.9
2.301x or more ....................       1          2,000,531        0.2       2.35       27.0
                                        ---     --------------      -----       ----       ----
 Total/Weighted Average: ..........     165     $1,014,816,338      100.0%      1.34x      70.6%
                                        ===     ==============      =====       ====       ====

Weighted Average UW DSCR: 1.34x

                            GEOGRAPHIC DISTRIBUTION

                                      NUMBER                       PERCENT BY
                                        OF          AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                     MORTGAGED      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
GEOGRAPHIC DISTRIBUTION             PROPERTIES       BALANCE        BALANCE     UW DSCR     LTV
----------------------------------  ----------   ---------------   ----------  --------   --------
New York .........................       11      $  138,383,775       13.6%       1.39x     70.0%
California .......................       16         129,763,718       12.8        1.34      68.1
Florida ..........................       17          91,531,276        9.0        1.28      70.4
Texas ............................       23          80,545,945        7.9        1.43      68.2
Ohio .............................       10          75,358,612        7.4        1.27      73.8
Virginia .........................        7          61,450,322        6.1        1.31      71.2
Georgia ..........................       12          45,721,501        4.5        1.41      71.1
New Jersey .......................       13          45,306,903        4.5        1.31      72.9
Pennsylvania .....................        5          41,286,351        4.1        1.26      69.9
Maryland .........................        8          40,407,304        4.0        1.27      69.3
North Carolina ...................        9          30,746,081        3.0        1.33      71.9
Nevada ...........................        3          28,028,850        2.8        1.24      74.0
Colorado .........................        5          24,539,381        2.4        1.32      70.4
West Virginia ....................        1          22,587,864        2.2        1.25      79.5
Kentucky .........................        1          15,972,695        1.6        1.46      74.8
Massachusetts ....................        6          15,489,396        1.5        1.49      60.1
Minnesota ........................       13          13,522,629        1.3        1.38      72.5
Indiana ..........................        4          13,239,563        1.3        1.47      67.4
Alabama ..........................        1          12,978,946        1.3        1.21      77.3
Canada ...........................        3          12,791,305        1.3        1.61      49.3
New Mexico .......................        2          12,671,260        1.2        1.21      77.1
Connecticut ......................        2           9,622,710        0.9        1.28      67.4
Mississippi ......................        3           8,146,464        0.8        1.44      68.5
Illinois .........................        1           7,970,191        0.8        1.37      79.7
Tennessee ........................        3           7,257,835        0.7        1.42      72.0
Missouri .........................        1           6,360,244        0.6        1.23      78.5
South Carolina ...................        1           4,778,912        0.5        1.51      78.4
Rhode Island .....................        1           3,945,459        0.4        1.45      70.5
Oklahoma .........................        1           3,461,268        0.3        1.26      79.6
Michigan .........................        2           3,234,633        0.3        1.29      74.3
Oregon ...........................        1           2,815,069        0.3        1.46      66.8
Idaho ............................        1           1,819,723        0.2        1.21      58.7
North Dakota .....................        2           1,598,215        0.2        1.39      78.0
Utah .............................        1             985,479        0.1        1.25      64.4
New Hampshire ....................        1             496,459        0.0        1.40      77.6
                                        ---      --------------      -----        ----      ----
 Total/Weighted Average: .........      191      $1,014,816,338      100.0%       1.34x     70.6%
                                        ===      ==============      =====        ====      ====

                                 PROPERTY TYPE

                                      NUMBER                       PERCENT BY                         WEIGHTED
                                        OF          AGGREGATE       AGGREGATE   WEIGHTED   WEIGHTED    AVERAGE
                                     MORTGAGED      PRINCIPAL       PRINCIPAL    AVERAGE    AVERAGE   OCCUPANCY
PROPERTY TYPE                       PROPERTIES       BALANCE         BALANCE     UW DSCR      LTV       RATE
---------------------------------- ------------ ----------------- ------------ ---------- ---------- ----------
Office
 Suburban ........................       23     $  166,955,966         16.5%       1.33x  68.4%          96.9%
 CBD .............................        9        141,379,280         13.9        1.34   68.5           93.7
                                        ---     --------------        -----        ----   ----          -----
   Subtotal ......................       32     $  308,335,246         30.4%       1.33x  68.4%          95.4%
Retail
 Anchored ........................       32     $  248,775,160         24.5%       1.30x  74.5%          96.1%
 Unanchored ......................       17         54,027,365          5.3        1.29   69.6           98.8
                                        ---     --------------        -----        ----   ----          -----
   Subtotal ......................       49     $  302,802,525         29.8%       1.30x  73.6%          96.6%
Multifamily
 Multifamily .....................       82     $  254,600,234         25.1%       1.33x  73.2%          96.2%
 Mobile Home Park ................        5         36,244,576          3.6        1.51   62.6           97.8
                                        ---     --------------        -----        ----   ----          -----
   Subtotal ......................       87     $  290,844,810         28.7%       1.35x  71.8%          96.4%
Hotel
 Full Service ....................        7     $   63,048,775          6.2%       1.49x  63.5%          N/A
 Limited Service .................        4         14,853,010          1.5        1.44   58.9           N/A
                                        ---     --------------        -----        ----   ----          -----
   Subtotal ......................       11     $   77,901,784          7.7%       1.48x  62.6%          N/A
Industrial
 Warehouse/Distribution ..........        5     $   22,754,532          2.2%       1.33x  73.5%         100.0%
 Flex Space ......................        5          9,660,331          1.0        1.48   62.2          100.0
                                        ---     --------------        -----        ----   ----          -----
   Subtotal ......................       10     $   32,414,863          3.2%       1.37x  70.1%         100.0%
Self Storage
 Self Storage ....................        2     $    2,517,110          0.2%       1.37x  69.1%          96.3%
                                        ---     --------------        -----        ----   ----          -----
 Total/Weighted Average: .........      191     $1,014,816,338        100.0%       1.34x  70.6%          96.3%
                                        ===     ==============        =====        ====   ====          =====

              YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT (1)

                                                     NUMBER                      PERCENT BY
                                                       OF          AGGREGATE      AGGREGATE   WEIGHTED   WEIGHTED
                                                    MORTGAGED      PRINCIPAL      PRINCIPAL    AVERAGE   AVERAGE
 YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT   PROPERTIES       BALANCE        BALANCE     UW DSCR     LTV
------------------------------------------------- ------------ ----------------- ----------- ---------- ---------
5 or less .......................................       29      $  180,833,773       17.8%      1.33x      71.3%
6 - 10 ..........................................       16         127,198,998       12.5       1.31       70.1
11 - 15 .........................................       29         228,419,016       22.5       1.32       71.8
16 - 20 .........................................       20         105,607,045       10.4       1.36       67.4
21 - 25 .........................................       16          63,410,956        6.2       1.35       72.6
26 - 30 .........................................       20          65,800,863        6.5       1.38       69.6
31 or more ......................................       61         243,545,686       24.0       1.36       70.3
                                                       ---      --------------      -----       ----       ----
Total/Weighted Average: .........................      191      $1,014,816,338      100.0%      1.34x      70.6%
                                                       ===      ==============      =====       ====       ====

Weighted Average Property Age in years: 16.8(2)

----------
(1) For Mortgaged Properties constructed in stages, the earliest date was used.

(2) Seventeen Properties originally constructed prior to 1930 were excluded from the weighted average calculation due to significant renovations that have occurred since then.

     With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans (other than Mortgage Loan number 54) prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). Thereafter, each Mortgage Loan provides that until a date specified in the related Mortgage Note the related Mortgagor will be required to pay a yield maintenance penalty (a "Prepayment Premium") upon any voluntary principal prepayment of a Mortgage Loan or provide for Defeasance (as defined in Note (1) below), in whole and/or in part. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on March 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or require that a principal prepayment must be accompanied by a Prepayment Premium. Mortgage Loan number 54 requires that certain reserved amounts be applied to prepay a portion of such Mortgage Loan's principal balance in the event that certain conditions are not satisfied. See "Risk Factors -- Prepayments Will Affect Your Yield" above.

                             PREPAYMENT PROTECTION
                  PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING
               PRINCIPAL BALANCE AS OF THE CUT-OFF DATE THAT HAVE
          PREPAYMENT LOCK-OUTS OR PREMIUM (ASSUMING NO PREPAYMENTS)*

                                         MARCH     MARCH    MARCH     MARCH     MARCH    MARCH    MARCH    MARCH    MARCH    MARCH
                              CURRENT    2002       2003     2004      2005     2006     2007     2008     2009     2010      2011
                             ---------  -------   -------  --------  --------  -------  -------  -------  -------  -------  --------
Lock-Out/Defeasance(1)(2)...    100.0%    100.0%    100.0%   100.0%    100.0%    97.2%    97.1%    97.3%    98.7%    87.2%    100.0%
YM(3) ......................      0.0       0.0       0.0      0.0       0.0      2.4      2.4      1.3      1.3      1.3       0.0
                                -----     -----     -----    -----     -----    -----    -----    -----    -----    -----     -----
Total Lock-Out/Defeasance
 and YM ....................    100.0     100.0     100.0    100.0     100.0     99.5     99.5     98.6    100.0     88.5     100.0
3.00% ......................      0.0       0.0       0.0      0.0       0.0      0.5      0.0      0.0      0.0      0.0       0.0
2.00% ......................      0.0       0.0       0.0      0.0       0.0      0.0      0.5      0.0      0.0      0.0       0.0
1.00% ......................      0.0       0.0       0.0      0.0       0.0      0.0      0.0      0.5      0.0      0.0       0.0
No Prepayment Premium.......      0.0       0.0       0.0      0.0       0.0      0.0      0.0      0.9      0.0     11.5       0.0
                                -----     -----     -----    -----     -----    -----    -----    -----    -----    -----     -----
Total ......................    100.0%    100.0%    100.0%   100.0%    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%    100.0%
                                =====     =====     =====    =====     =====    =====    =====    =====    =====    =====     =====
Aggregate Mortgage Loan
 Balance(4) ................ $1,014.8  $1,006.3    $996.9   $987.0    $976.0   $959.6   $946.7   $904.0   $874.3   $855.9    $ 12.7
Percentage of Balance
 Outstanding ...............    100.0%     99.2%     98.2%    97.3%     96.2%    94.6%    93.3%    89.1%    86.1%    84.3%      1.3%

----------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (not less than two years from the Delivery Date, except as described below) to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable permitted government securities providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer on behalf of the related Mortgagor, or the related Mortgagor, shall purchase such permitted government securities, which shall be substituted as collateral for the related Mortgage Loan upon release of the related Mortgaged Property. Any such substitution shall be subject to, among other things, certain conditions set forth in the related Mortgage Loan documents and the Pooling and Servicing Agreement. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such
     Mortgage Loan will be reflected in the "Lock-Out/ Defeasance" category.

(2) Two of the Mortgage Loans, representing approximately 0.6% by Initial Pool Balance, may be subject to Defeasance prior to the second anniversary of the Delivery Date. The Sellers have represented that the Mortgagor for these Mortgage Loans will not exercise the right to effect a Defeasance prior to the second anniversary of the Delivery Date. If a Mortgagor exercises its Defeasance right prior to such second anniversary, the related Seller shall be required to repurchase the Mortgage Loan prior to the completion of any such Defeasance. This repurchase will have the effect of a prepayment in full notwithstanding that the Mortgage Loan may not be prepaid and no Prepayment Premium would be collected or payable.

(3) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate (or, with respect to the Royal Host REIT Portfolio Loan, a Canadian Treasury Note rate) specified therein, minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance" or "YM").

(4)   Millions of dollars.

* See Annex A and the attached diskette for additional, detailed information on the Mortgage Loans' Prepayment Premiums.

TEN LARGEST MORTGAGE LOANS

     The following tables and summaries describe the ten largest Mortgage Loans as a percentage of Cut-off Date principal balance.

                                           CUT-OFF DATE       % OF INITIAL        UW
PROPERTY NAME                                BALANCE          POOL BALANCE       DSCR          LTV         PROPERTY TYPE
--------------------------------------   -----------------   --------------   ----------    ---------   -------------------
65 Broadway ..........................    $   49,903,942            4.9%          1.43x        66.5%    CBD Office
1800 - 1880 JFK Boulevard ............        36,900,076            3.6           1.25         69.4     CBD Office
Provence Apartments ..................        29,437,519            2.9           1.29         60.9     Multifamily
The Ford Building ....................        27,943,394            2.7           1.32         71.1     Suburban Office
Chino Spectrum Marketplace ...........        25,407,524            2.5           1.30         78.2     Anchored Retail
Dunning Farm Shopping Center .........        23,659,939            2.3           1.34         78.6     Anchored Retail
Trace Fork Shopping Center ...........        22,587,864            2.2           1.25         79.5     Anchored Retail
Doubletree Hotel Irvine Spectrum .....        22,566,577            2.2           1.48         65.4     Full Service Hotel
Holiday Inn - Wall Street ............        22,466,949            2.2           1.41         69.1     Full Service Hotel
Northpark Center .....................        17,287,486            1.7           1.31         71.4     Anchored Retail
                                          --------------           ----           ----         ----
Top 10 Total/Weighted Average ........    $  278,161,269           27.4%          1.34x        70.3%
                                          ==============           ====
Deal Total/Weighted Average ..........    $1,014,816,338          100.0%          1.34x        70.6%

THE 65 BROADWAY LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                              PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $49,903,942           Property Type            CBD Office
 Origination Date         November 6, 2000      Location                 New York, NY
 Maturity/ARD Date        December 1, 2010      Square Footage           340,387
 Mortgage Rate            8.25%                 Year Built/Renovated     1917/1999
 Annual Debt Service      $4,507,600            Appraised Value          $75,000,000
 UW DSCR                  1.43x                 Occupancy                96.2%
 Cut-off Date LTV         66.5%                 Occupancy Date           November 1, 2000
 Balloon LTV              60.0%                 UW NOI                   $7,004,838
                                                UW NCF                   $6,436,521
--------------------------------------------------------------------------------------------

     The Loan. The 65 Broadway Loan was originated by CIBC and is secured by a first mortgage encumbering an office building located at 65 Broadway, in New York, New York (the "65 Broadway Property"). The 65 Broadway Loan was made to 65 Broadway LLC and Marsar West, LLC, each a special purpose, bankruptcy remote limited liability company (individually, "65 Broadway LLC" and "Marsar West, LLC," and collectively, the "65 Broadway Borrower").

     The 65 Broadway Loan has a remaining amortization term of 357 months and matures on December 1, 2030. The 65 Broadway Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2010. The 65 Broadway Loan may not be prepaid prior to September 1, 2010. The 65 Broadway Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The 65 Broadway Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The 65 Broadway Property is a 21-story office building containing 340,387 square feet of gross leasable area ("GLA") which was built in 1917 and completely renovated in 1999. Primary tenants include Archipelago Holdings, LLC (31,160 square feet), the National Association of Securities Dealers (31,160 square feet), Media Technology Centers (31,160 square feet), Genosys Group (26,380 square feet) and Internap (26,180 square feet). Other tenants include Switch & Data, American Arbitration Association and American Financial Group.

     Property Management. The 65 Broadway Property is managed by A.M. Property Holding Corp., which is an affiliate of the 65 Broadway Borrower.

     Lockbox and Reserves. Upon the occurrence of an event of default, all rents payable by the tenants of the 65 Broadway Property shall be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account and a tenant improvement/leasing commission reserve account (which account balance is capped at a total reserve of $3,000,000).

     Additional terms and escrows for the 65 Broadway Loan are set forth on Annexes A and C.

THE JFK BOULEVARD LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                               PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $36,900,076           Property Type            CBD Office
 Origination Date         October 18, 2000      Location                 Philadelphia, PA
 Maturity/ARD Date        November 1, 2010      Square Footage           475,564
 Mortgage Rate            8.01%                 Year Built/Renovated     1983/1995
 Annual Debt Service      $3,261,010            Appraised Value          $53,200,000
 UW DSCR                  1.25x                 Occupancy                91.3%
 Cut-off Date LTV         69.4%                 Occupancy Date           September 21, 2000
 Balloon LTV              62.2%                 UW NOI                   $4,778,698
                                                UW NCF                   $4,091,592
--------------------------------------------------------------------------------------------

     The Loan. The JFK Boulevard Loan was originated by MGT and is secured by a first mortgage encumbering the office buildings located at 1800 and 1880 JFK Boulevard in Philadelphia, Pennsylvania (individually, "1800 JFK" and "1880 JFK" and collectively, the "JFK Blvd. Property"). The JFK Boulevard Loan was made to JFK Investment Associates, LP I, a special purpose, bankruptcy remote limited partnership (the "JFK Blvd. Borrower").

     The JFK Boulevard Loan has a remaining amortization term of 356 months and matures on November 1, 2030. The JFK Boulevard Loan is an ARD loan with an Anticipated Repayment Date of November 1, 2010. The JFK Boulevard Loan may not be prepaid prior to August 1, 2010. The JFK Boulevard Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The JFK Boulevard Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The JFK Blvd. Property is comprised of two, 20-story Class A office buildings containing 473,564 of GLA located in the Philadelphia central business district. 1800 JFK was completed in 1983 and 1880 JFK was completed in 1985. The buildings are currently occupied by 41 office and 5 retail tenants. The total square footage includes 4,303 square feet of lobby retail space. Primary tenants include Post & Schell (66,779 square feet), Insignia/ESG (28,496 square feet), Christie Pabarue (27,078 square feet) and AIG (24,632 square feet).

     Property Management. The JFK Blvd Property is managed by Denholtz Management Company, Inc., an affiliate of the JFK Blvd. Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the JFK Blvd. Property are paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account and a recurring replacement reserve account.

     Additional terms and escrows for the JFK Boulevard Loan are set forth on Annexes A and C.

THE PROVENCE APARTMENTS LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                           PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $29,437,519           Property Type       Multifamily
 Origination Date         October 27, 2000      Location            Foothill Ranch, CA
 Maturity/ARD Date        December 1, 2010      Units               340 units
 Mortgage Rate            7.77%                 Year Built          1991
 Annual Debt Service      $2,540,994            Appraised Value     $48,300,000
 UW DSCR                  1.29x                 Occupancy           96.8%
 Cut-off Date LTV         60.9%                 Occupancy Date      October 16, 2000
 Balloon LTV              54.3%                 UW NOI              $3,144,113
                                                UW NCF              $3,059,113
--------------------------------------------------------------------------------------------

     The Loan. The Provence Apartments Loan was originated by MGT and is secured by a first mortgage encumbering a multifamily property located at 19431 Rue De Valore, in Foothill Ranch, California (the "Provence Apartments Property"). The Provence Apartments Loan was made to Provence Apts., LLC, a special purpose, bankruptcy remote limited liability company (the "Provence Apartments Borrower").

     The Provence Apartments Loan has a remaining amortization term of 357 months and matures on December 1, 2030. The Provence Apartments Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2010. The Provence Apartments Loan may not be prepaid prior to September 1, 2010. The Provence Apartments Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The Provence Apartments Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Provence Apartments Property is a Class "A" apartment community that was built in 1991 on a 17.3-acre site and consists of 340 units. Amenities include security/privacy gates, two clubhouses, a laundry facility, two pools, a spa, 256 detached single car garages, 92 carports, lighted tennis courts and an administrative/leasing office.

     Property Management. The Provence Apartments Property is managed by Lyon Management Group, Inc, an affiliate of the Provence Apartments Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Provence Apartments Property are deposited by the property manager directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account and a recurring replacement reserve account.

     Additional terms and escrows for the Provence Apartments Loan are set forth on Annexes A and B.

THE FORD BUILDING LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                              PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $27,943,394           Property Type            Suburban Office
 Origination Date         December 1, 2000      Location                 Alexandria, VA
 Maturity/ARD Date        December 1, 2010      Square Footage           226,700
 Mortgage Rate            8.00%                 Year Built/Renovated     1988/1999
 Annual Debt Service      $2,465,449            Appraised Value          $39,300,000
 UW DSCR                  1.32x                 Occupancy                97.8%
 Cut-off Date LTV         71.1%                 Occupancy Date           January 24, 2001
 Balloon LTV              63.7%                 UW NOI                   $3,696,395
                                                UW NCF                   $3,255,699
--------------------------------------------------------------------------------------------

     The Loan. The Ford Building Loan was originated by GACC and is secured by a first mortgage encumbering an office building located at 4501 Ford Avenue, in Alexandria, Virginia (the "Ford Building Property"). The Ford Building Loan was made to Equity Ford, LLC, a special purpose, bankruptcy remote Delaware limited liability company (the "Ford Building Borrower") which is controlled by Equity Investment Associates Limited Partnership ("EIALP").

     The Ford Building Loan has a remaining amortization term of 357 months and matures on December 1, 2020. The Ford Building Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2010. The Ford Building Loan may not be prepaid prior to September 1, 2010. The Ford Building Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Ford Building Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Ford Building Property is a Class A, suburban office building containing 226,700 square feet of GLA which was built in 1988 and renovated in 1999. The primary tenant is the United States Department of Defense's Army Testing and Evaluation Command ("USDDATEC") (108,114 square feet), which has been a tenant since the Ford Building Property was completed. Other tenants include OC Incorporated and Executive Security & Engineering Technologies, Inc.

     Property Management. The Ford Building Property is managed by Gates, Hudson & Associates, Inc. ("GHA"), which owns and manages 5,000 apartments and 480,000 square feet of office space and manages approximately 1,500 apartment units and
1.8 million square feet of commercial space for third party clients. GHA is not affiliated with the Ford Building Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Ford Building Property are paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account and a tenant improvement/ leasing commission reserve account. The Ford Building Borrower is required to deposit $23,614.58 monthly for the first two years of the Ford Building Loan term into a tenant improvements/leasing commissions reserve account. In addition, beginning 18 months prior to the expiration of the USDDATEC lease, excess cash flow from the Ford Building Property is required to be deposited into the tenant improvement/leasing commissions reserve account until such deposits aggregate $1.5 million (the "USDDATEC Deposit Amount") (alternatively, the Ford Building Borrower may post a $1.5 million letter of credit with the Master Servicer). Upon expiration of the USDDATEC lease, the Ford Building Borrower will be required to deposit into the tenant improvement/leasing commissions reserve account an amount equal to the excess of (i) $1.5 million over (ii) the USDDATEC Deposit Amount.

     Additional terms and escrows for the Ford Building Loan are set forth on Annexes A and C.

THE CHINO SPECTRUM MARKETPLACE LOAN

--------------------------------------------------------------------------------------------
               LOAN INFORMATION                              PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $25,407,524            Property Type            Anchored Retail
 Origination Date         December 28, 2000      Location                 Chino, CA
 Maturity/ARD Date        January 1, 2011        Square Footage           251,940
 Mortgage Rate            7.60%                  Year Built/Renovated     1994/2000
 Annual Debt Service      $2,156,352             Appraised Value          $32,500,000
 UW DSCR                  1.30x                  Occupancy                95.7%
 Cut-off Date LTV         78.2%                  Occupancy Date           December 1, 2000
 Balloon LTV              69.3%                  UW NOI                   $2,922,036
                                                 UW NCF                   $2,797,932
--------------------------------------------------------------------------------------------

     The Loan. The Chino Spectrum Marketplace Loan was originated by CIBC and is secured by a first deed of trust encumbering an anchored retail center located in Chino, California (the "Chino Spectrum Marketplace Property"). The Chino Spectrum Marketplace Loan was made to SY Ventures III, LLC, a special purpose, bankruptcy remote limited liability company (the "Chino Spectrum Marketplace Borrower").

     The Chino Spectrum Marketplace Loan has a remaining amortization term of 358 months and matures on January 1, 2031. The Chino Spectrum Marketplace Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2011. The Chino Spectrum Marketplace Loan may not be prepaid prior to October 1, 2010. The Chino Spectrum Marketplace Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Chino Spectrum Marketplace Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Chino Spectrum Marketplace Property is an anchored retail center containing 251,940 square feet of GLA and was built in 1994 and renovated in 2000. Primary tenants include T.J. Maxx (50,000 square feet), Chick's Sporting Goods (50,000 square feet), and L.A. Fitness Center (33,000 square feet). Other tenants include Old Navy, Bath & Body Works, and Applebee's.

     Property Management. The Chino Spectrum Marketplace Property is managed by CB Richard Ellis, Inc. CB Richard Ellis, Inc. is not affiliated with the Chino

Spectrum Marketplace Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Chino Spectrum Marketplace Property are paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account and a recurring tenant improvement/leasing commission reserve commencing in January 2002.

     Additional terms and escrows for the Chino Spectrum Marketplace Loan are set forth on Annexes A and C.

THE DUNNING FARM SHOPPING CENTER LOAN

--------------------------------------------------------------------------------------------
               LOAN INFORMATION                            PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $23,659,939            Property Type       Anchored Retail
 Origination Date         December 28, 2000      Location            Wallkill, NY
 Maturity/ARD Date        January 1, 2011        Square Footage      359,131
 Mortgage Rate            7.52%                  Year Built          1990
 Annual Debt Service      $1,992,462             Appraised Value     $30,100,000
 UW DSCR                  1.34x                  Occupancy           98.3%
 Cut-off Date LTV         78.6%                  Occupancy Date      December 21, 2000
 Balloon LTV              69.6%                  UW NOI              $2,789,976
                                                 UW NCF              $2,671,977
--------------------------------------------------------------------------------------------

     The Loan. The Dunning Farm Shopping Center Loan was originated by CIBC and is secured by a first mortgage encumbering an anchored retail center located in Wallkill, New York (the "Dunning Farm Shopping Center Property"). The Dunning Farm Shopping Center Loan was made to Dunning Farms LLC, a special purpose, bankruptcy remote limited liability company (the "Dunning Farm Shopping Center Borrower").

     The Dunning Farm Shopping Center Loan has a remaining amortization term of 358 months and matures on January 1, 2031. The Dunning Farm Shopping Center Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2011. The Dunning Farm Shopping Center Loan may not be prepaid prior to July 1, 2010. The Dunning Farm Shopping Center Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Dunning Farm Shopping Center Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Dunning Farm Shopping Center Property is an anchored retail center containing 359,131 square feet of GLA and was built between 1989 and 1990. Primary tenants include T.J. Maxx (33,475 square feet), Home Goods (26,000 square feet, which space has been subleased from Service Merchandise), Kids "R" Us (22,010 square feet), Toys "R" Us (45,925 square feet) and Staples (21,384 square feet).

     Property Management. The Dunning Farm Shopping Center Property is managed by Chase Management, LLC, an affiliate of the Dunning Farm Shopping Center Borrower.

     Lockbox and Reserves. Upon the occurrence of an event of default and from and after the Anticipated Repayment Date, all rents payable by the tenants of the Dunning Farm Shopping Center Property shall be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account and a recurring tenant improvement/leasing commission reserve account (which account balance is capped at a total reserve of $400,000).

     Additional terms and escrows for the Dunning Farm Shopping Center Loan are set forth on Annexes A and C.

THE TRACE FORK SHOPPING CENTER LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                            PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $22,587,864           Property Type       Anchored Retail
 Origination Date         October 13, 2000      Location            South Charleston, WV
 Maturity/ARD Date        June 1, 2010          Square Footage      300,858
 Mortgage Rate            8.39%                 Year Built          1999
 Annual Debt Service      $2,074,970            Appraised Value     $28,400,000
 UW DSCR                  1.25x                 Occupancy           95%
 Cut-off Date LTV         79.5%                 Occupancy Date      April 24, 2000
 Balloon LTV              72.1%                 UW NOI              $2,723,726
                                                UW NCF              $2,594,531
--------------------------------------------------------------------------------------------

     The Loan. The Trace Fork Shopping Center Loan was originated by MGT and is secured by a first mortgage encumbering the anchored retail property located at US Route 119 at Trace Fork Boulevard, in South Charleston, West Virginia (the "Trace Fork Shopping Center Property"). The Trace Fork Shopping Center Loan was made to THF ONC Development, LLC, a special purpose, bankruptcy remote limited liability company ("Trace Fork Shopping Center Borrower").

     The Trace Fork Shopping Center Loan has a remaining amortization term of 351 months and matures on June 1, 2030. The Trace Fork Shopping Center Loan is an ARD Loan with an Anticipated Repayment Date of June 1, 2010. The Trace Fork Shopping Center Loan may not be prepaid prior to March 1, 2010. The Trace Fork Shopping Center Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The Trace Fork Shopping Center Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Trace Fork Shopping Center Property is an anchored shopping center located in a major retail corridor of South Charleston, West Virginia and was built in 1999 on a 32.87-acre site. Primary tenants include Lowe's Home Center (135,197 square feet), Marshall's (30,500 square feet), Circuit City (28,565 square feet) and Target; however, the Target store does not serve as collateral for the Trace Fork Shopping Center Loan. The Trace Fork Shopping Center Property, which does not include the Target store, is comprised of 300,858 square feet of GLA.

     Property Management. The Trace Fork Shopping Center is managed by THF Management, Inc., an affiliate of the Trace Fork Shopping Center Borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Trace Fork Shopping Center Property are paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account (which account balance is capped at a total reserve of $100,000) and tenant improvements/leasing commissions account (which account balance is capped at a total reserve of $200,000).

     Additional terms and escrows for the Trace Fork Shopping Center are set forth on Annexes A and C.

THE DOUBLETREE HOTEL IRVINE SPECTRUM LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                           PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $22,566,577           Property Type       Full Service Hotel
 Origination Date         January 22, 2001      Location            Irvine, CA
 Maturity/ARD Date        February 1, 2011      Number of Units     252
 Mortgage Rate            8.15%                 Year Built          1999
 Annual Debt Service      $2,120,185            Appraised Value     $34,500,000
 UW DSCR                  1.48x                 Occupancy           68.4%
 Cut-off Date LTV         65.4%                 Occupancy Date      December 31, 2000
 Balloon LTV              54.2%                 UW NOI              $3,503,418
                                                UW NCF              $3,133,002
--------------------------------------------------------------------------------------------

     The Loan. The Doubletree Hotel Irvine Spectrum Loan was originated by CIBC and is secured by a first deed of trust encumbering a full-service hotel located at 90 Pacifica Avenue in Irvine, California (the "Doubletree Hotel Irvine Spectrum Property"). The Doubletree Hotel Irvine Spectrum Loan was made to Spectrum Hotel Group, LLC, a special purpose, bankruptcy remote limited liability company (the "Doubletree Hotel Irvine Spectrum Borrower").

     The Doubletree Hotel Irvine Spectrum Loan has a remaining amortization term of 299 months and matures on February 1, 2026. The Doubletree Hotel Irvine Spectrum Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2011. The Doubletree Hotel Irvine Spectrum Loan may not be prepaid prior to August 1, 2010. The Doubletree Hotel Irvine Spectrum Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Doubletree Hotel Irvine Spectrum Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Doubletree Hotel Irvine Spectrum Property is an 8-story, full service hotel built in 1999 which contains 252 guestrooms, a 4,000 square feet meeting area and a 181-seat restaurant / wine bar that serves breakfast, lunch and dinner. The Doubletree Hotel Irvine Spectrum Property's guestrooms are comprised of 164 standard king rooms and 88 standard double-double rooms. Hotel amenities include an outdoor swimming pool, whirlpool, cardiovascular fitness center, concierge service, valet parking and free self-parking.

     Property Management. The Doubletree Hotel Irvine Spectrum Property is managed by Pacific Hospitality Group, an affiliate of the Doubletree Hotel Irvine Spectrum Borrower.

     Lockbox and Reserves. Upon the occurrence of an event of default and from and after the Anticipated Repayment Date, all amounts payable to the Doubletree Hotel Irvine Spectrum Property shall be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account and an FF&E reserve account (which account balance is capped at a total reserve of $475,000).

     Additional terms and escrows for the Doubletree Hotel Irvine Spectrum Loan are set forth on Annex A.

THE HOLIDAY INN WALL STREET LOAN

--------------------------------------------------------------------------------------------
              LOAN INFORMATION                           PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $22,466,949           Property Type       Full Service Hotel
 Origination Date         January 12, 2001      Location            New York, NY
 Maturity/ARD Date        February 1, 2011      Number of Units     138
 Mortgage Rate            8.24%                 Year Built          1999
 Annual Debt Service      $2,127,011            Appraised Value     $32,500,000
 UW DSCR                  1.41x                 Occupancy           80.3%
 Cut-off Date LTV         69.1%                 Occupancy Date      November 30, 2000
 Balloon LTV              57.4%                 UW NOI              $3,337,604
                                                UW NCF              $3,000,154
--------------------------------------------------------------------------------------------

     The Loan. The Holiday Inn Wall Street Loan was originated by CIBC and is secured by a first mortgage encumbering a full-service hotel located at 15 Gold Street in New York, New York (the "Holiday Inn Wall Street Property"). The Holiday Inn Wall Street Loan was made to JR Wall Street, LLC, a special purpose, bankruptcy remote limited liability company (the "Holiday Inn Wall Street Borrower").

     The Holiday Inn Wall Street Loan has a remaining amortization term of 299 months and matures on February 1, 2026. The Holiday Inn Wall Street Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2011. The Holiday Inn Wall Street Loan may not be prepaid prior to November 1, 2010. The Holiday Inn Wall Street Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Holiday Inn Wall Street Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Holiday Inn Wall Street Property is an 18-story, full-service hotel built in 1999 which contains 138 guestrooms and a 57-seat restaurant/lounge that serves breakfast, lunch and dinner. Hotel amenities include a laundry valet, concierge services, a 24-hour business center, a fitness center and approximately 600 square feet of meeting space. The Holiday Inn Wall Street Property's main entrance is on Gold Street.

     Property Management. The Holiday Inn Wall Street Property is managed by Kelco Management & Development Inc. Kelco Management & Development Inc. is not affiliated with the Holiday Inn Wall Street Borrower.

     Lockbox and Reserves. Upon the occurrence of an event of default and from and after the Anticipated Repayment Date, all amounts payable to the Holiday Inn Wall Street Property shall be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account and an FF&E reserve account.

     Additional terms and escrows for the Holiday Inn Wall Street Loan are set forth on Annex A.

THE NORTHPARK CENTER LOAN

--------------------------------------------------------------------------------------------
               LOAN INFORMATION                           PROPERTY INFORMATION
--------------------------------------------------------------------------------------------
 Cut-off Date Balance     $17,287,486            Property Type       Anchored Retail
 Origination Date         August 7, 2000         Location            Huber Heights, OH
 Maturity/ARD Date        September 1, 2010      Square Footage      318,468
 Mortgage Rate            8.31%                  Year Built          1994
 Annual Debt Service      $1,572,928             Appraised Value     $24,200,000
 UW DSCR                  1.31x                  Occupancy           93.9%
 Cut-off Date LTV         71.4%                  Occupancy Date      July 26, 2000
 Balloon LTV              64.6%                  UW NOI              $2,151,533
                                                 UW NCF              $2,061,533
--------------------------------------------------------------------------------------------

     The Loan. The Northpark Center Loan was originated by CIBC and is secured by a first mortgage encumbering an anchored retail center located in Huber Heights, Ohio (the "Northpark Center Property"). The Northpark Center Loan was made to KIR Huber Heights, LP, a special purpose, bankruptcy remote limited partnership (the "Northpark Center Borrower"), which is controlled by Kimco Income Operating Partnership, L.P. ("Income REIT"). Kimco Realty Corporation, a NYSE listed company ("KIM") which has a 43.5% interest in the Income REIT, currently owns and operates the nation's largest portfolio of neighborhood and community shopping centers, with interests in 470 properties comprising approximately 62 million square feet of GLA in 41 states.

     The Northpark Center Loan has a remaining amortization term of 354 months and matures on September 1, 2030. The Northpark Center Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2010. The Northpark Center Loan may not be prepaid prior to March 1, 2010. The Northpark Center Loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Northpark Center Loan is subject to Defeasance, in whole, but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Northpark Center Property is an anchored retail center containing 318,468 square feet of GLA and was built in 1994. Primary tenants include Elder-Beerman (101,840 square feet), Kohl's Department Store (80,731 square feet) and Marshall's (29,500 square feet).

     Property Management. The Northpark Center Property is managed by Kimco Realty Corporation.

     Lockbox and Reserves. Upon the occurrence of an event of default and from and after the Anticipated Repayment Date, all rents payable by the tenants of the Northpark Center Property shall be paid directly into a lockbox account. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account and a recurring tenant improvement/leasing commission reserve.

     Additional terms and escrows for the Northpark Center Loan are set forth on Annexes A and C.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     ARD Loans. Ninety-two of the Mortgage Loans representing approximately 75.2% of the Initial Pool Balance are "ARD Loans." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related borrower thereunder (the "Mortgagor") elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as "Excess Interest." The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date."

     Once the principal balance of an ARD Loan has been reduced to zero, all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

     Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a percentage specified in the related Mortgage Loan documents. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate, and the Excess Interest will be deferred. Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Excess Interest will be distributed to one or more classes of the Private Certificates. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

     From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Special Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses (and, in the case of the CIBC Loans, payment of capital expenses pursuant to the terms of an annual budget approved by the Master Servicer and payment of any extraordinary expenses approved by the Special Servicer, each as required by the terms of the related Mortgage Loan),
(v) principal on the Mortgage Loan until such principal is paid in full and (vi) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." Each ARD Loan provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to repay an ARD Loan in full, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Balloon Mortgage Loans. Seventy of the Mortgage Loans (including one Mortgage Loan originated with a two-year interest-only period; of which 18 months remain) representing approximately 23.8% of the Initial Pool Balance provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto. See Annex A for additional information regarding the Balloon Mortgage Loans.

     Crossed Loans. Two of the Mortgage Loans representing approximately 0.3% of the Initial Pool Balance are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). No group of Crossed Loans represents in the aggregate more than 0.3% of the Initial Pool Balance. A default under one of the Crossed Loans will result in a default under all of the other Mortgage Loans which are cross-collateralized and cross-defaulted with such Crossed Loan. See Annex A for additional information regarding the Crossed Loans.

     Escrows. One hundred and fifty-five of the Mortgage Loans representing approximately 95.5% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and 148 of the Mortgage Loans, representing approximately 88.1% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to

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the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or
(ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

     One hundred and thirty of the Mortgage Loans, representing approximately 91.8% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

     Sixty-four of the Mortgage Loans, representing approximately 74.4% of the Initial Pool Balance, require up front and/or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. These Mortgage Loans are secured by office, retail and industrial properties. Thirty-eight of the Mortgage Loans, representing approximately 32.9% of the Initial Pool Balance, have up front escrows to cover various other contingencies.

     See Annex A for additional information pertaining to Mortgage Loan escrows.

     Related Borrowers. Twenty-four of the Mortgage Loans, representing approximately 10.5% of the Initial Pool Balance, have Mortgagors which are related to one or more other Mortgagors but are not cross-collateralized or cross-defaulted with other Mortgage Loans. There are 9 such groups of related Mortgagors. No group of Mortgage Loans with related Mortgagors represents in the aggregate more than approximately 3.0% of the Initial Pool Balance. See Annex A for a description of the related loan groups.

     Earthquake Analysis. Eighteen of the Mortgaged Properties, securing Mortgage Loans representing approximately 13.6% of the Initial Pool Balance, are located in seismic zones three and four. An architectural and engineering consultant performed an analysis on all of such Mortgaged Properties in order to evaluate the structural and seismic condition of such properties and to assess, based on a 475-year return period, a 50-year window and a 10% probability of exceedance, the probable maximum loss ("PML") for such properties in a hypothetical earthquake scenario. The resulting analysis indicated that in a hypothetical earthquake scenario, 1 of the Mortgage Loans is likely to suffer a PML in excess of 20% of the amount of the estimated replacement cost of the improvements. Two of the Mortgaged Properties described above, securing Mortgage Loans representing approximately 0.7% of the allocated Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan.

     The Canadian Loan. One of the Mortgage Loans (mortgage loan number 19, the "Royal Host REIT Portfolio Loan"), which represents approximately 1.3% of the Initial Pool Balance, is secured by three full service hotels located in Ontario and Alberta, Canada and is payable in Canadian dollars. On the Delivery Date, the Depositor will enter into and assign to the Trustee an ISDA master agreement (including a schedule thereto) and a confirmation relating to the Royal Host REIT Portfolio Loan (together, a "Foreign Currency Exchange Contract") with MGT. In accordance with the Foreign Currency Exchange Contract, the Master Servicer on behalf of the Trustee will be required to pay MGT, as exchange contract counterparty, on the second business day prior to each Distribution Date (each, an "F/X Payment Date") all amounts collected on the Royal Host REIT Portfolio Loan during the Remittance Period ending on the related Determination Date in Canadian dollars. On each F/X Payment Date, MGT, as exchange contract counterparty, will be required to pay the Trustee in exchange for payments received in Canadian dollars an amount in U.S. dollars at the (i) Interest F/X Rate, with respect to amounts allocated to interest on the Royal Host REIT Portfolio Loan and (ii) Principal F/X Rate, with respect to amounts allocated to principal and any other amounts collected on the Royal Host REIT Portfolio Loan. The "Interest F/X Rate" for the Royal Host REIT Portfolio Loan (expressed as Canadian dollars per US$1.00) will be 1.5253. The "Principal F/X Rate" for the Royal Host REIT Portfolio Loan (expressed as Canadian dollars per US$1.00) will be 1.5350. The information set forth in this prospectus supplement with respect to the Royal Host REIT Portfolio Loan is presented in U.S. dollars based on the Interest F/X Rate and Principal F/X Rate, as applicable.

     The Master Servicer on behalf of the Trustee will only be required to make Canadian dollar payments under the Foreign Currency Exchange Contract to the extent collected on the Royal Host

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REIT Portfolio Loan. MGT will only be required to make U.S. dollar payments on any F/X Payment Date to the extent the Master Servicer on behalf of the Trustee has made the corresponding payments under the Foreign Currency Exchange Contract in Canadian dollars.

     Certificateholders will not have any right to proceed directly against MGT in respect of its obligations under the Foreign Currency Exchange Contract. The Master Servicer will administer and perform all of the Trustee's obligations under the Foreign Currency Exchange Contract on behalf of the Trustee for the benefit of the Certificateholders.

     The Special Servicer may only exercise foreclosure rights with respect to the collateral securing the Royal Host REIT Portfolio Loan upon delivery of the opinions of counsel required by the Pooling and Servicing Agreement. In the absence of these opinions, the Special Servicer will be required to seek other remedies, such as selling the Mortgage Loan and the Foreign Currency Exchange Contract.

MEZZANINE DEBT

     The owners of the Mortgagors under 4 Mortgage Loans representing approximately 8.1% of the Initial Pool Balance have pledged their ownership interest in such Mortgagor as collateral for "mezzanine debt." Such "mezzanine debt" is separately secured by a lien on the corresponding ownership interest in the Mortgagor. No such "mezzanine debt" currently exceeds $4,000,000 or approximately 10.8% of the related Mortgage Loan. In addition, one Mortgage Loan, representing approximately 4.9% of the Initial Pool Balance, permits additional indebtedness in the form of mezzanine debt. Upon a default under a "mezzanine debt," the related lender would be entitled to foreclose upon the equity pledged to secure such loan. Such transfer of equity would not trigger a "due on sale" clause. If the mezzanine lender attempts to foreclose upon such pledged equity, the related borrower may file for bankruptcy. No holder of "mezzanine debt" has a lien on, or has the power to foreclose on, any of the Mortgaged Properties.

ADDITIONAL DEBT

     The Mortgage Loans were made to Mortgagors which are generally restricted under the related loan documents or by their governing documents from incurring any indebtedness other than the related Mortgage Loan, normal trade accounts payable, certain purchase financing debt and, subject to lender approval, certain related party debt. The Mortgagors for five Mortgage Loans representing approximately 2.9% of the Initial Pool Balance have outstanding unsecured loans.

     The existence of such other debt could:

     o  adversely affect the financial viability of the related Mortgagor;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

     o  complicate bankruptcy proceedings; and

     o  delay foreclosure on the related Mortgaged Property.

     In cases where one or more junior liens are imposed on a Mortgaged Property or a Mortgagor incurs other unsecured indebtedness, the Trust Fund is subjected to additional risks, including the risks that such Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for such Mortgagor to refinance the related Mortgage Loan or to sell such Mortgaged Property for purposes of making a Balloon Payment upon the maturity of such Mortgage Loan.

UNDERWRITING GUIDELINES AND PROCESSES

     MGT has developed guidelines establishing certain procedures with respect to underwriting the MGT loans originated or purchased by it, as described more fully below. Each of CIBC and GACC has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by them. CIBC and GACC have confirmed to the Depositor that such guidelines

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are generally consistent with those listed below. All of the Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

     Property Analysis. The related Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Seller evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The related Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, the related Seller obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The related Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the related Seller either
(i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within twelve months.

     In the case of 27 Mortgage Loans representing approximately 3.0% of the Initial Pool Balance, environmental insurance was obtained from American International Group, Inc. and/or an affiliate and the underlying Mortgaged Properties were not subject to environmental site assessments. Each environmental insurance policy insures the Trust Fund against losses resulting from certain known and unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the outstanding balance of the Mortgage Loan, if on-site environmental conditions are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Seller obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. The related Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Seller reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and
(5) such other coverage as the related Seller may require based on the specific characteristics of the mortgaged property.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Mortgage Pass-Through Certificates, Series 2001-CIBC1 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Certificates designated as the Class A1, Class A2, Class A3 (together, the "Class A Certificates"), Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class X1 and Class X2 Certificates (collectively, the "Class X Certificates"), Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. See the Executive Summary for a description of some of the terms of the Offered Certificates. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans (or in the case of the Royal Host REIT Portfolio Loan, payments due by the foreign exchange counter-party under the Foreign Currency Exchange Contract) received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

     The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "-- Book-Entry Registration of the Offered Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Persons acquiring beneficial ownership interests in the Certificates (the "Certificateholders") with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or the Euroclear system ("Euroclear") or the Clearstream system ("Clearstream"), in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Book-Entry Registration. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, Euroclear or Clearstream if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Euroclear and Clearstream will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the Euroclear

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and Clearstream participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

     Because of time zone differences, the securities account of a Euroclear or Clearstream Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Euroclear or Clearstream) will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or Clearstream Participant to a DTC Participant (other than the depository for Euroclear or Clearstream) will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Euroclear Participants or Clearstream Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants or Clearstream Participants may not deliver instructions directly to the Depositories.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 34 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

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     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several counties. As a professional depository, Clearstream is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, and may include the underwriters specified in this prospectus supplement, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See Annex G for additional information regarding global clearance, settlement and tax documentation procedures.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon

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surrender by DTC of the definitive certificates representing the DTC Registered
Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in April 2001 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date"), except, that with respect to the initial Distribution Date, the Record Date will be the Delivery Date. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans (or in the case of the Royal Host REIT Portfolio Loan, payments due by the foreign exchange counter-party under the Foreign Currency Exchange Contract, as described in Annex D) due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date and payments made by the Master Servicer to cover related Prepayment Interest Shortfalls (not otherwise included in clause (i) above) and (iii) for Distribution Dates occurring in March the Withheld Amounts for the immediately preceding January, if applicable, and February net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee, including, without limitation, payment of P&I Advances and interest thereon, (iii) any servicing and trustee compensation or (iv) for Distribution Dates occurring in February and, if in a year that is not a leap year, January, the Withheld Amounts (as defined herein) with respect to the Interest Reserve Loans (as defined herein) to be deposited into the Interest Reserve Account (as defined herein) and held for future distribution.

     Pass-Through Rate on the Offered Certificates. The rate per annum at which any class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rate for each class of Certificates (except the Class X Certificates) will be equal to either a fixed rate or a rate based on the weighted average of the Remittance Rates on the Mortgage Loans. The Pass-Through Rate on the Class X Certificates will be as described in the "Executive Summary". The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the

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Cut-off Date) over the sum of the applicable Master Servicing Fee Rate and the
Trustee Fee Rate; provided, however, that with respect to each Interest Reserve Loan, (i) the Remittance Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Remittance Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. Provided, further however, that with respect to the Royal Host REIT Portfolio Loan, the Remittance Rate will be equal to the interest rate derived from interest payments in U.S. dollars specified in the related Foreign Currency Exchange Contract over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate. For purposes of calculating the Remittance Rate, the Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

     Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the holders of classes of Certificates of a higher priority, if any, as described under "Priority of Distributions" below, holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to (a) the sum of (i) interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), and (ii) any unpaid Interest Distribution Amount shortfall for a prior Distribution Date together with interest thereon, less (b) such class' pro rata share, based on the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). For the purposes of calculating the total amount of interest distributable on the Class X Certificates, the aggregate "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the other Classes of Certificates. The Notional Amount does not entitle the Class X Certificates to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the Pass-Through Rate in effect for subsequent Distribution Dates.

     In addition, to the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Allocated Net Prepayment Premium (as defined below) paid with respect to the Mortgage Loans if such Allocated Net Prepayment Premium is calculated by reference to a U.S. Treasury rate, (b) the related Class Prepayment Fraction and (c) the related Allocation Fraction. On each Distribution Date, the Allocated Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Offered Certificates will be paid to the holders of one or more classes of the Private Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates, any Mortgage Loan and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over
(b) the discount rate used to calculate the related Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage

Loan over (b) the discount rate referenced in clause (x) above. To the extent not necessary to reimburse the Master Servicer, as described above, any Allocated Net Prepayment Premium paid with respect to a Mortgage Loan which is not calculated by reference to a U.S. Treasury rate will be distributed solely to the holders of the Class X Certificates.

     To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on voluntary prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest paid in connection with such prepayment will be included in the Available Distribution Amount for the immediately following Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is voluntarily prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date calculated assuming a Master Servicing Fee Rate of 0.02% per annum. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

     The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) all Prepayment Premiums received during the related Remittance Period over (b) (i) all Prepayment Interest Shortfalls to the extent not offset by all Prepayment Interest Excesses for such Remittance Period and
(ii) any amounts paid to the Master Servicer pursuant to the last sentence of the preceding paragraph.

     The "Allocated Net Prepayment Premium" with respect to any Distribution Date and any Mortgage Loan, will equal the excess (but not less than zero) of
(a) any Prepayment Premium on such Mortgage Loan received prior to the business day preceding the Distribution Date and not previously distributed over (b) the pro rata portion, based on the Prepayment Premium collected on each of the Mortgage Loans during the same period, of the sum of (i) the excess (but not less than zero) of any Prepayment Interest Shortfall over any Prepayment Interest Excess for such Distribution Date and (ii) any amounts required to reimburse the Master Servicer on such Distribution Date for reductions in its compensation.

     The Pass-Through Rate on the Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited in the Interest Reserve Account by the Trustee, in respect of each Mortgage Loan which does not provide for the computation of interest on a 30/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Interest Rate (net of the Master Servicing Fee and the Trustee fee payable therefrom) on the respective Stated Principal Balances as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account. Funds in the Interest Reserve Account will be held uninvested.

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

     Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to, in each case to the extent not previously advanced, the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the date on which the related Mortgage Loan becomes due (the "Maturity Date") thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial principal balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "--Subordination" below.

PRIORITY OF DISTRIBUTIONS

     The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A3 Certificates, until the Class Balance thereof is reduced to zero;

     (e) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (f) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A3 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (g) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

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

     (h) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (i) to distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (j) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (k) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (l) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (m) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (n) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (o) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (p) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

     (q) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (r) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (s) to distributions of the Interest Distribution Amount for such Distribution Date on the Class J Certificates;

     (t) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class J Certificates, until the Class Balance thereof is reduced to zero;

     (u) to distributions of the Interest Distribution Amount for such Distribution Date on the Class K Certificates;

     (v) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class J Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class K Certificates, until the Class Balance thereof is reduced to zero;

     (w) to distributions of the Interest Distribution Amount for such Distribution Date on the Class L Certificates;

     (x) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class K Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class L Certificates, until the Class Balance thereof is reduced to zero;

     (y) to distributions of the Interest Distribution Amount for such Distribution Date on the Class M Certificates;

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

     (z) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class L Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class M Certificates, until the Class Balance thereof is reduced to zero;

     (aa) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (bb) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class M Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

     To the extent only the Class A1, Class A2 and Class A3 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1, Class A2 and Class A3 Certificates pro rata based on their respective Class Balances.

PRIVATE CERTIFICATES

     The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") are not offered hereby. The Pass-Through Rate on each of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates for any Distribution Date will equal 5.7750% per annum. The aggregate Class Balance for the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will equal the aggregate amount set forth in "Executive Summary." The aggregate interest accrual amount for the Class X Certificates for any Distribution Date will be calculated using a variable rate based on the weighted average Remittance Rates on the Mortgage Loans for such Distribution Date. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

     The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance and are not entitled to distribution of principal or interest.

     An affiliate of the Depositor intends to purchase and make an investment in the Private Certificates. The Private Certificates may be sold in whole or in part by such affiliate at any time and from time to time.

SUBORDINATION

     Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Sellers, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

     In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Except as described below, Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class M, Class L, Class K, Class J, Class H and Class G Certificates, in that order, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth to the Class B Certificates and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Realized Losses will be allocated to a class of Certificates by reducing its Class Balance on the Distribution Date in the month following the occurrence of the Realized Loss by the excess of the aggregate Class Balance of the Certificates over the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to all distributions on such Distribution Date.

     In addition to Realized Losses, shortfalls will also occur as a result of each Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Except as described below, such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

     A "Realized Loss," (a) in the case of any Mortgage Loan described in clause
(a) of the succeeding sentence, is equal to (i) the outstanding principal balance of any Loss Mortgage Loan (or REO Mortgage Loan) as of the beginning of the Collection Period, plus, (ii) all accrued and unpaid interest without taking item (iii) into account, minus (iii) amounts recovered thereon as of such time and (b), in the case of any Mortgage Loan described in clause (b) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (b).

     A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, or (b) with respect to which a portion of the principal balance thereof has been permanently forgiven, whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code.

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of
(i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.

COLLATERAL VALUE ADJUSTMENT

     By the Required Appraisal Date for any Mortgage Loan (or such longer period as the Special Servicer is diligently and in good faith proceeding to obtain an appraisal), the Special Servicer will be required to obtain an appraisal from an independent MAI appraiser, (except if an appraisal has been conducted within the twelve-month period preceding such event) the cost of which shall be advanced by the Master Servicer and reimbursed thereto from the Trust Fund provided, that if the principal balance of the Mortgage Loan is less than $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (an "Appraisal Estimate") of the value of the Mortgaged Property within the same time period as an appraisal would otherwise be required and such Appraisal Estimate will be used in lieu of an independent MAI appraisal or (B) to obtain, with the consent of the Directing Certificateholder, an MAI appraisal.

     "Required Appraisal Date" means with respect to any Mortgage Loan, the date 30 days after (a) any Collateral Value Adjustment Event or (b) the occurrence of any event giving rise to a subsequent Collateral Value Adjustment more than 12 months after an appraisal was obtained with respect to a previous Collateral Value Adjustment.

     "Collateral Value Adjustment Event" means with respect to any Mortgage Loan the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property, (iii) the date on which a Mortgaged Property becomes an REO Property, (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective, (v) a decree or order of a court or agency or supervisory authority having jurisdiction over the Mortgaged Property in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days or (vi) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due or filed a petition to take advantage of any applicable insolvency or reorganization statute. As a result of such appraisal or Appraisal Estimate, a Collateral Value Adjustment may result, which Collateral Value Adjustment will reduce the amount of the related P&I Advance with respect to interest. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve-month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. At any time that any Collateral Value Adjustment exists with respect to any Mortgage Loan, the Directing Certificateholder may direct the Special Servicer to obtain an appraisal at the Directing Certificateholder's expense. Upon the written request of the Directing Certificateholder, the Special Servicer shall recalculate the Collateral Value Adjustment on the new appraisal and notify the Trustee, the Master Servicer and the Directing Certificateholder of such recalculated Collateral Value Adjustment. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal or Appraisal Estimate was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal or Appraisal Estimate as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

     The "Collateral Value Adjustment" with respect to any Mortgage Loan will be an amount equal to the excess of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property or, in the case of Mortgage Loans having a principal balance under $2,000,000, 90% of the Appraisal Estimate over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon and (C) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan or REO Property). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." Notwithstanding the forgoing, if an appraisal is not obtained by the Required Appraisal Date, then until such appraisal is obtained there will be a Collateral Value Adjustment with respect to the related Mortgage Loan equal to 25% of the Stated Principal Balance of such Mortgage Loan; provided, however, that upon the subsequent receipt of an appraisal, the Collateral Value Adjustment for such Mortgage Loan will be recalculated in accordance with the definition of Collateral Value Adjustment. A Collateral Value Adjustment may result in a reduction in the amount of interest paid to one or more classes of Certificates, but shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

     The resulting Collateral Value Adjustment for a Mortgage Loan will be netted from the related principal balance for purposes of calculating P&I Advances. This will reduce any P&I Advance otherwise required for such Mortgage Loan. This will have the effect of reducing the amount of interest available for distribution to the Certificates (other than the Class A Certificates) in reverse alphabetical order of the Classes. See "--Advances" below. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust
Fund). The Special Servicer will determine and report to the Master Servicer and the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will further reduce any P&I Advances for the related Mortgage Loan. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase.

ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Master Servicing Fee and any escrow payments made on the related Mortgage Loan(s)) due over the amount actually received (subject to the limitations described herein); provided, however that the Master Servicer will not be required to make a P&I Advance in respect of default interest or Excess Interest.

     Notwithstanding the foregoing, if a Collateral Value Adjustment has been made with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date, to the extent such Collateral Value Adjustment has not been reversed, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made to the principal portion, however) to equal the product of (i) the amount of the interest portion of the P&I Advance that would otherwise be required to be made for the Distribution Date without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Collateral Value Adjustment, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Subordination" above.

     To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses (a "Property Protection Advance") for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances with interest thereon will be reimbursable to the Master Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, the Master Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan.

     In addition, the Special Servicer may make any Property Protection Advance on a Specially Serviced Mortgage Loan otherwise required to be made by the Master Servicer. The Special Servicer will be entitled to reimbursement for such advance (including any interest thereon) subject to the limitations set forth in the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent the Master Servicer or the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed the amount necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. To the extent the Master Servicer or the Trustee are required to make a P&I Advance on an ARD Loan after the related Anticipated Repayment Date, such P&I Advance shall be at the Mortgage Interest Rate and shall not include the amount necessary to pay any Excess Interest. Any failure by the Master Servicer to make a P&I Advance or to make a Property Protection Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance or Property Protection Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Master Servicer.

     The Master Servicer or the Trustee shall be entitled to interest on the aggregate amount of all advances made by the Master Servicer or the Trustee, respectively, at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors -- Delinquencies Will Entitle Servicer to Receive Certain Additional Compensation Which Takes Precedence Over Your Right to Receive Distributions" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by a Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors -- Prepayments Will Affect Your Yield" herein, "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

     The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

     The Pass-Through Rate for the Offered Certificates will be either a fixed rate or a rate based on the weighted average of the Remittance Rates on the Mortgage Loans. Accordingly, the yield on the Offered Certificates, to the extent the related Pass-Through Rate is calculated based on the weighted average of the Remittance Rates, will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Remittance Rates could result in a reduction in the weighted average of the Remittance Rates on the Mortgage Loans reducing the Pass-Through Rates on such classes of Offered Certificates.

     See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

     ARD Loans may be prepaid in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its Anticipated Repayment Date and the related Mortgage Interest Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date is not an event of default.

     In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

     The "Rated Final Distribution Date" for the Certificates will be the Distribution Date in March 2033, which is the first Distribution Date succeeding the second anniversary of the date at which all the Mortgage Loans are scheduled to have zero balances, assuming no prepayments, defaults or delinquencies, and that the Mortgage Loans which are Balloon Loans or ARD Loans fully amortize according to their amortization schedule without a Balloon Payment or final payment on the Anticipated Repayment Date, respectively.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

     The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in April 2001; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement --Termination" or otherwise; (vii) the Offered Certificates are purchased on March 29, 2001;
(viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date; and (ix) any Prepayment Premium payable pursuant to a Mortgage Loan and not calculated by reference to a U.S. rate is collected.

     Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)

                                                              CLASS A1                                CLASS A2
                                               --------------------------------------   -------------------------------------
              DISTRIBUTION DATE                  0%     25%     50%     75%     100%      0%     25%     50%     75%     100%
--------------------------------------------   -----   -----   -----   -----   ------   -----   -----   -----   -----   -----
Initial percentage .........................    100     100     100     100     100      100     100     100     100     100
March 2002 .................................     83      83      83      83      83      100     100     100     100     100
March 2003 .................................     64      64      64      64      64      100     100     100     100     100
March 2004 .................................     44      44      44      44      44      100     100     100     100     100
March 2005 .................................     22      22      22      22      22      100     100     100     100     100
March 2006 .................................      0       0       0       0       0       96      96      96      95      93
March 2007 .................................      0       0       0       0       0       86      85      84      84      83
March 2008 .................................      0       0       0       0       0       54      52      50      49      44
March 2009 .................................      0       0       0       0       0       31      31      31      31      31
March 2010 .................................      0       0       0       0       0       17      15      12       7       0
March 2011 .................................      0       0       0       0       0        0       0       0       0       0
Weighted Average Life in years (2) .........    2.6     2.6     2.6     2.6     2.6      7.4     7.3     7.3     7.2     7.1

                                                              CLASS A3                                 CLASS B
                                               --------------------------------------   -------------------------------------
              DISTRIBUTION DATE                  0%     25%     50%     75%     100%      0%     25%     50%     75%     100%
--------------------------------------------   -----   -----   -----   -----   ------   -----   -----   -----   -----   -----
Initial percentage .........................    100     100     100     100     100      100     100     100     100     100
March 2002 .................................    100     100     100     100     100      100     100     100     100     100
March 2003 .................................    100     100     100     100     100      100     100     100     100     100
March 2004 .................................    100     100     100     100     100      100     100     100     100     100
March 2005 .................................    100     100     100     100     100      100     100     100     100     100
March 2006 .................................    100     100     100     100     100      100     100     100     100     100
March 2007 .................................    100     100     100     100     100      100     100     100     100     100
March 2008 .................................    100     100     100     100     100      100     100     100     100     100
March 2009 .................................    100     100     100     100     100      100     100     100     100     100
March 2010 .................................    100     100     100     100      88      100     100     100     100     100
March 2011 .................................      0       0       0       0       0        0       0       0       0       0
Weighted Average Life in years (2) .........    9.6     9.6     9.6     9.5     9.3      9.8     9.8     9.8     9.7     9.5

----------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Prepayment Premium period.

(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Offered Certificates.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)

                                                              CLASS C                                  CLASS D
                                               --------------------------------------   -------------------------------------
              DISTRIBUTION DATE                  0%     25%     50%     75%     100%      0%     25%     50%     75%     100%
--------------------------------------------   -----   -----   -----   -----   ------   -----   -----   -----   -----   -----
Initial percentage .........................    100     100     100     100     100      100     100     100     100     100
March 2002 .................................    100     100     100     100     100      100     100     100     100     100
March 2003 .................................    100     100     100     100     100      100     100     100     100     100
March 2004 .................................    100     100     100     100     100      100     100     100     100     100
March 2005 .................................    100     100     100     100     100      100     100     100     100     100
March 2006 .................................    100     100     100     100     100      100     100     100     100     100
March 2007 .................................    100     100     100     100     100      100     100     100     100     100
March 2008 .................................    100     100     100     100     100      100     100     100     100     100
March 2009 .................................    100     100     100     100     100      100     100     100     100     100
March 2010 .................................    100     100     100     100     100      100     100     100     100     100
March 2011 .................................      0       0       0       0       0        0       0       0       0       0
Weighted Average Life in years (2) .........    9.8     9.8     9.8     9.8     9.5      9.8     9.8     9.8     9.8     9.5

                                                              CLASS E                                  CLASS F
                                               --------------------------------------   -------------------------------------
              DISTRIBUTION DATE                  0%     25%     50%     75%     100%      0%     25%     50%     75%     100%
--------------------------------------------   -----   -----   -----   -----   ------   -----   -----   -----   -----   -----
Initial percentage .........................    100     100     100     100     100      100     100     100     100     100
March 2002 .................................    100     100     100     100     100      100     100     100     100     100
March 2003 .................................    100     100     100     100     100      100     100     100     100     100
March 2004 .................................    100     100     100     100     100      100     100     100     100     100
March 2005 .................................    100     100     100     100     100      100     100     100     100     100
March 2006 .................................    100     100     100     100     100      100     100     100     100     100
March 2007 .................................    100     100     100     100     100      100     100     100     100     100
March 2008 .................................    100     100     100     100     100      100     100     100     100     100
March 2009 .................................    100     100     100     100     100      100     100     100     100     100
March 2010 .................................    100     100     100     100     100      100     100     100     100     100
March 2011 .................................      0       0       0       0       0        0       0       0       0       0
Weighted Average Life in years (2) .........    9.8     9.8     9.8     9.8     9.5      9.9     9.8     9.8     9.8     9.5

----------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Prepayment Premium period.

(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Offered Certificates.

                      MASTER SERVICER AND SPECIAL SERVICER

THE MASTER SERVICER AND THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will be acting as the Master Servicer under the Pooling and Servicing Agreement. GMACCM is a California corporation. As of February 28, 2001, GMACCM had a total multifamily and commercial mortgage loan servicing portfolio of approximately $94.9 billion in total outstanding principal amount. GMACCM's principal offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

     The information set forth above concerning the Master Servicer has been provided by GMACCM. The Depositor, the Underwriters, the Trustee, the Special Servicer and the Sellers make no representations or warranties as to its accuracy.

     ORIX Real Estate Capital Markets, LLC ("ORECM") will be acting as the Special Servicer (together with GMACCM, the "Servicers") under the Pooling and Servicing Agreement. ORECM is a Delaware limited liability company. ORECM manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 11,000 assets with an aggregate principal balance, as of December 31, 2000, of approximately $45.7 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of December 31, 2000, ORECM served as the named special servicer on 86 securitized transactions encompassing in excess of 16,000 loans, with an aggregate principal balance of approximately $55.8 billion. ORECM's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth above concerning the Special Servicer has been provided by ORECM. The Depositor, the Underwriters, the Trustee, the Master Servicer and the Sellers make no representations or warranties as to its accuracy.

RESPONSIBILITIES OF MASTER SERVICER

     Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the Mortgage Loans and, to the extent consistent with the forgoing, further as follows: (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans; and
(iii) without regard to (A) any relationship that the Master Servicer or any affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Master Servicer or by any affiliate thereof, (C) the Master Servicer's obligation to make Advances, or (D) the right of the Master Servicer (or any affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, thereunder or with respect to any particular transaction (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), are, with respect to the Master Servicer, the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its reasonable efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein to the extent such insurance is (i) available at commercially reasonable rates, and (ii) required by the terms of the related Mortgage Loan; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in accordance with the Servicing Standard; demanding that the Mortgagor cure delinquencies; inspecting Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

     The Master Servicer will also be required to administer and perform all of the Trustee's obligations under the Foreign Currency Exchange Contract on behalf of the Trustee for the benefit of Certificateholders.

RESPONSIBILITIES OF SPECIAL SERVICER

     The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" (as defined below); (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force and undischarged, undismissed or unstayed for a period of 60 days; (iii) the Master Servicer or the Special Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage or Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the Mortgaged Property; or (viii) the Master Servicer has determined in its good faith reasonable judgment that a default in the making of any payment under the related Mortgage Loan is likely to occur within 30 days and is likely to remain uncured for at least 60 days, or in the case of a Balloon Mortgage Loan at least 90 days. Any Mortgage Loan, and any Crossed Loan that is cross-collateralized with such Mortgage Loan, with respect to which a Servicing Transfer Event has occurred, is referred to herein as a "Specially Serviced Mortgage Loan." The Special Servicer will cause the collection of certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

     A "Defaulted Mortgage Loan" is any Mortgage Loan which (a) is more than 60 days delinquent in whole or in part with respect to any Monthly Payment or (b) is delinquent for more than 90 days in whole or in part with respect to the related Balloon Payment, if any, unless the Master Servicer reasonably expects the related Mortgagor will continue to make Monthly Payments and the Master Servicer receives written evidence from the related Mortgagor (which written evidence the Master Servicer is required to be delivered and reasonably acceptable to the Special Servicer) indicating that the related Mortgagor has obtained a binding commitment from an institutional lender to refinance the Mortgage Loan in which case the Mortgage Loan shall not become a Defaulted Mortgage Loan until the earlier of (x) 150 days from the Due Date of the Balloon Payment and (y) the date on which the Mortgage Loan is expected to be paid in full from proceeds of the refinancing loan.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the Mortgage Loans and, to the extent consistent with the foregoing, further as follows: (i) with the same skill, care and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related property on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and related properties that are comparable to the Mortgage Loans, Mortgaged Property and REO Property; (ii) so as to maximize the net present value of recoveries on the Mortgage Loans; and (iii) without regard to (A) any relationship that the Special Servicer or any affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate by the Special Servicer or by any affiliate thereof, (C) the Special Servicer's obligation to make Advances, if any, (D) the right of the Special Servicer (or any affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (E) any ownership or servicing of other mortgage loans for third parties or (F) any debt that the Special Servicer has extended to any Mortgagor (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii) are, with respect to the Special Servicer, the "Servicing Standard"). The Special Servicer may need to approve certain modifications, assumptions, collateral releases and other actions with respect to non-Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.

     The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, the Master Servicer, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to
(i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

     If provided in the Pooling and Servicing Agreement, any of the Directing Certificateholder, the Special Servicer or the Master Servicer may acquire title to any Mortgaged Property or REO Property being sold on behalf of the Trust Fund. Any such purchase by the Directing Certificateholder, the Special Servicer or the Master Servicer shall be at the Purchase Price and upon terms and conditions more particularly described in the Pooling and Servicing Agreement.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

     The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans (including making property protection advances for which it will be entitled to reimbursement with interest). If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans. The Special Servicer may purchase a Defaulted Mortgage Loan at a purchase price equal to the outstanding principal balance thereof together with accrued interest thereon, plus any amounts payable to the Servicer or the Trustee in respect of the Mortgage Loan.

     Subject to certain rights of the Directing Certificateholder (as defined below), the Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Specially Serviced Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, with respect to such Specially Serviced Mortgage Loan or such REO Property or pursuant to the Servicing Standard to agree to any modification, assumption, extension, waiver or amendment of any term and to defer, reduce or forgive payment of interest and/or principal of any such Specially Serviced Mortgage Loan; provided, however, with respect to any such modification, assumption, extension, waiver or amendment, the Special Servicer has determined in its reasonable judgement that such modification, assumption, extension, waiver or amendment is expected to increase the recovery value of the related Mortgage Loan on a net present value basis. Notwithstanding the foregoing, the Special Servicer shall not release, substitute, or add any Mortgaged Property, except as permitted by the Pooling and Servicing Agreement and as otherwise provided in the related Mortgage Loan Documents, unless such Special Servicer shall have obtained written confirmation from each Rating Agency stating that upon such release, substitution or addition none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified (if applicable), downgraded or withdrawn by each Rating Agency as a result thereof. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date or twenty years prior to the expiration of any Ground Lease. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment.

     The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 25% interest (by initial Class Balance) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within ten business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within ten business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report except as described above;

provided, however, the Special Servicer will implement the last submitted report if 30 days have elapsed since its receipt of the initial Asset Strategy Report, provided, further, that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder, other than the Mortgagor on the related Specially Serviced Mortgage Loan, an affiliate thereof or a person acting on behalf of the Mortgagor, may request and obtain a copy of any Asset Strategy Report, except to the extent prohibited by applicable law or the related Mortgage Loan documents, upon execution of a confidentiality agreement.

     The Directing Certificateholder is entitled to advise the Special Servicer with respect to the Special Servicer's taking certain actions in respect of the Mortgage Loans and the related Mortgaged Properties, as more particularly described in the Pooling and Servicing Agreement. In addition, the Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified (if applicable), downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Workout Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee, the Workout Fee and the Liquidation Fee for all other Specially Serviced Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee." The Master Servicing Fee will be payable monthly and will accrue at the applicable Master Servicing Fee Rate (as defined below). The "Basic Master Servicing Fee Rate" will be 0.10% per annum. The Master Servicer will also receive as part of its Master Servicing Fee an additional fee calculated based on the following rates (each, an "Additional Servicing Fee Rate"): (i) a primary servicing fee rate of 0.05% per annum with respect to 12.0% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) a primary servicing fee rate of 0.07% per annum with respect to 3.8% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iii) a primary servicing fee rate of 0.08% per annum with respect to 0.7% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, and (iv) a primary servicing fee of 0.10% per annum with respect to 1.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. With respect to each Mortgage Loan, the sum of the Basic Master Servicing Fee Rate and the related Additional Servicing Fee Rate, if any, is referred to herein as the "Master Servicing Fee Rate."

     In the event that the initial Master Servicer shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, no part of any excess of such portion of the Master Servicing Fee over the amount payable to such successor will be available for payment to Certificateholders.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will be based on a rate equal to 0.25% per annum. The Special Servicing Fee will be computed on the basis of the same principal balance and for the same period respecting which any interest payment on each Specially Serviced Mortgage Loan is computed. The "Workout Fee" will equal 1.0% of all amounts collected with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan and was subsequently returned to, and remains in, a performing status. The "Liquidation Fee" will equal 1.0% of the net payments or net proceeds obtained by the Special Servicer in connection with payment in full, partial or discounted payoff from the borrower or, except under circumstances described in the Pooling and Servicing Agreement, 1.0% of the net proceeds in connection with any liquidation of the Mortgage Loan.

     The Master Servicer and/or the Special Servicer will be entitled to retain any other fees or charges (other than late payment charges to the extent necessary to cover interest on Advances on the related Mortgage Loan) actually paid by a Borrower.

     The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action or claim relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

     The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Master Servicer, the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

INFORMATION

     The Master Servicer maintains an Internet website at www.gmaccm.com which may contain the information and reports which the Master Servicer is required to produce. The Master Servicer will require registration and the execution of an access agreement in connection with providing access to its website.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide or make available to a prospective or actual Certificateholder, upon written request and at the expense of the requesting party, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Services -- J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee or a custodian, acting on behalf of the Trustee, among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the related Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the related Seller, in blank or to the order of the Trustee, in complete and recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the related Seller, in blank or to the order of the Trustee, in complete and recordable form; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; provided, however, if such original or certificate of a lender's title insurance policy cannot be delivered solely because such policy has not yet been issued, the Depositor may deliver, or cause to be delivered, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan (or a "marked-up" report of title together with the corresponding escrow or similar agreement, accepted and executed by an agent of the title insurer at the closing of such Mortgage Loan); (viii) originals or copies of any UCC financing statements (including originals of assignments thereof to the Trustee in form that is complete and suitable for filing); (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property;
(xi) originals or certified copies of any environmental liabilities agreement;
(xii) originals or copies of any escrow agreements; (xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record; (xiv) any collateral assignments of property management agreements and other servicing agreements and (xv) in the case of the Royal Host REIT Portfolio Loan, the Foreign Currency Exchange Contract. The Pooling and Servicing Agreement will require the Depositor to cause each of the assignment documents described in clause (iii), clause (v), and clause (viii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

     State Street Bank and Trust Company, a Massachusetts trust company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The "Trustee Fee Rate" will be equal to 0.0010% per annum. The Trustee's fee will equal the fee calculated at the Trustee Fee Rate on the outstanding principal balance of the Mortgage Loans, as described in the Pooling and Servicing Agreement. The offices of the Trustee's corporate trust department with respect to this trust are located at 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Service (CMBS) -- J.P. Morgan Chase Commercial Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2001-CIBC1.

ACCOUNTS

     The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to remit to the Trustee for deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee its portion of the fee calculated at the Trustee Fee Rate or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Funds in the Certificate Account will be held uninvested. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the Agreements -- Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, based upon information provided by the Servicers, the Trustee shall make available to each Certificateholder, the Sellers, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish or make available to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Trustee shall furnish or make available a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee may provide access to the information available on the monthly statement to Certificateholders and certain other information through its Corporate Trust home page on the world wide web. The web page is located at "http://corporatetrust.statestreet.com." CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Any Asset Strategy Report that has been delivered to the Trustee shall be made available by the Trustee, upon written request and at the expense of the requesting party, to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee of evidence satisfactory to it that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared by the Master Servicer or the Special Servicer. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information and certain financial reports related to the mortgage loans available through its Corporate Trust web site.

VOTING RIGHTS

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Trustee, the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. 97.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Private Certificates, (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X1 Certificates, 1.00% of all Voting Rights shall be allocated to the Class X2 Certificates and 0.331/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and any other event which changes such Class Balance will result in a corresponding change to such class' Voting Rights. Collateral Value Adjustments will not result in a change to a class' Voting Rights.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by and at the option of any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and
(2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon together with any unreimbursed advances (including any interest thereon). Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that (i) the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than 1% of the Initial Pool Balance and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMICs I, II and III.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund (excluding any Excess Interest collected on ARD Loans) for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

     For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates, the Private Certificates (other than the Class X Certificates and the Class R-I, Class R-II and Class R-III Certificates), and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of REMIC III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus. Notwithstanding the foregoing, the portion of the Trust Fund consisting of Excess Interest collected on ARD Loans will not be "regular interests" of REMIC III and will not be treated as debt instruments of REMIC III.

     The Offered Certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, except that ARD Loans prepay on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will not prepay at another rate. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount and Premium" in the Prospectus.

     Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums become fixed.

     The portion of the Trust Fund consisting of Excess Interest collected on ARD Loans will be treated as assets of a grantor trust for federal income tax purposes.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount and Premium" in the Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered

Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which
 . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Federal Income Tax Consequences -- REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Federal Income Tax Consequences" in the Prospectus.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities and Keogh plans) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or of any collective investment fund or separate account or other entity in which such plans are invested (each, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of any Offered Certificate could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued (Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 23151 (June 6, 1990)) to an affiliate of Chase Securities Inc. an individual exemption which was amended by Prohibited Transaction Exemption 97-34 (July 21, 1997) (collectively, the "Exemption")), and which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and other penalties imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in such exemptions are satisfied. The Exemption has been amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the condition of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of any of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) Chase Securities Inc., Deutsche Banc Alex. Brown Inc. and Morgan Stanley & Co. Incorporated (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Chase Securities Inc., Deutsche Banc Alex. Brown Inc. or Morgan Stanley & Co. Incorporated and (c) any member of the underwriting syndicate or selling group (including CIBC World Markets Corp.) of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemption include mortgage loans such as the Mortgage Loans. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant Mortgage Loan. Under the Exemption, trust assets must generally be limited to certain secured obligations. However, trust assets may also include cash or investments made therewith which are credited to an account to provide payments to certificateholders pursuant to a yield supplement agreement or similar yield maintenance arrangement to supplement the interest rates otherwise payable on obligations contained in the trust, provided that, if such arrangements involve swap agreements or other notional principal contracts, certain conditions must be met.

     The Exemption sets forth a number of general conditions which must be satisfied, among others, for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of the Trustee, the Underwriters, the Depositor, the Sellers, the Master Servicer, the Special Servicer, any insurer, any counterparty in a permitted swap or notional principal contract, any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Sub-Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501
(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

      Moreover, the Exemption would provide relief from certain self-dealing/ conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates in which Plans have invested and at least fifty (50) percent of the aggregate interest in the Trust Fund are acquired by persons independent of the Restricted Group, (ii) the Plan's investment in each class of Offered Certificates does not exceed twenty-five (25) percent of all of the Offered Certificates of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five
(25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing not more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available for Plans sponsored by any member of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to investing Plans before their purchase of Offered Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemption. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management, and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Because the Offered Certificates, including the Class B, Class C, Class D, Class E and Class F Certificates, are expected to be rated in the four highest generic rating categories, the second general condition set forth above is likely to be satisfied with respect to the Offered Certificates as of the initial closing date. It is a condition of the issuance of each class of Offered Certificates that they be rated within the four highest generic rating categories by Fitch or by Standard & Poor's. See "Rating" below. The Depositor expects that the third general condition set forth above will be satisfied with respect to each class of Offered Certificates. A fiduciary of a Plan contemplating purchasing any class of Offered Certificate must make its own determination that all of the general conditions set forth above will be satisfied with respect to any class of Offered Certificates. Each purchaser purchasing any class of Offered Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the fifth general condition set forth above.

     The rating of a Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- from either Fitch or Standard & Poor's, then Offered Certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased an Offered Certificate when it had a permitted rating would not be required by the Exemption to dispose of it).

     Before purchasing any of such Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

     Purchasers using insurance company general account funds to effect such purchase should consider the availability of PTCE 95-60 issued by the U.S. Department of Labor.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Furthermore, any Plan fiduciary considering a purchase of Offered Certificates should consider whether, under the general fiduciary standards of investment prudence and diversification, such an investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     The Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgaged backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

     The Depositor and the Underwriters make no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the legal liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, JPMorgan, a division of Chase Securities Inc., CIBC World Markets Corp., Deutsche Banc Alex. Brown Inc. and Morgan Stanley & Co. Incorporated (the "Underwriting Agreement"), the Depositor has agreed to sell to JPMorgan, a division of Chase Securities Inc., CIBC World Markets Corp., Deutsche Banc Alex. Brown Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") and each of the Underwriters has severally, but not jointly, agreed to purchase from the Depositor, the portion of the Offered Certificates of each class listed opposite its name in the table below.

     JPMorgan, a division of Chase Securities Inc., CIBC World Markets Corp. and Deutsche Banc Alex. Brown Inc. are acting as co-lead managers for the offering. Morgan Stanley & Co. Incorporated is acting as a co-manager and underwriter of the offering. JPMorgan, a division of Chase Securities Inc., is the sole bookrunner of all of the Offered Securities.

                               ALLOCATION TABLE

UNDERWRITER                CLASS A1     CLASS A2     CLASS A3     CLASS B     CLASS C     CLASS D     CLASS E      CLASS F
-----------------------   ----------   ----------   ----------   ---------   ---------   ---------   ---------   ----------
JPMorgan, a division of
 Chase Securities Inc.          80%          71%          60%        100%        100%        100%         92%         100%
CIBC World Markets
 Corp. ................         10%          10%          15%          0%          0%          0%          0%           0%
Deutsche Banc Alex.
 Brown Inc. ...........         10%          19%          17%          0%          0%          0%          0%           0%
Morgan Stanley & Co.
 Incorporated .........          0%           0%           8%          0%          0%          0%          8%           0%
                             -----        -----        -----       -----       -----       -----       -----        -----
Total                        100.0%       100.0%       100.0%      100.0%      100.0%      100.0%      100.0%       100.0%
                             =====        =====        =====       =====       =====       =====       =====        =====

     In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the underwriting commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

     The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 100.3% of the initial aggregate principal balance thereof, plus accrued interest from the Cut-off Date.

     The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor and J.P. Morgan Securities Holdings Inc., an affiliate of Chase Securities Inc., have agreed to indemnify the Underwriters against, or make contributions with respect to, certain liabilities, including liabilities under the Securities Act of 1933. The Underwriters have agreed severally, but not jointly, to indemnify the Depositor against, or make contributions to the Depositor with respect to, certain liabilities, including liabilities under the Securities Act of 1933, under limited circumstances.

     MGT has agreed to pay the expenses of the Depositor incurred in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. JPMorgan, a division of Chase Securities Inc. is an affiliate of the Depositor and MGT, one of the Sellers. CIBC World Markets Corp. is an affiliate of CIBC, one of the Sellers. Deutsche Banc Alex. Brown Inc. is an affiliate of GACC, one of the Sellers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

     It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch, Inc. ("Fitch") and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), and together with Fitch, the "Rating Agencies"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch and "AA" by Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch and "A" by Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "A-" by Fitch and "A-" by Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB" by Fitch and "BBB" by Standard & Poor's. It is a condition of the issuance of the Class F Certificates that they be rated not lower than "BBB-" by Fitch and "BBB-" by Standard & Poor's.

     A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Loans in the Trust Fund, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make required payments on the Certificates. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, yield maintenance charges, Excess Interest and default interest will be received or net aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch or Standard & Poor's pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification (if applicable) or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                            INDEX OF PRINCIPAL TERMS


30/360 basis ...................................  S-61
Additional Servicing Fee Rate ..................  S-77
Adjusted Available Distribution Amount .........  S-61
Adjusted Collateral Value ......................  S-67
Allocation Fraction ............................  S-61
Anticipated Repayment Date .....................  S-52
Appraisal Estimate .............................  S-66
ARD Loans ......................................  S-51
Asset Strategy Report ..........................  S-76
Available Distribution Amount ..................  S-60
Balloon Mortgage Loan ..........................  S-52
Balloon Payment ................................  S-52
Basic Master Servicing Fee Rate ................  S-77
Beneficial Owner ...............................  S-57
Cede ...........................................  S-57
Certificate Account ............................  S-80
Certificateholders .............................  S-57
Certificates ...................................  S-57
CIBC ...........................................  S-27
CIBC Loans .....................................  S-27
Class A Certificates ...........................  S-57
Class Balance ..................................  S-63
Class Prepayment Fraction ......................  S-61
Class X Certificates ...........................  S-57
Clearstream ....................................  S-57
Clearstream Participants .......................  S-59
Code ...........................................  S-82
Collateral Value Adjustment ....................  S-67
Collateral Value Adjustment Event ..............  S-66
Collection Account .............................  S-80
CPR ............................................  S-70
Crossed Loans ..................................  S-52
Cut-off Date LTV Ratio .........................  S-35
Defaulted Mortgage Loan ........................  S-74
Defeasance .....................................  S-42
Definitive Certificates ........................  S-59
Depositories ...................................  S-57
Determination Date .............................  S-3
Directing Certificateholder ....................  S-76
Distribution Date ..............................  S-60
DTC ............................................  S-57
DTC Participants ...............................  S-57
DTC Registered Certificates ....................  S-57
Due Date .......................................  S-27
Effective Gross Income .........................  S-37
EIALP ..........................................  S-46
ERISA ..........................................  S-83
ESA ............................................  S-55
Euroclear ......................................  S-57



Euroclear Participants .....................  S-58
Excess Cash Flow ...........................  S-52
Excess Interest ............................  S-51
Exemption ..................................  S-83
F/X Payment Date ...........................  S-53
FIRREA .....................................  S-36
Fitch ......................................  S-87
Foreign Currency Exchange Contract .........  S-53
Form 8-K ...................................  S-56
GACC .......................................  S-27
GACC Loans .................................  S-27
Global Securities ..........................  G-1
GMACCM .....................................  S-73
Indirect Participants ......................  S-58
Initial Pool Balance .......................  S-27
Interest Accrual Amount ....................  S-61
Interest Distribution Amount ...............  S-61
Interest F/X Rate ..........................  S-53
Interest Reserve Account ...................  S-62
Interest Reserve Loans .....................  S-62
KIM ........................................  S-51
Liquidation Fee ............................  S-78
Lock-out Date ..............................  S-41
Lock-out Period ............................  S-41
Loss Mortgage Loan .........................  S-66
Master Servicing Fee .......................  S-77
Master Servicing Fee Rate ..................  S-77
Maturity Date ..............................  S-63
MGT ........................................  S-27
MGT Loans ..................................  S-27
Monitoring Certificateholders ..............  S-76
Monthly Payments ...........................  S-27
Mortgage ...................................  S-27
Mortgage Interest Rate .....................  S-51
Mortgage Loan File .........................  S-79
Mortgage Loan Purchase Agreement ...........  S-27
Mortgage Loan Purchase Agreements ..........  S-27
Mortgage Loans .............................  S-27
Mortgage Note ..............................  S-27
Mortgage Pool ..............................  S-27
Mortgaged Property .........................  S-27
Mortgagor ..................................  S-51
Net Operating Income .......................  S-37
NOI ........................................  S-37
Offered Certificates .......................  S-57
Operating Statements .......................  S-37
ORECM ......................................  S-73
P&I Advance ................................  S-67
PAR ........................................  S-56
Participants ...............................  S-58
Pass-Through Rate ..........................  S-60



Percentage Interest .....................  S-60
Plan ....................................  S-83
PML .....................................  S-53
Pooling and Servicing Agreement .........  S-79
Prepayment ..............................  S-69
Prepayment Interest Excess ..............  S-62
Prepayment Interest Shortfall ...........  S-62
Prepayment Premium ......................  S-41
Principal Distribution Amount ...........  S-63
Private Certificates ....................  S-65
Property Protection Advance .............  S-68
Purchase Price ..........................  S-28
Rated Final Distribution Date ...........  S-70
Rating Agencies .........................  S-87
Realized Loss ...........................  S-66
Record Date .............................  S-60
REMIC ...................................  S-82
REMIC Regulations .......................  S-82
Remittance Rate .........................  S-60
REO Account .............................  S-57
REO Property ............................  S-57
Replacement Special Servicer ............  S-77
Required Appraisal Date .................  S-66
Restricted Group ........................  S-84
Revised Rate ............................  S-52
Royal Host REIT Portfolio Loan ..........  S-53
Seller ..................................  S-27
Sellers .................................  S-27
Servicers ...............................  S-73
Servicing Transfer Event ................  S-74
SMMEA ...................................  S-85
Special Servicing Fee ...................  S-78
Standard & Poor's .......................  S-87
Stated Principal Balance ................  S-66
Trust Fund ..............................  S-27
Trustee Fee Rate ........................  S-80
Underwriters ............................  S-85
Underwriting Agreement ..................  S-85
Underwritten Cash Flow ..................  S-36
Underwritten NOI ........................  S-37
UW Cash Flow ............................  S-36
UW DSCR .................................  S-36
UW NOI ..................................  S-37
Voting Rights ...........................  S-81
Withheld Amounts ........................  S-62
Workout Fee .............................  S-78
Yield Maintenance .......................  S-42
YM ......................................  S-42


                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------
   LOAN NO.            SELLER                                     PROPERTY NAME
-------------------------------------------------------------------------------------------------------------
       1                CIBC             65 Broadway
-------------------------------------------------------------------------------------------------------------
       2                MGT              1800-1880 JFK Boulevard
-------------------------------------------------------------------------------------------------------------
       3                MGT              Provence Apartments
-------------------------------------------------------------------------------------------------------------
       4                GACC             The Ford Building
-------------------------------------------------------------------------------------------------------------
       5                CIBC             Chino Spectrum Marketplace
-------------------------------------------------------------------------------------------------------------
       6                CIBC             Dunning Farm Shopping Center
-------------------------------------------------------------------------------------------------------------
       7                MGT              Trace Fork Shopping Center
-------------------------------------------------------------------------------------------------------------
       8                CIBC             Doubletree Hotel - Irvine Spectrum
-------------------------------------------------------------------------------------------------------------
       9                CIBC             Holiday Inn - Wall Street
-------------------------------------------------------------------------------------------------------------
      10                CIBC             Northpark Center
-------------------------------------------------------------------------------------------------------------
      11                GACC             Windsor at Sterling Place
-------------------------------------------------------------------------------------------------------------
      12                CIBC             Richmond Mall
-------------------------------------------------------------------------------------------------------------
      13                CIBC             ANC Rental Plaza
-------------------------------------------------------------------------------------------------------------
      14                MGT              ICI Glidden
-------------------------------------------------------------------------------------------------------------
      15                MGT              First USA - 550 Building
-------------------------------------------------------------------------------------------------------------
      16                MGT              Rustic Hills Shopping Center
-------------------------------------------------------------------------------------------------------------
      17                CIBC             Wildwood North Shopping Center
-------------------------------------------------------------------------------------------------------------
      18                MGT              Creekside Manufactured Housing Community
-------------------------------------------------------------------------------------------------------------
      19                MGT              Royal Host REIT Hotel Portfolio
-------------------------------------------------------------------------------------------------------------
     19.1               MGT              Holiday Inn - Oakville
-------------------------------------------------------------------------------------------------------------
     19.2               MGT              Travelodge Hotel - Burlington
-------------------------------------------------------------------------------------------------------------
     19.3               MGT              Holiday Inn - Edmonton
-------------------------------------------------------------------------------------------------------------
      20                MGT              MORF 3 & 6
-------------------------------------------------------------------------------------------------------------
      21                MGT              Great Hills Plaza Office Building
-------------------------------------------------------------------------------------------------------------
      22                CIBC             Wild West II (Healthsouth Medical Plaza)
-------------------------------------------------------------------------------------------------------------
      23                CIBC             Alpha Tower
-------------------------------------------------------------------------------------------------------------
      24                CIBC             Liberty Plaza
-------------------------------------------------------------------------------------------------------------
      25                CIBC             Boynton West
-------------------------------------------------------------------------------------------------------------
      26                CIBC             The Department of Commerce Building
-------------------------------------------------------------------------------------------------------------
      27                GACC             Cedar Commons Apartments
-------------------------------------------------------------------------------------------------------------
      28                MGT              Century Center Shopping Plaza
-------------------------------------------------------------------------------------------------------------
      29                MGT              Hidden Creek Apartments
-------------------------------------------------------------------------------------------------------------
      30                MGT              TRC I, II & III
-------------------------------------------------------------------------------------------------------------
      31                MGT              El Mercado Shopping Center
-------------------------------------------------------------------------------------------------------------
      32                MGT              Fiesta Apartments
-------------------------------------------------------------------------------------------------------------
      33                GACC             59 Elm Street
-------------------------------------------------------------------------------------------------------------
      34                MGT              BrooksEdge Apartments
-------------------------------------------------------------------------------------------------------------
      35                MGT              Lamplighter Village
-------------------------------------------------------------------------------------------------------------
      36                MGT              Cinnamon Tree Apartments
-------------------------------------------------------------------------------------------------------------
      37                MGT              Shadowood
-------------------------------------------------------------------------------------------------------------
      38                CIBC             Skaff Portfolio
-------------------------------------------------------------------------------------------------------------
     38.1               CIBC             1204-1210 27th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.2               CIBC             4602 16th Avenue Southwest
-------------------------------------------------------------------------------------------------------------
     38.3               CIBC             1200-1246 Belsly Boulevard
-------------------------------------------------------------------------------------------------------------
     38.4               CIBC             2610-2614 11th Street South
-------------------------------------------------------------------------------------------------------------
     38.5               CIBC             1602 47th Avenue Southwest
-------------------------------------------------------------------------------------------------------------
     38.6               CIBC             1220 28th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.7               CIBC             1208 28th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.8               CIBC             1122-1124 27th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.9               CIBC             1310 28th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.10              CIBC             1114 27th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.11              CIBC             1110 28th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.12              CIBC             1308 27th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.13              CIBC             924-928 24th Avenue South
-------------------------------------------------------------------------------------------------------------
     38.14              CIBC             2310 South 10th Street
-------------------------------------------------------------------------------------------------------------
      39                MGT              Aspen Ridge Apartments
-------------------------------------------------------------------------------------------------------------
      40                MGT              Fairfield Gables
-------------------------------------------------------------------------------------------------------------
      41                MGT              North Hills Shopping Center
-------------------------------------------------------------------------------------------------------------
      42                GACC             The Deerfield Luxury TH
-------------------------------------------------------------------------------------------------------------
      43                GACC             Atlantic Commerce Center
-------------------------------------------------------------------------------------------------------------
      44                MGT              Bechtel Building 4
-------------------------------------------------------------------------------------------------------------
      45                CIBC             Westminster Plaza
-------------------------------------------------------------------------------------------------------------
      46                CIBC             Shaw View Plaza
-------------------------------------------------------------------------------------------------------------
      47                CIBC             Bradford Ridge Apartments
-------------------------------------------------------------------------------------------------------------
      48                MGT              Newport Trade Centre
-------------------------------------------------------------------------------------------------------------
      49                GACC             Howard Johnson Plaza Hotel & Suites
-------------------------------------------------------------------------------------------------------------
      50                MGT              Soho West Apartments
-------------------------------------------------------------------------------------------------------------
      51                CIBC             Dicks Clothing & Sporting Goods - Deptford
-------------------------------------------------------------------------------------------------------------
      52                CIBC             Laurel Plaza
-------------------------------------------------------------------------------------------------------------
      53                GACC             El Segundo Plaza
-------------------------------------------------------------------------------------------------------------
      54                GACC             Garden View Office Building
-------------------------------------------------------------------------------------------------------------
      55                MGT              Priestbridge Shopping Center
-------------------------------------------------------------------------------------------------------------
      56                MGT              Olde Towne Shopping Center
-------------------------------------------------------------------------------------------------------------
      57                MGT              Palm Johnson Plaza
-------------------------------------------------------------------------------------------------------------
      58                MGT              60-66 White Street
-------------------------------------------------------------------------------------------------------------
      59                GACC             Market Center at Barnes
-------------------------------------------------------------------------------------------------------------
      60                GACC             555 West 25th Street
-------------------------------------------------------------------------------------------------------------
      61                GACC             Coral Hills Shopping Center
-------------------------------------------------------------------------------------------------------------
      62                MGT              Port Crossing Shopping Center
-------------------------------------------------------------------------------------------------------------
      63                CIBC             3493/3495 Bankhead Highway
-------------------------------------------------------------------------------------------------------------
      64                GACC             Food Lion Food Portfolio
-------------------------------------------------------------------------------------------------------------
     64.1               GACC             Franklin Plaza Shopping Center
-------------------------------------------------------------------------------------------------------------
     64.2               GACC             Crescent Place Shopping Center
-------------------------------------------------------------------------------------------------------------
     64.3               GACC             West Main Square Center
-------------------------------------------------------------------------------------------------------------
      65                MGT              Maple Glen Apartments
-------------------------------------------------------------------------------------------------------------
      66                MGT              Country Club Village
-------------------------------------------------------------------------------------------------------------
      67                MGT              The Rapids Apartments - Phase 2
-------------------------------------------------------------------------------------------------------------
      68                CIBC             Pinetree Lakes Apartments
-------------------------------------------------------------------------------------------------------------
      69                MGT              The Crossings Shopping Center of Orlando
-------------------------------------------------------------------------------------------------------------
      70                MGT              Brookshire Brothers Portfolio
-------------------------------------------------------------------------------------------------------------
     70.1               MGT              Gaslight Shopping Center
-------------------------------------------------------------------------------------------------------------
     70.2               MGT              Carthage Shopping Center
-------------------------------------------------------------------------------------------------------------
      71                MGT              The Lakes Mall
-------------------------------------------------------------------------------------------------------------
      72                MGT              64 Fulton Street
-------------------------------------------------------------------------------------------------------------
      73                CIBC             New Horizons Apartment Portfolio
-------------------------------------------------------------------------------------------------------------
     73.1               CIBC             4045 Baltimore Avenue
-------------------------------------------------------------------------------------------------------------
     73.2               CIBC             4417 Pine Street
-------------------------------------------------------------------------------------------------------------
     73.3               CIBC             4413-4429 Walnut Street
-------------------------------------------------------------------------------------------------------------
     73.4               CIBC             4101 Baltimore Avenue
-------------------------------------------------------------------------------------------------------------
      74                MGT              Fine Particle Inc. Portfolio
-------------------------------------------------------------------------------------------------------------
     74.1               MGT              Fine Particle Inc. - Auburn
-------------------------------------------------------------------------------------------------------------
     74.2               MGT              Fine Particle Inc. - San Diego
-------------------------------------------------------------------------------------------------------------
      75                MGT              Chapel Brook Apartments
-------------------------------------------------------------------------------------------------------------
      76                MGT              Medina Shopping Center
-------------------------------------------------------------------------------------------------------------
      77                CIBC             Pinetree Meadows II Apartments
-------------------------------------------------------------------------------------------------------------
      78                GACC             14 Research Way
-------------------------------------------------------------------------------------------------------------
      79                CIBC             Willow Green Mobile Home Park
-------------------------------------------------------------------------------------------------------------
      80                MGT              Mission Research Office Building
-------------------------------------------------------------------------------------------------------------
      81                CIBC             Linens 'N Things
-------------------------------------------------------------------------------------------------------------
      82                MGT              7004 Bee Cave Road
-------------------------------------------------------------------------------------------------------------
      83                CIBC             Dicks Sporting Goods - Akron
-------------------------------------------------------------------------------------------------------------
      84                MGT              Autumn Ridge Apartments
-------------------------------------------------------------------------------------------------------------
      85                CIBC             Providence Square Building (Westminster Building)
-------------------------------------------------------------------------------------------------------------
      86                MGT              The Fields Phase IV
-------------------------------------------------------------------------------------------------------------
      87                CIBC             Insite Albany I
-------------------------------------------------------------------------------------------------------------
      88                MGT              Copperfield Apartments
-------------------------------------------------------------------------------------------------------------
      89                CIBC             Kew Gardens Apartments
-------------------------------------------------------------------------------------------------------------
      90                CIBC             Sears HomeLife Store
-------------------------------------------------------------------------------------------------------------
      91                CIBC             Hampton Inn - Chattanooga
-------------------------------------------------------------------------------------------------------------
      92                MGT              Wesley Commons Apartments
-------------------------------------------------------------------------------------------------------------
      93                MGT              Arima Computer Building
-------------------------------------------------------------------------------------------------------------
      94                CIBC             Meridian Ridge Apartments
-------------------------------------------------------------------------------------------------------------
      95                MGT              Villa Martinique Apartments
-------------------------------------------------------------------------------------------------------------
      96                MGT              London Square Apartments
-------------------------------------------------------------------------------------------------------------
      97                CIBC             Ramada Inn - LaPorte
-------------------------------------------------------------------------------------------------------------
      98                CIBC             Bassett Furniture Direct Showroom
-------------------------------------------------------------------------------------------------------------
      99                MGT              Efficiency Lodge - Forest Park
-------------------------------------------------------------------------------------------------------------
      100               MGT              Gordonhurst Apartments
-------------------------------------------------------------------------------------------------------------
      101               MGT              Manor Park Apartments
-------------------------------------------------------------------------------------------------------------
      102               MGT              King George Apartments - Phase I
-------------------------------------------------------------------------------------------------------------
      103               MGT              Victoria Multifamily Portfolio
-------------------------------------------------------------------------------------------------------------
     103.1              MGT              Villa Chateau
-------------------------------------------------------------------------------------------------------------
     103.2              MGT              Meridian on Airline
-------------------------------------------------------------------------------------------------------------
     103.3              MGT              Colonial Greens II
-------------------------------------------------------------------------------------------------------------
      104               CIBC             Lakeview USDA Building
-------------------------------------------------------------------------------------------------------------
      105               MGT              Shady Creek Apartments
-------------------------------------------------------------------------------------------------------------
      106               GACC             520 Sepulveda
-------------------------------------------------------------------------------------------------------------
      107               CIBC             Stratford Arms Apartments
-------------------------------------------------------------------------------------------------------------
      108               MGT              Woodbrook Village Apartments
-------------------------------------------------------------------------------------------------------------
      109               MGT              Eckerd - Brandon
-------------------------------------------------------------------------------------------------------------
      110               GACC             Rock Creek Village Shopping Ctr
-------------------------------------------------------------------------------------------------------------
      111               MGT              The Office Place
-------------------------------------------------------------------------------------------------------------
      112               MGT              Eckerd - Tampa
-------------------------------------------------------------------------------------------------------------
      113               MGT              Berkshire Gardens Apartments
-------------------------------------------------------------------------------------------------------------
      114               CIBC             Cardinal Village Apartments
-------------------------------------------------------------------------------------------------------------
      115               CIBC             Mt. Vernon Apartments and Washington Arms Apts Portfolio
-------------------------------------------------------------------------------------------------------------
     115.1              CIBC             Mt. Vernon Apartments
-------------------------------------------------------------------------------------------------------------
     115.2              CIBC             Washington Arms Apartments
-------------------------------------------------------------------------------------------------------------
      116               MGT              Woodbridge Apartments
-------------------------------------------------------------------------------------------------------------
      117               CIBC             Hunter's Ridge Apartments
-------------------------------------------------------------------------------------------------------------
      118               CIBC             Hidden Oaks Apartments
-------------------------------------------------------------------------------------------------------------
      119               MGT              Woodfield Terrace Apartments
-------------------------------------------------------------------------------------------------------------
      120               MGT              Eckerd - Long Beach
-------------------------------------------------------------------------------------------------------------
      121               MGT              San Marcos Apartments
-------------------------------------------------------------------------------------------------------------
      122               MGT              The Prado Shopping Center
-------------------------------------------------------------------------------------------------------------
      123               CIBC             Weis Markets
-------------------------------------------------------------------------------------------------------------
      124               MGT              Friendly Village
-------------------------------------------------------------------------------------------------------------
      125               MGT              Eastwood Oaks Apartments
-------------------------------------------------------------------------------------------------------------
      126               GACC             Innerstep Office Park
-------------------------------------------------------------------------------------------------------------
      127               MGT              New Caney Shopping Center
-------------------------------------------------------------------------------------------------------------
      128               MGT              Quality Inn - Pecos
-------------------------------------------------------------------------------------------------------------
      129               MGT              Windsor Park Apartments
-------------------------------------------------------------------------------------------------------------
      130               GACC             Spencer Shopping Center
-------------------------------------------------------------------------------------------------------------
      131               MGT              Arlington South Apartments
-------------------------------------------------------------------------------------------------------------
      132               MGT              Hampton Inn - Columbus
-------------------------------------------------------------------------------------------------------------
      133               MGT              Boise Rite Aid
-------------------------------------------------------------------------------------------------------------
      134               MGT              Wilmington House Apartments
-------------------------------------------------------------------------------------------------------------
      135               CIBC             Barristers Hall
-------------------------------------------------------------------------------------------------------------
      136               MGT              All Ways Self Storage
-------------------------------------------------------------------------------------------------------------
      137               MGT              Victory Villa
-------------------------------------------------------------------------------------------------------------
      138               MGT              Midway Shopping Center
-------------------------------------------------------------------------------------------------------------
      139               MGT              Veranda Apartments
-------------------------------------------------------------------------------------------------------------
      140               MGT              Oakland Airport Business Park
-------------------------------------------------------------------------------------------------------------
      141               MGT              Belle Aire Apartments
-------------------------------------------------------------------------------------------------------------
      142               MGT              Bel Air Apartments and Village West Apartments
-------------------------------------------------------------------------------------------------------------
      143               MGT              McKinley Court Apartments
-------------------------------------------------------------------------------------------------------------
      144               MGT              Belleville Apartments
-------------------------------------------------------------------------------------------------------------
      145               CIBC             Snapfinger Plaza
-------------------------------------------------------------------------------------------------------------
      146               MGT              222-224 Beacon Street
-------------------------------------------------------------------------------------------------------------
      147               MGT              Bon Air & Four Seasons Apartments
-------------------------------------------------------------------------------------------------------------
      148               MGT              Evergreen North Shopping Center
-------------------------------------------------------------------------------------------------------------
      149               MGT              Medical Arts Building
-------------------------------------------------------------------------------------------------------------
      150               MGT              Greenwood Business Center
-------------------------------------------------------------------------------------------------------------
      151               MGT              Chestnut Apartments
-------------------------------------------------------------------------------------------------------------
      152               MGT              Capitol & Bryan Parkway Apartment Portfolio
-------------------------------------------------------------------------------------------------------------
     152.1              MGT              Capitol Apartments
-------------------------------------------------------------------------------------------------------------
     152.2              MGT              Bryan Parkway Apartments
-------------------------------------------------------------------------------------------------------------
      153               MGT              Copper Springs Business Park
-------------------------------------------------------------------------------------------------------------
      154               MGT              130 West Grand River
-------------------------------------------------------------------------------------------------------------
      155               MGT              Premiere Plaza
-------------------------------------------------------------------------------------------------------------
      156               MGT              Grand Central Storage
-------------------------------------------------------------------------------------------------------------
      157               MGT              10322 Dransfeldt Building
-------------------------------------------------------------------------------------------------------------
      158               MGT              Live Oaks Business Center
-------------------------------------------------------------------------------------------------------------
      159               MGT              Glynn - 50 East Squantum
-------------------------------------------------------------------------------------------------------------
      160               MGT              Arbor Grove Apartments
-------------------------------------------------------------------------------------------------------------
      161               MGT              105 Alstead Road
-------------------------------------------------------------------------------------------------------------
      162               MGT              Castlewood Apartments
-------------------------------------------------------------------------------------------------------------
      163               MGT              536-542 Beech Street
-------------------------------------------------------------------------------------------------------------
      164               MGT              Ellendale Place Apartments
-------------------------------------------------------------------------------------------------------------
      165               MGT              Colonial Green I
-------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
  LOAN NO.                                         ADDRESS
----------------------------------------------------------------------------------------------------------------------------------
      1      65 Broadway
----------------------------------------------------------------------------------------------------------------------------------
      2      1800 -1880 John F. Kennedy Boulevard
----------------------------------------------------------------------------------------------------------------------------------
      3      19431 Rue De Valore
----------------------------------------------------------------------------------------------------------------------------------
      4      4501 Ford Avenue
----------------------------------------------------------------------------------------------------------------------------------
      5      3800-4046 Grand Avenue and 14485 Pipeline Avenue
----------------------------------------------------------------------------------------------------------------------------------
      6      88 Dunning Road
----------------------------------------------------------------------------------------------------------------------------------
      7      US Route 119 at Trace Fork Boulevard
----------------------------------------------------------------------------------------------------------------------------------
      8      90 Pacifica Avenue
----------------------------------------------------------------------------------------------------------------------------------
      9      15 Gold Street
----------------------------------------------------------------------------------------------------------------------------------
     10      8200 Block Old Troy Pike
----------------------------------------------------------------------------------------------------------------------------------
     11      5399 Coachman Road
----------------------------------------------------------------------------------------------------------------------------------
     12      830 Eastern Bypass
----------------------------------------------------------------------------------------------------------------------------------
     13      200 South Andrews Avenue
----------------------------------------------------------------------------------------------------------------------------------
     14      16651 Sprague Road
----------------------------------------------------------------------------------------------------------------------------------
     15      550 International Parkway
----------------------------------------------------------------------------------------------------------------------------------
     16      1409 North Academy Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     17      114, 120, 126, 130, 136, 140, 146, 150 Wildwood Parkway & 220 State Farm Parkway
----------------------------------------------------------------------------------------------------------------------------------
     18      4000 Ace Lane
----------------------------------------------------------------------------------------------------------------------------------
     19      Various
----------------------------------------------------------------------------------------------------------------------------------
    19.1     590 Argus Road
----------------------------------------------------------------------------------------------------------------------------------
    19.2     2020 Lakeshore Road
----------------------------------------------------------------------------------------------------------------------------------
    19.3     4235 Calgary Trail North
----------------------------------------------------------------------------------------------------------------------------------
     20      5310, 5320, 5330, 5340 and 5350 Spectrum Drive
----------------------------------------------------------------------------------------------------------------------------------
     21      9600 Great Hills Trail
----------------------------------------------------------------------------------------------------------------------------------
     22      2650 Tenaya Way
----------------------------------------------------------------------------------------------------------------------------------
     23      5757 Alpha Road
----------------------------------------------------------------------------------------------------------------------------------
     24      102 West 3rd Street
----------------------------------------------------------------------------------------------------------------------------------
     25      Northwest Corner of Boynton Beach Boulevard & Military Trail
----------------------------------------------------------------------------------------------------------------------------------
     26      5285 Port Royal Road
----------------------------------------------------------------------------------------------------------------------------------
     27      900 Calm Lake Circle
----------------------------------------------------------------------------------------------------------------------------------
     28      219-465 Memorial Avenue
----------------------------------------------------------------------------------------------------------------------------------
     29      200 Button Street
----------------------------------------------------------------------------------------------------------------------------------
     30      230-240 Clearfield Avenue
----------------------------------------------------------------------------------------------------------------------------------
     31      2400 West 60th Street
----------------------------------------------------------------------------------------------------------------------------------
     32      210 Mission Laguna Lane
----------------------------------------------------------------------------------------------------------------------------------
     33      59 Elm Street
----------------------------------------------------------------------------------------------------------------------------------
     34      2870 Kengary Way
----------------------------------------------------------------------------------------------------------------------------------
     35      1661 Powder Springs Road
----------------------------------------------------------------------------------------------------------------------------------
     36      7220 Central Avenue Southeast
----------------------------------------------------------------------------------------------------------------------------------
     37      6359 Bells Ferry Road
----------------------------------------------------------------------------------------------------------------------------------
     38      Various
----------------------------------------------------------------------------------------------------------------------------------
    38.1     1204-1210 27th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.2     4602 16th Avenue Southwest
----------------------------------------------------------------------------------------------------------------------------------
    38.3     1200-1246 Belsly Boulevard
----------------------------------------------------------------------------------------------------------------------------------
    38.4     2610-2614 11th Street South
----------------------------------------------------------------------------------------------------------------------------------
    38.5     1602 47th Avenue Southwest
----------------------------------------------------------------------------------------------------------------------------------
    38.6     1220 28th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.7     1208 28th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.8     1122-1124 27th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.9     1310 28th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.10    1114 27th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.11    1110 28th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.12    1308 27th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.13    924-928 24th Avenue South
----------------------------------------------------------------------------------------------------------------------------------
    38.14    2310 South 10th Street
----------------------------------------------------------------------------------------------------------------------------------
     39      428-530 Carriage Drive
----------------------------------------------------------------------------------------------------------------------------------
     40      S/S Route 347
----------------------------------------------------------------------------------------------------------------------------------
     41      1075 North Hills Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     42      4122 Meadow Parkway
----------------------------------------------------------------------------------------------------------------------------------
     43      1001 South Grand Street
----------------------------------------------------------------------------------------------------------------------------------
     44      5285 Westview Drive
----------------------------------------------------------------------------------------------------------------------------------
     45      7243-7387 North Federal Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     46      4304-4360 West Shaw Avenue
----------------------------------------------------------------------------------------------------------------------------------
     47      415 Sylvia Drive
----------------------------------------------------------------------------------------------------------------------------------
     48      20321-20371 Irvine Avenue
----------------------------------------------------------------------------------------------------------------------------------
     49      9956 Hawaiian Court
----------------------------------------------------------------------------------------------------------------------------------
     50      300-314 West 8th Street & 715 May Street
----------------------------------------------------------------------------------------------------------------------------------
     51      399 Almonesson Road
----------------------------------------------------------------------------------------------------------------------------------
     52      1000 Pearl Street North
----------------------------------------------------------------------------------------------------------------------------------
     53      5001 West El Segundo Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     54      499 North El Camino Real
----------------------------------------------------------------------------------------------------------------------------------
     55      2203-2227 Defense Highway
----------------------------------------------------------------------------------------------------------------------------------
     56      7801 West Broad Street
----------------------------------------------------------------------------------------------------------------------------------
     57      9930 Johnson Street
----------------------------------------------------------------------------------------------------------------------------------
     58      60-66 White Street
----------------------------------------------------------------------------------------------------------------------------------
     59      3834-3882 North Gloster Street
----------------------------------------------------------------------------------------------------------------------------------
     60      555 West 25th Street
----------------------------------------------------------------------------------------------------------------------------------
     61      4775, 4805, 4807, 4813, 4821 Marlboro Pike
----------------------------------------------------------------------------------------------------------------------------------
     62      Port Republic Road & Peach Grove Avenue
----------------------------------------------------------------------------------------------------------------------------------
     63      3493 Bankhead Highway and 3495 Bankhead Highway
----------------------------------------------------------------------------------------------------------------------------------
     64      Various
----------------------------------------------------------------------------------------------------------------------------------
    64.1     1678 West Franklin Street
----------------------------------------------------------------------------------------------------------------------------------
    64.2     1290 Highway 16 South
----------------------------------------------------------------------------------------------------------------------------------
    64.3     625 West Main Street
----------------------------------------------------------------------------------------------------------------------------------
     65      6000-6034 Amberwood Road, 5619-5629 Frankford Avenue, 6052-6056 Moravia Park Drive, 5602-5606 Albanene Place
----------------------------------------------------------------------------------------------------------------------------------
     66      1101-1157 Country Club Drive
----------------------------------------------------------------------------------------------------------------------------------
     67      One Catawba Circle
----------------------------------------------------------------------------------------------------------------------------------
     68      401-471 Lock Road
----------------------------------------------------------------------------------------------------------------------------------
     69      7001 South Orange Blossom Trail
----------------------------------------------------------------------------------------------------------------------------------
     70      Various
----------------------------------------------------------------------------------------------------------------------------------
    70.1     1807 West Frank Avenue
----------------------------------------------------------------------------------------------------------------------------------
    70.2     412 West Panola
----------------------------------------------------------------------------------------------------------------------------------
     71      3201 North State Road 7
----------------------------------------------------------------------------------------------------------------------------------
     72      64 Fulton Street
----------------------------------------------------------------------------------------------------------------------------------
     73      Various
----------------------------------------------------------------------------------------------------------------------------------
    73.1     4045 Baltimore Avenue
----------------------------------------------------------------------------------------------------------------------------------
    73.2     4417 Pine Street
----------------------------------------------------------------------------------------------------------------------------------
    73.3     4413 - 4429 Walnut Street
----------------------------------------------------------------------------------------------------------------------------------
    73.4     4101 Baltimore Avenue
----------------------------------------------------------------------------------------------------------------------------------
     74      Various
----------------------------------------------------------------------------------------------------------------------------------
    74.1     13395 New Airport Drive & 13079 Earhart Avenue
----------------------------------------------------------------------------------------------------------------------------------
    74.2     8737 Avenida Costa Norte
----------------------------------------------------------------------------------------------------------------------------------
     75      9765 Webb Chapel Road
----------------------------------------------------------------------------------------------------------------------------------
     76      807-965 North Court Street
----------------------------------------------------------------------------------------------------------------------------------
     77      448-490 Lock Road
----------------------------------------------------------------------------------------------------------------------------------
     78      14 Research Way
----------------------------------------------------------------------------------------------------------------------------------
     79      2500 West Mount Houston Road
----------------------------------------------------------------------------------------------------------------------------------
     80      1720 Randolph Road South East
----------------------------------------------------------------------------------------------------------------------------------
     81      1240 Hooper Avenue
----------------------------------------------------------------------------------------------------------------------------------
     82      7004 Bee Cave Road
----------------------------------------------------------------------------------------------------------------------------------
     83      1990 Buchholzer Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     84      3250 Autumn Ridge Court
----------------------------------------------------------------------------------------------------------------------------------
     85      55 Dorrance Street
----------------------------------------------------------------------------------------------------------------------------------
     86      1333 Fenbrook Lane
----------------------------------------------------------------------------------------------------------------------------------
     87      601 Holly Drive
----------------------------------------------------------------------------------------------------------------------------------
     88      4016 Copperfield Drive
----------------------------------------------------------------------------------------------------------------------------------
     89      119-40 Metropolitan Avenue
----------------------------------------------------------------------------------------------------------------------------------
     90      590 Route 38 East
----------------------------------------------------------------------------------------------------------------------------------
     91      2420 Williams Street
----------------------------------------------------------------------------------------------------------------------------------
     92      108 Brownlea Drive
----------------------------------------------------------------------------------------------------------------------------------
     93      9600 West Gulf Bank Road
----------------------------------------------------------------------------------------------------------------------------------
     94      6300 North Meridian Avenue
----------------------------------------------------------------------------------------------------------------------------------
     95      420 South MacArthur Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     96      2400 Town Lake Circle
----------------------------------------------------------------------------------------------------------------------------------
     97      444 Pine Lake Avenue
----------------------------------------------------------------------------------------------------------------------------------
     98      4989 Sweetwater Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     99      5013  Courtney Drive
----------------------------------------------------------------------------------------------------------------------------------
     100     160 Gordonhurst Avenue
----------------------------------------------------------------------------------------------------------------------------------
     101     158 & 166 Grand Avenue
----------------------------------------------------------------------------------------------------------------------------------
     102     100 Prince Royal Lane
----------------------------------------------------------------------------------------------------------------------------------
     103     Various
----------------------------------------------------------------------------------------------------------------------------------
    103.1    2904 Miori Lane
----------------------------------------------------------------------------------------------------------------------------------
    103.2    701 East Airline
----------------------------------------------------------------------------------------------------------------------------------
    103.3    1505 Wheeler
----------------------------------------------------------------------------------------------------------------------------------
     104     1300 G Street
----------------------------------------------------------------------------------------------------------------------------------
     105     301 Snider Road
----------------------------------------------------------------------------------------------------------------------------------
     106     520 Sepulveda Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     107     1900 South Charles Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     108     215-251 South Park Drive
----------------------------------------------------------------------------------------------------------------------------------
     109     1010 Bloomingdale Avenue
----------------------------------------------------------------------------------------------------------------------------------
     110     1611-1672 Coalton Road
----------------------------------------------------------------------------------------------------------------------------------
     111     24200 Chagrin Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     112     6475 North Dale Mabry Highway
----------------------------------------------------------------------------------------------------------------------------------
     113     94-96 New England Avenue
----------------------------------------------------------------------------------------------------------------------------------
     114     2301 Indian Drive
----------------------------------------------------------------------------------------------------------------------------------
     115     Various
----------------------------------------------------------------------------------------------------------------------------------
    115.1    3151 Harris Drive
----------------------------------------------------------------------------------------------------------------------------------
    115.2    3030 Washington Road
----------------------------------------------------------------------------------------------------------------------------------
     116     585 Rahway Avenue
----------------------------------------------------------------------------------------------------------------------------------
     117     3108 New Allen Road
----------------------------------------------------------------------------------------------------------------------------------
     118     2950 Springdale Road
----------------------------------------------------------------------------------------------------------------------------------
     119     3065-3145 Woodfield Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     120     301 West 9th Street
----------------------------------------------------------------------------------------------------------------------------------
     121     1310 South Catalina Avenue
----------------------------------------------------------------------------------------------------------------------------------
     122     6201 North Federal Highway
----------------------------------------------------------------------------------------------------------------------------------
     123     8115 Ritchie Highway
----------------------------------------------------------------------------------------------------------------------------------
     124     7236 Declaration Drive
----------------------------------------------------------------------------------------------------------------------------------
     125     1000 Eastwood Road
----------------------------------------------------------------------------------------------------------------------------------
     126     14141 U.S. Highway 290 West
----------------------------------------------------------------------------------------------------------------------------------
     127     20185 US-59
----------------------------------------------------------------------------------------------------------------------------------
     128     4002 South Cedar Street
----------------------------------------------------------------------------------------------------------------------------------
     129     3001 North Arroyo
----------------------------------------------------------------------------------------------------------------------------------
     130     301 Salisbury Avenue
----------------------------------------------------------------------------------------------------------------------------------
     131     3305 Arlington Avenue
----------------------------------------------------------------------------------------------------------------------------------
     132     2015 Military Road
----------------------------------------------------------------------------------------------------------------------------------
     133     1515 West State Street
----------------------------------------------------------------------------------------------------------------------------------
     134     1003, 1007, 1015 & 1019 Wilmington Avenue
----------------------------------------------------------------------------------------------------------------------------------
     135     231 Main Street and 37 Belmont Street
----------------------------------------------------------------------------------------------------------------------------------
     136     15402 Kollmeyer Drive
----------------------------------------------------------------------------------------------------------------------------------
     137     105-119 Beacon Road
----------------------------------------------------------------------------------------------------------------------------------
     138     3301-3319 West Mercury Boulevard
----------------------------------------------------------------------------------------------------------------------------------
     139     2153 Veranda Circle
----------------------------------------------------------------------------------------------------------------------------------
     140     7717 Edgewater Drive
----------------------------------------------------------------------------------------------------------------------------------
     141     1207 Sloan Street
----------------------------------------------------------------------------------------------------------------------------------
     142     636 Northwest 26th Avenue & 800 Northwest 18th Avenue
----------------------------------------------------------------------------------------------------------------------------------
     143     425-475 Dorrance Avenue
----------------------------------------------------------------------------------------------------------------------------------
     144     574-582 Washington Avenue
----------------------------------------------------------------------------------------------------------------------------------
     145     2714-2728 Wesley Chapel Road
----------------------------------------------------------------------------------------------------------------------------------
     146     222-224 Beacon Street
----------------------------------------------------------------------------------------------------------------------------------
     147     1170 & 1182 Woodland Avenue
----------------------------------------------------------------------------------------------------------------------------------
     148     3719 Evergreen Parkway
----------------------------------------------------------------------------------------------------------------------------------
     149     3611 Branch Avenue
----------------------------------------------------------------------------------------------------------------------------------
     150     345 Greenwood Street
----------------------------------------------------------------------------------------------------------------------------------
     151     304 Chestnut Street
----------------------------------------------------------------------------------------------------------------------------------
     152     Various
----------------------------------------------------------------------------------------------------------------------------------
    152.1    5209-5217 Capitol Avenue
----------------------------------------------------------------------------------------------------------------------------------
    152.2    5616 Bryan Parkway
----------------------------------------------------------------------------------------------------------------------------------
     153     925 West 200 North
----------------------------------------------------------------------------------------------------------------------------------
     154     130 West Grand River
----------------------------------------------------------------------------------------------------------------------------------
     155     1323 West Government Street
----------------------------------------------------------------------------------------------------------------------------------
     156     7222 Church Street
----------------------------------------------------------------------------------------------------------------------------------
     157     10322 Dransfeldt Road
----------------------------------------------------------------------------------------------------------------------------------
     158     809 Live Oak Drive
----------------------------------------------------------------------------------------------------------------------------------
     159     50-64 East Squantum Street
----------------------------------------------------------------------------------------------------------------------------------
     160     4696, 4718 & 4742 Grove Street
----------------------------------------------------------------------------------------------------------------------------------
     161     105 Alstead Street
----------------------------------------------------------------------------------------------------------------------------------
     162     75-77 Oxford Street
----------------------------------------------------------------------------------------------------------------------------------
     163     536-542 Beech Street
----------------------------------------------------------------------------------------------------------------------------------
     164     2642 Ellendale Place
----------------------------------------------------------------------------------------------------------------------------------
     165     305 East Brazos
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  LOAN NO.       CITY                STATE       ZIP CODE        COUNTY            PROPERTY TYPE       SUB PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
      1     New York                   NY         10006     New York               Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
      2     Philadelphia               PA         19103     Philadelphia           Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
      3     Foothill Ranch             CA         92610     Orange                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
      4     Alexandria                 VA         22302     Fairfax                Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
      5     Chino                      CA         91710     San Bernardino         Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
      6     Wallkill                   NY         10940     Orange                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
      7     South Charleston           WV         25309     Kanawha                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
      8     Irvine                     CA         92618     Orange                 Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
      9     New York                   NY         10038     New York               Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
     10     Huber Heights              OH         45424     Montgomery             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     11     Columbus                   OH         43235     Franklin               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     12     Richmond                   KY         40475     Madison                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     13     Ft. Lauderdale             FL         33301     Broward                Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     14     Strongsville               OH         44136     Cuyahoga               Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     15     Lake Mary                  FL         32746     Seminole               Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     16     Colorado Springs           CO         80909     El Paso                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     17     Homewood                   AL         35209     Jefferson              Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     18     Lewisville                 TX         75067     Denton and Dallas      Multifamily         Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     19     Various                 Various      Various    N/A                    Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
    19.1    Oakville                   ON        L6J3J3     N/A                    Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
    19.2    Burlington                 ON        L7R4G8     N/A                    Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
    19.3    Edmonton                   AB        T6J5H2     N/A                    Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
     20     Frederick                  MD         21701     Frederick              Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     21     Austin                     TX         78759     Travis                 Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     22     Las Vegas                  NV         89128     Clark                  Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     23     Dallas                     TX         75240     Dallas                 Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     24     Winston-Salem              NC         27101     Forsyth                Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     25     Boynton Beach              FL         33436     Palm Beach             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     26     Springfield                VA         22151     Fairfax                Industrial          Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     27     Greece                     NY         14612     Monroe                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     28     West Springfield           MA         01089     Hampden                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     29     Santa Cruz                 CA         95060     Santa Cruz             Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     30     Virginia Beach             VA         23462     Virginia Beach City    Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     31     Hialeah                    FL         33016     Miami-Dade             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     32     Las Vegas                  NV         89107     Clark                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     33     New Haven                  CT         06510     New Haven              Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     34     Columbus                   OH         43068     Fairfield              Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     35     Marietta                   GA         30064     Cobb                   Multifamily         Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     36     Albuquerque                NM         87108     Bernalillo             Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     37     Acworth                    GA         30102     Cherokee               Multifamily         Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     38     Various                 Various      Various    Various                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.1    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.2    Fargo                      ND         58103     Cass                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.3    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.4    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.5    Fargo                      ND         58103     Cass                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.6    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.7    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.8    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.9    Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.10   Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.11   Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.12   Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.13   Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    38.14   Moorhead                   MN         56560     Clay                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     39     West Chicago               IL         60185     DuPage                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     40     South Setauket             NY         11720     Suffolk                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     41     Reno                       NV         89506     Washoe                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     42     Hermantown                 MN         55811     St. Louis              Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     43     Hammonton                  NJ         8037      Atlantic               Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     44     Frederick                  MD         21701     Frederick              Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     45     Westminster                CO         80030     Adams                  Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     46     Fresno                     CA         93722     Fresno                 Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     47     Forest Park                GA         30297     Clayton                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     48     Newport Beach              CA         92707     Orange                 Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     49     Orlando                    FL         32819     Orange                 Hotel               Limited Service
------------------------------------------------------------------------------------------------------------------------------------
     50     Kansas City                MO         64105     Jackson                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     51     Deptford                   NJ         08096     Gloucester             Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     52     Upper Deerfield            NJ         08302     Cumberland             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     53     Hawthorne                  CA         90250     Los Angeles            Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     54     Encinitas                  CA         92024     San Diego              Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     55     Crofton                    MD         21114     Anne Arundel           Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     56     Richmond                   VA         23294     Henrico                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     57     Pembroke Pines             FL         33024     Broward                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     58     New York                   NY         10013     New York               Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     59     Tupelo                     MS         38801     Lee                    Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     60     New York                   NY         10001     New York               Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     61     Capitol Heights            MD         20743     Prince George's        Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     62     Harrisonburg               VA         22801     Rockingham             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     63     Atlanta                    GA         30331     Fulton                 Industrial          Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     64     Various                    NC        Various    Various                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
    64.1    Monroe                     NC         28112     Union                  Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
    64.2    Newton                     NC         28658     Catawba                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
    64.3    Taylorsville               NC         28681     Alexander              Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     65     Baltimore                  MD         21206     Baltimore City         Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     66     Madera                     CA         93638     Madera                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     67     Columbia                   SC         29201     Richmond               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     68     Deerfield Beach            FL         33442     Broward                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     69     Orlando                    FL         32809     Orange                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     70     Various                    TX        Various    Various                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
    70.1    Lufkin                     TX         75904     Angelina               Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
    70.2    Carthage                   TX         75663     Panola                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     71     Lauderdale Lakes           FL         33313     Broward                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     72     New York                   NY         10038     New York               Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     73     Philadelphia               PA         19104     Philadelphia           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    73.1    Philadelphia               PA         19104     Philadelphia           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    73.2    Philadelphia               PA         19104     Philadelphia           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    73.3    Philadelphia               PA         19104     Philadelphia           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    73.4    Philadelphia               PA         19104     Philadelphia           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     74     Various                    CA        Various    Various                Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
    74.1    Auburn                     CA         95602     Placer                 Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
    74.2    San Diego                  CA         92133     San Diego              Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
     75     Dallas                     TX         75220     Dallas                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     76     Medina                     OH         44256     Medina                 Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     77     Deerfield Beach            FL         33442     Broward                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     78     East Setauket              NY         11733     Suffolk                Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     79     Houston                    TX         77038     Harris                 Multifamily         Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     80     Albuquerque                NM         87106     Bernalillo             Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     81     Toms River                 NJ         08753     Ocean                  Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     82     Austin                     TX         78746     Travis                 Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     83     Akron                      OH         44310     Summit                 Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     84     Jeffersonville             IN         47130     Clark                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     85     Providence                 RI         02903     Providence             Office              CBD
------------------------------------------------------------------------------------------------------------------------------------
     86     Bloomington                IN         47404     Monroe                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     87     Albany                     GA         31705     Dougherty              Industrial          Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     88     New Bern                   NC         28562     Craven                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     89     Kew Gardens                NY         11415     Queens                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     90     Maple Shade                NJ         08052     Burlington             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     91     Chattanooga                TN         37408     Hamilton               Hotel               Limited Service
------------------------------------------------------------------------------------------------------------------------------------
     92     Greenville                 NC         27858     Pitt                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     93     Houston                    TX         77040     Harris                 Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
     94     Oklahoma City              OK         73112     Oklahoma               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     95     Irving                     TX         75060     Dallas                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     96     Austin                     TX         78741     Travis                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     97     La Porte                   IN         46350     La Porte               Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
     98     Sugar Land                 TX         77479     Fort Bend              Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     99     Forest Park                GA         30050     Clayton                Hotel               Limited Service
------------------------------------------------------------------------------------------------------------------------------------
     100    Montclair                  NJ         07043     Essex                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     101    Englewood                  NJ         07631     Bergen                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     102    Savannah                   GA         31419     Chatham                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     103    Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    103.1   Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    103.2   Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    103.3   Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     104    Lakeview                   OR         97630     Lake                   Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     105    Mason                      OH         45040     Warren                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     106    Los Angeles                CA         90049     Los Angeles            Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     107    Greenville                 NC         27858     Pitt                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     108    Woodbridge                 NJ         07095     Middlesex              Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     109    Brandon                    FL         33511     Hillsborough           Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     110    Superior                   CO         80027     Boulder                Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     111    Beachwood                  OH         44122     Cuyahoga               Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     112    Tampa                      FL         33614     Hillsborough           Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     113    Summit                     NJ         07901     Union                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     114    Jacksonville               NC         28546     Onslow                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     115    East Point                 GA         30344     Fulton                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    115.1   East Point                 GA         30344     Fulton                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    115.2   East Point                 GA         30344     Fulton                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     116    Woodbridge                 NJ         07095     Middlesex              Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     117    Memphis                    TN         38128     Shelby                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     118    Atlanta                    GA         30315     Fulton                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     119    Sault Ste Marie            MI         49783     Chiippewa              Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     120    Ship Bottom                NJ         08008     Ocean                  Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     121    Redondo Beach              CA         90277     Los Angeles            Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     122    Fort Lauderdale            FL         33308     Broward                Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     123    Pasadena                   MD         21122     Anne Arundel           Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     124    Sellersburg                IN         47172     Clark                  Multifamily         Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     125    Hilliard                   FL         32046     Nasssau                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     126    Austin                     TX         78737     Hays                   Industrial          Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     127    New Caney                  TX         77357     Montgomery             Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     128    Pecos                      TX         79772     Reeves                 Hotel               Full Service
------------------------------------------------------------------------------------------------------------------------------------
     129    Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     130    Spencer                    NC         28159     Rowan                  Retail              Anchored
------------------------------------------------------------------------------------------------------------------------------------
     131    Toledo                     OH         43614     Lucas                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     132    Columbus                   MS         39701     Lowndes                Hotel               Limited Service
------------------------------------------------------------------------------------------------------------------------------------
     133    Boise                      ID         83702     Ada                    Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     134    Dayton                     OH         45429     Montgomery             Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     135    Brockton                   MA         02401     Plymouth               Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     136    Lakeway                    TX         78734     Travis                 Self-Storage        Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
     137    Baltimore                  MD         21220     Baltimore              Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     138    Hampton                    VA         23666     Hampton City           Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     139    Orlando                    FL         32808     Orange                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     140    Oakland                    CA         94621     Alameda                Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     141    Murfreesboro               TN         37130     Rutherford             Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     142    Gainesville                FL         32609     Alachua                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     143    Lackawanna                 NY         14218     Erie                   Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     144    Belleville                 NJ         07109     Essex                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     145    Decatur                    GA         30034     Dekalb                 Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     146    Boston                     MA         02116     Suffolk                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     147    Atlanta                    GA         30324     Fulton                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     148    Evergreen                  CO         80439     Jefferson              Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     149    Temple Hills               MD         20748     Prince George's        Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     150    Worcester                  MA         01607     Worcester              Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
     151    Roselle Park               NJ         07204     Union                  Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     152    Dallas                     TX         75206     Dallas                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    152.1   Dallas                     TX         75206     Dallas                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    152.2   Dallas                     TX         75206     Dallas                 Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     153    Logan                      UT         84321     Cache                  Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     154    Brighton                   MI         48116     Livingston             Office              Suburban
------------------------------------------------------------------------------------------------------------------------------------
     155    Brandon                    MS         39042     Rankin                 Retail              Unanchored
------------------------------------------------------------------------------------------------------------------------------------
     156    Yucca Valley               CA         92284     San Bernardino         Self-Storage        Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
     157    Parker                     CO         80134     Douglas                Industrial          Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
     158    Chesapeake                 VA         23320     Washington             Industrial          Flex Space
------------------------------------------------------------------------------------------------------------------------------------
     159    Quincy                     MA         02171     Norfolk                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     160    West Palm Beach            FL         33415     Palm Beach             Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     161    Quincy                     MA         02116     Norfolk                Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     162    Hartford                   CT         06105     Hartford               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     163    Manchester                 NH         03104     Hillsborough           Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     164    Los Angeles                CA         90007     Los Angeles            Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     165    Victoria                   TX         77901     Victoria               Multifamily         Multifamily
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                               YEAR         NUMBER OF         OCCUPANCY       OCCUPANCY      APPRAISAL       APPRAISAL   CURRENT
  LOAN NO.   YEAR BUILT      RENOVATED     UNITS/SQ.FT.     RATE (%) (1)         DATE        VALUE ($)          DATE       LTV
-----------------------------------------------------------------------------------------------------------------------------------
      1         1917           1999          340,387            96.2             11/1/00     75,000,000         8/1/00     66.5
-----------------------------------------------------------------------------------------------------------------------------------
      2         1983           1995          475,564            91.3             9/21/00     53,200,000        10/1/00     69.4
-----------------------------------------------------------------------------------------------------------------------------------
      3         1991                           340              96.8            10/16/00     48,300,000        10/4/00     60.9
-----------------------------------------------------------------------------------------------------------------------------------
      4         1988           1999          226,700            97.8             1/24/01     39,300,000        11/7/00     71.1
-----------------------------------------------------------------------------------------------------------------------------------
      5         1994           2000          251,940            95.7             12/1/00     32,500,000        11/2/00     78.2
-----------------------------------------------------------------------------------------------------------------------------------
      6         1990                         359,131            98.3            12/21/00     30,100,000       11/15/00     78.6
-----------------------------------------------------------------------------------------------------------------------------------
      7         1999                         300,858            95.4             4/24/00     28,400,000        1/16/00     79.5
-----------------------------------------------------------------------------------------------------------------------------------
      8         1999                           252              68.4            12/31/00     34,500,000       12/13/00     65.4
-----------------------------------------------------------------------------------------------------------------------------------
      9         1999                           138              80.3            11/30/00     32,500,000         1/1/01     69.1
-----------------------------------------------------------------------------------------------------------------------------------
     10         1994                         318,468            93.9             7/26/00     24,200,000        4/25/00     71.4
-----------------------------------------------------------------------------------------------------------------------------------
     11         1990                           300              87.3              2/7/01     22,200,000        1/12/01     76.6
-----------------------------------------------------------------------------------------------------------------------------------
     12         1988                         288,666            91.4             12/1/00     21,350,000       11/29/00     74.8
-----------------------------------------------------------------------------------------------------------------------------------
     13         1986           1998          160,896            100.0             1/3/01     21,000,000        9/11/00     71.4
-----------------------------------------------------------------------------------------------------------------------------------
     14         1969           1994          201,358            97.0              9/7/00     21,400,000        9/30/00     69.8
-----------------------------------------------------------------------------------------------------------------------------------
     15         1999                         125,920            100.0            9/26/00     20,800,000        8/14/00     64.8
-----------------------------------------------------------------------------------------------------------------------------------
     16         1969           1997          233,938            91.3            12/14/00     19,200,000        11/1/00     67.8
-----------------------------------------------------------------------------------------------------------------------------------
     17         1994                         168,791            100.0           11/16/00     16,800,000        11/1/00     77.3
-----------------------------------------------------------------------------------------------------------------------------------
     18         1986                           585              97.4            11/22/00     21,500,000       10/30/00     59.9
-----------------------------------------------------------------------------------------------------------------------------------
     19                                        404              74.9             Various     25,928,339         6/1/00     49.3
-----------------------------------------------------------------------------------------------------------------------------------
    19.1        1981           1999            145              73.5             10/1/00      9,967,427         6/1/00
-----------------------------------------------------------------------------------------------------------------------------------
    19.2        1985                           122              72.6             5/25/00      8,729,642         6/1/00
-----------------------------------------------------------------------------------------------------------------------------------
    19.3        1990                           137              78.3             5/25/00      7,231,270         6/1/00
-----------------------------------------------------------------------------------------------------------------------------------
     20         1986           1987          159,382            90.6             9/29/00     16,700,000        9/25/00     74.8
-----------------------------------------------------------------------------------------------------------------------------------
     21         1985                         135,333            100.0             9/1/00     22,100,000       10/23/00     54.2
-----------------------------------------------------------------------------------------------------------------------------------
     22         2000                         67,549             100.0            1/18/01     15,800,000         7/1/00     74.7
-----------------------------------------------------------------------------------------------------------------------------------
     23         1979                         157,061            90.0              9/1/00     16,150,000        8/16/00     71.6
-----------------------------------------------------------------------------------------------------------------------------------
     24         1974                         201,068            83.4             1/15/01     16,750,000        6/23/00     67.8
-----------------------------------------------------------------------------------------------------------------------------------
     25         1982           1997          197,344            98.4             7/26/00     14,200,000        4/28/00     79.7
-----------------------------------------------------------------------------------------------------------------------------------
     26         1963           1985          106,570            100.0            10/1/00     15,000,000       11/30/00     73.2
-----------------------------------------------------------------------------------------------------------------------------------
     27         1977           2000            360              94.2            12/26/00     13,800,000       11/15/00     74.2
-----------------------------------------------------------------------------------------------------------------------------------
     28         1950           1994          220,988            97.0             10/1/00     15,550,000        6/22/00     65.7
-----------------------------------------------------------------------------------------------------------------------------------
     29         1970           1994            146              97.9            10/11/00     13,920,000        9/25/00     73.3
-----------------------------------------------------------------------------------------------------------------------------------
     30         1987           1999          151,088            98.8              1/1/01     14,600,000        6/27/00     64.8
-----------------------------------------------------------------------------------------------------------------------------------
     31         1988                         93,341             98.2             10/2/00     12,300,000        8/11/00     74.6
-----------------------------------------------------------------------------------------------------------------------------------
     32         1990                           256              94.1            12/20/00     12,600,000        7/24/00     71.8
-----------------------------------------------------------------------------------------------------------------------------------
     33         1926           1984          107,637            85.0            12/19/00     13,300,000       10/18/00     67.6
-----------------------------------------------------------------------------------------------------------------------------------
     34         1999                           224              100.0           11/29/00     11,100,000        9/13/00     79.3
-----------------------------------------------------------------------------------------------------------------------------------
     35         1972                           431              99.1            11/22/00     13,500,000        11/3/00     65.1
-----------------------------------------------------------------------------------------------------------------------------------
     36         1986                           398              95.0             11/1/00     10,850,000        10/3/00     78.2
-----------------------------------------------------------------------------------------------------------------------------------
     37         1980                           506              97.0            11/20/00     13,000,000        11/3/00     64.5
-----------------------------------------------------------------------------------------------------------------------------------
     38                                        338              97.9             11/1/00     10,400,000       11/29/00     78.0
-----------------------------------------------------------------------------------------------------------------------------------
    38.1        1988                           48               95.8             11/1/00      1,425,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.2        1985                           39               100.0            11/1/00      1,200,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.3        1994                           20               95.0             11/1/00      1,125,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.4        1982                           24               95.8             11/1/00        875,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.5        1987                           39               97.4             11/1/00        900,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.6        1982                           24               100.0            11/1/00        687,500       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.7        1982                           18               100.0            11/1/00        650,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.8        1982                           24               100.0            11/1/00        650,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.9        1982                           24               100.0            11/1/00        562,500       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.10       1982                           18               100.0            11/1/00        555,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.11       1962                           12               100.0            11/1/00        500,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.12       1975                           18               94.4             11/1/00        520,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.13       1975                           18               100.0            11/1/00        520,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
    38.14       1962                           12               91.7             11/1/00        230,000       11/29/00
-----------------------------------------------------------------------------------------------------------------------------------
     39         1967           1997            253              94.1             9/30/00     10,000,000        6/21/00     79.7
-----------------------------------------------------------------------------------------------------------------------------------
     40         2000                           64               98.4            10/18/00     11,900,000        9/29/00     62.8
-----------------------------------------------------------------------------------------------------------------------------------
     41         1986                         103,702            95.8              9/6/00      9,500,000        7/17/00     75.6
-----------------------------------------------------------------------------------------------------------------------------------
     42         1993           2000            166              97.6            11/21/00     10,400,000       12/27/99     67.4
-----------------------------------------------------------------------------------------------------------------------------------
     43         1986           2000          106,540            89.5             11/3/00     10,400,000        11/1/00     67.2
-----------------------------------------------------------------------------------------------------------------------------------
     44         2000                         82,205             100.0            6/26/00      9,800,000         6/9/00     71.2
-----------------------------------------------------------------------------------------------------------------------------------
     45         1999                         91,342             95.6            10/31/00      9,350,000        9/25/00     74.2
-----------------------------------------------------------------------------------------------------------------------------------
     46         1992                         70,099             95.8              1/1/01      9,860,000       10/17/00     65.9
-----------------------------------------------------------------------------------------------------------------------------------
     47         1972           1999            210              94.3            10/25/00      8,125,000       10/23/00     79.9
-----------------------------------------------------------------------------------------------------------------------------------
     48         1987                         83,639             100.0            10/3/00     10,500,000        9/22/00     61.7
-----------------------------------------------------------------------------------------------------------------------------------
     49         1983           1998            223              74.8            12/30/00     11,400,000         5/1/00     55.9
-----------------------------------------------------------------------------------------------------------------------------------
     50         1888           1987            109              96.3             7/31/00      8,100,000        4/17/00     78.5
-----------------------------------------------------------------------------------------------------------------------------------
     51         1978           1998          50,000             100.0            3/24/00      8,100,000        2/10/00     77.8
-----------------------------------------------------------------------------------------------------------------------------------
     52         2000                         78,390             97.7            10/19/00      8,600,000        10/4/00     73.0
-----------------------------------------------------------------------------------------------------------------------------------
     53         1961           1998          48,928             100.0           12/31/00      8,400,000        8/23/00     73.6
-----------------------------------------------------------------------------------------------------------------------------------
     54         1993           1999          31,832             100.0           11/29/00      8,200,000        11/1/00     73.8
-----------------------------------------------------------------------------------------------------------------------------------
     55         1972           1996          72,960             97.4             2/27/01      9,300,000        4/23/00     64.7
-----------------------------------------------------------------------------------------------------------------------------------
     56         1986                         91,494             96.9            11/30/00      7,500,000        8/27/00     73.5
-----------------------------------------------------------------------------------------------------------------------------------
     57         1984           1998          90,222             91.0            10/13/00      6,900,000        5/18/00     79.7
-----------------------------------------------------------------------------------------------------------------------------------
     58         1869           1992          43,700             100.0           10/19/00      8,400,000        8/16/00     65.3
-----------------------------------------------------------------------------------------------------------------------------------
     59         1999                         63,059             100.0            12/8/00      7,275,000       11/28/00     74.1
-----------------------------------------------------------------------------------------------------------------------------------
     60         1926           2000          45,000             91.7             10/1/00      7,700,000         6/9/00     69.9
-----------------------------------------------------------------------------------------------------------------------------------
     61         1988                         82,550             89.9             12/7/00      7,200,000       11/29/00     73.8
-----------------------------------------------------------------------------------------------------------------------------------
     62         1999                         56,960             100.0            9/30/00      6,650,000        5/26/00     79.4
-----------------------------------------------------------------------------------------------------------------------------------
     63         1986                         408,819            100.0             2/7/01      7,000,000        7/19/00     73.1
-----------------------------------------------------------------------------------------------------------------------------------
     64                                      128,270            99.1             Various      6,956,000        Various     73.1
-----------------------------------------------------------------------------------------------------------------------------------
    64.1        1991                         46,040             100.0            9/11/00      2,906,000        9/19/00
-----------------------------------------------------------------------------------------------------------------------------------
    64.2        1988                         45,230             100.0             8/1/00      2,100,000        9/20/00
-----------------------------------------------------------------------------------------------------------------------------------
    64.3        1991                         37,000             96.8              8/1/00      1,950,000        9/20/00
-----------------------------------------------------------------------------------------------------------------------------------
     65         1968           2000            300              90.7             7/31/00      7,100,000        7/13/00     70.0
-----------------------------------------------------------------------------------------------------------------------------------
     66         1980                         74,516             96.1              1/2/01      6,440,000        8/11/00     75.9
-----------------------------------------------------------------------------------------------------------------------------------
     67         1997                           120              95.8            11/25/00      6,095,000        5/18/98     78.4
-----------------------------------------------------------------------------------------------------------------------------------
     68         1982                           140              99.3              8/3/00      6,000,000         8/8/00     77.3
-----------------------------------------------------------------------------------------------------------------------------------
     69         1987                         105,064            100.0           12/31/00      6,900,000        8/17/00     65.0
-----------------------------------------------------------------------------------------------------------------------------------
     70                                      138,883            97.2            11/10/00      5,950,000        11/1/00     74.8
-----------------------------------------------------------------------------------------------------------------------------------
    70.1        1980           2000          96,539             96.0            11/10/00      4,300,000        11/1/00
-----------------------------------------------------------------------------------------------------------------------------------
    70.2        1973           1998          42,344             100.0           11/10/00      1,650,000        11/1/00
-----------------------------------------------------------------------------------------------------------------------------------
     71     1970/1939/1969     1987          256,683            96.5              1/8/01      7,300,000        8/10/00     60.8
-----------------------------------------------------------------------------------------------------------------------------------
     72         1900           1999          39,909             95.9             12/1/00      5,700,000         4/1/00     77.7
-----------------------------------------------------------------------------------------------------------------------------------
     73                                        161              99.4             11/1/00      5,900,000       10/25/00     74.3
-----------------------------------------------------------------------------------------------------------------------------------
    73.1        1926           2000            48               100.0            11/1/00      1,800,000       10/25/00
-----------------------------------------------------------------------------------------------------------------------------------
    73.2        1928           2000            58               98.3             11/1/00      1,800,000       10/25/00
-----------------------------------------------------------------------------------------------------------------------------------
    73.3        1930           1999            37               100.0            11/1/00      1,700,000       10/25/00
-----------------------------------------------------------------------------------------------------------------------------------
    73.4        1928           2000            18               100.0            11/1/00        600,000       10/25/00
-----------------------------------------------------------------------------------------------------------------------------------
     74                                      97,959             100.0            7/19/00      7,050,000        Various     61.8
-----------------------------------------------------------------------------------------------------------------------------------
    74.1        1977           1986          79,920             100.0            7/19/00      6,000,000        6/12/00
-----------------------------------------------------------------------------------------------------------------------------------
    74.2        1999                         18,039             100.0            7/19/00      1,050,000        6/15/00
-----------------------------------------------------------------------------------------------------------------------------------
     75         1969           1999            204              96.6             9/25/00      5,425,000         8/7/00     79.8
-----------------------------------------------------------------------------------------------------------------------------------
     76         1954           1987          134,811            88.5             8/31/00      6,000,000         8/8/00     71.8
-----------------------------------------------------------------------------------------------------------------------------------
     77         1987                           120              98.3              8/3/00      5,400,000         8/8/00     79.7
-----------------------------------------------------------------------------------------------------------------------------------
     78         1987           2000          40,855             100.0           12/31/00      5,900,000        8/21/00     72.7
-----------------------------------------------------------------------------------------------------------------------------------
     79         1972                           301              97.0              1/9/01      5,325,000        12/1/00     78.8
-----------------------------------------------------------------------------------------------------------------------------------
     80         1982           1986          54,295             89.8             6/30/00      5,600,000        2/29/00     74.8
-----------------------------------------------------------------------------------------------------------------------------------
     81         1981           1999          33,552             100.0           10/16/00      5,700,000        2/16/00     72.3
-----------------------------------------------------------------------------------------------------------------------------------
     82         1986           2000          48,329             100.0            9/11/00      6,650,000        8/23/00     61.5
-----------------------------------------------------------------------------------------------------------------------------------
     83         1974           1998          45,000             100.0            5/24/00      5,250,000        2/14/00     76.1
-----------------------------------------------------------------------------------------------------------------------------------
     84         1997           1999            104              99.0            10/23/00      5,000,000        9/26/00     79.4
-----------------------------------------------------------------------------------------------------------------------------------
     85         1912           1987          48,147             100.0            9/30/00      5,600,000       10/23/00     70.5
-----------------------------------------------------------------------------------------------------------------------------------
     86         2000                           64               100.0            8/11/00      5,300,000        5/10/00     74.0
-----------------------------------------------------------------------------------------------------------------------------------
     87         1978           1985          280,000            100.0            11/3/00      5,000,000        11/2/00     76.9
-----------------------------------------------------------------------------------------------------------------------------------
     88         1991           1999            139              93.5            10/27/00      5,000,000        9/28/00     75.7
-----------------------------------------------------------------------------------------------------------------------------------
     89         1989                           36               97.2            11/21/00      5,900,000        1/18/00     63.2
-----------------------------------------------------------------------------------------------------------------------------------
     90         1978           1998          66,750             100.0           10/13/00      4,900,000        2/10/00     73.9
-----------------------------------------------------------------------------------------------------------------------------------
     91         1992           1998            91               67.0             8/31/00      5,540,000        9/29/00     64.9
-----------------------------------------------------------------------------------------------------------------------------------
     92         1991                           148              98.6             1/10/01      5,270,000        1/30/01     66.9
-----------------------------------------------------------------------------------------------------------------------------------
     93         1982                         115,649            100.0            9/30/00      5,850,000        6/13/00     59.4
-----------------------------------------------------------------------------------------------------------------------------------
     94         1972           1999            187              98.9             6/11/00      4,350,000         5/6/00     79.6
-----------------------------------------------------------------------------------------------------------------------------------
     95         1965           2000            146              95.9             9/25/00      4,325,000         8/7/00     79.8
-----------------------------------------------------------------------------------------------------------------------------------
     96         1969           1992            118              99.2              1/1/01      4,335,000        7/13/00     78.1
-----------------------------------------------------------------------------------------------------------------------------------
     97         1968           1999            141              57.4             7/31/00      4,800,000        8/21/00     69.7
-----------------------------------------------------------------------------------------------------------------------------------
     98         2000                         26,250             100.0           12/19/00      4,300,000        10/6/00     74.3
-----------------------------------------------------------------------------------------------------------------------------------
     99         1991                           120              96.4              1/1/00      5,000,000        8/21/98     61.2
-----------------------------------------------------------------------------------------------------------------------------------
     100        1945           1995            65               98.5            10/30/00      4,300,000        10/5/00     69.6
-----------------------------------------------------------------------------------------------------------------------------------
     101        1947           2000            61               100.0           10/30/00      3,775,000        10/5/00     79.2
-----------------------------------------------------------------------------------------------------------------------------------
     102        1999                           64               100.0             8/1/00      3,800,000        8/25/00     78.5
-----------------------------------------------------------------------------------------------------------------------------------
     103                                       136              98.5             9/26/00      3,675,000        8/15/00     79.8
-----------------------------------------------------------------------------------------------------------------------------------
    103.1       1963           1998            58               100.0            9/26/00      1,870,000        8/15/00
-----------------------------------------------------------------------------------------------------------------------------------
    103.2       1962           1996            58               98.3             9/26/00      1,425,000        8/15/00
-----------------------------------------------------------------------------------------------------------------------------------
    103.3       1978           1996            20               95.0             9/26/00        380,000        8/15/00
-----------------------------------------------------------------------------------------------------------------------------------
     104        1998                         37,000             100.0            1/21/98      4,215,000        5/24/99     66.8
-----------------------------------------------------------------------------------------------------------------------------------
     105        1979           1987            96               100.0            9/30/00      3,550,000        4/11/00     78.5
-----------------------------------------------------------------------------------------------------------------------------------
     106        1971           1999          19,709             89.7            12/18/00      3,750,000       11/14/00     72.4
-----------------------------------------------------------------------------------------------------------------------------------
     107        1967           2000            146              89.7            11/30/00      3,400,000       11/10/00     79.3
-----------------------------------------------------------------------------------------------------------------------------------
     108        1940           1999            66               95.5            10/30/00      3,800,000        10/4/00     70.8
-----------------------------------------------------------------------------------------------------------------------------------
     109        1999                         10,908             100.0            3/27/00      3,800,000        3/27/00     69.9
-----------------------------------------------------------------------------------------------------------------------------------
     110        1999                         17,319             100.0           11/27/00      3,600,000        11/1/00     73.5
-----------------------------------------------------------------------------------------------------------------------------------
     111        1975           1996          35,697             100.0            9/25/00      3,750,000        8/31/00     69.8
-----------------------------------------------------------------------------------------------------------------------------------
     112        1998                         10,908             100.0            3/15/00      3,830,000        3/15/00     67.1
-----------------------------------------------------------------------------------------------------------------------------------
     113        1965           1998            22               100.0           10/11/00      3,250,000        10/6/00     76.7
-----------------------------------------------------------------------------------------------------------------------------------
     114        1968           1999            134              97.0            11/30/00      3,100,000        11/9/00     78.9
-----------------------------------------------------------------------------------------------------------------------------------
     115                                       93               92.5             9/26/00      2,950,000        8/28/00     79.5
-----------------------------------------------------------------------------------------------------------------------------------
    115.1       1966           1998            53               90.6             9/26/00      1,765,000        8/28/00
-----------------------------------------------------------------------------------------------------------------------------------
    115.2       1963           1998            40               95.0             9/26/00      1,185,000        8/28/00
-----------------------------------------------------------------------------------------------------------------------------------
     116        1952           2000            52               100.0           10/30/00      2,950,000        10/4/00     79.4
-----------------------------------------------------------------------------------------------------------------------------------
     117        1972           1999            141              94.3             9/30/00      2,910,000        8/31/00     79.7
-----------------------------------------------------------------------------------------------------------------------------------
     118        1968           1997            100              95.0            10/25/00      2,900,000       10/23/00     79.2
-----------------------------------------------------------------------------------------------------------------------------------
     119        1995           1998            56               98.2             9/30/00      2,900,000        4/17/00     78.9
-----------------------------------------------------------------------------------------------------------------------------------
     120        2000                         10,908             100.0            3/28/00      3,550,000        3/28/00     63.2
-----------------------------------------------------------------------------------------------------------------------------------
     121        1971                           38               100.0            9/25/00      4,750,000        8/15/00     46.2
-----------------------------------------------------------------------------------------------------------------------------------
     122        1965           1994          25,086             91.6             11/2/00      3,675,000        9/29/00     57.9
-----------------------------------------------------------------------------------------------------------------------------------
     123        1999                         58,420             100.0            4/12/00      7,800,000         8/2/00     26.2
-----------------------------------------------------------------------------------------------------------------------------------
     124        1972           1999            514              100.0             9/1/00      7,400,000        10/6/00     27.0
-----------------------------------------------------------------------------------------------------------------------------------
     125        1974           2000            104              94.2             9/30/00      2,900,000         9/7/00     68.8
-----------------------------------------------------------------------------------------------------------------------------------
     126     1997-2000                       51,400             100.0           12/31/00      2,800,000        9/13/00     71.2
-----------------------------------------------------------------------------------------------------------------------------------
     127        1982           1997          55,944             100.0           11/10/00      2,600,000        11/1/00     74.8
-----------------------------------------------------------------------------------------------------------------------------------
     128        1970           1999            97               63.1             2/28/00      3,150,000        3/19/00     59.6
-----------------------------------------------------------------------------------------------------------------------------------
     129        1978           1995            80               100.0           10/13/00      2,330,000        8/15/00     79.8
-----------------------------------------------------------------------------------------------------------------------------------
     130        1988           1995          49,040             100.0            11/7/00      2,450,000        10/5/00     75.4
-----------------------------------------------------------------------------------------------------------------------------------
     131        1972           1997            108              91.7             7/12/00      2,500,000         7/7/00     73.3
-----------------------------------------------------------------------------------------------------------------------------------
     132        1992           1999            60               69.2            12/31/99      3,400,000         1/1/00     53.8
-----------------------------------------------------------------------------------------------------------------------------------
     133        1962           1998          25,402             100.0            7/13/00      3,100,000         8/2/00     58.7
-----------------------------------------------------------------------------------------------------------------------------------
     134        1965           1990            86               94.2            11/30/00      2,350,000        8/17/00     76.3
-----------------------------------------------------------------------------------------------------------------------------------
     135        1890           1990          54,852             92.7              1/1/01      3,545,000        5/12/00     46.4
-----------------------------------------------------------------------------------------------------------------------------------
     136        1999                         48,650             95.0              1/1/01      2,300,000        6/14/00     71.4
-----------------------------------------------------------------------------------------------------------------------------------
     137        1940           1999          23,014             100.0             2/1/00      2,065,000        4/15/00     74.5
-----------------------------------------------------------------------------------------------------------------------------------
     138        1960           1999          56,780             100.0            9/30/00      2,250,000        7/25/00     66.4
-----------------------------------------------------------------------------------------------------------------------------------
     139        1982           1992            56               100.0             7/6/00      2,360,000        6/26/00     63.2
-----------------------------------------------------------------------------------------------------------------------------------
     140        1970           1985          23,791             100.0             3/1/01      2,490,000        9/27/00     58.3
-----------------------------------------------------------------------------------------------------------------------------------
     141        1975           2000            68               100.0             3/1/00      1,725,000         4/4/00     77.9
-----------------------------------------------------------------------------------------------------------------------------------
     142        1973           1976            72               93.1             9/25/00      2,000,000        7/17/00     66.1
-----------------------------------------------------------------------------------------------------------------------------------
     143        1948           1999            64               98.4             1/15/01      1,695,000        3/15/00     77.9
-----------------------------------------------------------------------------------------------------------------------------------
     144        1925           1995            42               97.6            10/30/00      1,600,000        10/5/00     78.0
-----------------------------------------------------------------------------------------------------------------------------------
     145        1970                         26,572             100.0           11/14/00      1,950,000         6/5/00     62.5
-----------------------------------------------------------------------------------------------------------------------------------
     146        1880           1988            23               95.7             3/30/00      3,000,000        4/11/00     40.2
-----------------------------------------------------------------------------------------------------------------------------------
     147        1965           1997            44               100.0            9/30/00      1,660,000        5/12/00     72.0
-----------------------------------------------------------------------------------------------------------------------------------
     148        1974           1998          29,330             96.8              8/1/00      1,600,000        7/13/00     70.1
-----------------------------------------------------------------------------------------------------------------------------------
     149        1964           1988          21,667             91.4             12/1/00      1,550,000        10/9/00     67.5
-----------------------------------------------------------------------------------------------------------------------------------
     150        1989                         21,950             100.0            10/1/00      1,475,000        10/5/00     71.0
-----------------------------------------------------------------------------------------------------------------------------------
     151        1890           2000            26               100.0           10/13/00      1,450,000        10/4/00     68.7
-----------------------------------------------------------------------------------------------------------------------------------
     152                                       25               100.0            11/9/00      1,300,000        10/3/00     76.4
-----------------------------------------------------------------------------------------------------------------------------------
    152.1       1950           1998            17               100.0            11/9/00        900,000        10/3/00
-----------------------------------------------------------------------------------------------------------------------------------
    152.2       1937           1997             8               100.0            11/9/00        400,000        10/3/00
-----------------------------------------------------------------------------------------------------------------------------------
     153        1997                         21,000             100.0            6/30/00      1,530,000         5/1/00     64.4
-----------------------------------------------------------------------------------------------------------------------------------
     154        1925           1992          14,353             100.0            8/14/00      1,500,000        8/24/00     63.0
-----------------------------------------------------------------------------------------------------------------------------------
     155        1999                         10,150             100.0             3/1/01      1,430,000        8/29/00     64.9
-----------------------------------------------------------------------------------------------------------------------------------
     156        1980                         50,208             98.7             9/30/00      1,350,000        6/24/00     64.9
-----------------------------------------------------------------------------------------------------------------------------------
     157        2000                         13,290             100.0           11/15/00      1,160,000       11/15/00     70.1
-----------------------------------------------------------------------------------------------------------------------------------
     158        1978                         26,400             100.0            1/31/01      1,200,000        10/4/00     64.8
-----------------------------------------------------------------------------------------------------------------------------------
     159        1900           1988            17               100.0           11/21/00      1,575,000        4/11/00     45.0
-----------------------------------------------------------------------------------------------------------------------------------
     160        1979                           28               100.0            8/15/00        860,000         6/1/00     78.6
-----------------------------------------------------------------------------------------------------------------------------------
     161        1965                           24               100.0           11/21/00      1,550,000        4/11/00     42.9
-----------------------------------------------------------------------------------------------------------------------------------
     162        1920                           48               89.6             9/12/00        975,000        8/18/00     65.3
-----------------------------------------------------------------------------------------------------------------------------------
     163        1965           1995            23               100.0            9/30/00        640,000         5/3/00     77.6
-----------------------------------------------------------------------------------------------------------------------------------
     164        1988                           13               100.0            10/1/00        740,000         6/6/00     61.3
-----------------------------------------------------------------------------------------------------------------------------------
     165        1978           1995            24               100.0            11/1/00        395,000        8/15/00     79.8
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL PRINCIPAL    CURRENT PRINCIPAL     CROSSED LOAN     RELATED LOAN     CURRENT MORTGAGE         NET MORTGAGE
  LOAN NO.   BALANCE ($) (2)       BALANCE ($) (2)       GROUP (3)         GROUP (4)      INTEREST RATE (%)   INTEREST RATE (%) (5)
------------------------------------------------------------------------------------------------------------------------------------
      1        50,000,000            49,903,942                                                 8.250                 8.149
------------------------------------------------------------------------------------------------------------------------------------
      2        37,000,000            36,900,076                                                 8.010                 7.859
------------------------------------------------------------------------------------------------------------------------------------
      3        29,500,000            29,437,519                                                 7.770                 7.669
------------------------------------------------------------------------------------------------------------------------------------
      4        28,000,000            27,943,394                                                 8.000                 7.899
------------------------------------------------------------------------------------------------------------------------------------
      5        25,450,000            25,407,524                                                 7.600                 7.499
------------------------------------------------------------------------------------------------------------------------------------
      6        23,700,000            23,659,939                                                 7.520                 7.419
------------------------------------------------------------------------------------------------------------------------------------
      7        22,646,666            22,587,864                                                 8.390                 8.289
------------------------------------------------------------------------------------------------------------------------------------
      8        22,600,000            22,566,577                                                 8.150                 8.049
------------------------------------------------------------------------------------------------------------------------------------
      9        22,500,000            22,466,949                                                 8.240                 8.139
------------------------------------------------------------------------------------------------------------------------------------
     10        17,350,000            17,287,486                                                 8.310                 8.209
------------------------------------------------------------------------------------------------------------------------------------
     11        17,000,000            17,000,000                                                 7.700                 7.599
------------------------------------------------------------------------------------------------------------------------------------
     12        16,000,000            15,972,695                                                 7.460                 7.359
------------------------------------------------------------------------------------------------------------------------------------
     13        15,000,000            14,983,503                                                 8.200                 8.099
------------------------------------------------------------------------------------------------------------------------------------
     14        15,000,000            14,939,278                                                 8.290                 8.139
------------------------------------------------------------------------------------------------------------------------------------
     15        13,530,000            13,485,979                                                 7.880                 7.729
------------------------------------------------------------------------------------------------------------------------------------
     16        13,050,000            13,023,022                                                 7.890                 7.789
------------------------------------------------------------------------------------------------------------------------------------
     17        13,000,000            12,978,946                                                 7.790                 7.689
------------------------------------------------------------------------------------------------------------------------------------
     18        12,900,000            12,878,090                                A                7.490                 7.389
------------------------------------------------------------------------------------------------------------------------------------
     19        12,899,023            12,791,305                                                 9.530                 9.429
------------------------------------------------------------------------------------------------------------------------------------
    19.1        5,159,609
------------------------------------------------------------------------------------------------------------------------------------
    19.2        4,521,173
------------------------------------------------------------------------------------------------------------------------------------
    19.3        3,218,241
------------------------------------------------------------------------------------------------------------------------------------
     20        12,525,000            12,491,243                                B                8.020                 7.869
------------------------------------------------------------------------------------------------------------------------------------
     21        12,000,000            11,973,113                                                 7.490                 7.389
------------------------------------------------------------------------------------------------------------------------------------
     22        11,800,000            11,800,000                                                 7.750                 7.649
------------------------------------------------------------------------------------------------------------------------------------
     23        11,600,000            11,569,612                                                 8.160                 8.059
------------------------------------------------------------------------------------------------------------------------------------
     24        11,400,000            11,361,095                                                 8.550                 8.449
------------------------------------------------------------------------------------------------------------------------------------
     25        11,360,000            11,319,526                                                 8.360                 8.259
------------------------------------------------------------------------------------------------------------------------------------
     26        11,000,000            10,981,017                                                 7.390                 7.289
------------------------------------------------------------------------------------------------------------------------------------
     27        10,250,000            10,234,064                                                 8.050                 7.949
------------------------------------------------------------------------------------------------------------------------------------
     28        10,250,000            10,218,265                                                 8.100                 7.999
------------------------------------------------------------------------------------------------------------------------------------
     29        10,220,000            10,198,179                                                 7.730                 7.579
------------------------------------------------------------------------------------------------------------------------------------
     30         9,500,000             9,465,847                                                 8.320                 8.219
------------------------------------------------------------------------------------------------------------------------------------
     31         9,200,000             9,171,061                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     32         9,050,000             9,050,000                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     33         9,000,000             8,985,897                                                 8.000                 7.899
------------------------------------------------------------------------------------------------------------------------------------
     34         8,825,000             8,799,984                                                 7.770                 7.619
------------------------------------------------------------------------------------------------------------------------------------
     35         8,800,000             8,785,054                                A                7.490                 7.389
------------------------------------------------------------------------------------------------------------------------------------
     36         8,500,000             8,481,888                                                 7.740                 7.639
------------------------------------------------------------------------------------------------------------------------------------
     37         8,400,000             8,385,733                                A                7.490                 7.389
------------------------------------------------------------------------------------------------------------------------------------
     38         8,120,000             8,110,943                                                 8.000                 7.899
------------------------------------------------------------------------------------------------------------------------------------
    38.1        1,100,000
------------------------------------------------------------------------------------------------------------------------------------
    38.2          950,000
------------------------------------------------------------------------------------------------------------------------------------
    38.3          900,000
------------------------------------------------------------------------------------------------------------------------------------
    38.4          700,000
------------------------------------------------------------------------------------------------------------------------------------
    38.5          650,000
------------------------------------------------------------------------------------------------------------------------------------
    38.6          550,000
------------------------------------------------------------------------------------------------------------------------------------
    38.7          520,000
------------------------------------------------------------------------------------------------------------------------------------
    38.8          500,000
------------------------------------------------------------------------------------------------------------------------------------
    38.9          450,000
------------------------------------------------------------------------------------------------------------------------------------
    38.10         425,000
------------------------------------------------------------------------------------------------------------------------------------
    38.11         400,000
------------------------------------------------------------------------------------------------------------------------------------
    38.12         400,000
------------------------------------------------------------------------------------------------------------------------------------
    38.13         400,000
------------------------------------------------------------------------------------------------------------------------------------
    38.14         175,000
------------------------------------------------------------------------------------------------------------------------------------
     39         8,000,000             7,970,191                                                 8.160                 8.059
------------------------------------------------------------------------------------------------------------------------------------
     40         7,500,000             7,478,352                                                 7.680                 7.579
------------------------------------------------------------------------------------------------------------------------------------
     41         7,200,000             7,178,850                                C                8.330                 8.229
------------------------------------------------------------------------------------------------------------------------------------
     42         7,050,000             7,009,902                                                 8.200                 8.099
------------------------------------------------------------------------------------------------------------------------------------
     43         7,000,000             6,986,497                                                 8.230                 8.129
------------------------------------------------------------------------------------------------------------------------------------
     44         7,000,000             6,977,075                                B                8.730                 8.579
------------------------------------------------------------------------------------------------------------------------------------
     45         6,950,000             6,935,921                                                 7.990                 7.889
------------------------------------------------------------------------------------------------------------------------------------
     46         6,500,000             6,500,000                                                 8.000                 7.899
------------------------------------------------------------------------------------------------------------------------------------
     47         6,500,000             6,489,254                                                 7.660                 7.559
------------------------------------------------------------------------------------------------------------------------------------
     48         6,500,000             6,482,267                                                 7.960                 7.859
------------------------------------------------------------------------------------------------------------------------------------
     49         6,400,000             6,372,213                                                 8.900                 8.799
------------------------------------------------------------------------------------------------------------------------------------
     50         6,390,000             6,360,244                                                 8.120                 7.949
------------------------------------------------------------------------------------------------------------------------------------
     51         6,310,000             6,300,159                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     52         6,325,000             6,280,760                                                 8.250                 8.149
------------------------------------------------------------------------------------------------------------------------------------
     53         6,200,000             6,184,086                                                 8.260                 8.159
------------------------------------------------------------------------------------------------------------------------------------
     54         6,060,000             6,050,154                                                 7.770                 7.669
------------------------------------------------------------------------------------------------------------------------------------
     55         6,050,000             6,021,651                                                 8.650                 8.479
------------------------------------------------------------------------------------------------------------------------------------
     56         5,525,000             5,510,229                                                 8.060                 7.959
------------------------------------------------------------------------------------------------------------------------------------
     57         5,520,000             5,496,611                                                 8.490                 8.389
------------------------------------------------------------------------------------------------------------------------------------
     58         5,500,000             5,484,782                                                 7.890                 7.789
------------------------------------------------------------------------------------------------------------------------------------
     59         5,400,000             5,390,916                                                 7.550                 7.449
------------------------------------------------------------------------------------------------------------------------------------
     60         5,400,000             5,385,969                                                 8.200                 8.099
------------------------------------------------------------------------------------------------------------------------------------
     61         5,325,000             5,316,524                                                 7.900                 7.799
------------------------------------------------------------------------------------------------------------------------------------
     62         5,300,000             5,278,904                                                 8.350                 8.249
------------------------------------------------------------------------------------------------------------------------------------
     63         5,148,750             5,120,429                                                 8.330                 8.229
------------------------------------------------------------------------------------------------------------------------------------
     64         5,100,000             5,087,146                                D                8.350                 8.249
------------------------------------------------------------------------------------------------------------------------------------
    64.1        2,130,000
------------------------------------------------------------------------------------------------------------------------------------
    64.2        1,540,000
------------------------------------------------------------------------------------------------------------------------------------
    64.3        1,430,000
------------------------------------------------------------------------------------------------------------------------------------
     65         5,000,000             4,969,616                                                 8.100                 7.999
------------------------------------------------------------------------------------------------------------------------------------
     66         4,900,000             4,887,320                                C                8.220                 8.119
------------------------------------------------------------------------------------------------------------------------------------
     67         4,876,000             4,778,912                                                 7.750                 7.649
------------------------------------------------------------------------------------------------------------------------------------
     68         4,650,000             4,635,207                                                 7.980                 7.879
------------------------------------------------------------------------------------------------------------------------------------
     69         4,500,000             4,488,236                                                 8.170                 8.069
------------------------------------------------------------------------------------------------------------------------------------
     70         4,462,500             4,448,557                                E                8.090                 7.919
------------------------------------------------------------------------------------------------------------------------------------
    70.1        3,225,000
------------------------------------------------------------------------------------------------------------------------------------
    70.2        1,237,500
------------------------------------------------------------------------------------------------------------------------------------
     71         4,450,000             4,438,413                                                 8.190                 8.089
------------------------------------------------------------------------------------------------------------------------------------
     72         4,450,000             4,428,557                                                 8.540                 8.359
------------------------------------------------------------------------------------------------------------------------------------
     73         4,400,000             4,386,274                                                 8.100                 7.999
------------------------------------------------------------------------------------------------------------------------------------
    73.1        1,350,000
------------------------------------------------------------------------------------------------------------------------------------
    73.2        1,350,000
------------------------------------------------------------------------------------------------------------------------------------
    73.3        1,250,000
------------------------------------------------------------------------------------------------------------------------------------
    73.4          450,000
------------------------------------------------------------------------------------------------------------------------------------
     74         4,375,000             4,359,130                                                 8.280                 8.079
------------------------------------------------------------------------------------------------------------------------------------
    74.1        3,775,000
------------------------------------------------------------------------------------------------------------------------------------
    74.2          600,000
------------------------------------------------------------------------------------------------------------------------------------
     75         4,340,000             4,327,991                                F                7.890                 7.789
------------------------------------------------------------------------------------------------------------------------------------
     76         4,325,000             4,308,178                                                 8.400                 8.249
------------------------------------------------------------------------------------------------------------------------------------
     77         4,320,000             4,306,257                                                 7.980                 7.879
------------------------------------------------------------------------------------------------------------------------------------
     78         4,300,000             4,288,713                                                 8.150                 8.049
------------------------------------------------------------------------------------------------------------------------------------
     79         4,200,000             4,195,168                                                 7.590                 7.489
------------------------------------------------------------------------------------------------------------------------------------
     80         4,200,000             4,189,372                                                 8.330                 8.229
------------------------------------------------------------------------------------------------------------------------------------
     81         4,125,000             4,118,567                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     82         4,100,000             4,089,604                                                 8.320                 8.149
------------------------------------------------------------------------------------------------------------------------------------
     83         4,000,000             3,993,761                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     84         3,980,000             3,971,739                                                 7.870                 7.769
------------------------------------------------------------------------------------------------------------------------------------
     85         3,950,000             3,945,459                                                 7.600                 7.499
------------------------------------------------------------------------------------------------------------------------------------
     86         3,935,000             3,919,741                                                 7.980                 7.779
------------------------------------------------------------------------------------------------------------------------------------
     87         3,850,000             3,845,699                                                 7.980                 7.879
------------------------------------------------------------------------------------------------------------------------------------
     88         3,800,000             3,783,808                                                 7.910                 7.709
------------------------------------------------------------------------------------------------------------------------------------
     89         3,750,000             3,731,642                                                 8.770                 8.669
------------------------------------------------------------------------------------------------------------------------------------
     90         3,625,000             3,619,346                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     91         3,600,000             3,594,885                                                 8.700                 8.599
------------------------------------------------------------------------------------------------------------------------------------
     92         3,523,765             3,523,765                                                 7.720                 7.619
------------------------------------------------------------------------------------------------------------------------------------
     93         3,500,000             3,476,811                                                 8.340                 8.169
------------------------------------------------------------------------------------------------------------------------------------
     94         3,475,000             3,461,268                                                 8.380                 8.279
------------------------------------------------------------------------------------------------------------------------------------
     95         3,460,000             3,450,426                                F                7.890                 7.789
------------------------------------------------------------------------------------------------------------------------------------
     96         3,400,000             3,387,472                                                 8.210                 8.109
------------------------------------------------------------------------------------------------------------------------------------
     97         3,360,000             3,347,552                                                 8.830                 8.729
------------------------------------------------------------------------------------------------------------------------------------
     98         3,200,000             3,194,275                                                 7.890                 7.789
------------------------------------------------------------------------------------------------------------------------------------
     99         3,130,000             3,058,038                                                 8.950                 8.849
------------------------------------------------------------------------------------------------------------------------------------
     100        3,000,000             2,992,921                                G                7.230                 7.129
------------------------------------------------------------------------------------------------------------------------------------
     101        3,000,000             2,991,077                                G                7.530                 7.429
------------------------------------------------------------------------------------------------------------------------------------
     102        2,991,000             2,982,623                                                 7.830                 7.729
------------------------------------------------------------------------------------------------------------------------------------
     103        2,940,000             2,932,469              1                                  8.270                 8.119
------------------------------------------------------------------------------------------------------------------------------------
    103.1       1,496,000
------------------------------------------------------------------------------------------------------------------------------------
    103.2       1,140,000
------------------------------------------------------------------------------------------------------------------------------------
    103.3         304,000
------------------------------------------------------------------------------------------------------------------------------------
     104        2,950,000             2,815,069                                                 7.280                 7.179
------------------------------------------------------------------------------------------------------------------------------------
     105        2,800,000             2,786,164                                                 8.440                 8.339
------------------------------------------------------------------------------------------------------------------------------------
     106        2,720,000             2,715,567                                                 7.750                 7.649
------------------------------------------------------------------------------------------------------------------------------------
     107        2,700,000             2,696,806                                                 7.250                 7.149
------------------------------------------------------------------------------------------------------------------------------------
     108        2,700,000             2,691,725                                G                7.380                 7.279
------------------------------------------------------------------------------------------------------------------------------------
     109        2,668,000             2,654,382                                H                8.310                 8.139
------------------------------------------------------------------------------------------------------------------------------------
     110        2,650,000             2,645,854                                                 8.010                 7.909
------------------------------------------------------------------------------------------------------------------------------------
     111        2,625,000             2,617,766                                                 7.910                 7.759
------------------------------------------------------------------------------------------------------------------------------------
     112        2,593,000             2,570,892                                H                8.310                 8.139
------------------------------------------------------------------------------------------------------------------------------------
     113        2,500,000             2,494,274                                G                7.380                 7.279
------------------------------------------------------------------------------------------------------------------------------------
     114        2,450,000             2,447,102                                                 7.250                 7.149
------------------------------------------------------------------------------------------------------------------------------------
     115        2,350,000             2,344,186                                                 8.440                 8.339
------------------------------------------------------------------------------------------------------------------------------------
    115.1       1,410,000
------------------------------------------------------------------------------------------------------------------------------------
    115.2         940,000
------------------------------------------------------------------------------------------------------------------------------------
     116        2,350,000             2,343,080                                G                7.580                 7.479
------------------------------------------------------------------------------------------------------------------------------------
     117        2,325,000             2,319,538                                                 7.940                 7.839
------------------------------------------------------------------------------------------------------------------------------------
     118        2,300,000             2,296,198                                                 7.660                 7.559
------------------------------------------------------------------------------------------------------------------------------------
     119        2,300,000             2,289,073                                                 8.040                 7.939
------------------------------------------------------------------------------------------------------------------------------------
     120        2,264,000             2,244,697                                H                8.310                 8.139
------------------------------------------------------------------------------------------------------------------------------------
     121        2,200,000             2,193,713                                                 7.730                 7.549
------------------------------------------------------------------------------------------------------------------------------------
     122        2,130,000             2,126,161                                                 8.560                 8.459
------------------------------------------------------------------------------------------------------------------------------------
     123        2,050,000             2,046,803                                                 8.030                 7.929
------------------------------------------------------------------------------------------------------------------------------------
     124        2,025,000             2,000,531                                                 7.600                 7.499
------------------------------------------------------------------------------------------------------------------------------------
     125        2,000,000             1,994,399                                                 7.830                 7.659
------------------------------------------------------------------------------------------------------------------------------------
     126        2,000,000             1,993,912                                                 8.250                 8.149
------------------------------------------------------------------------------------------------------------------------------------
     127        1,950,000             1,943,907                                E                8.090                 7.919
------------------------------------------------------------------------------------------------------------------------------------
     128        1,900,000             1,876,392                                                 9.380                 9.229
------------------------------------------------------------------------------------------------------------------------------------
     129        1,864,000             1,858,663                                                 7.720                 7.569
------------------------------------------------------------------------------------------------------------------------------------
     130        1,850,000             1,846,358                                D                8.130                 8.029
------------------------------------------------------------------------------------------------------------------------------------
     131        1,840,000             1,833,474                                                 8.380                 8.279
------------------------------------------------------------------------------------------------------------------------------------
     132        1,850,000             1,827,873                                                 9.650                 9.499
------------------------------------------------------------------------------------------------------------------------------------
     133        1,840,000             1,819,723                                                 8.650                 8.549
------------------------------------------------------------------------------------------------------------------------------------
     134        1,800,000             1,792,521                                                 8.130                 8.029
------------------------------------------------------------------------------------------------------------------------------------
     135        1,650,000             1,645,210                                                 8.540                 8.439
------------------------------------------------------------------------------------------------------------------------------------
     136        1,650,000             1,641,143                                                 8.810                 8.709
------------------------------------------------------------------------------------------------------------------------------------
     137        1,550,000             1,537,527                                                 8.620                 8.469
------------------------------------------------------------------------------------------------------------------------------------
     138        1,500,000             1,493,344                                                 8.780                 8.679
------------------------------------------------------------------------------------------------------------------------------------
     139        1,500,000             1,491,271                                                 8.350                 8.249
------------------------------------------------------------------------------------------------------------------------------------
     140        1,455,000             1,452,301                                                 8.420                 8.319
------------------------------------------------------------------------------------------------------------------------------------
     141        1,350,000             1,343,412                                                 8.490                 8.319
------------------------------------------------------------------------------------------------------------------------------------
     142        1,325,000             1,321,363                                                 7.930                 7.759
------------------------------------------------------------------------------------------------------------------------------------
     143        1,330,000             1,320,868                                                 8.750                 8.649
------------------------------------------------------------------------------------------------------------------------------------
     144        1,250,000             1,247,249                                                 7.580                 7.479
------------------------------------------------------------------------------------------------------------------------------------
     145        1,225,000             1,219,358                                                 8.850                 8.749
------------------------------------------------------------------------------------------------------------------------------------
     146        1,215,000             1,205,241                                I                8.630                 8.529
------------------------------------------------------------------------------------------------------------------------------------
     147        1,200,000             1,194,929                                                 8.500                 8.399
------------------------------------------------------------------------------------------------------------------------------------
     148        1,125,000             1,121,108                                                 8.490                 8.389
------------------------------------------------------------------------------------------------------------------------------------
     149        1,050,000             1,046,866                                                 8.370                 8.269
------------------------------------------------------------------------------------------------------------------------------------
     150        1,050,000             1,046,804                                                 8.250                 8.149
------------------------------------------------------------------------------------------------------------------------------------
     151        1,000,000               996,552                                                 7.480                 7.379
------------------------------------------------------------------------------------------------------------------------------------
     152          995,000               992,951                                                 7.910                 7.809
------------------------------------------------------------------------------------------------------------------------------------
    152.1         705,000
------------------------------------------------------------------------------------------------------------------------------------
    152.2         290,000
------------------------------------------------------------------------------------------------------------------------------------
     153          990,000               985,479                                                 8.620                 8.519
------------------------------------------------------------------------------------------------------------------------------------
     154          950,000               945,560                                                 8.490                 8.389
------------------------------------------------------------------------------------------------------------------------------------
     155          930,000               927,675                                                 8.390                 8.239
------------------------------------------------------------------------------------------------------------------------------------
     156          880,000               875,967                                                 8.600                 8.499
------------------------------------------------------------------------------------------------------------------------------------
     157          815,000               813,475                                                 8.380                 8.279
------------------------------------------------------------------------------------------------------------------------------------
     158          780,000               777,587                                                 8.150                 8.049
------------------------------------------------------------------------------------------------------------------------------------
     159          715,000               709,257                                I                8.630                 8.529
------------------------------------------------------------------------------------------------------------------------------------
     160          680,000               675,803                                                 8.010                 7.909
------------------------------------------------------------------------------------------------------------------------------------
     161          670,000               664,619                                I                8.630                 8.529
------------------------------------------------------------------------------------------------------------------------------------
     162          640,000               636,812                                                 8.130                 8.029
------------------------------------------------------------------------------------------------------------------------------------
     163          500,000               496,459                                                 8.590                 8.489
------------------------------------------------------------------------------------------------------------------------------------
     164          455,000               453,415                                                 8.460                 8.359
------------------------------------------------------------------------------------------------------------------------------------
     165          316,000               315,389              1                                  8.220                 8.069
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              MORTGAGE INTEREST RATE         ANNUAL DEBT           REMAINING       REMAINING AMORTIZATION        ORIGINATION
  LOAN NO.        ACCRUAL BASIS            SERVICE ($) (6)       TERM (MONTHS)         TERM (MONTHS)                DATE
------------------------------------------------------------------------------------------------------------------------------------
      1             Actual/360                 4,507,600              117                   357                     11/6/00
------------------------------------------------------------------------------------------------------------------------------------
      2             Actual/360                 3,261,010              116                   356                    10/18/00
------------------------------------------------------------------------------------------------------------------------------------
      3             Actual/360                 2,540,994              117                   357                    10/27/00
------------------------------------------------------------------------------------------------------------------------------------
      4             Actual/360                 2,465,449              117                   357                     12/1/00
------------------------------------------------------------------------------------------------------------------------------------
      5             Actual/360                 2,156,352              118                   358                    12/28/00
------------------------------------------------------------------------------------------------------------------------------------
      6             Actual/360                 1,992,462              118                   358                    12/28/00
------------------------------------------------------------------------------------------------------------------------------------
      7             Actual/360                 2,074,970              111                   351                    10/13/00
------------------------------------------------------------------------------------------------------------------------------------
      8             Actual/360                 2,120,185              119                   299                     1/22/01
------------------------------------------------------------------------------------------------------------------------------------
      9             Actual/360                 2,127,011              119                   299                     1/12/01
------------------------------------------------------------------------------------------------------------------------------------
     10             Actual/360                 1,572,928              114                   354                      8/7/00
------------------------------------------------------------------------------------------------------------------------------------
     11             Actual/360                 1,454,439              84                    360                     2/14/01
------------------------------------------------------------------------------------------------------------------------------------
     12             Actual/360                 1,337,237              118                   358                    12/27/00
------------------------------------------------------------------------------------------------------------------------------------
     13             Actual/360                 1,345,958              119                   359                      1/3/01
------------------------------------------------------------------------------------------------------------------------------------
     14             Actual/360                 1,424,025              116                   296                    10/11/00
------------------------------------------------------------------------------------------------------------------------------------
     15             Actual/360                 1,177,786              115                   355                     9/28/00
------------------------------------------------------------------------------------------------------------------------------------
     16             Actual/360                 1,137,090              117                   357                    11/21/00
------------------------------------------------------------------------------------------------------------------------------------
     17             Actual/360                 1,121,918              118                   358                     12/4/00
------------------------------------------------------------------------------------------------------------------------------------
     18             Actual/360                 1,081,324              118                   358                    12/19/00
------------------------------------------------------------------------------------------------------------------------------------
     19             Actual/360                 1,447,522              78                    234                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
    19.1
------------------------------------------------------------------------------------------------------------------------------------
    19.2
------------------------------------------------------------------------------------------------------------------------------------
    19.3
------------------------------------------------------------------------------------------------------------------------------------
     20             Actual/360                 1,104,944              116                   356                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     21             Actual/360                 1,005,883              117                   357                    11/16/00
------------------------------------------------------------------------------------------------------------------------------------
     22             Actual/360                 1,014,440              120                   360                     2/13/01
------------------------------------------------------------------------------------------------------------------------------------
     23             Actual/360                 1,036,969              116                   356                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     24             Actual/360                 1,056,725              114                   354                     8/22/00
------------------------------------------------------------------------------------------------------------------------------------
     25             Actual/360                 1,034,687              114                   354                      8/9/00
------------------------------------------------------------------------------------------------------------------------------------
     26             Actual/360                   913,041              118                   358                    12/27/00
------------------------------------------------------------------------------------------------------------------------------------
     27             Actual/360                   906,821              118                   358                    12/28/00
------------------------------------------------------------------------------------------------------------------------------------
     28             Actual/360                   911,120              115                   355                     9/26/00
------------------------------------------------------------------------------------------------------------------------------------
     29             Actual/360                   876,914              117                   357                     11/2/00
------------------------------------------------------------------------------------------------------------------------------------
     30             Actual/360                   862,060              114                   354                     8/16/00
------------------------------------------------------------------------------------------------------------------------------------
     31             Actual/360                   812,386              85                    355                     9/28/00
------------------------------------------------------------------------------------------------------------------------------------
     32             Actual/360                   813,209              114                   336                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
     33             Actual/360                   792,466              118                   358                    12/27/00
------------------------------------------------------------------------------------------------------------------------------------
     34             Actual/360                   760,145              116                   356                    10/27/00
------------------------------------------------------------------------------------------------------------------------------------
     35             Actual/360                   737,648              118                   358                    12/19/00
------------------------------------------------------------------------------------------------------------------------------------
     36             Actual/360                   730,036              117                   357                     11/9/00
------------------------------------------------------------------------------------------------------------------------------------
     37             Actual/360                   704,118              118                   358                    12/19/00
------------------------------------------------------------------------------------------------------------------------------------
     38             Actual/360                   714,980              119                   359                     1/30/01
------------------------------------------------------------------------------------------------------------------------------------
    38.1
------------------------------------------------------------------------------------------------------------------------------------
    38.2
------------------------------------------------------------------------------------------------------------------------------------
    38.3
------------------------------------------------------------------------------------------------------------------------------------
    38.4
------------------------------------------------------------------------------------------------------------------------------------
    38.5
------------------------------------------------------------------------------------------------------------------------------------
    38.6
------------------------------------------------------------------------------------------------------------------------------------
    38.7
------------------------------------------------------------------------------------------------------------------------------------
    38.8
------------------------------------------------------------------------------------------------------------------------------------
    38.9
------------------------------------------------------------------------------------------------------------------------------------
    38.10
------------------------------------------------------------------------------------------------------------------------------------
    38.11
------------------------------------------------------------------------------------------------------------------------------------
    38.12
------------------------------------------------------------------------------------------------------------------------------------
    38.13
------------------------------------------------------------------------------------------------------------------------------------
    38.14
------------------------------------------------------------------------------------------------------------------------------------
     39             Actual/360                   715,151              114                   354                     8/16/00
------------------------------------------------------------------------------------------------------------------------------------
     40             Actual/360                   640,423              176                   356                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     41             Actual/360                   653,960              115                   355                     9/13/00
------------------------------------------------------------------------------------------------------------------------------------
     42             Actual/360                   632,600              110                   350                      4/4/00
------------------------------------------------------------------------------------------------------------------------------------
     43             Actual/360                   629,883              117                   357                    11/10/00
------------------------------------------------------------------------------------------------------------------------------------
     44             Actual/360                   659,629              114                   354                      8/4/00
------------------------------------------------------------------------------------------------------------------------------------
     45             Actual/360                   611,378              117                   357                    11/22/00
------------------------------------------------------------------------------------------------------------------------------------
     46             Actual/360                   602,017              120                   300                     1/24/01
------------------------------------------------------------------------------------------------------------------------------------
     47             Actual/360                   553,958              118                   358                    12/27/00
------------------------------------------------------------------------------------------------------------------------------------
     48             Actual/360                   570,163              116                   356                    10/27/00
------------------------------------------------------------------------------------------------------------------------------------
     49             Actual/360                   639,252              115                   295                      9/7/00
------------------------------------------------------------------------------------------------------------------------------------
     50             Actual/360                   569,078              112                   352                      6/2/00
------------------------------------------------------------------------------------------------------------------------------------
     51             Actual/360                   557,191              118                   358                    12/13/00
------------------------------------------------------------------------------------------------------------------------------------
     52             Actual/360                   653,280              230                   230                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     53             Actual/360                   559,465              116                   356                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     54             Actual/360                   521,980              118                   358                    12/11/00
------------------------------------------------------------------------------------------------------------------------------------
     55             Actual/360                   565,967              111                   351                     5/23/00
------------------------------------------------------------------------------------------------------------------------------------
     56             Actual/360                   489,262              116                   356                    10/20/00
------------------------------------------------------------------------------------------------------------------------------------
     57             Actual/360                   508,859              112                   352                     6/16/00
------------------------------------------------------------------------------------------------------------------------------------
     58             Actual/360                   479,233              116                   356                    10/20/00
------------------------------------------------------------------------------------------------------------------------------------
     59             Actual/360                   455,312              118                   358                    12/20/00
------------------------------------------------------------------------------------------------------------------------------------
     60             Actual/360                   484,545              116                   356                     11/1/00
------------------------------------------------------------------------------------------------------------------------------------
     61             Actual/360                   464,429              118                   358                    12/18/00
------------------------------------------------------------------------------------------------------------------------------------
     62             Actual/360                   482,284              113                   353                     7/25/00
------------------------------------------------------------------------------------------------------------------------------------
     63             Actual/360                   467,649              110                   350                     4/19/00
------------------------------------------------------------------------------------------------------------------------------------
     64             Actual/360                   464,088              116                   356                     10/5/00
------------------------------------------------------------------------------------------------------------------------------------
    64.1
------------------------------------------------------------------------------------------------------------------------------------
    64.2
------------------------------------------------------------------------------------------------------------------------------------
    64.3
------------------------------------------------------------------------------------------------------------------------------------
     65             Actual/360                   467,071              114                   294                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
     66             Actual/360                   440,505              116                   356                     10/6/00
------------------------------------------------------------------------------------------------------------------------------------
     67               30/360                     419,187              94                    334                    12/31/98
------------------------------------------------------------------------------------------------------------------------------------
     68             Actual/360                   408,663              115                   355                     9/13/00
------------------------------------------------------------------------------------------------------------------------------------
     69             Actual/360                   402,651              116                   356                    10/17/00
------------------------------------------------------------------------------------------------------------------------------------
     70             Actual/360                   416,505              117                   297                    11/17/00
------------------------------------------------------------------------------------------------------------------------------------
    70.1
------------------------------------------------------------------------------------------------------------------------------------
    70.2
------------------------------------------------------------------------------------------------------------------------------------
     71             Actual/360                   398,926              116                   356                    10/23/00
------------------------------------------------------------------------------------------------------------------------------------
     72             Actual/360                   412,115              111                   351                     5/31/00
------------------------------------------------------------------------------------------------------------------------------------
     73             Actual/360                   411,023              117                   297                    11/21/00
------------------------------------------------------------------------------------------------------------------------------------
    73.1
------------------------------------------------------------------------------------------------------------------------------------
    73.2
------------------------------------------------------------------------------------------------------------------------------------
    73.3
------------------------------------------------------------------------------------------------------------------------------------
    73.4
------------------------------------------------------------------------------------------------------------------------------------
     74             Actual/360                   395,523              114                   354                      8/3/00
------------------------------------------------------------------------------------------------------------------------------------
    74.1
------------------------------------------------------------------------------------------------------------------------------------
    74.2
------------------------------------------------------------------------------------------------------------------------------------
     75             Actual/360                   378,159              116                   356                     10/5/00
------------------------------------------------------------------------------------------------------------------------------------
     76             Actual/360                   405,623              115                   319                     9/20/00
------------------------------------------------------------------------------------------------------------------------------------
     77             Actual/360                   379,661              115                   355                     9/13/00
------------------------------------------------------------------------------------------------------------------------------------
     78             Actual/360                   384,032              116                   356                    10/20/00
------------------------------------------------------------------------------------------------------------------------------------
     79             Actual/360                   355,515              119                   359                     1/11/01
------------------------------------------------------------------------------------------------------------------------------------
     80             Actual/360                   381,477              116                   356                    10/12/00
------------------------------------------------------------------------------------------------------------------------------------
     81             Actual/360                   364,249              118                   358                    12/13/00
------------------------------------------------------------------------------------------------------------------------------------
     82             Actual/360                   372,047              116                   356                     10/6/00
------------------------------------------------------------------------------------------------------------------------------------
     83             Actual/360                   353,211              118                   358                    12/13/00
------------------------------------------------------------------------------------------------------------------------------------
     84             Actual/360                   346,127              117                   357                    11/13/00
------------------------------------------------------------------------------------------------------------------------------------
     85             Actual/360                   334,679              119                   359                      1/4/01
------------------------------------------------------------------------------------------------------------------------------------
     86             Actual/360                   345,825              114                   354                     8/11/00
------------------------------------------------------------------------------------------------------------------------------------
     87             Actual/360                   338,355              119                   359                     1/23/01
------------------------------------------------------------------------------------------------------------------------------------
     88             Actual/360                   364,999              117                   261                     11/6/00
------------------------------------------------------------------------------------------------------------------------------------
     89             Actual/360                   354,658              110                   350                     4/14/00
------------------------------------------------------------------------------------------------------------------------------------
     90             Actual/360                   320,098              118                   358                    12/13/00
------------------------------------------------------------------------------------------------------------------------------------
     91             Actual/360                   353,700              119                   299                     1/18/01
------------------------------------------------------------------------------------------------------------------------------------
     92             Actual/360                   314,261              103                   313                      2/9/01
------------------------------------------------------------------------------------------------------------------------------------
     93             Actual/360                   333,679              113                   293                      7/7/00
------------------------------------------------------------------------------------------------------------------------------------
     94             Actual/360                   317,097              113                   353                     7/10/00
------------------------------------------------------------------------------------------------------------------------------------
     95             Actual/360                   301,481              116                   356                     10/5/00
------------------------------------------------------------------------------------------------------------------------------------
     96             Actual/360                   305,370              114                   354                     8/29/00
------------------------------------------------------------------------------------------------------------------------------------
     97             Actual/360                   333,683              116                   296                    10/20/00
------------------------------------------------------------------------------------------------------------------------------------
     98             Actual/360                   304,350              119                   269                     1/11/01
------------------------------------------------------------------------------------------------------------------------------------
     99             Actual/360                   313,917              94                    274                    12/22/98
------------------------------------------------------------------------------------------------------------------------------------
     100            Actual/360                   245,095              117                   357                     11/9/00
------------------------------------------------------------------------------------------------------------------------------------
     101            Actual/360                   252,457              116                   356                     11/1/00
------------------------------------------------------------------------------------------------------------------------------------
     102            Actual/360                   259,122              116                   356                    10/11/00
------------------------------------------------------------------------------------------------------------------------------------
     103            Actual/360                   265,543              116                   356                     10/4/00
------------------------------------------------------------------------------------------------------------------------------------
    103.1
------------------------------------------------------------------------------------------------------------------------------------
    103.2
------------------------------------------------------------------------------------------------------------------------------------
    103.3
------------------------------------------------------------------------------------------------------------------------------------
     104            Actual/360                   256,558              83                    263                     1/26/98
------------------------------------------------------------------------------------------------------------------------------------
     105            Actual/360                   256,928              111                   351                     5/12/00
------------------------------------------------------------------------------------------------------------------------------------
     106            Actual/360                   233,837              118                   358                    12/18/00
------------------------------------------------------------------------------------------------------------------------------------
     107            Actual/360                   221,025              119                   359                      2/1/01
------------------------------------------------------------------------------------------------------------------------------------
     108            Actual/360                   223,889              116                   356                     11/1/00
------------------------------------------------------------------------------------------------------------------------------------
     109            Actual/360                   241,877              111                   351                     5/11/00
------------------------------------------------------------------------------------------------------------------------------------
     110            Actual/360                   233,559              118                   358                     12/7/00
------------------------------------------------------------------------------------------------------------------------------------
     111            Actual/360                   229,163              116                   356                    10/30/00
------------------------------------------------------------------------------------------------------------------------------------
     112            Actual/360                   246,583              111                   291                     5/11/00
------------------------------------------------------------------------------------------------------------------------------------
     113            Actual/360                   207,305              117                   357                     11/9/00
------------------------------------------------------------------------------------------------------------------------------------
     114            Actual/360                   200,560              119                   359                      2/1/01
------------------------------------------------------------------------------------------------------------------------------------
     115            Actual/360                   215,636              116                   356                    10/13/00
------------------------------------------------------------------------------------------------------------------------------------
    115.1
------------------------------------------------------------------------------------------------------------------------------------
    115.2
------------------------------------------------------------------------------------------------------------------------------------
     116            Actual/360                   198,726              116                   356                     11/1/00
------------------------------------------------------------------------------------------------------------------------------------
     117            Actual/360                   214,229              118                   298                    12/14/00
------------------------------------------------------------------------------------------------------------------------------------
     118            Actual/360                   196,016              118                   358                    12/26/00
------------------------------------------------------------------------------------------------------------------------------------
     119            Actual/360                   203,289              112                   352                      6/7/00
------------------------------------------------------------------------------------------------------------------------------------
     120            Actual/360                   215,297              111                   291                     5/11/00
------------------------------------------------------------------------------------------------------------------------------------
     121            Actual/360                   188,768              116                   356                    10/13/00
------------------------------------------------------------------------------------------------------------------------------------
     122            Actual/360                   197,622              57                    357                    11/13/00
------------------------------------------------------------------------------------------------------------------------------------
     123            Actual/360                   181,021              118                   358                    12/13/00
------------------------------------------------------------------------------------------------------------------------------------
     124            Actual/360                   226,647              176                   176                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     125            Actual/360                   173,268              116                   356                    10/23/00
------------------------------------------------------------------------------------------------------------------------------------
     126            Actual/360                   189,228              117                   297                    11/29/00
------------------------------------------------------------------------------------------------------------------------------------
     127            Actual/360                   182,002              117                   297                    11/17/00
------------------------------------------------------------------------------------------------------------------------------------
     128            Actual/360                   210,742              111                   231                      6/1/00
------------------------------------------------------------------------------------------------------------------------------------
     129            Actual/360                   159,784              116                   356                    10/31/00
------------------------------------------------------------------------------------------------------------------------------------
     130            Actual/360                   164,912              117                   357                    11/30/00
------------------------------------------------------------------------------------------------------------------------------------
     131            Actual/360                   167,902              114                   354                     8/25/00
------------------------------------------------------------------------------------------------------------------------------------
     132            Actual/360                   209,112              111                   231                     5/19/00
------------------------------------------------------------------------------------------------------------------------------------
     133            Actual/360                   219,376              176                   176                    10/27/00
------------------------------------------------------------------------------------------------------------------------------------
     134            Actual/360                   168,577              116                   296                     10/4/00
------------------------------------------------------------------------------------------------------------------------------------
     135            Actual/360                   159,969              117                   297                    11/14/00
------------------------------------------------------------------------------------------------------------------------------------
     136            Actual/360                   163,592              114                   294                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
     137            Actual/360                   151,279              111                   291                     5/23/00
------------------------------------------------------------------------------------------------------------------------------------
     138            Actual/360                   148,353              115                   295                      9/1/00
------------------------------------------------------------------------------------------------------------------------------------
     139            Actual/360                   143,126              114                   294                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
     140            Actual/360                   133,264              117                   357                    11/14/00
------------------------------------------------------------------------------------------------------------------------------------
     141            Actual/360                   124,449              111                   351                      5/5/00
------------------------------------------------------------------------------------------------------------------------------------
     142            Actual/360                   115,894              116                   356                    10/11/00
------------------------------------------------------------------------------------------------------------------------------------
     143            Actual/360                   131,214              112                   292                      6/6/00
------------------------------------------------------------------------------------------------------------------------------------
     144            Actual/360                   105,705              117                   357                    11/14/00
------------------------------------------------------------------------------------------------------------------------------------
     145            Actual/360                   130,845              117                   237                    11/30/00
------------------------------------------------------------------------------------------------------------------------------------
     146            Actual/360                   118,682              51                    291                     5/31/00
------------------------------------------------------------------------------------------------------------------------------------
     147            Actual/360                   110,724              112                   352                     6/15/00
------------------------------------------------------------------------------------------------------------------------------------
     148            Actual/360                   103,708              114                   354                     8/31/00
------------------------------------------------------------------------------------------------------------------------------------
     149            Actual/360                   100,357              117                   297                    11/22/00
------------------------------------------------------------------------------------------------------------------------------------
     150            Actual/360                    99,345              117                   297                    11/20/00
------------------------------------------------------------------------------------------------------------------------------------
     151            Actual/360                    88,523              117                   297                    11/27/00
------------------------------------------------------------------------------------------------------------------------------------
     152            Actual/360                    86,864              117                   357                    11/16/00
------------------------------------------------------------------------------------------------------------------------------------
    152.1
------------------------------------------------------------------------------------------------------------------------------------
    152.2
------------------------------------------------------------------------------------------------------------------------------------
     153            Actual/360                    96,624              115                   295                     9/29/00
------------------------------------------------------------------------------------------------------------------------------------
     154            Actual/360                    91,719              115                   295                     9/29/00
------------------------------------------------------------------------------------------------------------------------------------
     155            Actual/360                    84,942              116                   356                    10/24/00
------------------------------------------------------------------------------------------------------------------------------------
     156            Actual/360                    85,745              115                   295                      9/7/00
------------------------------------------------------------------------------------------------------------------------------------
     157            Actual/360                    74,370              117                   357                    11/20/00
------------------------------------------------------------------------------------------------------------------------------------
     158            Actual/360                    73,175              117                   297                    11/20/00
------------------------------------------------------------------------------------------------------------------------------------
     159            Actual/360                    69,842              51                    291                     5/31/00
------------------------------------------------------------------------------------------------------------------------------------
     160            Actual/360                    63,034              114                   294                     8/29/00
------------------------------------------------------------------------------------------------------------------------------------
     161            Actual/360                    65,446              51                    291                     5/31/00
------------------------------------------------------------------------------------------------------------------------------------
     162            Actual/360                    59,938              115                   295                     9/29/00
------------------------------------------------------------------------------------------------------------------------------------
     163            Actual/360                    48,678              112                   292                      6/8/00
------------------------------------------------------------------------------------------------------------------------------------
     164            Actual/360                    41,828              114                   354                      8/3/00
------------------------------------------------------------------------------------------------------------------------------------
     165            Actual/360                    28,408              117                   357                    11/10/00
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               MATURITY DATE/ANTICIPATED         ARD FINAL        BALLOON BALANCE      ENDING      LOCKOUT END       DEFEASANCE
  LOAN NO.         REPAYMENT DATE (7)          MATURITY DATE          ($) (8)           LTV          DATE (9)         END DATE
----------------------------------------------------------------------------------------------------------------------------------
      1               12/1/10                      12/1/30          44,968,013          60.0         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
      2               11/1/10                      11/1/30          33,084,642          62.2         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
      3               12/1/10                      12/1/30          26,230,115          54.3         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
      4               12/1/10                      12/1/20          25,034,684          63.7         3/31/03          11/30/10
----------------------------------------------------------------------------------------------------------------------------------
      5                1/1/11                       1/1/31          22,530,706          69.3         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
      6                1/1/11                       1/1/31          20,939,715          69.6         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
      7                6/1/10                       6/1/30          20,464,518          72.1         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
      8                2/1/11                       2/1/26          18,694,523          54.2         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
      9                2/1/11                       2/1/26          18,659,090          57.4         3/31/03          10/31/10
----------------------------------------------------------------------------------------------------------------------------------
     10                9/1/10                       9/1/30          15,623,901          64.6         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     11                3/1/08                       3/1/31          15,830,810          71.3         3/31/03          11/30/07
----------------------------------------------------------------------------------------------------------------------------------
     12                1/1/11                       1/1/31          14,115,266          66.1         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     13                2/1/11                       2/1/31          13,469,309          64.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     14               11/1/10                      11/1/25          12,460,491          58.2         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     15               10/1/10                      10/1/30          12,062,952          58.0         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     16               12/1/10                                       11,637,274          60.6         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     17                1/1/11                       1/1/31          11,562,572          68.8         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     18                1/1/11                       1/1/31          11,389,010          53.0         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     19                9/1/07                                       10,903,520          42.1         8/31/05
----------------------------------------------------------------------------------------------------------------------------------
    19.1
----------------------------------------------------------------------------------------------------------------------------------
    19.2
----------------------------------------------------------------------------------------------------------------------------------
    19.3
----------------------------------------------------------------------------------------------------------------------------------
     20               11/1/10                                       11,202,255          67.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     21               12/1/10                      12/1/30          10,596,201          47.9         12/31/05
----------------------------------------------------------------------------------------------------------------------------------
     22                3/1/11                       3/1/31          10,491,168          66.4         3/31/03          11/30/10
----------------------------------------------------------------------------------------------------------------------------------
     23               11/1/10                      11/1/30          10,409,179          64.5         3/31/03           4/30/10
----------------------------------------------------------------------------------------------------------------------------------
     24                9/1/10                       9/1/30          10,321,965          61.6         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     25                9/1/10                       9/1/30          10,241,570          72.1         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     26                1/1/11                       1/1/31           9,687,112          64.6         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     27                1/1/11                       1/1/31           9,173,589          66.5         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     28               10/1/10                      10/1/30           9,186,640          59.1         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     29               12/1/10                      12/1/30           9,078,303          65.2         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     30                9/1/10                       9/1/30           8,556,840          58.6         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     31                4/1/08                      10/1/30           8,551,661          69.5         3/31/03          12/31/07
----------------------------------------------------------------------------------------------------------------------------------
     32                9/1/10                                        8,197,198          65.1         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     33                1/1/11                                        8,045,326          60.5         1/31/05           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     34               11/1/10                      11/1/30           7,845,741          70.7         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     35                1/1/11                       1/1/31           7,769,247          57.5         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     36               12/1/10                                        7,552,296          69.6         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     37                1/1/11                       1/1/31           7,416,100          57.0         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     38                2/1/11                       2/1/31           7,257,277          69.8         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
    38.1
----------------------------------------------------------------------------------------------------------------------------------
    38.2
----------------------------------------------------------------------------------------------------------------------------------
    38.3
----------------------------------------------------------------------------------------------------------------------------------
    38.4
----------------------------------------------------------------------------------------------------------------------------------
    38.5
----------------------------------------------------------------------------------------------------------------------------------
    38.6
----------------------------------------------------------------------------------------------------------------------------------
    38.7
----------------------------------------------------------------------------------------------------------------------------------
    38.8
----------------------------------------------------------------------------------------------------------------------------------
    38.9
----------------------------------------------------------------------------------------------------------------------------------
    38.10
----------------------------------------------------------------------------------------------------------------------------------
    38.11
----------------------------------------------------------------------------------------------------------------------------------
    38.12
----------------------------------------------------------------------------------------------------------------------------------
    38.13
----------------------------------------------------------------------------------------------------------------------------------
    38.14
----------------------------------------------------------------------------------------------------------------------------------
     39                9/1/10                       9/1/30           7,179,093          71.8         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     40               11/1/15                      11/1/30           5,909,307          49.7         3/31/03          10/31/14
----------------------------------------------------------------------------------------------------------------------------------
     41               10/1/10                                        6,487,690          68.3         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     42                5/1/10                                        6,335,291          60.9         4/30/03           1/31/10
----------------------------------------------------------------------------------------------------------------------------------
     43               12/1/10                                        6,292,602          60.5         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     44                9/1/10                       9/1/30           6,363,447          64.9         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     45               12/1/10                      12/1/30           6,212,486          66.4         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     46                3/1/11                       3/1/26           5,358,810          54.3         3/31/03          11/30/10
----------------------------------------------------------------------------------------------------------------------------------
     47                1/1/11                       1/1/31           5,762,939          70.9         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     48               11/1/10                                        5,805,256          55.3         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     49               10/1/10                      10/1/25           5,407,462          47.4         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     50                7/1/10                       7/1/30           5,731,171          70.8         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     51                1/1/11                       1/1/31           5,644,680          69.7         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     52                5/1/20                                          271,422          3.2          3/31/03          10/31/19
----------------------------------------------------------------------------------------------------------------------------------
     53               11/1/10                                        5,576,470          66.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     54                1/1/11                                        5,387,317          65.7         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     55                6/1/10                                        5,491,627          59.0         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     56               11/1/10                      11/1/30           4,946,191          65.9         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     57                7/1/10                       7/1/30           4,993,400          72.4         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     58               11/1/10                      11/1/30           4,903,913          58.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     59                1/1/11                       1/1/31           4,774,647          65.6         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     60               11/1/10                      11/1/30           4,850,173          63.0         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     61                1/1/11                                        4,748,801          66.0         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     62                8/1/10                       8/1/30           4,778,095          71.9         3/31/03           4/30/10
----------------------------------------------------------------------------------------------------------------------------------
     63                5/1/10                                        4,640,775          66.3         4/30/03           1/31/10
----------------------------------------------------------------------------------------------------------------------------------
     64               11/1/10                      11/1/30           4,596,549          66.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
    64.1
----------------------------------------------------------------------------------------------------------------------------------
    64.2
----------------------------------------------------------------------------------------------------------------------------------
    64.3
----------------------------------------------------------------------------------------------------------------------------------
     65                9/1/10                       8/1/25           4,131,478          58.2         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     66               11/1/10                                        4,403,129          68.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     67                1/1/09                                        4,255,110          69.8         1/31/06
----------------------------------------------------------------------------------------------------------------------------------
     68               10/1/10                                        4,155,759          69.3         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     69               11/1/10                      11/1/30           4,038,986          58.5         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     70               12/1/10                      12/1/25           3,686,711          62.0         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
    70.1
----------------------------------------------------------------------------------------------------------------------------------
    70.2
----------------------------------------------------------------------------------------------------------------------------------
     71               11/1/10                      11/1/30           3,995,971          54.7         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     72                6/1/10                       6/1/30           4,029,360          70.7         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     73               12/1/10                                        3,636,113          61.6         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
    73.1
----------------------------------------------------------------------------------------------------------------------------------
    73.2
----------------------------------------------------------------------------------------------------------------------------------
    73.3
----------------------------------------------------------------------------------------------------------------------------------
    73.4
----------------------------------------------------------------------------------------------------------------------------------
     74                9/1/10                       9/1/30           3,937,022          55.8         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
    74.1
----------------------------------------------------------------------------------------------------------------------------------
    74.2
----------------------------------------------------------------------------------------------------------------------------------
     75               11/1/10                                        3,869,632          71.3         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     76               10/1/10                      10/1/27           3,742,803          62.4         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     77               10/1/10                                        3,860,834          71.5         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     78               11/1/10                      11/1/30           3,857,674          65.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     79                2/1/11                                        3,716,665          69.8         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     80               11/1/10                      11/1/30           3,783,702          67.6         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     81                1/1/11                       1/1/31           3,690,065          64.7         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     82               11/1/10                      11/1/30           3,692,766          55.5         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     83                1/1/11                       1/1/31           3,578,245          68.2         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     84               12/1/10                                        3,547,436          70.9         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     85                2/1/11                                        3,496,301          62.4         3/31/03          10/31/10
----------------------------------------------------------------------------------------------------------------------------------
     86                9/1/10                                        3,516,251          66.3         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     87                2/1/11                                        3,439,317          68.8         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     88               12/1/10                      12/1/22           2,882,500          57.6         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     89                5/1/10                                        3,413,726          57.9         3/31/03          10/31/09
----------------------------------------------------------------------------------------------------------------------------------
     90                1/1/11                       1/1/31           3,242,783          66.2         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     91                2/1/11                                        3,023,571          54.6         3/31/03          10/31/10
----------------------------------------------------------------------------------------------------------------------------------
     92               10/1/09                       4/1/27           3,058,796          58.0         3/31/03           6/30/09
----------------------------------------------------------------------------------------------------------------------------------
     93                8/1/10                       8/1/25           2,912,374          49.8         3/31/03           4/30/10
----------------------------------------------------------------------------------------------------------------------------------
     94                8/1/10                                        3,134,962          72.1         3/31/03           1/31/10
----------------------------------------------------------------------------------------------------------------------------------
     95               11/1/10                                        3,085,007          71.3         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     96                9/1/10                       9/1/30           3,054,672          70.5         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     97               11/1/10                      11/1/25           2,832,840          59.0         3/31/03           4/30/10
----------------------------------------------------------------------------------------------------------------------------------
     98                2/1/11                                        2,463,198          57.3         3/31/03          10/31/10
----------------------------------------------------------------------------------------------------------------------------------
     99                1/1/09                                        2,648,492          53.0         12/31/02          9/30/08
----------------------------------------------------------------------------------------------------------------------------------
     100              12/1/10                      12/1/30           2,631,569          61.2         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     101              11/1/10                      11/1/30           2,651,369          70.2         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     102              11/1/10                                        2,662,980          70.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     103              11/1/10                      11/1/30           2,644,936          72.0         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
    103.1
----------------------------------------------------------------------------------------------------------------------------------
    103.2
----------------------------------------------------------------------------------------------------------------------------------
    103.3
----------------------------------------------------------------------------------------------------------------------------------
     104               2/1/08                       2/1/23           2,378,933          56.4         10/31/03          7/31/07
----------------------------------------------------------------------------------------------------------------------------------
     105               6/1/10                                        2,529,595          71.3         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     106               1/1/11                       1/1/31           2,416,893          64.5         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     107               2/1/11                       2/1/31           2,368,887          69.7         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     108              11/1/10                      11/1/30           2,377,238          62.6         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     109               6/1/10                       6/1/30           2,403,175          63.2         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     110               1/1/11                                        2,369,463          65.8         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     111              11/1/10                      11/1/30           2,341,628          62.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     112               6/1/10                       6/1/25           2,155,953          56.3         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     113              12/1/10                      12/1/30           2,201,416          67.7         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     114               2/1/11                       2/1/31           2,149,546          69.3         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     115              11/1/10                                        2,122,391          71.9         3/31/03           4/30/10
----------------------------------------------------------------------------------------------------------------------------------
    115.1
----------------------------------------------------------------------------------------------------------------------------------
    115.2
----------------------------------------------------------------------------------------------------------------------------------
     116              11/1/10                      11/1/30           2,079,493          70.5         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     117               1/1/11                                        1,912,143          65.7         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     118               1/1/11                       1/1/31           2,039,193          70.3         3/31/03           9/30/10
----------------------------------------------------------------------------------------------------------------------------------
     119               7/1/10                       7/1/30           2,058,961          71.0         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     120               6/1/10                       6/1/30           1,882,405          53.0         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     121              11/1/10                      11/1/30           1,953,972          41.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     122              12/1/05                                        2,050,972          55.8         3/31/03          10/31/05
----------------------------------------------------------------------------------------------------------------------------------
     123               1/1/11                       1/1/31           1,833,850          23.5         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     124              11/1/15                                           41,950          0.6          3/31/03          10/31/14
----------------------------------------------------------------------------------------------------------------------------------
     125              11/1/10                                        1,780,662          61.4         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     126              12/1/10                                        1,659,823          59.3         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     127              12/1/10                      12/1/25           1,611,000          62.0         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     128               6/1/10                       6/1/20           1,402,821          44.5         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     129              11/1/10                      11/1/30           1,655,142          71.0         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     130              12/1/10                      12/1/30           1,659,167          67.7         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     131               9/1/10                                        1,659,605          66.4         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     132               6/1/10                       6/1/20           1,377,706          40.5         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     133              11/1/15                                           49,227          1.6          3/31/03           7/31/15
----------------------------------------------------------------------------------------------------------------------------------
     134              11/1/10                                        1,488,521          63.3         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     135              12/1/10                                        1,380,461          38.9         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     136               9/1/10                                        1,390,467          60.5         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     137               6/1/10                                        1,299,881          62.9         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     138              10/1/10                                        1,263,289          56.1         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     139               9/1/10                                        1,248,215          52.9         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     140              12/1/10                                        1,313,689          52.8         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     141               6/1/10                                        1,221,010          70.8         3/31/03           2/28/10
----------------------------------------------------------------------------------------------------------------------------------
     142              11/1/10                                        1,182,531          59.1         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     143               7/1/10                                        1,119,564          66.1         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     144              12/1/10                      12/1/30           1,106,257          69.1         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     145              12/1/10                                          888,773          45.6         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     146               6/1/05                                        1,138,111          37.9         3/31/03           4/30/05
----------------------------------------------------------------------------------------------------------------------------------
     147               7/1/10                                        1,085,768          65.4         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     148               9/1/10                                        1,017,242          63.6         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     149              12/1/10                                          874,344          56.4         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     150              12/1/10                                          871,406          59.1         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     151              12/1/10                      12/1/25             811,547          56.0         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     152              12/1/10                                          887,713          68.3         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
    152.1
----------------------------------------------------------------------------------------------------------------------------------
    152.2
----------------------------------------------------------------------------------------------------------------------------------
     153              10/1/10                                          830,148          54.3         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     154              10/1/10                                          793,762          52.9         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     155              11/1/10                                          838,970          58.7         3/31/03           7/31/10
----------------------------------------------------------------------------------------------------------------------------------
     156              10/1/10                                          737,505          54.6         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     157              12/1/10                                          735,174          63.4         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     158              12/1/10                                          645,501          53.8         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------
     159               6/1/05                                          669,752          42.5         3/31/03           4/30/05
----------------------------------------------------------------------------------------------------------------------------------
     160               9/1/10                                          560,436          65.2         9/30/06
----------------------------------------------------------------------------------------------------------------------------------
     161               6/1/05                                          627,601          40.5         3/31/03           4/30/05
----------------------------------------------------------------------------------------------------------------------------------
     162              10/1/10                                          529,370          54.3         3/31/03           6/30/10
----------------------------------------------------------------------------------------------------------------------------------
     163               7/1/10                                          419,051          65.5         3/31/03           3/31/10
----------------------------------------------------------------------------------------------------------------------------------
     164               9/1/10                                          411,138          55.6         3/31/03           5/31/10
----------------------------------------------------------------------------------------------------------------------------------
     165              12/1/10                      12/1/30             284,000          71.9         3/31/03           8/31/10
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
              YIELD MAINTENANCE     3% PENALTY END      2% PENALTY END      1% PENALTY END                           MOST RECENT
  LOAN NO.        END DATE               DATE                DATE                DATE             NOI 99 ($)             NOI
------------------------------------------------------------------------------------------------------------------------------------
      1                                                                                           1,711,048            2,193,393
------------------------------------------------------------------------------------------------------------------------------------
      2                                                                                           4,430,461            4,623,548
------------------------------------------------------------------------------------------------------------------------------------
      3                                                                                           2,884,416            3,031,222
------------------------------------------------------------------------------------------------------------------------------------
      4                                                                                           2,301,604            2,577,186
------------------------------------------------------------------------------------------------------------------------------------
      5                                                                                           2,487,328            2,438,126
------------------------------------------------------------------------------------------------------------------------------------
      6                                                                                           2,753,700            2,391,498
------------------------------------------------------------------------------------------------------------------------------------
      7
------------------------------------------------------------------------------------------------------------------------------------
      8                                                                                             462,338            3,527,100
------------------------------------------------------------------------------------------------------------------------------------
      9                                                                                             962,709            4,062,093
------------------------------------------------------------------------------------------------------------------------------------
     10                                                                                           2,105,950            1,948,574
------------------------------------------------------------------------------------------------------------------------------------
     11                                                                                           1,794,507            1,825,787
------------------------------------------------------------------------------------------------------------------------------------
     12                                                                                           1,554,282            1,601,149
------------------------------------------------------------------------------------------------------------------------------------
     13
------------------------------------------------------------------------------------------------------------------------------------
     14                                                                                                                2,139,974
------------------------------------------------------------------------------------------------------------------------------------
     15
------------------------------------------------------------------------------------------------------------------------------------
     16                                                                                           1,444,220            1,473,793
------------------------------------------------------------------------------------------------------------------------------------
     17                                                                                           1,053,297            1,021,795
------------------------------------------------------------------------------------------------------------------------------------
     18                                                                                           1,641,944            1,712,323
------------------------------------------------------------------------------------------------------------------------------------
     19              6/30/07                                                                      3,276,112            2,944,199
------------------------------------------------------------------------------------------------------------------------------------
    19.1                                                                                          1,265,831            1,034,921
------------------------------------------------------------------------------------------------------------------------------------
    19.2                                                                                          1,071,321            1,086,419
------------------------------------------------------------------------------------------------------------------------------------
    19.3                                                                                            938,960              822,859
------------------------------------------------------------------------------------------------------------------------------------
     20                                                                                           1,509,223            1,527,588
------------------------------------------------------------------------------------------------------------------------------------
     21              8/31/10                                                                      2,000,061            1,639,751
------------------------------------------------------------------------------------------------------------------------------------
     22
------------------------------------------------------------------------------------------------------------------------------------
     23                                                                                           1,128,624            1,478,837
------------------------------------------------------------------------------------------------------------------------------------
     24                                                                                           1,451,271            1,584,232
------------------------------------------------------------------------------------------------------------------------------------
     25                                                                                                                1,397,089
------------------------------------------------------------------------------------------------------------------------------------
     26                                                                                                                  844,159
------------------------------------------------------------------------------------------------------------------------------------
     27                                                                                           1,329,993            1,345,367
------------------------------------------------------------------------------------------------------------------------------------
     28                                                                                           1,502,193            1,613,759
------------------------------------------------------------------------------------------------------------------------------------
     29                                                                                           1,214,506            1,302,385
------------------------------------------------------------------------------------------------------------------------------------
     30                                                                                           1,157,235            1,496,315
------------------------------------------------------------------------------------------------------------------------------------
     31                                                                                           1,036,716            1,156,865
------------------------------------------------------------------------------------------------------------------------------------
     32                                                                                             951,202            1,017,983
------------------------------------------------------------------------------------------------------------------------------------
     33                                                                                           1,105,091            1,134,979
------------------------------------------------------------------------------------------------------------------------------------
     34                                                                                                                  780,631
------------------------------------------------------------------------------------------------------------------------------------
     35                                                                                           1,097,877            1,170,244
------------------------------------------------------------------------------------------------------------------------------------
     36                                                                                             904,226            1,035,482
------------------------------------------------------------------------------------------------------------------------------------
     37                                                                                           1,001,829            1,121,840
------------------------------------------------------------------------------------------------------------------------------------
     38                                                                                           1,034,884            1,162,240
------------------------------------------------------------------------------------------------------------------------------------
    38.1                                                                                            134,428              168,375
------------------------------------------------------------------------------------------------------------------------------------
    38.2                                                                                             95,966              111,859
------------------------------------------------------------------------------------------------------------------------------------
    38.3                                                                                            117,283              125,640
------------------------------------------------------------------------------------------------------------------------------------
    38.4                                                                                             97,681              108,066
------------------------------------------------------------------------------------------------------------------------------------
    38.5                                                                                             66,864               61,681
------------------------------------------------------------------------------------------------------------------------------------
    38.6                                                                                             62,306               77,124
------------------------------------------------------------------------------------------------------------------------------------
    38.7                                                                                             82,208               84,210
------------------------------------------------------------------------------------------------------------------------------------
    38.8                                                                                             70,163               75,731
------------------------------------------------------------------------------------------------------------------------------------
    38.9                                                                                             71,686               82,950
------------------------------------------------------------------------------------------------------------------------------------
    38.10                                                                                            54,028               62,494
------------------------------------------------------------------------------------------------------------------------------------
    38.11                                                                                            63,631               67,708
------------------------------------------------------------------------------------------------------------------------------------
    38.12                                                                                            45,843               52,189
------------------------------------------------------------------------------------------------------------------------------------
    38.13                                                                                            50,275               57,891
------------------------------------------------------------------------------------------------------------------------------------
    38.14                                                                                            22,522               26,322
------------------------------------------------------------------------------------------------------------------------------------
     39                                                                                           1,030,535            1,131,732
------------------------------------------------------------------------------------------------------------------------------------
     40
------------------------------------------------------------------------------------------------------------------------------------
     41                                                                                             956,233              948,971
------------------------------------------------------------------------------------------------------------------------------------
     42                                                                                             940,841            1,013,421
------------------------------------------------------------------------------------------------------------------------------------
     43                                                                                                                1,015,047
------------------------------------------------------------------------------------------------------------------------------------
     44
------------------------------------------------------------------------------------------------------------------------------------
     45                                                                                             588,956              774,195
------------------------------------------------------------------------------------------------------------------------------------
     46                                                                                             880,134              859,633
------------------------------------------------------------------------------------------------------------------------------------
     47                                                                                             282,801              801,452
------------------------------------------------------------------------------------------------------------------------------------
     48                                                                                           1,004,215              864,590
------------------------------------------------------------------------------------------------------------------------------------
     49                                                                                           1,006,563            1,062,287
------------------------------------------------------------------------------------------------------------------------------------
     50                                                                                             613,266              645,865
------------------------------------------------------------------------------------------------------------------------------------
     51
------------------------------------------------------------------------------------------------------------------------------------
     52                                                                                                                  294,066
------------------------------------------------------------------------------------------------------------------------------------
     53                                                                                             863,392              919,516
------------------------------------------------------------------------------------------------------------------------------------
     54                                                                                             396,556              528,664
------------------------------------------------------------------------------------------------------------------------------------
     55                                                                                             869,811              872,832
------------------------------------------------------------------------------------------------------------------------------------
     56                                                                                             707,820              701,729
------------------------------------------------------------------------------------------------------------------------------------
     57                                                                                             412,684              516,846
------------------------------------------------------------------------------------------------------------------------------------
     58                                                                                             106,285               87,986
------------------------------------------------------------------------------------------------------------------------------------
     59                                                                                                                  753,340
------------------------------------------------------------------------------------------------------------------------------------
     60                                                                                             160,223              301,394
------------------------------------------------------------------------------------------------------------------------------------
     61                                                                                             783,137              759,008
------------------------------------------------------------------------------------------------------------------------------------
     62                                                                                             505,248              615,392
------------------------------------------------------------------------------------------------------------------------------------
     63                                                                                             460,661              586,467
------------------------------------------------------------------------------------------------------------------------------------
     64                                                                                             707,006              745,336
------------------------------------------------------------------------------------------------------------------------------------
    64.1                                                                                            282,396              311,716
------------------------------------------------------------------------------------------------------------------------------------
    64.2                                                                                            211,167              221,177
------------------------------------------------------------------------------------------------------------------------------------
    64.3                                                                                            213,443              212,443
------------------------------------------------------------------------------------------------------------------------------------
     65                                                                                             723,028              729,846
------------------------------------------------------------------------------------------------------------------------------------
     66                                                                                             611,330              558,734
------------------------------------------------------------------------------------------------------------------------------------
     67                                  1/31/07             1/31/08             12/31/08           686,699              699,355
------------------------------------------------------------------------------------------------------------------------------------
     68                                                                                             523,505              525,325
------------------------------------------------------------------------------------------------------------------------------------
     69                                                                                           1,047,430            1,175,579
------------------------------------------------------------------------------------------------------------------------------------
     70                                                                                             747,711              695,770
------------------------------------------------------------------------------------------------------------------------------------
    70.1                                                                                            591,649              532,608
------------------------------------------------------------------------------------------------------------------------------------
    70.2                                                                                            156,062              163,162
------------------------------------------------------------------------------------------------------------------------------------
     71                                                                                             758,690              595,076
------------------------------------------------------------------------------------------------------------------------------------
     72                                                                                                                  477,620
------------------------------------------------------------------------------------------------------------------------------------
     73                                                                                             159,340              574,025
------------------------------------------------------------------------------------------------------------------------------------
    73.1
------------------------------------------------------------------------------------------------------------------------------------
    73.2
------------------------------------------------------------------------------------------------------------------------------------
    73.3
------------------------------------------------------------------------------------------------------------------------------------
    73.4
------------------------------------------------------------------------------------------------------------------------------------
     74                                                                                             736,826              817,683
------------------------------------------------------------------------------------------------------------------------------------
    74.1                                                                                            736,826              720,273
------------------------------------------------------------------------------------------------------------------------------------
    74.2                                                                                                                  97,410
------------------------------------------------------------------------------------------------------------------------------------
     75                                                                                                                  685,495
------------------------------------------------------------------------------------------------------------------------------------
     76                                                                                             685,341
------------------------------------------------------------------------------------------------------------------------------------
     77                                                                                             485,940              527,004
------------------------------------------------------------------------------------------------------------------------------------
     78                                                                                             166,582              162,195
------------------------------------------------------------------------------------------------------------------------------------
     79                                                                                             394,760              407,631
------------------------------------------------------------------------------------------------------------------------------------
     80                                                                                              46,056              560,675
------------------------------------------------------------------------------------------------------------------------------------
     81
------------------------------------------------------------------------------------------------------------------------------------
     82                                                                                             179,113              219,413
------------------------------------------------------------------------------------------------------------------------------------
     83
------------------------------------------------------------------------------------------------------------------------------------
     84                                                                                                                  515,075
------------------------------------------------------------------------------------------------------------------------------------
     85                                                                                             539,874              533,055
------------------------------------------------------------------------------------------------------------------------------------
     86                                                                                                                  501,820
------------------------------------------------------------------------------------------------------------------------------------
     87
------------------------------------------------------------------------------------------------------------------------------------
     88                                                                                             288,489              428,173
------------------------------------------------------------------------------------------------------------------------------------
     89                                                                                             476,379              490,986
------------------------------------------------------------------------------------------------------------------------------------
     90
------------------------------------------------------------------------------------------------------------------------------------
     91                                                                                             610,234              668,558
------------------------------------------------------------------------------------------------------------------------------------
     92                                                                                             476,919              510,466
------------------------------------------------------------------------------------------------------------------------------------
     93                                                                                                                  683,739
------------------------------------------------------------------------------------------------------------------------------------
     94                                                                                             393,631              387,262
------------------------------------------------------------------------------------------------------------------------------------
     95                                                                                                                  546,153
------------------------------------------------------------------------------------------------------------------------------------
     96                                                                                             396,222              441,103
------------------------------------------------------------------------------------------------------------------------------------
     97                                                                                             598,029              711,927
------------------------------------------------------------------------------------------------------------------------------------
     98
------------------------------------------------------------------------------------------------------------------------------------
     99                                                                                             685,912              656,717
------------------------------------------------------------------------------------------------------------------------------------
     100                                                                                            426,538              435,378
------------------------------------------------------------------------------------------------------------------------------------
     101                                                                                            344,155              350,570
------------------------------------------------------------------------------------------------------------------------------------
     102                                                                                                                 372,847
------------------------------------------------------------------------------------------------------------------------------------
     103                                                                                            444,378              457,510
------------------------------------------------------------------------------------------------------------------------------------
    103.1                                                                                           223,894              231,724
------------------------------------------------------------------------------------------------------------------------------------
    103.2                                                                                           173,844              177,451
------------------------------------------------------------------------------------------------------------------------------------
    103.3                                                                                            46,640               48,335
------------------------------------------------------------------------------------------------------------------------------------
     104                                                                                            673,592              466,692
------------------------------------------------------------------------------------------------------------------------------------
     105                                                                                            381,375              375,724
------------------------------------------------------------------------------------------------------------------------------------
     106                                                                                            259,767              323,033
------------------------------------------------------------------------------------------------------------------------------------
     107                                                                                            284,761              374,643
------------------------------------------------------------------------------------------------------------------------------------
     108                                                                                            317,886              341,987
------------------------------------------------------------------------------------------------------------------------------------
     109
------------------------------------------------------------------------------------------------------------------------------------
     110                                                                                                                 349,059
------------------------------------------------------------------------------------------------------------------------------------
     111                                                                                            341,333              433,693
------------------------------------------------------------------------------------------------------------------------------------
     112
------------------------------------------------------------------------------------------------------------------------------------
     113                                                                                            282,071              292,762
------------------------------------------------------------------------------------------------------------------------------------
     114                                                                                            316,218              336,484
------------------------------------------------------------------------------------------------------------------------------------
     115                                                                                            265,736              282,666
------------------------------------------------------------------------------------------------------------------------------------
    115.1                                                                                           159,442              169,600
------------------------------------------------------------------------------------------------------------------------------------
    115.2                                                                                           106,294              113,066
------------------------------------------------------------------------------------------------------------------------------------
     116                                                                                            255,839              268,131
------------------------------------------------------------------------------------------------------------------------------------
     117                                                                                            315,300              326,239
------------------------------------------------------------------------------------------------------------------------------------
     118                                                                                            194,551              319,058
------------------------------------------------------------------------------------------------------------------------------------
     119                                                                                            277,745              290,066
------------------------------------------------------------------------------------------------------------------------------------
     120
------------------------------------------------------------------------------------------------------------------------------------
     121                                                                                            363,416              398,212
------------------------------------------------------------------------------------------------------------------------------------
     122                                                                                            375,327              320,269
------------------------------------------------------------------------------------------------------------------------------------
     123
------------------------------------------------------------------------------------------------------------------------------------
     124                                                                                            684,406              669,298
------------------------------------------------------------------------------------------------------------------------------------
     125                                                                                            268,349              255,654
------------------------------------------------------------------------------------------------------------------------------------
     126                                                                                            268,985              260,590
------------------------------------------------------------------------------------------------------------------------------------
     127                                                                                            346,398              335,807
------------------------------------------------------------------------------------------------------------------------------------
     128                                                                                            424,788              525,504
------------------------------------------------------------------------------------------------------------------------------------
     129                                                                                            268,790              275,022
------------------------------------------------------------------------------------------------------------------------------------
     130                                                                                            271,995              281,168
------------------------------------------------------------------------------------------------------------------------------------
     131                                                                                            271,681              266,595
------------------------------------------------------------------------------------------------------------------------------------
     132                                                                                            362,711              387,993
------------------------------------------------------------------------------------------------------------------------------------
     133
------------------------------------------------------------------------------------------------------------------------------------
     134                                                                                            241,658              232,068
------------------------------------------------------------------------------------------------------------------------------------
     135                                                                                            311,040              336,480
------------------------------------------------------------------------------------------------------------------------------------
     136                                                                                            137,378              203,509
------------------------------------------------------------------------------------------------------------------------------------
     137                                                                                            245,552              274,422
------------------------------------------------------------------------------------------------------------------------------------
     138                                                                                            259,829              271,549
------------------------------------------------------------------------------------------------------------------------------------
     139                                                                                            235,368              252,986
------------------------------------------------------------------------------------------------------------------------------------
     140                                                                                            271,629              271,646
------------------------------------------------------------------------------------------------------------------------------------
     141                                                                                            103,637              150,226
------------------------------------------------------------------------------------------------------------------------------------
     142                                                                                            152,962              186,612
------------------------------------------------------------------------------------------------------------------------------------
     143                                                                                            206,245              202,692
------------------------------------------------------------------------------------------------------------------------------------
     144                                                                                            135,820              150,311
------------------------------------------------------------------------------------------------------------------------------------
     145                                                                                            204,446              230,634
------------------------------------------------------------------------------------------------------------------------------------
     146                                                                                            187,139              295,242
------------------------------------------------------------------------------------------------------------------------------------
     147                                                                                            143,699              171,010
------------------------------------------------------------------------------------------------------------------------------------
     148                                                                                            156,461              144,829
------------------------------------------------------------------------------------------------------------------------------------
     149                                                                                            132,259              139,875
------------------------------------------------------------------------------------------------------------------------------------
     150                                                                                            122,234              118,729
------------------------------------------------------------------------------------------------------------------------------------
     151                                                                                            136,375              136,162
------------------------------------------------------------------------------------------------------------------------------------
     152                                                                                             75,715              123,031
------------------------------------------------------------------------------------------------------------------------------------
    152.1                                                                                            40,551               90,389
------------------------------------------------------------------------------------------------------------------------------------
    152.2                                                                                            35,164               32,642
------------------------------------------------------------------------------------------------------------------------------------
     153                                                                                             70,282              123,241
------------------------------------------------------------------------------------------------------------------------------------
     154                                                                                            131,300              117,333
------------------------------------------------------------------------------------------------------------------------------------
     155                                                                                                                 140,613
------------------------------------------------------------------------------------------------------------------------------------
     156                                                                                            122,947              139,788
------------------------------------------------------------------------------------------------------------------------------------
     157
------------------------------------------------------------------------------------------------------------------------------------
     158                                                                                            132,575              144,268
------------------------------------------------------------------------------------------------------------------------------------
     159                                                                                            126,427              140,379
------------------------------------------------------------------------------------------------------------------------------------
     160             5/31/10                                                                         80,212              107,188
------------------------------------------------------------------------------------------------------------------------------------
     161                                                                                            135,439              157,367
------------------------------------------------------------------------------------------------------------------------------------
     162                                                                                             89,112               81,651
------------------------------------------------------------------------------------------------------------------------------------
     163                                                                                             79,168               74,015
------------------------------------------------------------------------------------------------------------------------------------
     164                                                                                             61,037               64,766
------------------------------------------------------------------------------------------------------------------------------------
     165                                                                                             50,853               53,358
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                   DATE OF MOST            TYPE OF MOST                                  UW CASH          UNDERWRITTEN
  LOAN NO.          RECENT NOI           RECENT NOI (10)          UW NOI ($)             FLOW ($)           DSCR (11)
--------------------------------------------------------------------------------------------------------------------------
      1              10/31/00              Trailing 12            7,004,838             6,436,521            1.43
--------------------------------------------------------------------------------------------------------------------------
      2               7/31/00              Trailing 12            4,778,698             4,091,592            1.25
--------------------------------------------------------------------------------------------------------------------------
      3               8/31/00              Trailing 12            3,144,113             3,059,113            1.29
--------------------------------------------------------------------------------------------------------------------------
      4               8/31/00              Trailing 12            3,696,395             3,255,699            1.32
--------------------------------------------------------------------------------------------------------------------------
      5               9/30/00              Trailing 12            2,922,036             2,797,932            1.30
--------------------------------------------------------------------------------------------------------------------------
      6              10/31/00              Trailing 12            2,789,976             2,671,977            1.34
--------------------------------------------------------------------------------------------------------------------------
      7                                                           2,723,726             2,594,531            1.25
--------------------------------------------------------------------------------------------------------------------------
      8              12/31/00              Trailing 12            3,503,418             3,133,002            1.48
--------------------------------------------------------------------------------------------------------------------------
      9              11/30/00              Trailing 12            3,337,604             3,000,154            1.41
--------------------------------------------------------------------------------------------------------------------------
     10               9/30/00              Trailing 12            2,151,533             2,061,533            1.31
--------------------------------------------------------------------------------------------------------------------------
     11              10/31/00               Annualized            1,921,130             1,846,130            1.27
--------------------------------------------------------------------------------------------------------------------------
     12              10/31/00              Trailing 12            2,105,211             1,954,160            1.46
--------------------------------------------------------------------------------------------------------------------------
     13                                                           1,826,009             1,748,964            1.30
--------------------------------------------------------------------------------------------------------------------------
     14               8/31/00               Annualized            1,961,979             1,791,837            1.26
--------------------------------------------------------------------------------------------------------------------------
     15                                                           1,738,487             1,555,905            1.32
--------------------------------------------------------------------------------------------------------------------------
     16              10/31/00               Annualized            1,629,565             1,523,050            1.34
--------------------------------------------------------------------------------------------------------------------------
     17               9/30/00              Trailing 12            1,429,116             1,355,126            1.21
--------------------------------------------------------------------------------------------------------------------------
     18              10/31/00              Trailing 12            1,660,954             1,631,704            1.51
--------------------------------------------------------------------------------------------------------------------------
     19              10/31/00              Trailing 12            2,736,454             2,311,757            1.61
--------------------------------------------------------------------------------------------------------------------------
    19.1             10/31/00              Trailing 12            1,104,451               960,765
--------------------------------------------------------------------------------------------------------------------------
    19.2             10/31/00              Trailing 12              906,390               789,079
--------------------------------------------------------------------------------------------------------------------------
    19.3             10/31/00              Trailing 12              725,613               561,913
--------------------------------------------------------------------------------------------------------------------------
     20               9/20/00               Annualized            1,540,197             1,384,750            1.25
--------------------------------------------------------------------------------------------------------------------------
     21               6/30/00               Annualized            1,963,259             1,701,693            1.69
--------------------------------------------------------------------------------------------------------------------------
     22                                                           1,390,760             1,277,396            1.26
--------------------------------------------------------------------------------------------------------------------------
     23              10/31/00              Trailing 12            1,589,998             1,368,467            1.32
--------------------------------------------------------------------------------------------------------------------------
     24               9/30/00              Trailing 12            1,655,555             1,432,068            1.36
--------------------------------------------------------------------------------------------------------------------------
     25               9/30/00              Trailing 12            1,403,674             1,316,191            1.27
--------------------------------------------------------------------------------------------------------------------------
     26               9/30/00              Trailing 12            1,299,089             1,205,148            1.32
--------------------------------------------------------------------------------------------------------------------------
     27              11/30/00              Trailing 12            1,359,190             1,251,190            1.38
--------------------------------------------------------------------------------------------------------------------------
     28               9/30/00              Trailing 12            1,407,851             1,261,459            1.38
--------------------------------------------------------------------------------------------------------------------------
     29               9/30/00              Trailing 12            1,173,292             1,136,792            1.30
--------------------------------------------------------------------------------------------------------------------------
     30              12/31/00               Annualized            1,328,465             1,145,577            1.33
--------------------------------------------------------------------------------------------------------------------------
     31               9/30/00               Annualized            1,092,927               998,707            1.23
--------------------------------------------------------------------------------------------------------------------------
     32              12/31/00                Full Year            1,046,159               981,373            1.21
--------------------------------------------------------------------------------------------------------------------------
     33              11/30/00              Trailing 12            1,188,253             1,003,099            1.27
--------------------------------------------------------------------------------------------------------------------------
     34               9/30/00              Trailing 12              985,613               929,613            1.22
--------------------------------------------------------------------------------------------------------------------------
     35              10/31/00               Annualized            1,113,188             1,091,142            1.48
--------------------------------------------------------------------------------------------------------------------------
     36               9/30/00              Trailing 12              978,756               876,012            1.20
--------------------------------------------------------------------------------------------------------------------------
     37              10/31/00               Annualized            1,056,339             1,031,039            1.46
--------------------------------------------------------------------------------------------------------------------------
     38              10/31/00              Trailing 12            1,077,175               992,675            1.39
--------------------------------------------------------------------------------------------------------------------------
    38.1             10/31/00              Trailing 12              148,123               136,123
--------------------------------------------------------------------------------------------------------------------------
    38.2             10/31/00              Trailing 12              120,138               110,388
--------------------------------------------------------------------------------------------------------------------------
    38.3             10/31/00              Trailing 12              112,073               107,073
--------------------------------------------------------------------------------------------------------------------------
    38.4             10/31/00              Trailing 12               89,363                83,363
--------------------------------------------------------------------------------------------------------------------------
    38.5             10/31/00              Trailing 12               87,265                77,515
--------------------------------------------------------------------------------------------------------------------------
    38.6             10/31/00              Trailing 12               74,390                68,390
--------------------------------------------------------------------------------------------------------------------------
    38.7             10/31/00              Trailing 12               71,093                66,593
--------------------------------------------------------------------------------------------------------------------------
    38.8             10/31/00              Trailing 12               68,413                62,413
--------------------------------------------------------------------------------------------------------------------------
    38.9             10/31/00              Trailing 12               64,658                58,658
--------------------------------------------------------------------------------------------------------------------------
    38.10            10/31/00              Trailing 12               54,438                49,938
--------------------------------------------------------------------------------------------------------------------------
    38.11            10/31/00              Trailing 12               54,893                51,893
--------------------------------------------------------------------------------------------------------------------------
    38.12            10/31/00              Trailing 12               52,438                47,938
--------------------------------------------------------------------------------------------------------------------------
    38.13            10/31/00              Trailing 12               54,770                50,270
--------------------------------------------------------------------------------------------------------------------------
    38.14            10/31/00              Trailing 12               25,120                22,120
--------------------------------------------------------------------------------------------------------------------------
     39              11/30/00               Annualized            1,046,016               982,459            1.37
--------------------------------------------------------------------------------------------------------------------------
     40                                                           1,007,937               991,937            1.55
--------------------------------------------------------------------------------------------------------------------------
     41               8/31/00               Annualized              884,216               815,413            1.25
--------------------------------------------------------------------------------------------------------------------------
     42               6/30/00              Trailing 12              912,871               871,621            1.38
--------------------------------------------------------------------------------------------------------------------------
     43              10/11/00              Trailing 12            1,002,940               842,330            1.34
--------------------------------------------------------------------------------------------------------------------------
     44                                                             927,322               822,624            1.25
--------------------------------------------------------------------------------------------------------------------------
     45              10/31/00              Trailing 12              845,664               799,524            1.31
--------------------------------------------------------------------------------------------------------------------------
     46              10/31/00              Trailing 12              867,433               792,271            1.32
--------------------------------------------------------------------------------------------------------------------------
     47              10/31/00              Trailing 12              834,489               781,989            1.41
--------------------------------------------------------------------------------------------------------------------------
     48              11/30/00              Trailing 12              870,975               747,874            1.31
--------------------------------------------------------------------------------------------------------------------------
     49              12/31/00                Full Year            1,025,400               863,608            1.35
--------------------------------------------------------------------------------------------------------------------------
     50               6/30/00              Trailing 12              750,690               697,781            1.23
--------------------------------------------------------------------------------------------------------------------------
     51                                                             751,577               715,183            1.28
--------------------------------------------------------------------------------------------------------------------------
     52              10/31/00                 6 Months              802,846               780,670            1.20
--------------------------------------------------------------------------------------------------------------------------
     53               9/30/00              Trailing 12              818,031               761,440            1.36
--------------------------------------------------------------------------------------------------------------------------
     54               7/31/00              Trailing 12              770,301               708,496            1.36
--------------------------------------------------------------------------------------------------------------------------
     55               9/30/00              Trailing 12              787,646               711,092            1.26
--------------------------------------------------------------------------------------------------------------------------
     56              11/30/00              Trailing 12              716,291               639,612            1.31
--------------------------------------------------------------------------------------------------------------------------
     57               9/30/00              Trailing 12              699,696               619,070            1.22
--------------------------------------------------------------------------------------------------------------------------
     58               6/30/00              Trailing 12              682,903               624,501            1.30
--------------------------------------------------------------------------------------------------------------------------
     59               9/30/00               Annualized              697,327               650,802            1.43
--------------------------------------------------------------------------------------------------------------------------
     60               7/31/00               Annualized              671,738               612,293            1.26
--------------------------------------------------------------------------------------------------------------------------
     61               9/30/00              Trailing 12              691,928               622,497            1.34
--------------------------------------------------------------------------------------------------------------------------
     62               9/30/00               Annualized              601,456               582,082            1.21
--------------------------------------------------------------------------------------------------------------------------
     63               7/31/00              Trailing 12              765,840               606,482            1.30
--------------------------------------------------------------------------------------------------------------------------
     64               9/30/00               Annualized              677,615               600,825            1.29
--------------------------------------------------------------------------------------------------------------------------
    64.1              9/30/00               Annualized              274,793               249,648
--------------------------------------------------------------------------------------------------------------------------
    64.2              9/30/00               Annualized              195,222               166,329
--------------------------------------------------------------------------------------------------------------------------
    64.3              9/30/00               Annualized              207,600               184,848
--------------------------------------------------------------------------------------------------------------------------
     65               6/30/00               Annualized              663,521               588,521            1.26
--------------------------------------------------------------------------------------------------------------------------
     66              12/31/00                Full Year              620,084               551,841            1.25
--------------------------------------------------------------------------------------------------------------------------
     67              11/30/00              Trailing 12              664,684               634,684            1.51
--------------------------------------------------------------------------------------------------------------------------
     68               9/30/00              Trailing 12              537,048               502,048            1.23
--------------------------------------------------------------------------------------------------------------------------
     69               6/30/00               Annualized              588,006               501,705            1.25
--------------------------------------------------------------------------------------------------------------------------
     70              10/31/00              Trailing 12              663,688               570,891            1.37
--------------------------------------------------------------------------------------------------------------------------
    70.1             10/31/00              Trailing 12              502,301               432,793
--------------------------------------------------------------------------------------------------------------------------
    70.2             10/31/00              Trailing 12              161,387               138,098
--------------------------------------------------------------------------------------------------------------------------
     71               8/15/00               Annualized              636,676               484,258            1.21
--------------------------------------------------------------------------------------------------------------------------
     72              12/31/00                Full Year              602,865               525,757            1.28
--------------------------------------------------------------------------------------------------------------------------
     73              11/30/00              Trailing 12              609,732               561,432            1.37
--------------------------------------------------------------------------------------------------------------------------
    73.1                                                            189,017               174,044
--------------------------------------------------------------------------------------------------------------------------
    73.2                                                            189,017               174,044
--------------------------------------------------------------------------------------------------------------------------
    73.3                                                            170,725               157,201
--------------------------------------------------------------------------------------------------------------------------
    73.4                                                             60,973                56,143
--------------------------------------------------------------------------------------------------------------------------
     74               9/30/00               Annualized              626,974               562,334            1.42
--------------------------------------------------------------------------------------------------------------------------
    74.1              9/30/00               Annualized              547,066               489,351
--------------------------------------------------------------------------------------------------------------------------
    74.2              9/30/00               Annualized               79,908                72,983
--------------------------------------------------------------------------------------------------------------------------
     75               7/25/00              Trailing 12              550,644               499,644            1.32
--------------------------------------------------------------------------------------------------------------------------
     76                                                             611,339               521,948            1.29
--------------------------------------------------------------------------------------------------------------------------
     77               9/30/00              Trailing 12              500,039               470,039            1.24
--------------------------------------------------------------------------------------------------------------------------
     78               9/30/00              Trailing 12              577,355               489,067            1.27
--------------------------------------------------------------------------------------------------------------------------
     79              10/31/00              Trailing 12              461,807               446,757            1.26
--------------------------------------------------------------------------------------------------------------------------
     80               8/31/00              Trailing 12              496,015               467,678            1.23
--------------------------------------------------------------------------------------------------------------------------
     81                                                             465,130               440,512            1.21
--------------------------------------------------------------------------------------------------------------------------
     82               7/31/00              Trailing 12              557,587               481,533            1.29
--------------------------------------------------------------------------------------------------------------------------
     83                                                             476,876               448,636            1.27
--------------------------------------------------------------------------------------------------------------------------
     84               9/30/00              Trailing 12              442,789               416,789            1.20
--------------------------------------------------------------------------------------------------------------------------
     85               8/31/00              Trailing 12              549,460               484,552            1.45
--------------------------------------------------------------------------------------------------------------------------
     86               9/30/00               Annualized              429,650               413,650            1.20
--------------------------------------------------------------------------------------------------------------------------
     87                                                             556,681               474,842            1.40
--------------------------------------------------------------------------------------------------------------------------
     88               9/30/00              Trailing 12              475,489               440,739            1.21
--------------------------------------------------------------------------------------------------------------------------
     89               9/30/00              Trailing 12              540,159               520,711            1.47
--------------------------------------------------------------------------------------------------------------------------
     90                                                             439,636               403,436            1.26
--------------------------------------------------------------------------------------------------------------------------
     91               8/31/00              Trailing 12              606,477               542,718            1.53
--------------------------------------------------------------------------------------------------------------------------
     92              12/31/00                Full Year              460,979               416,579            1.33
--------------------------------------------------------------------------------------------------------------------------
     93              12/31/00               Annualized              607,233               538,396            1.61
--------------------------------------------------------------------------------------------------------------------------
     94              10/31/00              Trailing 12              445,137               398,387            1.26
--------------------------------------------------------------------------------------------------------------------------
     95               7/25/00               Annualized              448,138               411,638            1.37
--------------------------------------------------------------------------------------------------------------------------
     96               9/30/00              Trailing 12              443,527               414,027            1.36
--------------------------------------------------------------------------------------------------------------------------
     97              10/31/00              Trailing 12              604,057               534,408            1.60
--------------------------------------------------------------------------------------------------------------------------
     98                                                             415,964               389,115            1.28
--------------------------------------------------------------------------------------------------------------------------
     99               9/30/00              Trailing 12              503,092               461,203            1.47
--------------------------------------------------------------------------------------------------------------------------
     100              9/30/00              Trailing 12              410,913               394,663            1.61
--------------------------------------------------------------------------------------------------------------------------
     101              9/30/00              Trailing 12              346,721               331,471            1.31
--------------------------------------------------------------------------------------------------------------------------
     102              7/31/00               Annualized              327,014               311,014            1.20
--------------------------------------------------------------------------------------------------------------------------
     103              6/30/00              Trailing 12              395,245               354,445            1.33
--------------------------------------------------------------------------------------------------------------------------
    103.1             6/30/00              Trailing 12              197,570               180,170
--------------------------------------------------------------------------------------------------------------------------
    103.2             6/30/00              Trailing 12              155,940               138,540
--------------------------------------------------------------------------------------------------------------------------
    103.3             6/30/00              Trailing 12               41,735                35,735
--------------------------------------------------------------------------------------------------------------------------
     104             11/30/00              Trailing 12              411,840               375,525            1.46
--------------------------------------------------------------------------------------------------------------------------
     105              9/30/00               Annualized              378,434               350,545            1.36
--------------------------------------------------------------------------------------------------------------------------
     106             11/30/00              Trailing 12              328,642               303,926            1.30
--------------------------------------------------------------------------------------------------------------------------
     107             10/31/00              Trailing 12              340,541               304,041            1.38
--------------------------------------------------------------------------------------------------------------------------
     108              9/30/00              Trailing 12              340,724               324,224            1.45
--------------------------------------------------------------------------------------------------------------------------
     109                                                            307,146               305,346            1.26
--------------------------------------------------------------------------------------------------------------------------
     110             10/31/00               Annualized              308,283               290,944            1.25
--------------------------------------------------------------------------------------------------------------------------
     111              9/30/00              Trailing 12              344,215               301,075            1.31
--------------------------------------------------------------------------------------------------------------------------
     112                                                            312,448               310,812            1.26
--------------------------------------------------------------------------------------------------------------------------
     113              9/30/00              Trailing 12              295,307               289,191            1.40
--------------------------------------------------------------------------------------------------------------------------
     114             10/31/00              Trailing 12              307,876               270,356            1.35
--------------------------------------------------------------------------------------------------------------------------
     115             10/31/00              Trailing 12              314,239               290,989            1.35
--------------------------------------------------------------------------------------------------------------------------
    115.1            10/31/00              Trailing 12              188,543               174,593
--------------------------------------------------------------------------------------------------------------------------
    115.2            10/31/00              Trailing 12              125,696               116,396
--------------------------------------------------------------------------------------------------------------------------
     116              9/30/00              Trailing 12              266,901               253,901            1.28
--------------------------------------------------------------------------------------------------------------------------
     117             11/30/00              Trailing 12              335,273               293,114            1.37
--------------------------------------------------------------------------------------------------------------------------
     118             10/31/00              Trailing 12              308,306               283,306            1.45
--------------------------------------------------------------------------------------------------------------------------
     119              9/30/00               Annualized              270,523               256,523            1.26
--------------------------------------------------------------------------------------------------------------------------
     120                                                            288,762               287,126            1.33
--------------------------------------------------------------------------------------------------------------------------
     121              8/31/00              Trailing 12              332,209               320,125            1.70
--------------------------------------------------------------------------------------------------------------------------
     122             10/31/00              Trailing 12              298,528               263,711            1.33
--------------------------------------------------------------------------------------------------------------------------
     123                                                            235,225               219,394            1.21
--------------------------------------------------------------------------------------------------------------------------
     124              8/31/00               Annualized              581,992               532,663            2.35
--------------------------------------------------------------------------------------------------------------------------
     125              7/31/00               Annualized              258,028               231,714            1.34
--------------------------------------------------------------------------------------------------------------------------
     126             10/31/00              Trailing 12              282,226               252,822            1.34
--------------------------------------------------------------------------------------------------------------------------
     127              9/30/00              Trailing 12              279,014               244,888            1.35
--------------------------------------------------------------------------------------------------------------------------
     128              2/29/00              Trailing 12              377,984               319,832            1.52
--------------------------------------------------------------------------------------------------------------------------
     129              6/30/00               Annualized              234,937               210,937            1.32
--------------------------------------------------------------------------------------------------------------------------
     130             10/19/00               Annualized              252,107               220,982            1.34
--------------------------------------------------------------------------------------------------------------------------
     131              6/30/00              Trailing 12              230,456               203,456            1.21
--------------------------------------------------------------------------------------------------------------------------
     132              3/31/00              Trailing 12              367,358               321,432            1.54
--------------------------------------------------------------------------------------------------------------------------
     133                                                            284,991               265,036            1.21
--------------------------------------------------------------------------------------------------------------------------
     134              9/30/00              Trailing 12              225,498               203,998            1.21
--------------------------------------------------------------------------------------------------------------------------
     135             11/30/00              Trailing 12              297,265               235,217            1.47
--------------------------------------------------------------------------------------------------------------------------
     136              9/30/00              Trailing 12              230,078               223,191            1.36
--------------------------------------------------------------------------------------------------------------------------
     137             12/31/00               Annualized              214,265               197,007            1.30
--------------------------------------------------------------------------------------------------------------------------
     138              6/30/00              Trailing 12              242,560               194,681            1.31
--------------------------------------------------------------------------------------------------------------------------
     139              9/30/00              Trailing 12              203,546               186,783            1.31
--------------------------------------------------------------------------------------------------------------------------
     140              6/30/00               Annualized              196,109               166,426            1.25
--------------------------------------------------------------------------------------------------------------------------
     141              9/30/00              Trailing 12              166,530               149,530            1.20
--------------------------------------------------------------------------------------------------------------------------
     142              6/30/00               Annualized              185,585               163,985            1.41
--------------------------------------------------------------------------------------------------------------------------
     143              3/31/00              Trailing 12              177,040               162,640            1.24
--------------------------------------------------------------------------------------------------------------------------
     144              9/30/00               Annualized              138,359               127,859            1.21
--------------------------------------------------------------------------------------------------------------------------
     145              9/30/00              Trailing 12              222,868               196,733            1.50
--------------------------------------------------------------------------------------------------------------------------
     146              9/30/00               Annualized              255,066               249,316            2.10
--------------------------------------------------------------------------------------------------------------------------
     147              9/30/00               Annualized              158,519               145,305            1.31
--------------------------------------------------------------------------------------------------------------------------
     148              6/30/00              Trailing 12              169,769               134,318            1.30
--------------------------------------------------------------------------------------------------------------------------
     149              9/30/00              Trailing 12              159,510               131,478            1.31
--------------------------------------------------------------------------------------------------------------------------
     150              6/30/00               Annualized              147,956               129,689            1.31
--------------------------------------------------------------------------------------------------------------------------
     151              9/30/00              Trailing 12              132,684               124,500            1.41
--------------------------------------------------------------------------------------------------------------------------
     152              9/30/00              Trailing 12              124,715               118,465            1.36
--------------------------------------------------------------------------------------------------------------------------
    152.1             9/30/00              Trailing 12               91,767                87,517
--------------------------------------------------------------------------------------------------------------------------
    152.2             9/30/00              Trailing 12               32,948                30,948
--------------------------------------------------------------------------------------------------------------------------
     153              6/30/00              Trailing 12              138,045               120,895            1.25
--------------------------------------------------------------------------------------------------------------------------
     154              9/30/00               Annualized              140,651               126,018            1.37
--------------------------------------------------------------------------------------------------------------------------
     155              7/31/00               Annualized              123,447               113,536            1.34
--------------------------------------------------------------------------------------------------------------------------
     156              9/30/00              Trailing 12              127,251               119,720            1.40
--------------------------------------------------------------------------------------------------------------------------
     157                                                            105,672                93,384            1.26
--------------------------------------------------------------------------------------------------------------------------
     158             10/31/00              Trailing 12              135,617               109,217            1.49
--------------------------------------------------------------------------------------------------------------------------
     159              9/30/00               Annualized              129,150               124,900            1.79
--------------------------------------------------------------------------------------------------------------------------
     160              7/31/00              Trailing 12               84,202                76,158            1.21
--------------------------------------------------------------------------------------------------------------------------
     161              9/30/00               Annualized              150,060               144,060            2.20
--------------------------------------------------------------------------------------------------------------------------
     162              6/30/00              Trailing 12               97,162                85,162            1.42
--------------------------------------------------------------------------------------------------------------------------
     163              9/30/00               Annualized               75,061                67,961            1.40
--------------------------------------------------------------------------------------------------------------------------
     164              9/30/00               Annualized               53,963                50,713            1.21
--------------------------------------------------------------------------------------------------------------------------
     165              9/30/00              Trailing 12               46,397                39,197            1.38
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                        UPFRONT ESCROW
            -----------------------------------------------------------------------------------------------
             REPAIRS & REMEDIATION          TI/LC DEPOSIT          ENVIRONMENTAL          OTHER UPFRONT
  LOAN NO.          DEPOSIT                                           DEPOSIT                DEPOSIT
-----------------------------------------------------------------------------------------------------------
      1                38,750                   701,100                                     461,558
-----------------------------------------------------------------------------------------------------------
      2
-----------------------------------------------------------------------------------------------------------
      3                12,500
-----------------------------------------------------------------------------------------------------------
      4                12,500
-----------------------------------------------------------------------------------------------------------
      5                                                                                     190,000
-----------------------------------------------------------------------------------------------------------
      6                                                                                      14,750
-----------------------------------------------------------------------------------------------------------
      7
-----------------------------------------------------------------------------------------------------------
      8                                                                                     209,157
-----------------------------------------------------------------------------------------------------------
      9
-----------------------------------------------------------------------------------------------------------
     10                57,500                                                                10,000
-----------------------------------------------------------------------------------------------------------
     11               160,750
-----------------------------------------------------------------------------------------------------------
     12                85,500
-----------------------------------------------------------------------------------------------------------
     13                82,938                                                               750,000
-----------------------------------------------------------------------------------------------------------
     14
-----------------------------------------------------------------------------------------------------------
     15
-----------------------------------------------------------------------------------------------------------
     16                10,000
-----------------------------------------------------------------------------------------------------------
     17
-----------------------------------------------------------------------------------------------------------
     18
-----------------------------------------------------------------------------------------------------------
     19                13,436                                                             1,338,762
-----------------------------------------------------------------------------------------------------------
    19.1
-----------------------------------------------------------------------------------------------------------
    19.2
-----------------------------------------------------------------------------------------------------------
    19.3
-----------------------------------------------------------------------------------------------------------
     20
-----------------------------------------------------------------------------------------------------------
     21                 6,200
-----------------------------------------------------------------------------------------------------------
     22                                                                                     500,000
-----------------------------------------------------------------------------------------------------------
     23                                                                                     231,430
-----------------------------------------------------------------------------------------------------------
     24                                                                                      50,000
-----------------------------------------------------------------------------------------------------------
     25                 6,969                                                                10,000
-----------------------------------------------------------------------------------------------------------
     26                13,438                                                                50,000
-----------------------------------------------------------------------------------------------------------
     27                59,375
-----------------------------------------------------------------------------------------------------------
     28
-----------------------------------------------------------------------------------------------------------
     29                74,063
-----------------------------------------------------------------------------------------------------------
     30
-----------------------------------------------------------------------------------------------------------
     31                                          75,000
-----------------------------------------------------------------------------------------------------------
     32                52,000
-----------------------------------------------------------------------------------------------------------
     33                 8,750                                                               178,894
-----------------------------------------------------------------------------------------------------------
     34
-----------------------------------------------------------------------------------------------------------
     35
-----------------------------------------------------------------------------------------------------------
     36                33,419
-----------------------------------------------------------------------------------------------------------
     37
-----------------------------------------------------------------------------------------------------------
     38                20,000                                                               382,490
-----------------------------------------------------------------------------------------------------------
    38.1
-----------------------------------------------------------------------------------------------------------
    38.2
-----------------------------------------------------------------------------------------------------------
    38.3
-----------------------------------------------------------------------------------------------------------
    38.4
-----------------------------------------------------------------------------------------------------------
    38.5
-----------------------------------------------------------------------------------------------------------
    38.6
-----------------------------------------------------------------------------------------------------------
    38.7
-----------------------------------------------------------------------------------------------------------
    38.8
-----------------------------------------------------------------------------------------------------------
    38.9
-----------------------------------------------------------------------------------------------------------
    38.10
-----------------------------------------------------------------------------------------------------------
    38.11
-----------------------------------------------------------------------------------------------------------
    38.12
-----------------------------------------------------------------------------------------------------------
    38.13
-----------------------------------------------------------------------------------------------------------
    38.14
-----------------------------------------------------------------------------------------------------------
     39                 3,250
-----------------------------------------------------------------------------------------------------------
     40                62,500                                                                15,000
-----------------------------------------------------------------------------------------------------------
     41                 9,875
-----------------------------------------------------------------------------------------------------------
     42               380,625
-----------------------------------------------------------------------------------------------------------
     43                                         675,000
-----------------------------------------------------------------------------------------------------------
     44
-----------------------------------------------------------------------------------------------------------
     45
-----------------------------------------------------------------------------------------------------------
     46                                                                                     525,000
-----------------------------------------------------------------------------------------------------------
     47                                                                                         184
-----------------------------------------------------------------------------------------------------------
     48
-----------------------------------------------------------------------------------------------------------
     49                11,063
-----------------------------------------------------------------------------------------------------------
     50                11,936
-----------------------------------------------------------------------------------------------------------
     51
-----------------------------------------------------------------------------------------------------------
     52                                                                                      54,300
-----------------------------------------------------------------------------------------------------------
     53                                         155,000
-----------------------------------------------------------------------------------------------------------
     54                                                                                     137,250
-----------------------------------------------------------------------------------------------------------
     55                58,375
-----------------------------------------------------------------------------------------------------------
     56                 3,750
-----------------------------------------------------------------------------------------------------------
     57
-----------------------------------------------------------------------------------------------------------
     58                11,250                                             70,000
-----------------------------------------------------------------------------------------------------------
     59                 4,063                   100,000
-----------------------------------------------------------------------------------------------------------
     60                                       1,580,000
-----------------------------------------------------------------------------------------------------------
     61                51,500                                                               400,000
-----------------------------------------------------------------------------------------------------------
     62
-----------------------------------------------------------------------------------------------------------
     63                                                                                     337,820
-----------------------------------------------------------------------------------------------------------
     64                18,438
-----------------------------------------------------------------------------------------------------------
    64.1
-----------------------------------------------------------------------------------------------------------
    64.2
-----------------------------------------------------------------------------------------------------------
    64.3
-----------------------------------------------------------------------------------------------------------
     65               358,500
-----------------------------------------------------------------------------------------------------------
     66
-----------------------------------------------------------------------------------------------------------
     67
-----------------------------------------------------------------------------------------------------------
     68
-----------------------------------------------------------------------------------------------------------
     69
-----------------------------------------------------------------------------------------------------------
     70                 1,875                    50,000
-----------------------------------------------------------------------------------------------------------
    70.1
-----------------------------------------------------------------------------------------------------------
    70.2
-----------------------------------------------------------------------------------------------------------
     71                                                                                      20,275
-----------------------------------------------------------------------------------------------------------
     72               297,475                                              3,600
-----------------------------------------------------------------------------------------------------------
     73               110,138
-----------------------------------------------------------------------------------------------------------
    73.1
-----------------------------------------------------------------------------------------------------------
    73.2
-----------------------------------------------------------------------------------------------------------
    73.3
-----------------------------------------------------------------------------------------------------------
    73.4
-----------------------------------------------------------------------------------------------------------
     74               157,344                   250,000
-----------------------------------------------------------------------------------------------------------
    74.1
-----------------------------------------------------------------------------------------------------------
    74.2
-----------------------------------------------------------------------------------------------------------
     75
-----------------------------------------------------------------------------------------------------------
     76                 6,563
-----------------------------------------------------------------------------------------------------------
     77
-----------------------------------------------------------------------------------------------------------
     78                 6,275
-----------------------------------------------------------------------------------------------------------
     79                 8,263
-----------------------------------------------------------------------------------------------------------
     80
-----------------------------------------------------------------------------------------------------------
     81
-----------------------------------------------------------------------------------------------------------
     82                                                                                     322,880
-----------------------------------------------------------------------------------------------------------
     83
-----------------------------------------------------------------------------------------------------------
     84
-----------------------------------------------------------------------------------------------------------
     85                                           2,500
-----------------------------------------------------------------------------------------------------------
     86
-----------------------------------------------------------------------------------------------------------
     87                                         175,000
-----------------------------------------------------------------------------------------------------------
     88
-----------------------------------------------------------------------------------------------------------
     89
-----------------------------------------------------------------------------------------------------------
     90
-----------------------------------------------------------------------------------------------------------
     91                                                                                      50,000
-----------------------------------------------------------------------------------------------------------
     92                39,394
-----------------------------------------------------------------------------------------------------------
     93                11,250
-----------------------------------------------------------------------------------------------------------
     94                93,100                                                                 1,000
-----------------------------------------------------------------------------------------------------------
     95                31,250
-----------------------------------------------------------------------------------------------------------
     96                11,575
-----------------------------------------------------------------------------------------------------------
     97                 6,100                                                                85,009
-----------------------------------------------------------------------------------------------------------
     98
-----------------------------------------------------------------------------------------------------------
     99
-----------------------------------------------------------------------------------------------------------
     100
-----------------------------------------------------------------------------------------------------------
     101
-----------------------------------------------------------------------------------------------------------
     102
-----------------------------------------------------------------------------------------------------------
     103
-----------------------------------------------------------------------------------------------------------
    103.1
-----------------------------------------------------------------------------------------------------------
    103.2
-----------------------------------------------------------------------------------------------------------
    103.3
-----------------------------------------------------------------------------------------------------------
     104
-----------------------------------------------------------------------------------------------------------
     105
-----------------------------------------------------------------------------------------------------------
     106                                     20,000,000
-----------------------------------------------------------------------------------------------------------
     107                5,625
-----------------------------------------------------------------------------------------------------------
     108
-----------------------------------------------------------------------------------------------------------
     109                                                                                      1,800
-----------------------------------------------------------------------------------------------------------
     110                                         20,000
-----------------------------------------------------------------------------------------------------------
     111
-----------------------------------------------------------------------------------------------------------
     112                                                                                      1,636
-----------------------------------------------------------------------------------------------------------
     113
-----------------------------------------------------------------------------------------------------------
     114                5,625
-----------------------------------------------------------------------------------------------------------
     115               33,438                                                                97,000
-----------------------------------------------------------------------------------------------------------
    115.1
-----------------------------------------------------------------------------------------------------------
    115.2
-----------------------------------------------------------------------------------------------------------
     116
-----------------------------------------------------------------------------------------------------------
     117                7,913                                                                   875
-----------------------------------------------------------------------------------------------------------
     118               94,313                                              3,750                 88
-----------------------------------------------------------------------------------------------------------
     119
-----------------------------------------------------------------------------------------------------------
     120                                                                                      1,636
-----------------------------------------------------------------------------------------------------------
     121                5,750
-----------------------------------------------------------------------------------------------------------
     122                                                                   1,900
-----------------------------------------------------------------------------------------------------------
     123
-----------------------------------------------------------------------------------------------------------
     124                3,638
-----------------------------------------------------------------------------------------------------------
     125               11,375
-----------------------------------------------------------------------------------------------------------
     126
-----------------------------------------------------------------------------------------------------------
     127                6,250
-----------------------------------------------------------------------------------------------------------
     128               30,062
-----------------------------------------------------------------------------------------------------------
     129               67,889
-----------------------------------------------------------------------------------------------------------
     130               21,625
-----------------------------------------------------------------------------------------------------------
     131                4,375
-----------------------------------------------------------------------------------------------------------
     132
-----------------------------------------------------------------------------------------------------------
     133               13,625                                                               200,000
-----------------------------------------------------------------------------------------------------------
     134
-----------------------------------------------------------------------------------------------------------
     135               61,875                    50,000                                       1,370
-----------------------------------------------------------------------------------------------------------
     136
-----------------------------------------------------------------------------------------------------------
     137
-----------------------------------------------------------------------------------------------------------
     138                6,250
-----------------------------------------------------------------------------------------------------------
     139
-----------------------------------------------------------------------------------------------------------
     140
-----------------------------------------------------------------------------------------------------------
     141                5,600
-----------------------------------------------------------------------------------------------------------
     142                5,000
-----------------------------------------------------------------------------------------------------------
     143
-----------------------------------------------------------------------------------------------------------
     144
-----------------------------------------------------------------------------------------------------------
     145                8,950
-----------------------------------------------------------------------------------------------------------
     146               15,000
-----------------------------------------------------------------------------------------------------------
     147               10,263
-----------------------------------------------------------------------------------------------------------
     148                2,773
-----------------------------------------------------------------------------------------------------------
     149                6,875
-----------------------------------------------------------------------------------------------------------
     150
-----------------------------------------------------------------------------------------------------------
     151
-----------------------------------------------------------------------------------------------------------
     152                9,675
-----------------------------------------------------------------------------------------------------------
    152.1
-----------------------------------------------------------------------------------------------------------
    152.2
-----------------------------------------------------------------------------------------------------------
     153
-----------------------------------------------------------------------------------------------------------
     154
-----------------------------------------------------------------------------------------------------------
     155
-----------------------------------------------------------------------------------------------------------
     156
-----------------------------------------------------------------------------------------------------------
     157
-----------------------------------------------------------------------------------------------------------
     158               13,750
-----------------------------------------------------------------------------------------------------------
     159
-----------------------------------------------------------------------------------------------------------
     160               49,000
-----------------------------------------------------------------------------------------------------------
     161                3,750
-----------------------------------------------------------------------------------------------------------
     162                1,563                                             14,000
-----------------------------------------------------------------------------------------------------------
     163               18,750
-----------------------------------------------------------------------------------------------------------
     164
-----------------------------------------------------------------------------------------------------------
     165
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                         MONTHLY ESCROWS
            --------------------------------------------------------------------------------------------------------
               CAPITAL EXPENSES       TI/LC ($)               OTHER               TAX               INSURANCE
  LOAN NO.           ($)                                     MONTHLY
--------------------------------------------------------------------------------------------------------------------
      1             4,255              25,000                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      2             7,926                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      3             7,083                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      4             3,778              23,615                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      5             3,149                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      6             4,489               8,333                  5,417              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      7             3,761               5,880                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
      8            23,316                                                         Yes                  No
--------------------------------------------------------------------------------------------------------------------
      9             7,030                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     10             3,981               5,283                                     Yes                  No
--------------------------------------------------------------------------------------------------------------------
     11             6,250                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     12             3,596              13,889                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     13             2,682               4,022                                      No                  No
--------------------------------------------------------------------------------------------------------------------
     14             3,104               8,333                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     15                                                                           Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     16             2,846               2,500                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     17             1,407                 833                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     18             2,438                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     19            35,392                                                         Yes                  No
--------------------------------------------------------------------------------------------------------------------
    19.1
--------------------------------------------------------------------------------------------------------------------
    19.2
--------------------------------------------------------------------------------------------------------------------
    19.3
--------------------------------------------------------------------------------------------------------------------
     20             1,328              11,954                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     21                                                                           Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     22             1,128               1,750                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     23             1,963                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     24             4,022              14,954                 25,000              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     25             5,098               2,357                                     Yes                  No
--------------------------------------------------------------------------------------------------------------------
     26               888                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     27             9,000                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     28             2,363                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     29             2,433                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     30             2,153              11,667                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     31               594                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     32             4,267                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     33             1,561               8,138                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     34             4,359                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     35             1,837                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     36             8,562                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     37             2,108                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     38             7,042                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    38.1
--------------------------------------------------------------------------------------------------------------------
    38.2
--------------------------------------------------------------------------------------------------------------------
    38.3
--------------------------------------------------------------------------------------------------------------------
    38.4
--------------------------------------------------------------------------------------------------------------------
    38.5
--------------------------------------------------------------------------------------------------------------------
    38.6
--------------------------------------------------------------------------------------------------------------------
    38.7
--------------------------------------------------------------------------------------------------------------------
    38.8
--------------------------------------------------------------------------------------------------------------------
    38.9
--------------------------------------------------------------------------------------------------------------------
    38.10
--------------------------------------------------------------------------------------------------------------------
    38.11
--------------------------------------------------------------------------------------------------------------------
    38.12
--------------------------------------------------------------------------------------------------------------------
    38.13
--------------------------------------------------------------------------------------------------------------------
    38.14
--------------------------------------------------------------------------------------------------------------------
     39                                                                           Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     40             1,333                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     41             1,296               2,000                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     42             3,458                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     43             2,220               9,127                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     44               343                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     45             1,142               2,183                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     46               876               6,250                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     47             4,375                                         61              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     48             1,517               6,103                                     Yes                  No
--------------------------------------------------------------------------------------------------------------------
     49            15,430                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     50             3,306                 994                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     51               417               2,013                                      No                  No
--------------------------------------------------------------------------------------------------------------------
     52               980                 915                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     53               834               2,500                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     54               455               3,555                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     55             1,216               5,687                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     56             1,144               2,717                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     57             1,955               2,083                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     58               728               2,800                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     59             1,051               3,216                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     60               750               4,350                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     61             1,651               3,439                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     62               283                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     63                                                       13,625              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     64             2,138               4,442                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    64.1
--------------------------------------------------------------------------------------------------------------------
    64.2
--------------------------------------------------------------------------------------------------------------------
    64.3
--------------------------------------------------------------------------------------------------------------------
     65             6,250                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     66             1,293               2,000                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     67             2,000                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     68             2,917                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     69             2,201                                                         Yes                  No
--------------------------------------------------------------------------------------------------------------------
     70             1,736               5,000                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    70.1
--------------------------------------------------------------------------------------------------------------------
    70.2
--------------------------------------------------------------------------------------------------------------------
     71             4,263               7,907                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     72               665               4,167                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     73             4,025                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    73.1
--------------------------------------------------------------------------------------------------------------------
    73.2
--------------------------------------------------------------------------------------------------------------------
    73.3
--------------------------------------------------------------------------------------------------------------------
    73.4
--------------------------------------------------------------------------------------------------------------------
     74             1,633               3,974                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    74.1
--------------------------------------------------------------------------------------------------------------------
    74.2
--------------------------------------------------------------------------------------------------------------------
     75             4,250                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     76             1,594               3,370                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     77             2,500                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     78               681               5,413                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     79             1,254                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     80               905               1,457                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     81               280                                                          No                  No
--------------------------------------------------------------------------------------------------------------------
     82               805               5,600                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     83               375               1,427                                      No                  No
--------------------------------------------------------------------------------------------------------------------
     84             1,695                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     85               802               2,500                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     86               800                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     87             2,333               3,400                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     88             2,896                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     89               906                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     90               556               2,295                                      No                  No
--------------------------------------------------------------------------------------------------------------------
     91             5,222                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     92             2,092                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     93             2,691               2,891                                      No                  No
--------------------------------------------------------------------------------------------------------------------
     94             3,413                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     95             3,042                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     96             2,458                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     97             5,805                                     27,966              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     98               328                 875                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     99             3,415                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     100            1,083                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     101            1,017                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     102              458                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     103            2,997                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    103.1
--------------------------------------------------------------------------------------------------------------------
    103.2
--------------------------------------------------------------------------------------------------------------------
    103.3
--------------------------------------------------------------------------------------------------------------------
     104              525               1,667                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     105                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     106              327               1,119                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     107                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     108            1,139                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     109                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     110              289                 788                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     111              405               2,083                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     112                                                                           No                  No
--------------------------------------------------------------------------------------------------------------------
     113              458                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     114                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     115            1,938                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    115.1
--------------------------------------------------------------------------------------------------------------------
    115.2
--------------------------------------------------------------------------------------------------------------------
     116              884                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     117            3,520                                        292              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     118            2,083                                         29              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     119            1,043                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     120                                                                           No                  No
--------------------------------------------------------------------------------------------------------------------
     121                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     122              457               2,295                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     123                                                                           No                  No
--------------------------------------------------------------------------------------------------------------------
     124                                                                           No                  No
--------------------------------------------------------------------------------------------------------------------
     125            2,193                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     126              857               1,356                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     127              699               2,333                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     128            3,875                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     129            1,997                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     130              825               2,226                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     131                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     132            1,462                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     133              602                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     134                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     135            1,189               4,539                    457              Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     136              574                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     137              460                 417                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     138                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     139                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     140              572                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     141                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     142                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     143                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     144              875                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     145              443               1,900                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     146                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     147                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     148                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     149              549               1,500                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     150                                  900                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     151              575                 107                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     152              521                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
    152.1
--------------------------------------------------------------------------------------------------------------------
    152.2
--------------------------------------------------------------------------------------------------------------------
     153                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     154                                                                          Yes                  No
--------------------------------------------------------------------------------------------------------------------
     155                                  456                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     156                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     157               75                 735                                     Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     158                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     159                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     160                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     161                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     162                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     163                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     164                                                                          Yes                  Yes
--------------------------------------------------------------------------------------------------------------------
     165              600                                                         Yes                  Yes
--------------------------------------------------------------------------------------------------------------------

                              FOOTNOTES TO ANNEX A

For purposes of Annex A, all dollar amounts for the Royal Host REIT Portfolio Loan (Loan Number 19) are US$ based on a conversion rate of US$1.00 to C$1.535 and the indicated interest rates are based on interest payments set forth in the F/X Schedule in Annex D.

(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's Original Principal Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.

(3) The Mortgage Loans identified with a "1" are cross-collateralized and cross-defaulted.

(4) Each letter identifies one of nine groups of related Mortgagors with respect to Mortgage Loans that are not Crossed Loans.

(5) For each Mortgage Loan, the excess of the related Mortgage Interest Rate over the related Master Servicing Fee Rate and the Trustee Fee Rate.

(6) Loan Number 32 is interest-only for the first 24 months following origination; as of the Cut-Off Date 18 months remain in the interest-only period; Annual Debt Service was calculated based upon the monthly payment after the expiration of the interest-only period.

(7)   For ARD Loans, the related Anticipated Repayment Date.

(8)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(9)   Certain of the Mortgage Loans allow for Defeasance.

(10) "Trailing 12" indicates Most Recent NOI is based on NOI for the twelve months preceding the Date of Most Recent NOI. "Annualized" indicates Most Recent NOI has been annualized based on NOI for the number of months from January 1, 2000 to Date of Most Recent NOI.

(11) Calculated as the ratio of UW Cash Flow to the Annual Debt Service. For Loan Number 3, the Underwritten DSCR of 1.29x reflects an Annual Debt Service assuming that a principal paydown from a $2,000,000 irrevocable letter of credit is applied to the current principal balance and reamortized over the remaining amortization term. The actual Underwritten DSCR is 1.20x without giving effect to the letter of credit.

                                    ANNEX B

-----------------------------------------------------------------------------------------------------------------------------------
   LOAN
    NO.        SELLER   PROPERTY NAME                                                CITY                   STATE       ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
     3           MGT    Provence Apartments                                          Foothill Ranch           CA           92610
-----------------------------------------------------------------------------------------------------------------------------------
    11          GACC    Windsor at Sterling Place                                    Columbus                 OH           43235
-----------------------------------------------------------------------------------------------------------------------------------
    18           MGT    Creekside Manufactured Housing Community                     Lewisville               TX           75067
-----------------------------------------------------------------------------------------------------------------------------------
    27          GACC    Cedar Commons Apartments                                     Greece                   NY           14612
-----------------------------------------------------------------------------------------------------------------------------------
    29           MGT    Hidden Creek Apartments                                      Santa Cruz               CA           95060
-----------------------------------------------------------------------------------------------------------------------------------
    32           MGT    Fiesta Apartments                                            Las Vegas                NV           89107
-----------------------------------------------------------------------------------------------------------------------------------
    34           MGT    BrooksEdge Apartments                                        Columbus                 OH           43068
-----------------------------------------------------------------------------------------------------------------------------------
    35           MGT    Lamplighter Village                                          Marietta                 GA           30064
-----------------------------------------------------------------------------------------------------------------------------------
    36           MGT    Cinnamon Tree Apartments                                     Albuquerque              NM           87108
-----------------------------------------------------------------------------------------------------------------------------------
    37           MGT    Shadowood                                                    Acworth                  GA           30102
-----------------------------------------------------------------------------------------------------------------------------------
   38.1         CIBC    1204-1210 27th Avenue South                                  Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.2         CIBC    4602 16th Avenue Southwest                                   Fargo                    ND           58103
-----------------------------------------------------------------------------------------------------------------------------------
   38.3         CIBC    1200-1246 Belsly Boulevard                                   Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.4         CIBC    2610-2614 11th Street South                                  Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.5         CIBC    1602 47th Avenue Southwest                                   Fargo                    ND           58103
-----------------------------------------------------------------------------------------------------------------------------------
   38.6         CIBC    1220 28th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.7         CIBC    1208 28th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.8         CIBC    1122-1124 27th Avenue South                                  Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.9         CIBC    1310 28th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.10        CIBC    1114 27th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.11        CIBC    1110 28th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.12        CIBC    1308 27th Avenue South                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.13        CIBC    924-928 24th Avenue South                                    Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
   38.14        CIBC    2310 South 10th Street                                       Moorhead                 MN           56560
-----------------------------------------------------------------------------------------------------------------------------------
    39           MGT    Aspen Ridge Apartments                                       West Chicago             IL           60185
-----------------------------------------------------------------------------------------------------------------------------------
    40           MGT    Fairfield Gables                                             South Setauket           NY           11720
-----------------------------------------------------------------------------------------------------------------------------------
    42          GACC    The Deerfield Luxury TH                                      Hermantown               MN           55811
-----------------------------------------------------------------------------------------------------------------------------------
    47          CIBC    Bradford Ridge Apartments                                    Forest Park              GA           30297
-----------------------------------------------------------------------------------------------------------------------------------
    50           MGT    Soho West Apartments                                         Kansas City              MO           64105
-----------------------------------------------------------------------------------------------------------------------------------
    65           MGT    Maple Glen Apartments                                        Baltimore                MD           21206
-----------------------------------------------------------------------------------------------------------------------------------
    67           MGT    The Rapids Apartments - Phase 2                              Columbia                 SC           29201
-----------------------------------------------------------------------------------------------------------------------------------
    68          CIBC    Pinetree Lakes Apartments                                    Deerfield Beach          FL           33442
-----------------------------------------------------------------------------------------------------------------------------------
   73.1         CIBC    4045 Baltimore Avenue                                        Philadelphia             PA           19104
-----------------------------------------------------------------------------------------------------------------------------------
   73.2         CIBC    4417 Pine Street                                             Philadelphia             PA           19104
-----------------------------------------------------------------------------------------------------------------------------------
   73.3         CIBC    4413-4429 Walnut Street                                      Philadelphia             PA           19104
-----------------------------------------------------------------------------------------------------------------------------------
   73.4         CIBC    4101 Baltimore Avenue                                        Philadelphia             PA           19104
-----------------------------------------------------------------------------------------------------------------------------------
    75           MGT    Chapel Brook Apartments                                      Dallas                   TX           75220
-----------------------------------------------------------------------------------------------------------------------------------
    77          CIBC    Pinetree Meadows II Apartments                               Deerfield Beach          FL           33442
-----------------------------------------------------------------------------------------------------------------------------------
    79          CIBC    Willow Green Mobile Home Park                                Houston                  TX           77038
-----------------------------------------------------------------------------------------------------------------------------------
    84           MGT    Autumn Ridge Apartments                                      Jeffersonville           IN           47130
-----------------------------------------------------------------------------------------------------------------------------------
    86           MGT    The Fields Phase IV                                          Bloomington              IN           47404
-----------------------------------------------------------------------------------------------------------------------------------
    88           MGT    Copperfield Apartments                                       New Bern                 NC           28562
-----------------------------------------------------------------------------------------------------------------------------------
    89          CIBC    Kew Gardens Apartments (4)                                   Kew Gardens              NY           11415
-----------------------------------------------------------------------------------------------------------------------------------
    92           MGT    Wesley Commons Apartments                                    Greenville               NC           27858
-----------------------------------------------------------------------------------------------------------------------------------
    94          CIBC    Meridian Ridge Apartments                                    Oklahoma City            OK           73112
-----------------------------------------------------------------------------------------------------------------------------------
    95           MGT    Villa Martinique Apartments                                  Irving                   TX           75060
-----------------------------------------------------------------------------------------------------------------------------------
    96           MGT    London Square Apartments                                     Austin                   TX           78741
-----------------------------------------------------------------------------------------------------------------------------------
    100          MGT    Gordonhurst Apartments                                       Montclair                NJ           07043
-----------------------------------------------------------------------------------------------------------------------------------
    101          MGT    Manor Park Apartments                                        Englewood                NJ           07631
-----------------------------------------------------------------------------------------------------------------------------------
    102          MGT    King George Apartments - Phase I                             Savannah                 GA           31419
-----------------------------------------------------------------------------------------------------------------------------------
   103.1         MGT    Villa Chateau                                                Victoria                 TX           77901
-----------------------------------------------------------------------------------------------------------------------------------
   103.2         MGT    Meridian on Airline                                          Victoria                 TX           77901
-----------------------------------------------------------------------------------------------------------------------------------
   103.3         MGT    Colonial Greens II                                           Victoria                 TX           77901
-----------------------------------------------------------------------------------------------------------------------------------
    105          MGT    Shady Creek Apartments                                       Mason                    OH           45040
-----------------------------------------------------------------------------------------------------------------------------------
    107         CIBC    Stratford Arms Apartments                                    Greenville               NC           27858
-----------------------------------------------------------------------------------------------------------------------------------
    108          MGT    Woodbrook Village Apartments                                 Woodbridge               NJ           07095
-----------------------------------------------------------------------------------------------------------------------------------
    113          MGT    Berkshire Gardens Apartments                                 Summit                   NJ           07901
-----------------------------------------------------------------------------------------------------------------------------------
    114         CIBC    Cardinal Village Apartments                                  Jacksonville             NC           28546
-----------------------------------------------------------------------------------------------------------------------------------
   115.1        CIBC    Mt. Vernon Apartments                                        East Point               GA           30344
-----------------------------------------------------------------------------------------------------------------------------------
   115.2        CIBC    Washington Arms Apartments                                   East Point               GA           30344
-----------------------------------------------------------------------------------------------------------------------------------
    116          MGT    Woodbridge Apartments                                        Woodbridge               NJ           07095
-----------------------------------------------------------------------------------------------------------------------------------
    117         CIBC    Hunter's Ridge Apartments                                    Memphis                  TN           38128
-----------------------------------------------------------------------------------------------------------------------------------
    118         CIBC    Hidden Oaks Apartments                                       Atlanta                  GA           30315
-----------------------------------------------------------------------------------------------------------------------------------
    119          MGT    Woodfield Terrace Apartments                                 Sault Ste Marie          MI           49783
-----------------------------------------------------------------------------------------------------------------------------------
    121          MGT    San Marcos Apartments                                        Redondo Beach            CA           90277
-----------------------------------------------------------------------------------------------------------------------------------
    124          MGT    Friendly Village                                             Sellersburg              IN           47172
-----------------------------------------------------------------------------------------------------------------------------------
    125          MGT    Eastwood Oaks Apartments                                     Hilliard                 FL           32046
-----------------------------------------------------------------------------------------------------------------------------------
    129          MGT    Windsor Park Apartments                                      Victoria                 TX           77901
-----------------------------------------------------------------------------------------------------------------------------------
    131          MGT    Arlington South Apartments                                   Toledo                   OH           43614
-----------------------------------------------------------------------------------------------------------------------------------
    134          MGT    Wilmington House Apartments                                  Dayton                   OH           45429
-----------------------------------------------------------------------------------------------------------------------------------
    139          MGT    Veranda Apartments                                           Orlando                  FL           32808
-----------------------------------------------------------------------------------------------------------------------------------
    141          MGT    Belle Aire Apartments                                        Murfreesboro             TN           37130
-----------------------------------------------------------------------------------------------------------------------------------
    142          MGT    Bel Air Apartments and Village West Apartments               Gainesville              FL           32609
-----------------------------------------------------------------------------------------------------------------------------------
    143          MGT    McKinley Court Apartments                                    Lackawanna               NY           14218
-----------------------------------------------------------------------------------------------------------------------------------
    144          MGT    Belleville Apartments                                        Belleville               NJ           07109
-----------------------------------------------------------------------------------------------------------------------------------
    146          MGT    222-224 Beacon Street                                        Boston                   MA           02116
-----------------------------------------------------------------------------------------------------------------------------------
    147          MGT    Bon Air & Four Seasons Apartments                            Atlanta                  GA           30324
-----------------------------------------------------------------------------------------------------------------------------------
    151          MGT    Chestnut Apartments                                          Roselle Park             NJ           07204
-----------------------------------------------------------------------------------------------------------------------------------
   152.1         MGT    Capitol Apartments                                           Dallas                   TX           75206
-----------------------------------------------------------------------------------------------------------------------------------
   152.2         MGT    Bryan Parkway Apartments                                     Dallas                   TX           75206
-----------------------------------------------------------------------------------------------------------------------------------
    159          MGT    Glynn - 50 East Squantum                                     Quincy                   MA           02171
-----------------------------------------------------------------------------------------------------------------------------------
    160          MGT    Arbor Grove Apartments                                       West Palm Beach          FL           33415
-----------------------------------------------------------------------------------------------------------------------------------
    161          MGT    105 Alstead Road                                             Quincy                   MA           02116
-----------------------------------------------------------------------------------------------------------------------------------
    162          MGT    Castlewood Apartments                                        Hartford                 CT           06105
-----------------------------------------------------------------------------------------------------------------------------------
    163          MGT    536-542 Beech Street                                         Manchester               NH           03104
-----------------------------------------------------------------------------------------------------------------------------------
    164          MGT    Ellendale Place Apartments                                   Los Angeles              CA           90007
-----------------------------------------------------------------------------------------------------------------------------------
    165          MGT    Colonial Green I                                             Victoria                 TX           77901
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                               CUT-OFF DATE/         CUT-OFF DATE/
                                    DETAILED                     ALLOCATED             ALLOCATED
   LOAN                             PROPERTY                       LOAN                 BALANCE           UTILITIES PAID BY
    NO.      COUNTY                   TYPE                       BALANCE (2)            PER UNIT                TENANT
--------------------------------------------------------------------------------------------------------------------------------
     3       Orange                Multifamily                  29,437,519              86,581                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    11       Franklin              Multifamily                  17,000,000              56,667               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    18       Denton and Dallas     Mobile Home Park             12,878,090              22,014
--------------------------------------------------------------------------------------------------------------------------------
    27       Monroe                Multifamily                  10,234,064              28,428           Electric, Water, Gas
--------------------------------------------------------------------------------------------------------------------------------
    29       Santa Cruz            Multifamily                  10,198,179              69,851                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    32       Clark                 Multifamily                   9,050,000              35,352                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    34       Fairfield             Multifamily                   8,799,984              39,286              Electric, Water
--------------------------------------------------------------------------------------------------------------------------------
    35       Cobb                  Mobile Home Park              8,785,054              20,383
--------------------------------------------------------------------------------------------------------------------------------
    36       Bernalillo            Multifamily                   8,481,888              21,311               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    37       Cherokee              Mobile Home Park              8,385,733              16,573
--------------------------------------------------------------------------------------------------------------------------------
   38.1      Clay                  Multifamily                   1,098,773              22,891               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.2      Cass                  Multifamily                     948,940              24,332               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.3      Clay                  Multifamily                     898,996              44,950               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.4      Clay                  Multifamily                     699,219              29,134               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.5      Cass                  Multifamily                     649,275              16,648               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.6      Clay                  Multifamily                     549,387              22,891               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.7      Clay                  Multifamily                     519,420              28,857               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.8      Clay                  Multifamily                     499,442              20,810               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.9      Clay                  Multifamily                     449,498              18,729               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.10     Clay                  Multifamily                     424,526              23,585               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.11     Clay                  Multifamily                     399,554              33,296               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.12     Clay                  Multifamily                     399,554              22,197               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.13     Clay                  Multifamily                     399,554              22,197               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   38.14     Clay                  Multifamily                     174,805              14,567               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    39       DuPage                Multifamily                   7,970,191              31,503                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    40       Suffolk               Multifamily                   7,478,352             116,849               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    42       St. Louis             Multifamily                   7,009,902              42,228               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    47       Clayton               Multifamily                   6,489,254              30,901              Electric, Water
--------------------------------------------------------------------------------------------------------------------------------
    50       Jackson               Multifamily                   6,360,244              58,351                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    65       Baltimore City        Multifamily                   4,969,616              16,565                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    67       Richmond              Multifamily                   4,778,912              39,824
--------------------------------------------------------------------------------------------------------------------------------
    68       Broward               Multifamily                   4,635,207              33,109                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   73.1      Philadelphia          Multifamily                   1,345,789              28,037                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   73.2      Philadelphia          Multifamily                   1,345,789              23,203                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   73.3      Philadelphia          Multifamily                   1,246,101              33,678                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   73.4      Philadelphia          Multifamily                     448,596              24,922                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    75       Dallas                Multifamily                   4,327,991              21,216                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    77       Broward               Multifamily                   4,306,257              35,885                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    79       Harris                Mobile Home Park              4,195,168              13,937
--------------------------------------------------------------------------------------------------------------------------------
    84       Clark                 Multifamily                   3,971,739              38,190
--------------------------------------------------------------------------------------------------------------------------------
    86       Monroe                Multifamily                   3,919,741              61,246          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    88       Craven                Multifamily                   3,783,808              27,222          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    89       Queens                Multifamily                   3,731,642             103,657               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    92       Pitt                  Multifamily                   3,523,765              23,809                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    94       Oklahoma              Multifamily                   3,461,268              18,509                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    95       Dallas                Multifamily                   3,450,426              23,633
--------------------------------------------------------------------------------------------------------------------------------
    96       Travis                Multifamily                   3,387,472              28,707                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    100      Essex                 Multifamily                   2,992,921              46,045                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    101      Bergen                Multifamily                   2,991,077              49,034                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    102      Chatham               Multifamily                   2,982,623              46,603          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
   103.1     Victoria              Multifamily                   1,492,168              25,727
--------------------------------------------------------------------------------------------------------------------------------
   103.2     Victoria              Multifamily                   1,137,080              19,605                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   103.3     Victoria              Multifamily                     303,221              15,161                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    105      Warren                Multifamily                   2,786,164              29,023              Electric, Water
--------------------------------------------------------------------------------------------------------------------------------
    107      Pitt                  Multifamily                   2,696,806              18,471                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    108      Middlesex             Multifamily                   2,691,725              40,784                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    113      Union                 Multifamily                   2,494,274             113,376               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    114      Onslow                Multifamily                   2,447,102              18,262               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
   115.1     Fulton                Multifamily                   1,406,512              26,538                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   115.2     Fulton                Multifamily                     937,674              23,442                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    116      Middlesex             Multifamily                   2,343,080              45,059                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    117      Shelby                Multifamily                   2,319,538              16,451                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    118      Fulton                Multifamily                   2,296,198              22,962          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    119      Chiippewa             Multifamily                   2,289,073              40,876
--------------------------------------------------------------------------------------------------------------------------------
    121      Los Angeles           Multifamily                   2,193,713              57,729               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    124      Clark                 Mobile Home Park              2,000,531               3,892
--------------------------------------------------------------------------------------------------------------------------------
    125      Nasssau               Multifamily                   1,994,399              19,177          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    129      Victoria              Multifamily                   1,858,663              23,233                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    131      Lucas                 Multifamily                   1,833,474              16,977                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    134      Montgomery            Multifamily                   1,792,521              20,843
--------------------------------------------------------------------------------------------------------------------------------
    139      Orange                Multifamily                   1,491,271              26,630          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    141      Rutherford            Multifamily                   1,343,412              19,756                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    142      Alachua               Multifamily                   1,321,363              18,352          Electric, Water, Sewer
--------------------------------------------------------------------------------------------------------------------------------
    143      Erie                  Multifamily                   1,320,868              20,639               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    144      Essex                 Multifamily                   1,247,249              29,696                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    146      Suffolk               Multifamily                   1,205,241              52,402
--------------------------------------------------------------------------------------------------------------------------------
    147      Fulton                Multifamily                   1,194,929              27,157                   Water
--------------------------------------------------------------------------------------------------------------------------------
    151      Union                 Multifamily                     996,552              38,329                 Electric
--------------------------------------------------------------------------------------------------------------------------------
   152.1     Dallas                Multifamily                     703,548              41,385
--------------------------------------------------------------------------------------------------------------------------------
   152.2     Dallas                Multifamily                     289,403              36,175
--------------------------------------------------------------------------------------------------------------------------------
    159      Norfolk               Multifamily                     709,257              41,721                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    160      Palm Beach            Multifamily                     675,803              24,136                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    161      Norfolk               Multifamily                     664,619              27,692                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    162      Hartford              Multifamily                     636,812              13,267              Electric, Water
--------------------------------------------------------------------------------------------------------------------------------
    163      Hillsborough          Multifamily                     496,459              21,585                 Electric
--------------------------------------------------------------------------------------------------------------------------------
    164      Los Angeles           Multifamily                     453,415              34,878               Electric, Gas
--------------------------------------------------------------------------------------------------------------------------------
    165      Victoria              Multifamily                     315,389              13,141                 Electric
--------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                               STUDIOS/PADS (1)                                                  1 BEDROOM
           -----------------------------------------------------------   -----------------------------------------------------------
                         AVG. RENT                                                     AVG. RENT
   LOAN       # OF        PER MO.          MIN. RENT       MAX. RENT        # OF        PER MO.         MIN. RENT        MAX. RENT
    NO.      UNITS        ($) (3)         PER MO. ($)     PER MO. ($)      UNITS        ($) (3)        PER MO. ($)      PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------
     3                                                                      144           1,245            1,148           1,393
------------------------------------------------------------------------------------------------------------------------------------
    11                                                                      110             757              690             873
------------------------------------------------------------------------------------------------------------------------------------
    18         585            326               310            375
------------------------------------------------------------------------------------------------------------------------------------
    27                                                                      216             580              575             585
------------------------------------------------------------------------------------------------------------------------------------
    29          42            875               875            875           60           1,100            1,100           1,100
------------------------------------------------------------------------------------------------------------------------------------
    32                                                                       80             645              640             650
------------------------------------------------------------------------------------------------------------------------------------
    34
------------------------------------------------------------------------------------------------------------------------------------
    35         431            300               300            300
------------------------------------------------------------------------------------------------------------------------------------
    36         100            330               275            360          194             421              367             486
------------------------------------------------------------------------------------------------------------------------------------
    37         506            275               275            275
------------------------------------------------------------------------------------------------------------------------------------
   38.1                                                                      14             356              350             380
------------------------------------------------------------------------------------------------------------------------------------
   38.2          6            288               295            315           21             376              365             425
------------------------------------------------------------------------------------------------------------------------------------
   38.3
------------------------------------------------------------------------------------------------------------------------------------
   38.4                                                                       2             415              415             415
------------------------------------------------------------------------------------------------------------------------------------
   38.5          6            292               315            315           21             372              365             425
------------------------------------------------------------------------------------------------------------------------------------
   38.6                                                                       6             358              335             385
------------------------------------------------------------------------------------------------------------------------------------
   38.7
------------------------------------------------------------------------------------------------------------------------------------
   38.8                                                                      12             368              350             370
------------------------------------------------------------------------------------------------------------------------------------
   38.9                                                                       6             365              360             385
------------------------------------------------------------------------------------------------------------------------------------
   38.10
------------------------------------------------------------------------------------------------------------------------------------
   38.11
------------------------------------------------------------------------------------------------------------------------------------
   38.12
------------------------------------------------------------------------------------------------------------------------------------
   38.13                                                                      2             332              330             335
------------------------------------------------------------------------------------------------------------------------------------
   38.14         1            300               300            300            6             326              315             335
------------------------------------------------------------------------------------------------------------------------------------
    39                                                                       77             713              710             715
------------------------------------------------------------------------------------------------------------------------------------
    40                                                                       24           1,837            1,735           1,895
------------------------------------------------------------------------------------------------------------------------------------
    42
------------------------------------------------------------------------------------------------------------------------------------
    47                                                                       64             486              399             524
------------------------------------------------------------------------------------------------------------------------------------
    50          45            543               445            660           54             652              495             780
------------------------------------------------------------------------------------------------------------------------------------
    65                                                                      163             336              325             375
------------------------------------------------------------------------------------------------------------------------------------
    67                                                                       24             550              550             550
------------------------------------------------------------------------------------------------------------------------------------
    68                                                                       68             596              490             635
------------------------------------------------------------------------------------------------------------------------------------
   73.1         11            500               500            500           36             585              585             585
------------------------------------------------------------------------------------------------------------------------------------
   73.2         42            450               450            450           13             600              600             600
------------------------------------------------------------------------------------------------------------------------------------
   73.3                                                                       8             525              525             525
------------------------------------------------------------------------------------------------------------------------------------
   73.4         15            500               500            500            1             585              585             585
------------------------------------------------------------------------------------------------------------------------------------
    75          29            390               390            390          116             486              485             515
------------------------------------------------------------------------------------------------------------------------------------
    77           8            514               500            535           48             610              590             635
------------------------------------------------------------------------------------------------------------------------------------
    79         301            207               205            225
------------------------------------------------------------------------------------------------------------------------------------
    84                                                                       24             498              485             510
------------------------------------------------------------------------------------------------------------------------------------
    86                                                                       20             733              700             745
------------------------------------------------------------------------------------------------------------------------------------
    88                                                                       76             403              400             425
------------------------------------------------------------------------------------------------------------------------------------
    89
------------------------------------------------------------------------------------------------------------------------------------
    92                                                                       66             360              360             360
------------------------------------------------------------------------------------------------------------------------------------
    94          24            330               330            330           44             380              380             380
------------------------------------------------------------------------------------------------------------------------------------
    95          14            470               470            470           78             544              540             560
------------------------------------------------------------------------------------------------------------------------------------
    96                                                                       47             500              500             500
------------------------------------------------------------------------------------------------------------------------------------
    100                                                                      39           1,100            1,100           1,100
------------------------------------------------------------------------------------------------------------------------------------
    101                                                                      31           1,100            1,100           1,100
------------------------------------------------------------------------------------------------------------------------------------
    102
------------------------------------------------------------------------------------------------------------------------------------
   103.1                                                                     16             485              470             500
------------------------------------------------------------------------------------------------------------------------------------
   103.2         8            315               315            315           34             403              375             415
------------------------------------------------------------------------------------------------------------------------------------
   103.3                                                                     16             333              325             340
------------------------------------------------------------------------------------------------------------------------------------
    105                                                                      47             450              450             450
------------------------------------------------------------------------------------------------------------------------------------
    107          2            305               275            300           40             375              350             390
------------------------------------------------------------------------------------------------------------------------------------
    108                                                                      35             900              900             900
------------------------------------------------------------------------------------------------------------------------------------
    113
------------------------------------------------------------------------------------------------------------------------------------
    114          2            300               300            300           40             400              400             400
------------------------------------------------------------------------------------------------------------------------------------
   115.1                                                                      7             460              460             460
------------------------------------------------------------------------------------------------------------------------------------
   115.2
------------------------------------------------------------------------------------------------------------------------------------
    116                                                                      40             900              900             900
------------------------------------------------------------------------------------------------------------------------------------
    117                                                                      22             409              395             420
------------------------------------------------------------------------------------------------------------------------------------
    118                                                                      20             453              419             499
------------------------------------------------------------------------------------------------------------------------------------
    119                                                                      16             498              485             520
------------------------------------------------------------------------------------------------------------------------------------
    121                                                                       9             925              925             925
------------------------------------------------------------------------------------------------------------------------------------
    124        514            191               190            195
------------------------------------------------------------------------------------------------------------------------------------
    125                                                                      44             420              409             439
------------------------------------------------------------------------------------------------------------------------------------
    129                                                                      40             435              435             435
------------------------------------------------------------------------------------------------------------------------------------
    131                                                                       8             355              355             355
------------------------------------------------------------------------------------------------------------------------------------
    134                                                                      50             374              355             410
------------------------------------------------------------------------------------------------------------------------------------
    139
------------------------------------------------------------------------------------------------------------------------------------
    141                                                                      28             427              415             435
------------------------------------------------------------------------------------------------------------------------------------
    142                                                                      56             408              385             450
------------------------------------------------------------------------------------------------------------------------------------
    143                                                                      30             415              415             415
------------------------------------------------------------------------------------------------------------------------------------
    144          7            575               575            575           29             685              685             685
------------------------------------------------------------------------------------------------------------------------------------
    146          6            995               600          1,295           11             963              710           1,500
------------------------------------------------------------------------------------------------------------------------------------
    147                                                                       1             410              410             410
------------------------------------------------------------------------------------------------------------------------------------
    151                                                                      21             740              650             775
------------------------------------------------------------------------------------------------------------------------------------
   152.1                                                                     17             646              550             695
------------------------------------------------------------------------------------------------------------------------------------
   152.2                                                                      8             544              525             575
------------------------------------------------------------------------------------------------------------------------------------
    159                                                                       2             975              900           1,050
------------------------------------------------------------------------------------------------------------------------------------
    160                                                                      21             431              425             450
------------------------------------------------------------------------------------------------------------------------------------
    161                                                                       9             740              670             800
------------------------------------------------------------------------------------------------------------------------------------
    162         24            364               325            400           24             447              400             475
------------------------------------------------------------------------------------------------------------------------------------
    163                                                                      11             475              475             475
------------------------------------------------------------------------------------------------------------------------------------
    164                                                                      13             560              535             590
------------------------------------------------------------------------------------------------------------------------------------
    165                                                                      24             333              325             340
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                  2 BEDROOM                                               3 BEDROOM
          -----------------------------------------------------------   ---------------------------------------------------------
                          AVG. RENT                                                 AVG. RENT
   LOAN        # OF        PER MO.       MIN. RENT       MAX. RENT         # OF      PER MO.       MIN. RENT        MAX. RENT
    NO.       UNITS        ($) (3)      PER MO. ($)     PER MO. ($)       UNITS      ($) (3)      PER MO. ($)      PER MO. ($)
---------------------------------------------------------------------------------------------------------------------------------
     3         176          1,484          1,448          1,588             20        2,051          2,042           2,068
---------------------------------------------------------------------------------------------------------------------------------
    11         158            940            860          1,092             32        1,036          1,036           1,036
---------------------------------------------------------------------------------------------------------------------------------
    18
---------------------------------------------------------------------------------------------------------------------------------
    27         144            645            640            650
---------------------------------------------------------------------------------------------------------------------------------
    29          43          1,350          1,350          1,350
---------------------------------------------------------------------------------------------------------------------------------
    32         176            745            740            750
---------------------------------------------------------------------------------------------------------------------------------
    34         224            565            555            575
---------------------------------------------------------------------------------------------------------------------------------
    35
---------------------------------------------------------------------------------------------------------------------------------
    36         104            511            433            582
---------------------------------------------------------------------------------------------------------------------------------
    37
---------------------------------------------------------------------------------------------------------------------------------
   38.1         34            449            445            470
---------------------------------------------------------------------------------------------------------------------------------
   38.2          9            456            460            510              3          592            615             635
---------------------------------------------------------------------------------------------------------------------------------
   38.3          6            662            625            750             14          747            720             775
---------------------------------------------------------------------------------------------------------------------------------
   38.4         22            530            525            575
---------------------------------------------------------------------------------------------------------------------------------
   38.5          9            455            440            480              3          593            615             635
---------------------------------------------------------------------------------------------------------------------------------
   38.6         18            460            435            485
---------------------------------------------------------------------------------------------------------------------------------
   38.7         18            540            495            595
---------------------------------------------------------------------------------------------------------------------------------
   38.8         12            463            440            470
---------------------------------------------------------------------------------------------------------------------------------
   38.9         18            445            435            485
---------------------------------------------------------------------------------------------------------------------------------
   38.10        18            445            440            465
---------------------------------------------------------------------------------------------------------------------------------
   38.11        12            605            605            605
---------------------------------------------------------------------------------------------------------------------------------
   38.12        18            434            415            445
---------------------------------------------------------------------------------------------------------------------------------
   38.13        16            418            410            485
---------------------------------------------------------------------------------------------------------------------------------
   38.14         5            346            335            360
---------------------------------------------------------------------------------------------------------------------------------
    39         176            815            790            835
---------------------------------------------------------------------------------------------------------------------------------
    40          32          1,986          1,945          2,010              8        2,088          2,050           2,125
---------------------------------------------------------------------------------------------------------------------------------
    42         110            755            750            825             56        1,095          1,095           1,095
---------------------------------------------------------------------------------------------------------------------------------
    47         106            581            549            635             40          691            675             735
---------------------------------------------------------------------------------------------------------------------------------
    50          10          1,194            900          1,200
---------------------------------------------------------------------------------------------------------------------------------
    65         132            415            400            450              5          630            630             630
---------------------------------------------------------------------------------------------------------------------------------
    67          60            650            650            650             36          775            775             775
---------------------------------------------------------------------------------------------------------------------------------
    68          72            686            550            715
---------------------------------------------------------------------------------------------------------------------------------
   73.1          1            600            600            600
---------------------------------------------------------------------------------------------------------------------------------
   73.2          3            700            700            700
---------------------------------------------------------------------------------------------------------------------------------
   73.3         11            650            650            650             14          750            750             750
---------------------------------------------------------------------------------------------------------------------------------
   73.4          2          1,200          1,200          1,200
---------------------------------------------------------------------------------------------------------------------------------
    75          59            632            630            650
---------------------------------------------------------------------------------------------------------------------------------
    77          64            692            680            730
---------------------------------------------------------------------------------------------------------------------------------
    79
---------------------------------------------------------------------------------------------------------------------------------
    84          80            604            570            625
---------------------------------------------------------------------------------------------------------------------------------
    86          40            906            820            995              4        1,110          1,110           1,110
---------------------------------------------------------------------------------------------------------------------------------
    88          62            508            475            525              1          650            650             650
---------------------------------------------------------------------------------------------------------------------------------
    89          28          1,650          1,650          1,650              4        1,850          1,850           1,850
---------------------------------------------------------------------------------------------------------------------------------
    92          82            460            460            460
---------------------------------------------------------------------------------------------------------------------------------
    94         118            443            430            485              1          550            550             550
---------------------------------------------------------------------------------------------------------------------------------
    95          47            661            710            645              7          785            785             785
---------------------------------------------------------------------------------------------------------------------------------
    96          51            618            625            615             20           25            825             825
---------------------------------------------------------------------------------------------------------------------------------
    100         26          1,229          1,200          1,350
---------------------------------------------------------------------------------------------------------------------------------
    101         30          1,400          1,400          1,400
---------------------------------------------------------------------------------------------------------------------------------
    102         64            680            675            685
---------------------------------------------------------------------------------------------------------------------------------
   103.1        42            646            570            695
---------------------------------------------------------------------------------------------------------------------------------
   103.2        16            478            455            500
---------------------------------------------------------------------------------------------------------------------------------
   103.3         4            405            395            415
---------------------------------------------------------------------------------------------------------------------------------
    105         37            550            530            570             12          688            625             750
---------------------------------------------------------------------------------------------------------------------------------
    107         88            459            325            495             16          585            200             585
---------------------------------------------------------------------------------------------------------------------------------
    108         31          1,200          1,200          1,200
---------------------------------------------------------------------------------------------------------------------------------
    113         22                         1,750          2,000
---------------------------------------------------------------------------------------------------------------------------------
    114         90            485            470            525              2          525            525             525
---------------------------------------------------------------------------------------------------------------------------------
   115.1        36            541            485            560             10          633            435             675
---------------------------------------------------------------------------------------------------------------------------------
   115.2        40            518            440            535
---------------------------------------------------------------------------------------------------------------------------------
    116         12          1,175          1,175          1,175
---------------------------------------------------------------------------------------------------------------------------------
    117        119            454            430            465
---------------------------------------------------------------------------------------------------------------------------------
    118         76            561            500            589              4          700            700             700
---------------------------------------------------------------------------------------------------------------------------------
    119         40            640            634            670
---------------------------------------------------------------------------------------------------------------------------------
    121         22          1,269          1,269          1,269              7        1,500          1,500           1,500
---------------------------------------------------------------------------------------------------------------------------------
    124
---------------------------------------------------------------------------------------------------------------------------------
    125         24            559            559            559             36          609            609             609
---------------------------------------------------------------------------------------------------------------------------------
    129         40            549            535            585
---------------------------------------------------------------------------------------------------------------------------------
    131        100            387            380            390
---------------------------------------------------------------------------------------------------------------------------------
    134         36            480            425            530
---------------------------------------------------------------------------------------------------------------------------------
    139         56            572            550            625
---------------------------------------------------------------------------------------------------------------------------------
    141         40            457            445            475
---------------------------------------------------------------------------------------------------------------------------------
    142         16            566            566            566
---------------------------------------------------------------------------------------------------------------------------------
    143         32            445            445            450              2          465            460             470
---------------------------------------------------------------------------------------------------------------------------------
    144          6            785            785            785
---------------------------------------------------------------------------------------------------------------------------------
    146          5          1,540          1,450          1,600              1        2,400          2,400           2,400
---------------------------------------------------------------------------------------------------------------------------------
    147         43            650            650            650
---------------------------------------------------------------------------------------------------------------------------------
    151          5            874            809            895
---------------------------------------------------------------------------------------------------------------------------------
   152.1
---------------------------------------------------------------------------------------------------------------------------------
   152.2
---------------------------------------------------------------------------------------------------------------------------------
    159         15          1,121            900          1,250
---------------------------------------------------------------------------------------------------------------------------------
    160          7            543            500            550
---------------------------------------------------------------------------------------------------------------------------------
    161         15            830            680            910
---------------------------------------------------------------------------------------------------------------------------------
    162
---------------------------------------------------------------------------------------------------------------------------------
    163         12            525            525            525
---------------------------------------------------------------------------------------------------------------------------------
    164
---------------------------------------------------------------------------------------------------------------------------------
    165
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                    4 BEDROOM
           --------------------------------------------------------------
                           AVG. RENT
   LOAN         # OF        PER MO.          MIN. RENT        MAX. RENT        ELEVATOR
    NO.        UNITS        ($) (3)         PER MO. ($)      PER MO. ($)       (YES/NO)
--------------------------------------------------------------------------------------------
     3                                                                             No
--------------------------------------------------------------------------------------------
    11                                                                             No
--------------------------------------------------------------------------------------------
    18                                                                             No
--------------------------------------------------------------------------------------------
    27                                                                             No
--------------------------------------------------------------------------------------------
    29            1           1,450             1,450            1,450             No
--------------------------------------------------------------------------------------------
    32                                                                             No
--------------------------------------------------------------------------------------------
    34                                                                             No
--------------------------------------------------------------------------------------------
    35                                                                             No
--------------------------------------------------------------------------------------------
    36                                                                             No
--------------------------------------------------------------------------------------------
    37                                                                             No
--------------------------------------------------------------------------------------------
   38.1                                                                            No
--------------------------------------------------------------------------------------------
   38.2                                                                            No
--------------------------------------------------------------------------------------------
   38.3                                                                            No
--------------------------------------------------------------------------------------------
   38.4                                                                            No
--------------------------------------------------------------------------------------------
   38.5                                                                            No
--------------------------------------------------------------------------------------------
   38.6                                                                            No
--------------------------------------------------------------------------------------------
   38.7                                                                            No
--------------------------------------------------------------------------------------------
   38.8                                                                            No
--------------------------------------------------------------------------------------------
   38.9                                                                            No
--------------------------------------------------------------------------------------------
   38.10                                                                           No
--------------------------------------------------------------------------------------------
   38.11                                                                           No
--------------------------------------------------------------------------------------------
   38.12                                                                           No
--------------------------------------------------------------------------------------------
   38.13                                                                           No
--------------------------------------------------------------------------------------------
   38.14                                                                           No
--------------------------------------------------------------------------------------------
    39                                                                             No
--------------------------------------------------------------------------------------------
    40                                                                             No
--------------------------------------------------------------------------------------------
    42                                                                             No
--------------------------------------------------------------------------------------------
    47                                                                             No
--------------------------------------------------------------------------------------------
    50                                                                            Yes
--------------------------------------------------------------------------------------------
    65                                                                             No
--------------------------------------------------------------------------------------------
    67                                                                             No
--------------------------------------------------------------------------------------------
    68                                                                             No
--------------------------------------------------------------------------------------------
   73.1                                                                           Yes
--------------------------------------------------------------------------------------------
   73.2                                                                           Yes
--------------------------------------------------------------------------------------------
   73.3           4             750               750              750             No
--------------------------------------------------------------------------------------------
   73.4                                                                           Yes
--------------------------------------------------------------------------------------------
    75                                                                             No
--------------------------------------------------------------------------------------------
    77                                                                             No
--------------------------------------------------------------------------------------------
    79                                                                             No
--------------------------------------------------------------------------------------------
    84                                                                             No
--------------------------------------------------------------------------------------------
    86                                                                             No
--------------------------------------------------------------------------------------------
    88                                                                             No
--------------------------------------------------------------------------------------------
    89                                                                             No
--------------------------------------------------------------------------------------------
    92                                                                             No
--------------------------------------------------------------------------------------------
    94                                                                             No
--------------------------------------------------------------------------------------------
    95                                                                             No
--------------------------------------------------------------------------------------------
    96                                                                             No
--------------------------------------------------------------------------------------------
    100                                                                            No
--------------------------------------------------------------------------------------------
    101                                                                            No
--------------------------------------------------------------------------------------------
    102                                                                            No
--------------------------------------------------------------------------------------------
   103.1                                                                           No
--------------------------------------------------------------------------------------------
   103.2                                                                           No
--------------------------------------------------------------------------------------------
   103.3                                                                           No
--------------------------------------------------------------------------------------------
    105                                                                            No
--------------------------------------------------------------------------------------------
    107                                                                            No
--------------------------------------------------------------------------------------------
    108                                                                            No
--------------------------------------------------------------------------------------------
    113                                                                            No
--------------------------------------------------------------------------------------------
    114                                                                            No
--------------------------------------------------------------------------------------------
   115.1                                                                           No
--------------------------------------------------------------------------------------------
   115.2                                                                           No
--------------------------------------------------------------------------------------------
    116                                                                            No
--------------------------------------------------------------------------------------------
    117                                                                            No
--------------------------------------------------------------------------------------------
    118                                                                            No
--------------------------------------------------------------------------------------------
    119                                                                            No
--------------------------------------------------------------------------------------------
    121                                                                           Yes
--------------------------------------------------------------------------------------------
    124                                                                            No
--------------------------------------------------------------------------------------------
    125                                                                            No
--------------------------------------------------------------------------------------------
    129                                                                            No
--------------------------------------------------------------------------------------------
    131                                                                            No
--------------------------------------------------------------------------------------------
    134                                                                            No
--------------------------------------------------------------------------------------------
    139                                                                            No
--------------------------------------------------------------------------------------------
    141                                                                            No
--------------------------------------------------------------------------------------------
    142                                                                            No
--------------------------------------------------------------------------------------------
    143                                                                            No
--------------------------------------------------------------------------------------------
    144                                                                            No
--------------------------------------------------------------------------------------------
    146                                                                            No
--------------------------------------------------------------------------------------------
    147                                                                            No
--------------------------------------------------------------------------------------------
    151                                                                            No
--------------------------------------------------------------------------------------------
   152.1                                                                           No
--------------------------------------------------------------------------------------------
   152.2                                                                           No
--------------------------------------------------------------------------------------------
    159                                                                            No
--------------------------------------------------------------------------------------------
    160                                                                            No
--------------------------------------------------------------------------------------------
    161                                                                           Yes
--------------------------------------------------------------------------------------------
    162                                                                            No
--------------------------------------------------------------------------------------------
    163                                                                            No
--------------------------------------------------------------------------------------------
    164                                                                            No
--------------------------------------------------------------------------------------------
    165                                                                            No
--------------------------------------------------------------------------------------------

(1) Number of studios with respect to the multifamily properties and number of pads with respect to mobile home parks.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the seller's determination of the appropriate allocation.

(3) Average rents were determined based on an average of the current asking rents set forth in the appraisal for the related Mortgaged Property.

(4) Loan Number 89 has 4 commercial units in addition to the 32 multifamily units described above.

                                    ANNEX C

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            ZIP
   LOAN NO.     SELLER     PROPERTY NAME                                                CITY                    STATE       CODE
-----------------------------------------------------------------------------------------------------------------------------------
       1         CIBC      65 Broadway                                                  New York                 NY        10006
-----------------------------------------------------------------------------------------------------------------------------------
       2          MGT      1800-1880 JFK Boulevard                                      Philadelphia             PA        19103
-----------------------------------------------------------------------------------------------------------------------------------
       4         GACC      The Ford Building                                            Alexandria               VA        22302
-----------------------------------------------------------------------------------------------------------------------------------
       5         CIBC      Chino Spectrum Marketplace                                   Chino                    CA        91710
-----------------------------------------------------------------------------------------------------------------------------------
       6         CIBC      Dunning Farm Shopping Center                                 Wallkill                 NY        10940
-----------------------------------------------------------------------------------------------------------------------------------
       7          MGT      Trace Fork Shopping Center                                   South Charleston         WV        25309
-----------------------------------------------------------------------------------------------------------------------------------
      10         CIBC      Northpark Center                                             Huber Heights            OH        45424
-----------------------------------------------------------------------------------------------------------------------------------
      12         CIBC      Richmond Mall                                                Richmond                 KY        40475
-----------------------------------------------------------------------------------------------------------------------------------
      13         CIBC      ANC Rental Plaza                                             Ft. Lauderdale           FL        33301
-----------------------------------------------------------------------------------------------------------------------------------
      14          MGT      ICI Glidden                                                  Strongsville             OH        44136
-----------------------------------------------------------------------------------------------------------------------------------
      15          MGT      First USA - 550 Building                                     Lake Mary                FL        32746
-----------------------------------------------------------------------------------------------------------------------------------
      16          MGT      Rustic Hills Shopping Center                                 Colorado Springs         CO        80909
-----------------------------------------------------------------------------------------------------------------------------------
      17         CIBC      Wildwood North Shopping Center                               Homewood                 AL        35209
-----------------------------------------------------------------------------------------------------------------------------------
      20          MGT      MORF 3 & 6                                                   Frederick                MD        21701
-----------------------------------------------------------------------------------------------------------------------------------
      21          MGT      Great Hills Plaza Office Building                            Austin                   TX        78759
-----------------------------------------------------------------------------------------------------------------------------------
      22         CIBC      Wild West II (Healthsouth Medical Plaza)                     Las Vegas                NV        89128
-----------------------------------------------------------------------------------------------------------------------------------
      23         CIBC      Alpha Tower                                                  Dallas                   TX        75240
-----------------------------------------------------------------------------------------------------------------------------------
      24         CIBC      Liberty Plaza                                                Winston-Salem            NC        27101
-----------------------------------------------------------------------------------------------------------------------------------
      25         CIBC      Boynton West                                                 Boynton Beach            FL        33436
-----------------------------------------------------------------------------------------------------------------------------------
      26         CIBC      The Department of Commerce Building                          Springfield              VA        22151
-----------------------------------------------------------------------------------------------------------------------------------
      28          MGT      Century Center Shopping Plaza                                West Springfield         MA        01089
-----------------------------------------------------------------------------------------------------------------------------------
      30          MGT      TRC I, II & III                                              Virginia Beach           VA        23462
-----------------------------------------------------------------------------------------------------------------------------------
      31          MGT      El Mercado Shopping Center                                   Hialeah                  FL        33016
-----------------------------------------------------------------------------------------------------------------------------------
      33         GACC      59 Elm Street                                                New Haven                CT        06510
-----------------------------------------------------------------------------------------------------------------------------------
      41          MGT      North Hills Shopping Center                                  Reno                     NV        89506
-----------------------------------------------------------------------------------------------------------------------------------
      43         GACC      Atlantic Commerce Center                                     Hammonton                NJ        08037
-----------------------------------------------------------------------------------------------------------------------------------
      44          MGT      Bechtel Building 4                                           Frederick                MD        21701
-----------------------------------------------------------------------------------------------------------------------------------
      45         CIBC      Westminster Plaza                                            Westminster              CO        80030
-----------------------------------------------------------------------------------------------------------------------------------
      46         CIBC      Shaw View Plaza                                              Fresno                   CA        93722
-----------------------------------------------------------------------------------------------------------------------------------
      48          MGT      Newport Trade Centre                                         Newport Beach            CA        92707
-----------------------------------------------------------------------------------------------------------------------------------
      51         CIBC      Dicks Clothing & Sporting Goods - Deptford                   Deptford                 NJ        08096
-----------------------------------------------------------------------------------------------------------------------------------
      52         CIBC      Laurel Plaza                                                 Upper Deerfield          NJ        08302
-----------------------------------------------------------------------------------------------------------------------------------
      53         GACC      El Segundo Plaza                                             Hawthorne                CA        90250
-----------------------------------------------------------------------------------------------------------------------------------
      54         GACC      Garden View Office Building                                  Encinitas                CA        92024
-----------------------------------------------------------------------------------------------------------------------------------
      55          MGT      Priestbridge Shopping Center                                 Crofton                  MD        21114
-----------------------------------------------------------------------------------------------------------------------------------
      56          MGT      Olde Towne Shopping Center                                   Richmond                 VA        23294
-----------------------------------------------------------------------------------------------------------------------------------
      57          MGT      Palm Johnson Plaza                                           Pembroke Pines           FL        33024
-----------------------------------------------------------------------------------------------------------------------------------
      58          MGT      60-66 White Street                                           New York                 NY        10013
-----------------------------------------------------------------------------------------------------------------------------------
      59         GACC      Market Center at Barnes                                      Tupelo                   MS        38801
-----------------------------------------------------------------------------------------------------------------------------------
      60         GACC      555 West 25th Street                                         New York                 NY        10001
-----------------------------------------------------------------------------------------------------------------------------------
      61         GACC      Coral Hills Shopping Center                                  Capitol Heights          MD        20743
-----------------------------------------------------------------------------------------------------------------------------------
      62          MGT      Port Crossing Shopping Center                                Harrisonburg             VA        22801
-----------------------------------------------------------------------------------------------------------------------------------
      63         CIBC      3493/3495 Bankhead Highway                                   Atlanta                  GA        30331
-----------------------------------------------------------------------------------------------------------------------------------
     64.1        GACC      Franklin Plaza Shopping Center                               Monroe                   NC        28112
-----------------------------------------------------------------------------------------------------------------------------------
     64.2        GACC      Crescent Place Shopping Center                               Newton                   NC        28658
-----------------------------------------------------------------------------------------------------------------------------------
     64.3        GACC      West Main Square Center                                      Taylorsville             NC        28681
-----------------------------------------------------------------------------------------------------------------------------------
      66          MGT      Country Club Village                                         Madera                   CA        93638
-----------------------------------------------------------------------------------------------------------------------------------
      69          MGT      The Crossings Shopping Center of Orlando                     Orlando                  FL        32809
-----------------------------------------------------------------------------------------------------------------------------------
     70.1         MGT      Gaslight Shopping Center                                     Lufkin                   TX        75904
-----------------------------------------------------------------------------------------------------------------------------------
     70.2         MGT      Carthage Shopping Center                                     Carthage                 TX        75663
-----------------------------------------------------------------------------------------------------------------------------------
      71          MGT      The Lakes Mall                                               Lauderdale Lakes         FL        33313
-----------------------------------------------------------------------------------------------------------------------------------
      72          MGT      64 Fulton Street                                             New York                 NY        10038
-----------------------------------------------------------------------------------------------------------------------------------
     74.1         MGT      Fine Particle Inc. - Auburn                                  Auburn                   CA        95602
-----------------------------------------------------------------------------------------------------------------------------------
     74.2         MGT      Fine Particle Inc. - San Diego                               San Diego                CA        92133
-----------------------------------------------------------------------------------------------------------------------------------
      76          MGT      Medina Shopping Center                                       Medina                   OH        44256
-----------------------------------------------------------------------------------------------------------------------------------
      78         GACC      14 Research Way                                              East Setauket            NY        11733
-----------------------------------------------------------------------------------------------------------------------------------
      80          MGT      Mission Research Office Building                             Albuquerque              NM        87106
-----------------------------------------------------------------------------------------------------------------------------------
      81         CIBC      Linens 'N Things                                             Toms River               NJ        08753
-----------------------------------------------------------------------------------------------------------------------------------
      82          MGT      7004 Bee Cave Road                                           Austin                   TX        78746
-----------------------------------------------------------------------------------------------------------------------------------
      83         CIBC      Dicks Sporting Goods - Akron                                 Akron                    OH        44310
-----------------------------------------------------------------------------------------------------------------------------------
      85         CIBC      Providence Square Building (Westminster Building)            Providence               RI        02903
-----------------------------------------------------------------------------------------------------------------------------------
      87         CIBC      Insite Albany I                                              Albany                   GA        31705
-----------------------------------------------------------------------------------------------------------------------------------
      90         CIBC      Sears HomeLife Store                                         Maple Shade              NJ        08052
-----------------------------------------------------------------------------------------------------------------------------------
      93          MGT      Arima Computer Building                                      Houston                  TX        77040
-----------------------------------------------------------------------------------------------------------------------------------
      98         CIBC      Bassett Furniture Direct Showroom                            Sugar Land               TX        77479
-----------------------------------------------------------------------------------------------------------------------------------
      104        CIBC      Lakeview USDA Building                                       Lakeview                 OR        97630
-----------------------------------------------------------------------------------------------------------------------------------
      106        GACC      520 Sepulveda                                                Los Angeles              CA        90049
-----------------------------------------------------------------------------------------------------------------------------------
      109         MGT      Eckerd - Brandon                                             Brandon                  FL        33511
-----------------------------------------------------------------------------------------------------------------------------------
      110        GACC      Rock Creek Village Shopping Ctr                              Superior                 CO        80027
-----------------------------------------------------------------------------------------------------------------------------------
      111         MGT      The Office Place                                             Beachwood                OH        44122
-----------------------------------------------------------------------------------------------------------------------------------
      112         MGT      Eckerd - Tampa                                               Tampa                    FL        33614
-----------------------------------------------------------------------------------------------------------------------------------
      120         MGT      Eckerd - Long Beach                                          Ship Bottom              NJ        08008
-----------------------------------------------------------------------------------------------------------------------------------
      122         MGT      The Prado Shopping Center                                    Fort Lauderdale          FL        33308
-----------------------------------------------------------------------------------------------------------------------------------
      123        CIBC      Weis Markets                                                 Pasadena                 MD        21122
-----------------------------------------------------------------------------------------------------------------------------------
      126        GACC      Innerstep Office Park                                        Austin                   TX        78737
-----------------------------------------------------------------------------------------------------------------------------------
      127         MGT      New Caney Shopping Center                                    New Caney                TX        77357
-----------------------------------------------------------------------------------------------------------------------------------
      130        GACC      Spencer Shopping Center                                      Spencer                  NC        28159
-----------------------------------------------------------------------------------------------------------------------------------
      133         MGT      Boise Rite Aid                                               Boise                    ID        83702
-----------------------------------------------------------------------------------------------------------------------------------
      135        CIBC      Barristers Hall                                              Brockton                 MA        02401
-----------------------------------------------------------------------------------------------------------------------------------
      137         MGT      Victory Villa                                                Baltimore                MD        21220
-----------------------------------------------------------------------------------------------------------------------------------
      138         MGT      Midway Shopping Center                                       Hampton                  VA        23666
-----------------------------------------------------------------------------------------------------------------------------------
      140         MGT      Oakland Airport Business Park                                Oakland                  CA        94621
-----------------------------------------------------------------------------------------------------------------------------------
      145        CIBC      Snapfinger Plaza                                             Decatur                  GA        30034
-----------------------------------------------------------------------------------------------------------------------------------
      148         MGT      Evergreen North Shopping Center                              Evergreen                CO        80439
-----------------------------------------------------------------------------------------------------------------------------------
      149         MGT      Medical Arts Building                                        Temple Hills             MD        20748
-----------------------------------------------------------------------------------------------------------------------------------
      150         MGT      Greenwood Business Center                                    Worcester                MA        01607
-----------------------------------------------------------------------------------------------------------------------------------
      153         MGT      Copper Springs Business Park                                 Logan                    UT        84321
-----------------------------------------------------------------------------------------------------------------------------------
      154         MGT      130 West Grand River                                         Brighton                 MI        48116
-----------------------------------------------------------------------------------------------------------------------------------
      155         MGT      Premiere Plaza                                               Brandon                  MS        39042
-----------------------------------------------------------------------------------------------------------------------------------
      157         MGT      10322 Dransfeldt Building                                    Parker                   CO        80134
-----------------------------------------------------------------------------------------------------------------------------------
      158         MGT      Live Oaks Business Center                                    Chesapeake               VA        23320
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   CUT-OFF DATE/          CUT-OFF DATE/
                                                                                     ALLOCATED              ALLOCATED
                                                                                   LOAN BALANCE            BALANCE PER
   LOAN NO.     COUNTY                     DETAILED PROPERTY TYPE                     ($) (1)              SQ. FT. ($)
-----------------------------------------------------------------------------------------------------------------------------
       1      New York                     CBD                                        49,903,942                147
-----------------------------------------------------------------------------------------------------------------------------
       2      Philadelphia                 CBD                                        36,900,076                 78
-----------------------------------------------------------------------------------------------------------------------------
       4      Fairfax                      Suburban                                   27,943,394                123
-----------------------------------------------------------------------------------------------------------------------------
       5      San Bernardino               Anchored                                   25,407,524                101
-----------------------------------------------------------------------------------------------------------------------------
       6      Orange                       Anchored                                   23,659,939                 66
-----------------------------------------------------------------------------------------------------------------------------
       7      Kanawha                      Anchored                                   22,587,864                 75
-----------------------------------------------------------------------------------------------------------------------------
      10      Montgomery                   Anchored                                   17,287,486                 54
-----------------------------------------------------------------------------------------------------------------------------
      12      Madison                      Anchored                                   15,972,695                 55
-----------------------------------------------------------------------------------------------------------------------------
      13      Broward                      CBD                                        14,983,503                 93
-----------------------------------------------------------------------------------------------------------------------------
      14      Cuyahoga                     Suburban                                   14,939,278                 74
-----------------------------------------------------------------------------------------------------------------------------
      15      Seminole                     Suburban                                   13,485,979                107
-----------------------------------------------------------------------------------------------------------------------------
      16      El Paso                      Anchored                                   13,023,022                 56
-----------------------------------------------------------------------------------------------------------------------------
      17      Jefferson                    Anchored                                   12,978,946                 77
-----------------------------------------------------------------------------------------------------------------------------
      20      Frederick                    Suburban                                   12,491,243                 78
-----------------------------------------------------------------------------------------------------------------------------
      21      Travis                       Suburban                                   11,973,113                 88
-----------------------------------------------------------------------------------------------------------------------------
      22      Clark                        Suburban                                   11,800,000                175
-----------------------------------------------------------------------------------------------------------------------------
      23      Dallas                       Suburban                                   11,569,612                 74
-----------------------------------------------------------------------------------------------------------------------------
      24      Forsyth                      CBD                                        11,361,095                 57
-----------------------------------------------------------------------------------------------------------------------------
      25      Palm Beach                   Anchored                                   11,319,526                 57
-----------------------------------------------------------------------------------------------------------------------------
      26      Fairfax                      Warehouse/Distribution                     10,981,017                103
-----------------------------------------------------------------------------------------------------------------------------
      28      Hampden                      Anchored                                   10,218,265                 46
-----------------------------------------------------------------------------------------------------------------------------
      30      Virginia Beach City          Suburban                                    9,465,847                 63
-----------------------------------------------------------------------------------------------------------------------------
      31      Miami-Dade                   Anchored                                    9,171,061                 98
-----------------------------------------------------------------------------------------------------------------------------
      33      New Haven                    CBD                                         8,985,897                 83
-----------------------------------------------------------------------------------------------------------------------------
      41      Washoe                       Anchored                                    7,178,850                 69
-----------------------------------------------------------------------------------------------------------------------------
      43      Atlantic                     Suburban                                    6,986,497                 66
-----------------------------------------------------------------------------------------------------------------------------
      44      Frederick                    Suburban                                    6,977,075                 85
-----------------------------------------------------------------------------------------------------------------------------
      45      Adams                        Anchored                                    6,935,921                 76
-----------------------------------------------------------------------------------------------------------------------------
      46      Fresno                       Unanchored                                  6,500,000                 93
-----------------------------------------------------------------------------------------------------------------------------
      48      Orange                       Suburban                                    6,482,267                 78
-----------------------------------------------------------------------------------------------------------------------------
      51      Gloucester                   Unanchored                                  6,300,159                126
-----------------------------------------------------------------------------------------------------------------------------
      52      Cumberland                   Anchored                                    6,280,760                 80
-----------------------------------------------------------------------------------------------------------------------------
      53      Los Angeles                  Unanchored                                  6,184,086                126
-----------------------------------------------------------------------------------------------------------------------------
      54      San Diego                    Suburban                                    6,050,154                190
-----------------------------------------------------------------------------------------------------------------------------
      55      Anne Arundel                 Unanchored                                  6,021,651                 83
-----------------------------------------------------------------------------------------------------------------------------
      56      Henrico                      Anchored                                    5,510,229                 60
-----------------------------------------------------------------------------------------------------------------------------
      57      Broward                      Anchored                                    5,496,611                 61
-----------------------------------------------------------------------------------------------------------------------------
      58      New York                     CBD                                         5,484,782                126
-----------------------------------------------------------------------------------------------------------------------------
      59      Lee                          Anchored                                    5,390,916                 85
-----------------------------------------------------------------------------------------------------------------------------
      60      New York                     CBD                                         5,385,969                120
-----------------------------------------------------------------------------------------------------------------------------
      61      Prince George's              Anchored                                    5,316,524                 64
-----------------------------------------------------------------------------------------------------------------------------
      62      Rockingham                   Anchored                                    5,278,904                 93
-----------------------------------------------------------------------------------------------------------------------------
      63      Fulton                       Warehouse/Distribution                      5,120,429                 13
-----------------------------------------------------------------------------------------------------------------------------
     64.1     Union                        Anchored                                    2,124,632                 46
-----------------------------------------------------------------------------------------------------------------------------
     64.2     Catawba                      Anchored                                    1,536,119                 34
-----------------------------------------------------------------------------------------------------------------------------
     64.3     Alexander                    Anchored                                    1,426,396                 39
-----------------------------------------------------------------------------------------------------------------------------
      66      Madera                       Anchored                                    4,887,320                 66
-----------------------------------------------------------------------------------------------------------------------------
      69      Orange                       Anchored                                    4,488,236                 43
-----------------------------------------------------------------------------------------------------------------------------
     70.1     Angelina                     Anchored                                    3,214,923                 33
-----------------------------------------------------------------------------------------------------------------------------
     70.2     Panola                       Anchored                                    1,233,633                 29
-----------------------------------------------------------------------------------------------------------------------------
      71      Broward                      Anchored                                    4,438,413                 17
-----------------------------------------------------------------------------------------------------------------------------
      72      New York                     CBD                                         4,428,557                111
-----------------------------------------------------------------------------------------------------------------------------
     74.1     Placer                       Flex Space                                  3,761,306                 47
-----------------------------------------------------------------------------------------------------------------------------
     74.2     San Diego                    Flex Space                                    597,824                 33
-----------------------------------------------------------------------------------------------------------------------------
      76      Medina                       Anchored                                    4,308,178                 32
-----------------------------------------------------------------------------------------------------------------------------
      78      Suffolk                      Suburban                                    4,288,713                105
-----------------------------------------------------------------------------------------------------------------------------
      80      Bernalillo                   Suburban                                    4,189,372                 77
-----------------------------------------------------------------------------------------------------------------------------
      81      Ocean                        Unanchored                                  4,118,567                123
-----------------------------------------------------------------------------------------------------------------------------
      82      Travis                       Suburban                                    4,089,604                 85
-----------------------------------------------------------------------------------------------------------------------------
      83      Summit                       Unanchored                                  3,993,761                 89
-----------------------------------------------------------------------------------------------------------------------------
      85      Providence                   CBD                                         3,945,459                 82
-----------------------------------------------------------------------------------------------------------------------------
      87      Dougherty                    Warehouse/Distribution                      3,845,699                 14
-----------------------------------------------------------------------------------------------------------------------------
      90      Burlington                   Anchored                                    3,619,346                 54
-----------------------------------------------------------------------------------------------------------------------------
      93      Harris                       Flex Space                                  3,476,811                 30
-----------------------------------------------------------------------------------------------------------------------------
      98      Fort Bend                    Unanchored                                  3,194,275                122
-----------------------------------------------------------------------------------------------------------------------------
      104     Lake                         Suburban                                    2,815,069                 76
-----------------------------------------------------------------------------------------------------------------------------
      106     Los Angeles                  Suburban                                    2,715,567                138
-----------------------------------------------------------------------------------------------------------------------------
      109     Hillsborough                 Unanchored                                  2,654,382                243
-----------------------------------------------------------------------------------------------------------------------------
      110     Boulder                      Anchored                                    2,645,854                153
-----------------------------------------------------------------------------------------------------------------------------
      111     Cuyahoga                     Suburban                                    2,617,766                 73
-----------------------------------------------------------------------------------------------------------------------------
      112     Hillsborough                 Unanchored                                  2,570,892                236
-----------------------------------------------------------------------------------------------------------------------------
      120     Ocean                        Unanchored                                  2,244,697                206
-----------------------------------------------------------------------------------------------------------------------------
      122     Broward                      Unanchored                                  2,126,161                 85
-----------------------------------------------------------------------------------------------------------------------------
      123     Anne Arundel                 Anchored                                    2,046,803                 35
-----------------------------------------------------------------------------------------------------------------------------
      126     Hays                         Warehouse/Distribution                      1,993,912                 39
-----------------------------------------------------------------------------------------------------------------------------
      127     Montgomery                   Anchored                                    1,943,907                 35
-----------------------------------------------------------------------------------------------------------------------------
      130     Rowan                        Anchored                                    1,846,358                 38
-----------------------------------------------------------------------------------------------------------------------------
      133     Ada                          Unanchored                                  1,819,723                 72
-----------------------------------------------------------------------------------------------------------------------------
      135     Plymouth                     Suburban                                    1,645,210                 30
-----------------------------------------------------------------------------------------------------------------------------
      137     Baltimore                    Unanchored                                  1,537,527                 67
-----------------------------------------------------------------------------------------------------------------------------
      138     Hampton City                 Unanchored                                  1,493,344                 26
-----------------------------------------------------------------------------------------------------------------------------
      140     Alameda                      Suburban                                    1,452,301                 61
-----------------------------------------------------------------------------------------------------------------------------
      145     Dekalb                       Unanchored                                  1,219,358                 46
-----------------------------------------------------------------------------------------------------------------------------
      148     Jefferson                    Unanchored                                  1,121,108                 38
-----------------------------------------------------------------------------------------------------------------------------
      149     Prince George's              Suburban                                    1,046,866                 48
-----------------------------------------------------------------------------------------------------------------------------
      150     Worcester                    Flex Space                                  1,046,804                 48
-----------------------------------------------------------------------------------------------------------------------------
      153     Cache                        Suburban                                      985,479                 47
-----------------------------------------------------------------------------------------------------------------------------
      154     Livingston                   Suburban                                      945,560                 66
-----------------------------------------------------------------------------------------------------------------------------
      155     Rankin                       Unanchored                                    927,675                 91
-----------------------------------------------------------------------------------------------------------------------------
      157     Douglas                      Warehouse/Distribution                        813,475                 61
-----------------------------------------------------------------------------------------------------------------------------
      158     Washington                   Flex Space                                    777,587                 29
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   LARGEST TENANT                                              2ND LARGEST TENANT
         -------------------------------------------------------------  ------------------------------------------------------------
                                                            LEASE EXP.                                                   LEASE EXP.
 LOAN NO.             NAME                         SQ. FT     DATE                NAME                         SQ. FT.     DATE
------------------------------------------------------------------------------------------------------------------------------------
     1    NASDAQ                                   31,160    3/31/11    Media Technology Center                 31,160   10/31/12
------------------------------------------------------------------------------------------------------------------------------------
     2    Post & Schell                            66,779    9/26/03    Insignia/ESG                            28,496   11/27/05
------------------------------------------------------------------------------------------------------------------------------------
     4    GSA-DCD/ATEC GS                         108,114   12/31/04    OC-INC.                                 23,736    1/31/08
------------------------------------------------------------------------------------------------------------------------------------
     5    T.J. Maxx                                50,000   11/30/10    Chick's Sporting Goods, Inc.            50,000   11/30/14
------------------------------------------------------------------------------------------------------------------------------------
     6    Media Play, Inc.                         54,805    1/31/05    Service Merchandise Company             50,000    2/28/10
------------------------------------------------------------------------------------------------------------------------------------
     7    Lowe's                                  135,197    8/31/19    Dicks Clothing & Sporting Goods, Inc.   48,000    1/31/15
------------------------------------------------------------------------------------------------------------------------------------
    10    Elder-Beerman Stores                    101,840   10/31/14    Kohl's Department Store                 80,731    1/31/15
------------------------------------------------------------------------------------------------------------------------------------
    12    Goody's Family Clothing                  34,864    8/31/08    J.C. Penny                              33,807     4/1/08
------------------------------------------------------------------------------------------------------------------------------------
    13    ANC Rental Corp.                        160,896    8/31/10
------------------------------------------------------------------------------------------------------------------------------------
    14    ICI Glidden Co. - Area A                108,452   10/31/13    ICI Glidden Co. - Area B                57,161   10/31/01
------------------------------------------------------------------------------------------------------------------------------------
    15    First USA Financial Inc.                125,920    9/30/09
------------------------------------------------------------------------------------------------------------------------------------
    16    Hobby Lobby                              56,845   10/30/13    Gart Bros Sporting Goods                45,000    1/31/11
------------------------------------------------------------------------------------------------------------------------------------
    17    Bruno's                                  52,091    6/30/20    Old Navy                                30,000    1/31/06
------------------------------------------------------------------------------------------------------------------------------------
    20    BD of County Comm Frederick              22,059    1/31/02    Great West Life & Annuity               16,143    2/28/02
------------------------------------------------------------------------------------------------------------------------------------
    21    DLJ                                      42,195    8/31/05    Skjerven, Morill                        23,657   10/31/07
------------------------------------------------------------------------------------------------------------------------------------
    22    Advanced Orthopedic Care                 42,084     3/1/15    Healthsouth                             25,465     3/1/15
------------------------------------------------------------------------------------------------------------------------------------
    23    AT&T Corp.                               94,718    7/31/05    K.D.W. Schools, Inc                      5,077   12/31/04
------------------------------------------------------------------------------------------------------------------------------------
    24    Womble Carlyle                           90,961    3/31/02    City of Winston-Salem                   25,772    6/30/02
------------------------------------------------------------------------------------------------------------------------------------
    25    Kmart Corporation                       111,592   11/30/06    Albertson's Inc.                        51,195    11/3/15
------------------------------------------------------------------------------------------------------------------------------------
    26    United States of America                106,570    9/30/10
------------------------------------------------------------------------------------------------------------------------------------
    28    TJ Maxx                                  34,908    1/31/05    East Coast Mkt                          34,200    9/30/05
------------------------------------------------------------------------------------------------------------------------------------
    30    Alltel, Virginia Metronet, T/A           24,345   11/30/04    Entercom Communications Corp.           15,590    7/31/07
------------------------------------------------------------------------------------------------------------------------------------
    31    Publix Supermarket                       42,112    3/16/08    Eckerd Drugs                             8,640     4/3/08
------------------------------------------------------------------------------------------------------------------------------------
    33    Remediation                               9,152    7/31/03    Matthews Ventures                        8,838   11/30/07
------------------------------------------------------------------------------------------------------------------------------------
    41    Raley's                                  61,046    3/31/16    Washoe County Library                    7,978   12/31/02
------------------------------------------------------------------------------------------------------------------------------------
    43    Atlantic County                          51,359   10/31/03    Blue Cross/Blue Shield                  30,000   10/31/10
------------------------------------------------------------------------------------------------------------------------------------
    44    Bechtel Power Corporation                82,205    3/31/05
------------------------------------------------------------------------------------------------------------------------------------
    45    Safeway                                  56,127   11/15/18    Blockbuster Video                        5,480    6/30/09
------------------------------------------------------------------------------------------------------------------------------------
    46    Bally's Total Fitness                    32,080    1/31/08    United Kennel                            9,520   10/31/01
------------------------------------------------------------------------------------------------------------------------------------
    48    IM Comet, LLC                            17,552    9/30/05    Imperial Credit Industries              15,408    2/28/02
------------------------------------------------------------------------------------------------------------------------------------
    51    Dicks Clothing & Sporting Goods, Inc.    50,000    3/31/14
------------------------------------------------------------------------------------------------------------------------------------
    52    ShopRite                                 62,400    5/31/20    Gina's Hallmark                          4,200    2/28/06
------------------------------------------------------------------------------------------------------------------------------------
    53    Bally's Total Fitness                    31,152    6/30/13    Coin Laundry                             4,947    6/30/14
------------------------------------------------------------------------------------------------------------------------------------
    54    PCAMG                                     9,170    7/31/04    Automotive Club                          8,626    3/31/04
------------------------------------------------------------------------------------------------------------------------------------
    55    Robert G Graw                            11,101   12/31/03    Rite Aid                                 8,995    2/28/02
------------------------------------------------------------------------------------------------------------------------------------
    56    Stein Mart                               40,000    9/30/04    The Playing Field                       12,800    7/31/02
------------------------------------------------------------------------------------------------------------------------------------
    57    Winn Dixie Stores, Inc.                  31,547   12/10/03    Dollar General                           7,895    5/31/04
------------------------------------------------------------------------------------------------------------------------------------
    58    Blumberg Excelsior, Inc.                 18,032    8/31/10    Mighty Seven Networks                    4,351   12/31/04
------------------------------------------------------------------------------------------------------------------------------------
    59    Old Navy                                 24,900   11/30/04    Circuit City                            17,209    1/31/20
------------------------------------------------------------------------------------------------------------------------------------
    60    Ross S. Andersen, Architect, P.C.         7,500    1/19/10    Sloss Law Office, P.C.                   7,500    6/22/10
------------------------------------------------------------------------------------------------------------------------------------
    61    Shoppers Food Warehouse                  35,000    2/28/04    CVS                                     11,202   10/31/08
------------------------------------------------------------------------------------------------------------------------------------
    62    Food Lion                                45,000    5/31/19    Caribbean Tanning                        3,600    5/30/03
------------------------------------------------------------------------------------------------------------------------------------
    63    Logi-Trans Distribution                 122,719    4/30/06    Graham Packaging Co.                   112,400   11/30/02
------------------------------------------------------------------------------------------------------------------------------------
   64.1   Food Lion                                29,000    6/21/11    Eckerd Drugs                             8,640    6/30/11
------------------------------------------------------------------------------------------------------------------------------------
   64.2   Food Lion                                33,880    3/26/08    Dollar General                           8,050    3/31/01
------------------------------------------------------------------------------------------------------------------------------------
   64.3   Food Lion                                25,000    7/26/11    Family Dollar                            6,000   12/31/01
------------------------------------------------------------------------------------------------------------------------------------
    66    Save Mart                                36,760    4/30/11    Eppies's                                 5,500     9/7/01
------------------------------------------------------------------------------------------------------------------------------------
    69    Winn Dixie Stores, Inc.                  58,700    4/11/08    Savers                                  21,164    1/31/09
------------------------------------------------------------------------------------------------------------------------------------
   70.1   Brookshire Brothers                      57,479   11/14/20    Burke's Outlet                          12,000    4/30/06
------------------------------------------------------------------------------------------------------------------------------------
   70.2   Brookshire Brothers                      33,944   11/14/20    Panola Schools                           8,400    5/31/05
------------------------------------------------------------------------------------------------------------------------------------
    71    Sports Authority                        134,432   11/30/07    Office Depot                            27,939   10/31/03
------------------------------------------------------------------------------------------------------------------------------------
    72    Blink.com                                 6,651   11/30/04    China 99                                 3,708    1/31/04
------------------------------------------------------------------------------------------------------------------------------------
   74.1   Carpenter Advanced Ceramics              79,920    6/30/04
------------------------------------------------------------------------------------------------------------------------------------
   74.2   Holiday Foliage                          18,039    9/30/06
------------------------------------------------------------------------------------------------------------------------------------
    76    Lougheed Furnishings                     24,312    8/31/05    Pat Catan                               19,200    6/30/04
------------------------------------------------------------------------------------------------------------------------------------
    78    SUNY at Stony Brook Orthopedic           14,622    9/30/05    SUNY at Stony Brook Nurses               5,215    3/31/03
------------------------------------------------------------------------------------------------------------------------------------
    80    INS                                      34,518   11/16/19    Consultec, Inc.                         10,000    1/31/03
------------------------------------------------------------------------------------------------------------------------------------
    81    Toms River Linens 'N Things, Inc.        33,552    1/31/14
------------------------------------------------------------------------------------------------------------------------------------
    82    Advanced Programming Concepts            19,819    7/31/02    Just4Biz.com, Inc.                      17,654   10/31/05
------------------------------------------------------------------------------------------------------------------------------------
    83    Dicks Clothing & Sporting Goods, Inc.    45,000   11/30/13
------------------------------------------------------------------------------------------------------------------------------------
    85    Sansiveri, Kimball & McNamee, LLC        20,510    8/31/12    Visconti & Boren, Ltd.                   7,348   12/31/03
------------------------------------------------------------------------------------------------------------------------------------
    87    Pacific Paper                           280,000    9/14/05
------------------------------------------------------------------------------------------------------------------------------------
    90    Sears HomeLife                           66,750   12/31/08
------------------------------------------------------------------------------------------------------------------------------------
    93    Arima Computer Corporation              115,649    3/14/06
------------------------------------------------------------------------------------------------------------------------------------
    98    Ladin Retail Group                       26,250   12/31/15
------------------------------------------------------------------------------------------------------------------------------------
    104   U.S. Department of Agriculture           37,000   12/31/08
------------------------------------------------------------------------------------------------------------------------------------
    106   Name Safe                                 5,200    4/12/03    Martin/Eat Disorder Ctr.                 1,727    3/14/06
------------------------------------------------------------------------------------------------------------------------------------
    109   Eckerd Drugs                             10,908    9/19/19
------------------------------------------------------------------------------------------------------------------------------------
    110   Bleachers                                 4,476   12/31/04    Rock Creek Liquors                       4,463   11/30/04
------------------------------------------------------------------------------------------------------------------------------------
    111   Chagrin Office Services                  19,825   12/31/06    Morgan's Foods                           6,071    2/28/02
------------------------------------------------------------------------------------------------------------------------------------
    112   Eckerd Drugs                             10,908   12/22/18
------------------------------------------------------------------------------------------------------------------------------------
    120   Eckerd Corporation                       10,908    3/21/20
------------------------------------------------------------------------------------------------------------------------------------
    122   Outback Steakhouse                        5,824    8/31/03    Washington Mutual Bank                   4,541    6/30/01
------------------------------------------------------------------------------------------------------------------------------------
    123   Weis Markets, Inc.                       58,420    6/30/19
------------------------------------------------------------------------------------------------------------------------------------
    126   Innerstep Manufacturing                  16,000    8/30/04    Janov Millwork                          11,000    1/31/04
------------------------------------------------------------------------------------------------------------------------------------
    127   Brookshire Brothers                      42,004   11/14/20    Family Medical Ct.                      10,290    6/30/04
------------------------------------------------------------------------------------------------------------------------------------
    130   Food Lion                                31,280    1/31/08    Kerr Drugs                               8,470   12/31/03
------------------------------------------------------------------------------------------------------------------------------------
    133   Rite Aid                                 25,402     7/1/20
------------------------------------------------------------------------------------------------------------------------------------
    135   South Bay Mental Health Care              9,852    3/31/03    MSPCC                                    5,511   10/31/03
------------------------------------------------------------------------------------------------------------------------------------
    137   Advance                                   7,969   12/31/03    Blockbuster Video                        5,670    9/30/04
------------------------------------------------------------------------------------------------------------------------------------
    138   Carpet Max                               16,800   12/31/01    The Salvation Army                      11,760    7/31/04
------------------------------------------------------------------------------------------------------------------------------------
    140   Department of Corrections                14,881   10/31/08    Farmers Insurance                        6,453    9/30/01
------------------------------------------------------------------------------------------------------------------------------------
    145   U.S. Postal Service                      15,972     2/1/05    Hamilton Walk Cleaners                   4,000    10/1/05
------------------------------------------------------------------------------------------------------------------------------------
    148   Mt Evans Hospice                          5,044     8/1/01    New Shanghai                             4,000     8/1/03
------------------------------------------------------------------------------------------------------------------------------------
    149   Children's Med.                           1,855    7/31/08    Dr. Bagalkotkar                          1,337    2/28/05
------------------------------------------------------------------------------------------------------------------------------------
    150   ADT                                       5,000     7/1/05    Bauer                                    4,350     5/1/04
------------------------------------------------------------------------------------------------------------------------------------
    153   Feature Films                             6,000    11/1/02    State of Utah Youth Corrections          3,000   12/31/01
------------------------------------------------------------------------------------------------------------------------------------
    154   Prudential Preview Properties            14,353    7/31/15
------------------------------------------------------------------------------------------------------------------------------------
    155   Hollywood Video                           4,900   11/21/09    Cellular South                           2,450   10/14/04
------------------------------------------------------------------------------------------------------------------------------------
    157   Auto Image                                9,300   10/31/05    Perennial Landscape, Inc.                2,550    3/31/03
------------------------------------------------------------------------------------------------------------------------------------
    158   Ameridig, Inc.                            2,400    4/30/01    Generation Refrigeration Co., Inc.       2,400    7/31/01
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                3RD LARGEST TENANT
             -------------------------------------------------------------------------------------------
                                                                                            LEASE EXP.
   LOAN NO.                     NAME                                         SQ. FT           DATE
--------------------------------------------------------------------------------------------------------
       1       Archipelago                                                   31,160           4/30/10
--------------------------------------------------------------------------------------------------------
       2       Christie Pabarue                                              27,078           6/30/03
--------------------------------------------------------------------------------------------------------
       4       Dimensions International                                      16,768           7/31/04
--------------------------------------------------------------------------------------------------------
       5       LA Fitness Center                                             33,000           9/30/17
--------------------------------------------------------------------------------------------------------
       6       TRU Properties, Inc.                                          45,925           1/31/16
--------------------------------------------------------------------------------------------------------
       7       Marshalls                                                     30,500           3/31/10
--------------------------------------------------------------------------------------------------------
      10       Marshalls                                                     29,500           5/31/09
--------------------------------------------------------------------------------------------------------
      12       OfficeMax, Inc.                                               24,130           6/30/13
--------------------------------------------------------------------------------------------------------
      13
--------------------------------------------------------------------------------------------------------
      14       ICI Glidden Co. - Area C                                      28,945            1/1/03
--------------------------------------------------------------------------------------------------------
      15
--------------------------------------------------------------------------------------------------------
      16       T.J. Maxx                                                     31,330           1/31/07
--------------------------------------------------------------------------------------------------------
      17       Goody's Family Clothing                                       30,000           3/15/05
--------------------------------------------------------------------------------------------------------
      20       Bechtel Infrastructure Corp                                   15,591           3/31/03
--------------------------------------------------------------------------------------------------------
      21       Advent Networks                                               23,304           8/31/05
--------------------------------------------------------------------------------------------------------
      22
--------------------------------------------------------------------------------------------------------
      23       Integra Realty Resource                                        3,761           3/31/03
--------------------------------------------------------------------------------------------------------
      24       Forsyth City Register                                         13,195           4/16/08
--------------------------------------------------------------------------------------------------------
      25       Benny's Ice House                                              4,000           5/31/10
--------------------------------------------------------------------------------------------------------
      26
--------------------------------------------------------------------------------------------------------
      28       Jiffy Lube                                                    18,202          11/30/03
--------------------------------------------------------------------------------------------------------
      30       Atlantic Orthopedic Specialists                               14,118           5/31/03
--------------------------------------------------------------------------------------------------------
      31       U.S. Postal Service                                            5,245            3/9/07
--------------------------------------------------------------------------------------------------------
      33       Goodkind & O'dea Inc                                           7,152           5/30/02
--------------------------------------------------------------------------------------------------------
      41       Thrift Depot                                                   4,800           4/30/01
--------------------------------------------------------------------------------------------------------
      43       Computer Science Corporation                                  13,975          10/31/01
--------------------------------------------------------------------------------------------------------
      44
--------------------------------------------------------------------------------------------------------
      45       Westminster Plaza Liquors                                      4,000           5/31/04
--------------------------------------------------------------------------------------------------------
      46       Midas Muffler                                                  4,644           7/31/12
--------------------------------------------------------------------------------------------------------
      48       Gordian                                                       11,000          12/31/04
--------------------------------------------------------------------------------------------------------
      51
--------------------------------------------------------------------------------------------------------
      52       JB's Shoe Outlet                                               1,800          10/31/05
--------------------------------------------------------------------------------------------------------
      53       Burger King                                                    2,275          12/31/18
--------------------------------------------------------------------------------------------------------
      54       Olde Discount Corporation                                      4,910           4/30/06
--------------------------------------------------------------------------------------------------------
      55       Donald Brady                                                   6,000          12/31/04
--------------------------------------------------------------------------------------------------------
      56       BW3 Grill & Bar                                                7,000           7/31/10
--------------------------------------------------------------------------------------------------------
      57       Corky's of Pembroke, Inc.                                      7,023           3/31/06
--------------------------------------------------------------------------------------------------------
      58       Annabelle M. Selldorf                                          4,351           9/30/08
--------------------------------------------------------------------------------------------------------
      59       Shoe Carnival                                                 12,150           1/31/10
--------------------------------------------------------------------------------------------------------
      60       The Valentine Group                                            7,500           8/16/09
--------------------------------------------------------------------------------------------------------
      61       Forest Lanudromat                                              3,400           5/31/04
--------------------------------------------------------------------------------------------------------
      62       Purple Dawg Italian Restaurant                                 2,400           9/30/04
--------------------------------------------------------------------------------------------------------
      63       United Natural Foods                                          71,600           4/30/01
--------------------------------------------------------------------------------------------------------
     64.1      Clean Brite                                                    1,800           9/30/01
--------------------------------------------------------------------------------------------------------
     64.2      Southern Video                                                 2,400           8/31/01
--------------------------------------------------------------------------------------------------------
     64.3      Service Laundry Mchnry, Inc                                    1,500            3/9/01
--------------------------------------------------------------------------------------------------------
      66       Blockbuster Video                                              3,940           9/30/04
--------------------------------------------------------------------------------------------------------
      69       Saigon Restaurant                                             14,000           7/31/08
--------------------------------------------------------------------------------------------------------
     70.1      Abney & Sons                                                   5,000          12/31/03
--------------------------------------------------------------------------------------------------------
     70.2
--------------------------------------------------------------------------------------------------------
      71       MacFrugals                                                    23,744           1/31/10
--------------------------------------------------------------------------------------------------------
      72       Major Music                                                    2,419           7/31/01
--------------------------------------------------------------------------------------------------------
     74.1
--------------------------------------------------------------------------------------------------------
     74.2
--------------------------------------------------------------------------------------------------------
      76       Powerhouse Gym                                                10,520           5/31/05
--------------------------------------------------------------------------------------------------------
      78       Arthur S Klein M.D. P.C.                                       4,183          10/31/10
--------------------------------------------------------------------------------------------------------
      80       Resource Tech., Inc.                                           4,222           4/30/01
--------------------------------------------------------------------------------------------------------
      81
--------------------------------------------------------------------------------------------------------
      82       The Cobalt Group, Inc.                                         9,962           7/31/06
--------------------------------------------------------------------------------------------------------
      83
--------------------------------------------------------------------------------------------------------
      85       First International Bank                                       3,550           7/31/05
--------------------------------------------------------------------------------------------------------
      87
--------------------------------------------------------------------------------------------------------
      90
--------------------------------------------------------------------------------------------------------
      93
--------------------------------------------------------------------------------------------------------
      98
--------------------------------------------------------------------------------------------------------
      104
--------------------------------------------------------------------------------------------------------
      106      Lynn Rosenfield                                                1,668           5/31/02
--------------------------------------------------------------------------------------------------------
      109
--------------------------------------------------------------------------------------------------------
      110      Han Sal Enterprise                                             2,084          11/30/04
--------------------------------------------------------------------------------------------------------
      111      American Red Cross                                             2,951           2/28/03
--------------------------------------------------------------------------------------------------------
      112
--------------------------------------------------------------------------------------------------------
      120
--------------------------------------------------------------------------------------------------------
      122      Humana Medical Plan                                            3,750           5/31/02
--------------------------------------------------------------------------------------------------------
      123
--------------------------------------------------------------------------------------------------------
      126      Jem America                                                    6,000           5/31/03
--------------------------------------------------------------------------------------------------------
      127      Jeffrey Adams                                                  1,400           8/30/02
--------------------------------------------------------------------------------------------------------
      130      Turn 4 Pizza                                                   1,800          10/31/05
--------------------------------------------------------------------------------------------------------
      133
--------------------------------------------------------------------------------------------------------
      135      Brockton Neighborhood Health Center                            5,072           9/13/01
--------------------------------------------------------------------------------------------------------
      137      Papa John's                                                    2,625           12/8/04
--------------------------------------------------------------------------------------------------------
      138      Clothes Connection Companies, Inc.                             7,820           7/31/01
--------------------------------------------------------------------------------------------------------
      140      Western Environmental Consultants                              2,457           2/29/04
--------------------------------------------------------------------------------------------------------
      145      Samsid-Deen                                                    2,100           10/1/08
--------------------------------------------------------------------------------------------------------
      148      Kitchen Centers                                                2,600            9/1/01
--------------------------------------------------------------------------------------------------------
      149      Dr. Ntuk                                                       1,328           7/31/03
--------------------------------------------------------------------------------------------------------
      150      A & T                                                          4,350            2/1/09
--------------------------------------------------------------------------------------------------------
      153      Vinyl Technologies                                             3,000           11/1/00
--------------------------------------------------------------------------------------------------------
      154
--------------------------------------------------------------------------------------------------------
      155      All Tan                                                        1,400          11/30/03
--------------------------------------------------------------------------------------------------------
      157      Arlington Homes                                                1,440          12/31/03
--------------------------------------------------------------------------------------------------------
      158      Treasured Designs, Inc.                                        1,600           9/30/01
--------------------------------------------------------------------------------------------------------

(1) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on the Mortgage

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX D


                                                Loan No. 19:
                                       Royal Host REIT Hotel Portfolio
                             ---------------------------------------------------
                                  Total           Principal         Interest
                                   US$               US$              US$
    Payment Date                 Payment           Payment          Payment
-------------------------    ---------------------------------------------------
April 1, 2001                    120,644.11         15,673.69       104,970.42
May 1, 2001                      120,622.02         19,162.21       101,459.81
June 1, 2001                     120,642.32         15,957.77       104,684.55
July 1, 2001                     120,620.26         19,439.36       101,180.90
August 1, 2001                   120,640.49         16,246.42       104,394.07
September 1, 2001                120,639.65         16,378.91       104,260.74
October 1, 2001                  120,617.66         19,850.24       100,767.42
November 1, 2001                 120,637.78         16,674.35       103,963.43
December 1, 2001                 120,615.83         20,138.48       100,477.35
January 1, 2002                  120,635.87         16,974.54       103,661.33
February 1, 2002                 120,634.99         17,112.96       103,522.03
March 1, 2002                    120,571.12         27,194.20        93,376.92
April 1, 2002                    120,632.71         17,474.28       103,158.43
May 1, 2002                      120,610.88         20,918.92        99,691.96
June 1, 2002                     120,630.72         17,787.36       102,843.36
July 1, 2002                     120,608.95         21,224.38        99,384.57
August 1, 2002                   120,628.70         18,105.49       102,523.21
September 1, 2002                120,627.77         18,253.14       102,374.63
October 1, 2002                  120,606.06         21,678.80        98,927.26
November 1, 2002                 120,625.72         18,578.78       102,046.94
December 1, 2002                 120,604.05         21,996.50        98,607.55
January 1, 2003                  120,623.61         18,909.65       101,713.96
February 1, 2003                 120,622.64         19,063.86       101,558.78
March 1, 2003                    120,559.86         28,970.66        91,589.20
April 1, 2003                    120,620.15         19,455.56       101,164.59
May 1, 2003                      120,598.64         22,851.93        97,746.71
June 1, 2003                     120,617.97         19,800.57       100,817.40
July 1, 2003                     120,596.50         23,188.53        97,407.97
August 1, 2003                   120,615.74         20,151.13       100,464.61
September 1, 2003                120,614.70         20,315.46       100,299.24
October 1, 2003                  120,593.32         23,690.87        96,902.45
November 1, 2003                 120,612.43         20,674.32        99,938.11
December 1, 2003                 120,591.10         24,040.99        96,550.11
January 1, 2004                  120,610.12         21,038.96        99,571.16
February 1, 2004                 120,609.04         21,210.53        99,398.51
March 1, 2004                    120,567.64         27,744.77        92,822.87
April 1, 2004                    120,606.51         21,609.75        98,996.76
May 1, 2004                      120,585.32         24,953.62        95,631.70
June 1, 2004                     120,604.10         21,989.46        98,614.64
July 1, 2004                     120,582.97         25,324.08        95,258.89
August 1, 2004                   120,601.65         22,375.28        98,226.37
September 1, 2004                120,600.50         22,557.75        98,042.75
October 1, 2004                  120,579.46         25,878.53        94,700.93
November 1, 2004                 120,598.00         22,952.74        97,645.26
December 1, 2004                 120,577.02         26,263.89        94,313.13
January 1, 2005                  120,595.45         23,354.08        97,241.37
February 1, 2005                 120,594.25         23,544.53        97,049.72
March 1, 2005                    120,534.01         33,050.72        87,483.29
April 1, 2005                    120,591.33         24,006.05        96,585.28
May 1, 2005                      120,570.50         27,291.53        93,278.97
June 1, 2005                     120,588.67         24,424.36        96,164.31
July 1, 2005                     120,567.91         27,699.65        92,868.26
August 1, 2005                   120,585.98         24,849.42        95,736.56
September 1, 2005                120,584.69         25,052.06        95,532.63
October 1, 2005                  120,564.04         28,312.06        92,251.98
November 1, 2005                 120,581.94         25,487.23        95,094.71
December 1, 2005                 120,561.36         28,736.63        91,824.73
January 1, 2006                  120,579.14         25,929.41        94,649.73
February 1, 2006                 120,577.80         26,140.86        94,436.94
March 1, 2006                    120,519.04         35,414.92        85,104.12
April 1, 2006                    120,574.62         26,642.83        93,931.79
May 1, 2006                      120,554.21         29,864.07        90,690.14
June 1, 2006                     120,571.70         27,103.63        93,468.07
July 1, 2006                     120,551.36         30,313.64        90,237.72
August 1, 2006                   120,568.73         27,571.85        92,996.88
September 1, 2006                120,567.31         27,796.69        92,770.62
October 1, 2006                  120,547.07         30,989.81        89,557.26
November 1, 2006                 120,564.27         28,276.08        92,288.19
December 1, 2006                 120,544.11         31,457.52        89,086.59
January 1, 2007                  120,561.18         28,763.19        91,797.99
February 1, 2007                 120,559.70         28,997.75        91,561.95
March 1, 2007                    120,502.56         38,016.38        82,486.18
April 1, 2007                    120,556.24         29,544.23        91,012.01
May 1, 2007                      120,536.28         32,694.77        87,841.51
June 1, 2007                     120,553.02         30,051.77        90,501.25
July 1, 2007                     120,533.13         33,189.94        87,343.19
August 1, 2007                   120,549.76         30,567.49        89,982.27
September 1, 2007             11,024,067.77     10,934,336.35        89,731.42

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX E






             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CIBC1

                                  $924,751,000















JPMORGAN
                      CIBC WORLD MARKETS CORP.
                                                       DEUTSCHE BANC ALEX. BROWN

                           MORGAN STANLEY DEAN WITTER

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



Copyright 2001 J.P. Morgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI) and Chase Securities Inc. (CSI), members NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Information has been obtained from sources believed to be reliable but JPMorgan does not warrant its completeness or accuracy. Opinions and estimates constitute our judgement as of the date of this material and are subject to change without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Securities or financial instruments mentioned herein may not be suitable for all investors. The recipient of these materials must make its own independent decisions regarding any securities or financial instruments mentioned herein. J.P. Morgan Chase & Co. and/or its subsidiaries and affiliates generally act as a market maker in the financial instruments of any issuer discussed herein and may act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Chase & Co. and/or its affiliates, subsidiaries or employees may hold a position in any securities or financial instruments mentioned herein. Clients should contact analysts and execute transactions through a J.P. Morgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

The analysis in this report is based on information provided by the sellers of the mortgage loans identified herein (the "Sellers"). JPMorgan, a division of Chase Securities Inc., CIBC World Markets Corp., Deutsche Banc Alex. Brown Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") make no representation or warranty as to the accuracy of such information. The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supercedes any previous such information delivered to you and will be superceded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange Commission. These materials are subject to change, completion or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities described herein. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.





THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDRWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.




   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 2

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.





JPMORGAN:

SALES & TRADING                       Brian Baker                 (212) 648-1413
                                      Glenn Riis                  (212) 834-3813
                                      Andrew Taylor               (212) 648-1413


CIBC WORLD MARKETS CORP:

SALES & TRADING                       Richard W. Turnbull         (212) 667-8557
                                      Mimi H. Cheng               (212) 667-6651



DEUTSCHE BANC ALEX. BROWN:

SALES & TRADING                       Justin Kennedy              (212) 469-5149
                                      Scott Waynebern             (212) 469-5149



MORGAN STANLEY DEAN WITTER:

SALES & TRADING                       Louis Colosimo              (212) 761-2022
                                      Ross Feldman                (212) 761-2012














   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 3

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                              TRANSACTION OVERVIEW


                                                                     WEIGHTED
                                  INITIAL CLASS                        AVG.      PRINCIPAL
                    RATING         BALANCE OR     % OF   % CREDIT      LIFE       WINDOW
    CLASS        (FITCH/S&P)     NOTIONAL AMOUNT  TOTAL  SUPPORT(1)  (YEARS)(2)  (MONTHS)(2)
---------------------------------------------------------------------------------------------
Offered Certificates

     A-1            AAA/AAA        $50,000,000     4.93%   22.250%(3)  2.63         1 - 57
     A-2            AAA/AAA        132,000,000     13.01   22.250(3)   7.36       57 - 111
     A-3            AAA/AAA        607,020,000     59.82   22.250(3)   9.59      111 - 118
      B              AA/AA          43,129,000      4.25   18.000      9.79      118 - 118
      C               A/A           40,593,000      4.00   14.000      9.79      118 - 118
      D              A-/A-          12,685,000      1.25   12.750      9.79      118 - 118
      E             BBB/BBB         25,371,000      2.50   10.250      9.81      118 - 119
      F            BBB-/BBB-        13,953,000      1.37    8.875      9.88      119 - 119

Private Certificates (4)

     X-1            AAA/AAA       $1,014,816,337     N/A    N/A
     X-2            AAA/AAA          596,778,000     N/A    N/A
      G             BB+/BB+            (5)
      H              BB/BB             (5)
      J             BB-/BB-            (5)
      K              B+/B+             (5)
      L               B/B              (5)
      M              B-/B-             (5)
     NR              NR/NR             (5)
    TOTAL                          $1,014,816,337   100.0%
---------------------------------------------------------------------------------------------

(1) The sum of the principal balance of each bond and the bonds senior to it, divided by the aggregate appraised value of the properties collateralizing the mortgage pool.

(2) Assumes no prepayments, defaults, early termination, and a closing date of March 29, 2001.

(3) Represents the credit support for the Class A-1, A-2 and Class A-3 Certificates in aggregate.

(4)  Not offered hereby

(5) The initial aggregate class balance of the Class G, H, J, K, L, M, and NR Certificates will equal approximately $90,065,337. The initial class balance of each of these classes of certificates will be determined on the delivery date.

                          MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of 165 fixed rate mortgage loans secured by one or more first liens on fee simple and/or leasehold interests in 191 multifamily, retail, office, hotel and other commercial properties located in 34 states and in Canada. The three largest geographic concentrations are New York (13.6%), California (12.8%) and Florida (9.0%). The mortgage loans will have an initial pool balance of $1,014,816,338 and individual principal balances as of the Cut-off Date of at least $315,389 but not more than $49,903,942 with an average principal balance of approximately $6,150,402. The mortgage pool has a weighted average loan-to-value ratio of 70.6% and a weighted average underwritten debt service coverage ratio of 1.34x.


   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 4

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                                  DEAL SUMMARY



BOOKRUNNER                      JPMorgan, a division of Chase Securities Inc.

CO-LEAD MANAGERS                CIBC World Markets Corp.

                                Deutsche Banc Alex. Brown

CO-MANAGER                      Morgan Stanley & Co. Incorporated

PRICING SPEED                   0% CPR

DEPOSITOR                       J.P. Morgan Chase Commercial Mortgage Securities
                                Corp., an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan Chase & Co.
                                Incorporated and an affiliate of JPMorgan, a division of Chase Securities Inc. ("JPMorgan"), an Underwriter

SELLERS                         Morgan Guaranty Trust Company of New York
                                (49.4%)

                                CIBC Inc. (37.7%)

                                German American Capital Corp. (13.0%)

MASTER SERVICER                 GMAC Commercial Mortgage Corp.

SPECIAL SERVICER                ORIX Real Estate Capital Markets, LLC

TRUSTEE                         State Street Bank and Trust Company

RATING AGENCIES                 Fitch, Inc.
                                Standard & Poor's


LEGAL STATUS                    All offered certificates are public

CUT-OFF DATE                    March 1, 2001

SETTLEMENT DATE                 On or about March 29, 2001

DELIVERY                        DTC, Clearstream System and Cedel

RATED FINAL MATURITY DATE       The distribution date in March 2033

MONTHLY DISTRIBUTION DATES      Pays monthly on the 15th day of every month or,
                                if any such 15th day is not a business day, then the next succeeding business day

FIRST PAYMENT DATE              April 16, 2001

OPTIONAL REDEMPTION             When pool pays down to 1% of original pool
                                balance

DEAL INFORMATION / ANALYTICS    Bloomberg, L.P., Conquest, Intex Solutions, Inc.
                                and The Trepp Group



   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 5

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A1, A2, A3, X1, and X2 Certificates and then, after payment of the principal distribution amount, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M and NR Certificates

o The pass-through rate for the Class A1, A2, A3, B, C, D, E, F, G, H, J, K, L, M and NR Certificates will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates

o    All Classes offered will pay interest on a 30/360 basis

o The Class X Certificates will have the same interest payment priority as the Class A1, A2, and A3 Certificates

o Principal payments will be paid sequentially to the Class A1, A2, A3, B, C, D, E, F, G, H, J, K, L, M and NR Certificates, until each class is retired. The Class X Certificates do not have a class principal balance and are therefore not entitled to any principal distributions

o Losses will be born by the Classes in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A1, A2, and A3 Certificates

o If the principal balance of the mortgage pool is less than or equal to the aggregate bond balance of the Class A1, A2, and A3 Certificates, the principal will be allocated pro-rata to the Class A1, A2 and A3 Certificates

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates, according to a specified formula, with any remaining amount paid to the Class X Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                       Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
Prepayment Premium  X  -----------------------  X  --------------------------------------------
                        Total Principal Paid          (Mortgage Rate on Loan - Discount Rate)


o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X Certificates

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Generally, when a loan becomes 90 days delinquent, the special servicer obtains a new appraisal. To the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment

                           COLLATERAL CHARACTERISTICS

        PRINCIPAL BALANCE                         $1,014,816,338
        NUMBER OF LOANS                                      165
        NUMBER OF MORTGAGED PROPERTIES                       191
        AVG. PRINCIPAL BALANCE
                 PER LOAN                             $6,150,402
                 PER PROPERTY                         $5,313,175
        WA MORTGAGE RATE                                  8.049%
        WA REMAINING TERM                             116 months
        WA REMAINING AMORTIZATION TERM                343 months
        WA UNDERWRITTEN DSCR                               1.34x
        WA CUT-OFF DATE LTV RATIO                          70.6%
        WA SEASONING                                    4 months


   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 6

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                              PREPAYMENT PROTECTION

PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT-OFF
   DATE THAT HAVE PREPAYMENT LOCKOUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)

                              CURRENT     3/02      3/03      3/04     3/05    3/06     3/07     3/08      3/09     3/10      3/11
-----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance (1)          100.0%    100.0%    100.0%   100.0%  100.0%    97.2%    97.1%     97.3%    98.7%     87.2%   100.0%
Yield Maintenance (2)             0.0       0.0       0.0      0.0     0.0      2.4      2.4       1.3      1.3       1.3      0.0
     Total Lockout/             100.0     100.0     100.0    100.0   100.0     99.5     99.5      98.6   100.00      88.5    100.0
     Defeaseance and YM
3.00 %                            0.0       0.0       0.0      0.0     0.0      0.5      0.0       0.0      0.0       0.0      0.0
2.00 %                            0.0       0.0       0.0      0.0     0.0      0.0      0.5       0.0      0.0       0.0      0.0
1.00 %                            0.0       0.0       0.0      0.0     0.0      0.0      0.0       0.5      0.0       0.0      0.0
No Prepayment Premium             0.0       0.0       0.0      0.0     0.0      0.0      0.0       0.9      0.0      11.5      0.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                          100.0%    100.0%    100.0%   100.0%  100.0%   100.0%   100.0%    100.0%   100.0%    100.0%   100.0%
-----------------------------------------------------------------------------------------------------------------------------------
AGGREGATE MORTGAGE
BALANCE ($)(3)               $1,014.8  $1,006.3    $996.9   $987.0  $976.0   $959.6   $946.7    $904.0   $874.3    $855.9    $12.7
% OF CUT-OFF DATE
BALANCE                        100.0%     99.2%     98.2%    97.3%   96.2%    94.6%    93.3%     89.1%    86.1%     84.3%     1.3%


(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable permitted government securities providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer on behalf of the related Mortgagor, or the related Mortgagor, shall purchase such permitted government securities, which shall be substituted as collateral for the related Mortgage Loan upon release of the related Mortgaged Property. Any such substitution shall be subject to, among other things, certain conditions set forth in the related Mortgage Loan documents and the Pooling and Servicing Agreement. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan will be reflected in the "Lock-Out/Defeasance" category.

(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate (or, with respect to the Royal Host REIT portfolio Loan, a Canadian Treasury Note rate) specified therein, minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance" or "YM").

(3)  Millions of dollars.


   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 7

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                                           DEAL SUMMARY BY PROPERTY TYPE

----------------------------------------------------------------------------------------------------------------------------------
                                                      % OF                 GROSS     REM.     WA        WA        WA
                             NO. OF      PRINCIPAL  PRINCIPAL   AVERAGE     WAC      WAM      UW       LTV     OCC. RATE  BALLOON(1)
       PROPERTY TYPE       PROPERTIES   BALANCE ($) PBALANCE  BALANCE ($)   (%)    (MONTHS)  DSCR     RATIO(%)   (3)(%)      (%)
----------------------------------------------------------------------------------------------------------------------------------

OFFICE                            32    $308,335,246   30.4%   $9,635,476     8.10%    116    1.33x     68.4%    95.4%      100.0%
    Suburban                      23     166,955,966   16.5     7,258,955     8.04     116    1.33      68.4     96.9       100.0
    CBD (2)                        9     141,379,280   13.9    15,708,809     8.17     117    1.34      68.5     93.7       100.0

RETAIL                            49    $302,802,525   29.8%   $6,179,643     8.04%    117    1.30x     73.6%    96.6%       97.3%
    Anchored                      32     248,775,160   24.5     7,774,224     7.99     118    1.30      74.5     96.1        97.5
    Unanchored                    17      54,027,365    5.3     3,178,080     8.27     115    1.29      69.6     98.8        96.6

MULTIFAMILY                       87    $290,844,810   28.7%   $3,343,044     7.86%    115    1.35x     71.8%    96.4%       99.3%
    Multifamily                   82     254,600,234   25.1     3,104,881     7.90     114    1.33      73.2     96.2       100.0
    Mobile Home Park               5      36,244,576    3.6     7,248,915     7.51     121    1.51      62.6     97.8        94.5

HOTEL                             11     $77,901,784    7.7%   $7,081,980     8.61%    110    1.48x     62.6%     N/A       100.0%
    Limited Service                4      14,853,010   1.5      3,713,252     8.95     111    1.44      58.9      N/A       100.0
    Full Service                   7      63,048,775   6.2      9,006,968     8.53     110    1.49      63.5      N/A       100.0

INDUSTRIAL                        10     $32,414,863    3.2%   $3,241,486     7.95%    116    1.37x     70.1%   100.0%      100.0%
    Flex Space                     5       9,660,331    1.0     1,932,066     8.29     114    1.48      62.2    100.0       100.0
    Warehouse/Distribution         5      22,754,532    2.2     4,550,906     7.81     116    1.33      73.5    100.0       100.0

SELF-STORAGE                       2      $2,517,110    0.2%   $1,258,555     8.74%    114    1.37x     69.1%    96.3%      100.0%

----------------------------------------------------------------------------------------------------------------------------------
TOTAL/AVG./WA:                   191  $1,014,816,338  100.0%   $5,313,175     8.05%    116    1.34x     70.6%    96.3%       99.0%
----------------------------------------------------------------------------------------------------------------------------------

(1) Balloon loans deemed to be any loans which are not fully amortizing

(2) "CBD" means central business district

(3) Weighted average deal occupancy rate excludes hotel properties


   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 8

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                               COLLATERAL SUMMARY




                             GEOGRAPHIC DISTRIBUTION

                                                                            % OF PRINCIPAL                    WA
PROPERTY STATE                  NO. OF PROPERTIES    PRINCIPAL BALANCE ($)     BALANCE      WA UW DSCR       LTV
---------------------------------------------------------------------------------------------------------------------
New York                                       11            $138,383,775           13.6%          1.39x     70.0%
California                                     16             129,763,718           12.8           1.34      68.1
Florida                                        17              91,531,276            9.0           1.28      70.4
Texas                                          23              80,545,945            7.9           1.43      68.2
Ohio                                           10              75,358,612            7.4           1.27      73.8
Virginia                                        7              61,450,322            6.1           1.31      71.2
Georgia                                        12              45,721,501            4.5           1.41      71.1
New Jersey                                     13              45,306,903            4.5           1.31      72.9
Pennsylvania                                    5              41,286,351            4.1           1.26      69.9
Maryland                                        8              40,407,304            4.0           1.27      69.3
North Carolina                                  9              30,746,081            3.0           1.33      71.9
Nevada                                          3              28,028,850            2.8           1.24      74.0
Colorado                                        5              24,539,381            2.4           1.32      70.4
West Virginia                                   1              22,587,864            2.2           1.25      79.5
Kentucky                                        1              15,972,695            1.6           1.46      74.8
Massachusetts                                   6              15,489,396            1.5           1.49      60.1
Minnesota                                      13              13,522,629            1.3           1.38      72.5
Indiana                                         4              13,239,563            1.3           1.47      67.4
Alabama                                         1              12,978,946            1.3           1.21      77.3
Canada                                          3              12,791,305            1.3           1.61      49.3
New Mexico                                      2              12,671,260            1.2           1.21      77.1
Connecticut                                     2               9,622,710            0.9           1.28      67.4
Mississippi                                     3               8,146,464            0.8           1.44      68.5
Illinois                                        1               7,970,191            0.8           1.37      79.7
Tennessee                                       3               7,257,835            0.7           1.42      72.0
Missouri                                        1               6,360,244            0.6           1.23      78.5
South Carolina                                  1               4,778,912            0.5           1.51      78.4
Rhode Island                                    1               3,945,459            0.4           1.45      70.5
Oklahoma                                        1               3,461,268            0.3           1.26      79.6
Michigan                                        2               3,234,633            0.3           1.29      74.3
Oregon                                          1               2,815,069            0.3           1.46      66.8
Idaho                                           1               1,819,723            0.2           1.21      58.7
North Dakota                                    2               1,598,215            0.2           1.39      78.0
Utah                                            1                 985,479            0.1           1.25      64.4
New Hampshire                                   1                 496,459            0.0           1.40      77.6
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                        191          $1,014,816,338          100.0%          1.34x     70.6%
---------------------------------------------------------------------------------------------------------------------


   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                          Page 2

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  % OF PRINCIPAL                    WA
PRINCIPAL BALANCE ($)                   NO. OF LOANS     PRINCIPAL BALANCE ($)        BALANCE       WA UW DSCR      LTV
----------------------------------------------------------------------------------------------------------------------------
(less than or equal to $500,000                 3              $1,265,264               0.1%             1.33x      72.3%
$500,001 - $750,000                             4               2,686,491               0.3              1.66       57.7
$750,001 - $1,000,000                           8               7,315,247               0.7              1.36       67.2
$1,000,001 - $1,500,000                        13              16,509,114               1.6              1.36       66.9
$1,500,001 - $2,000,000                        13              23,611,102               2.3              1.35       68.1
$2,000,001 - $2,500,000                        12              27,145,355               2.7              1.44       65.5
$2,500,001 - $3,000,000                        13              36,093,314               3.6              1.35       73.6
$3,000,001 - $3,500,000                         7              23,375,842               2.3              1.42       71.9
$3,500,001 - $4,000,000                        10              37,929,846               3.7              1.33       72.3
$4,000,001 - $4,500,000                        14              60,373,016               5.9              1.29       71.8
$4,500,001 - $5,000,000                         4              19,271,054               1.9              1.31       75.3
$5,000,001 - $6,000,000                         9              48,071,509               4.7              1.30       73.5
$6,000,001 - $7,500,000                        16             105,607,385              10.4              1.32       70.1
$7,500,001 - $10,000,000                       10              87,206,597               8.6              1.31       72.2
$10,000,001 - $12,500,000                      10             112,146,113              11.1              1.35       70.9
$12,500,001 - $15,000,000                       7              95,080,124               9.4              1.36       66.0
$15,000,001 - $17,500,000                       3              50,260,180               5.0              1.34       74.2
$20,000,001 - $25,000,000                       4              91,281,329               9.0              1.37       73.2
$25,000,001 - $30,000,000                       3              82,788,437               8.2              1.30       69.7
$35,500,001 - $40,000,000                       1              36,900,076               3.6              1.25       69.4
$45,000,001 - $50,000,000                       1              49,903,942               4.9              1.43       66.5
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        165          $1,014,816,338             100.0%             1.34x      70.6%
----------------------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:       $6,150,402
AVERAGE PER PROPERTY:   $5,313,175


                             MORTGAGE INTEREST RATES

                                                                                    % PRINCIPAL
MORTGAGE INTEREST RATE (%)              NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR     WA LTV
----------------------------------------------------------------------------------------------------------------------------
7.001% - 7.250%                                 3                  $8,136,829             0.8%         1.46x         75.6%
7.251% - 7.500%                                10                  77,973,322             7.7           1.48         66.3
7.501% - 7.750%                                21                 149,995,432            14.8           1.35         75.0
7.751% - 8.000%                                29                 207,199,116            20.4           1.30         70.8
8.001% - 8.250%                                42                 326,396,339            32.2           1.33         70.3
8.251% - 8.500%                                34                 161,986,665            16.0           1.29         72.9
8.501% - 8.750%                                16                  45,769,774             4.5           1.36         66.1
8.751% - 9.000%                                 7                  20,863,290             2.1           1.44         62.6
9.251% - 9.500%                                 1                   1,876,392             0.2           1.52         59.6
9.501% - 9.750%                                 2                  14,619,179             1.4           1.60         49.9
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        165              $1,014,816,338            100.0%         1.34x         70.6%
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE INTEREST RATE:   8.049%
----------------------------------------------------------------------------------------------------------------------------




   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       % OF
                                                                                    PRINCIPAL                     WA
UW DSCR (x)                           NO. OF LOANS      PRINCIPAL BALANCE ($)      BALANCE      WA UW DSCR       LTV
--------------------------------------------------------------------------------------------------------------------------
1.200x - 1.250x                               37             $221,371,690            21.8%        1.23x         74.0%
1.251x - 1.300x                               33              234,065,151            23.1         1.28          72.0
1.301x - 1.400x                               58              316,134,666            31.2         1.34          71.6
1.401x - 1.500x                               21              169,455,263            16.7         1.44          67.9
1.501x - 1.600x                                7               35,782,056             3.5         1.53          64.1
1.601x - 1.700x                                5               33,427,863             3.3         1.64          53.7
1.701x - 1.800x                                1                  709,257             0.1         1.79          45.0
2.001x - 2.100x                                1                1,205,241             0.1         2.10          40.2
2.101x - 2.200x                                1                  664,619             0.1         2.20          42.9
2.301x >=                                      1                2,000,531             0.2         2.35          27.0
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       165           $1,014,816,338           100.0%        1.34x         70.6%
--------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                     1.34x


                              LOAN-TO-VALUE RATIOS

                                                                                  % OF PRINCIPAL                    WA
LTV (%)                                 NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
--------------------------------------------------------------------------------------------------------------------------
50.00% or less                                   8               $23,256,680             2.3%          1.68x       44.1%
50.01% - 55.00%                                  2                13,800,986             1.4           1.67        54.1
55.01% - 60.00%                                  7                30,001,690             3.0           1.44        58.7
60.01% - 65.00%                                 23               118,438,305            11.7           1.35        62.9
65.01% - 70.00%                                 29               263,498,603            26.0           1.37        67.6
70.01% - 75.00%                                 44               282,133,398            27.8           1.31        73.0
75.01% - 80.00%                                 52               283,686,676            28.0           1.29        78.4
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         165            $1,014,816,338            100.0%         1.34x       70.6%
--------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                     70.6%



   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 11

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                     REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                                                 % OF PRINCIPAL                    WA
MATURITY/ARD (MONTHS)                   NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
----------------------------------------------------------------------------------------------------------------------------
ARD
    73 - 84                                         2              $19,815,069             2.0%        1.30x        75.2%
    85 - 96                                         1                9,171,061             0.9         1.23         74.6
    97 - 108                                        1                3,523,765             0.3         1.33         66.9
    109 - 120                                      87              723,008,424            71.2         1.34         70.7
    169 - 180                                       1                7,478,352             0.7         1.55         62.8
TOTAL:                                             92             $762,996,671            75.2%        1.34x        70.7%

BALLOON
    49 - 60                                         4               $4,705,277             0.5%        1.72x        49.3%
    73 - 84                                         1               12,791,305             1.3         1.61         49.3
    85 - 96                                         2                7,836,950             0.8         1.49         71.7
    109 - 120                                      63              216,385,120            21.3         1.30         72.1
 TOTAL:                                            70             $241,718,653            23.8%        1.34x        70.5%

FULLY AMORTIZING
    169 - 180                                       2               $3,820,254             0.4%        1.81x        42.1%
    229 - 240                                       1                6,280,760             0.6         1.20         73.0
TOTAL:                                              3              $10,101,014             1.0%        1.43x        61.3%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            165           $1,014,816,338            100.0%       1.34x        70.6%
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                        116 MONTHS




   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                      REMAINING AMORTIZATION TERM (MONTHS)

REMAINING AMORTIZATION TERM                                                        % OF PRINCIPAL                   WA
(MONTHS)                                NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE       WA UW DSCR      LTV
----------------------------------------------------------------------------------------------------------------------------
 ARD
      229 - 240                                   2              $3,704,266              0.4%         1.53x        56.7%
      253 - 264                                   2               6,598,877              0.7          1.32         71.9
      289 - 300                                  13              96,843,601              9.5          1.39         67.2
      313 - 324                                   2               7,831,943              0.8          1.31         69.6
      349 - 360                                  73             648,017,984             63.9          1.33         71.3
 TOTAL:                                          92            $762,996,671             75.2%         1.34x        70.7%

 BALLOON
      229 - 240                                   2             $14,010,663              1.4%         1.60x        50.4%
      265 - 276                                   2               6,252,313              0.6          1.37         67.9
      289 - 300                                  23              33,282,948              3.3          1.41         67.4
      325 - 336                                   2              13,828,912              1.4          1.31         74.1
      349 - 360                                  41             174,343,817             17.2          1.30         72.5
 TOTAL:                                          70            $241,718,653             23.8%         1.34x        70.5%

 FULLY AMORTIZING
      169 - 180                                   2              $3,820,254              0.4%         1.81x        42.1%
      229 - 240                                   1               6,280,760              0.6          1.20         73.0
 TOTAL:                                           3              10,101,014              1.0%         1.43x        61.3%
----------------------------------------------------------------------------------------------------------------------------

TOTAL:                                          165          $1,014,816,338            100.0%         1.34x        70.6%
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE:                            343 MONTHS



   J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 13

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.




                          MONTH AND YEAR OF ORIGINATION

                                                                                  % OF PRINCIPAL                    WA
MONTH AND YEAR OF ORIGINATION           NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
----------------------------------------------------------------------------------------------------------------------------
January 1998                                      1               $2,815,069             0.3%           1.46x       66.8%
December 1998                                     2                7,836,950             0.8            1.49        71.7
April 2000                                        3               15,861,972             1.6            1.38        68.3
May 2000                                         12               27,994,271             2.8            1.37        67.1
June 2000                                         7               19,034,577             1.9            1.27        76.6
July 2000                                         3               12,216,983             1.2            1.34        73.8
August 2000                                      18              110,074,697            10.8            1.34        69.1
September 2000                                   13               64,613,173             6.4            1.30        69.0
October 2000                                     35              241,526,458            23.8            1.30        70.0
November 2000                                    32              162,456,065            16.0            1.38        69.0
December 2000                                    24              219,514,993            21.6            1.35        73.0
January 2001                                     10               93,403,458             9.2            1.40        70.0
February 2001                                     5               37,467,673             3.7            1.29        75.4
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          165           $1,014,816,338           100.0%           1.34x       70.6%
----------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MONTHS FROM ORIGINATION:                5 MONTHS


                         YEAR OF SCHEDULED MATURITY/ARD

                                                                                  % OF PRINCIPAL                    WA
YEAR OF SCHEDULED MATURITY/ARD          NO. OF LOANS      PRINCIPAL BALANCE ($)       BALANCE      WA UW DSCR       LTV
----------------------------------------------------------------------------------------------------------------------------
2005                                              4               $4,705,277               0.5%        1.72x        49.3%
2007                                              1               12,791,305               1.3         1.61         49.3
2008                                              3               28,986,129               2.9         1.28         75.0
2009                                              3               11,360,715               1.1         1.44         70.2
2010                                            114              637,474,580              62.8         1.32         70.3
2011                                             36              301,918,965              29.8         1.36         72.4
2015                                              3               11,298,606               1.1         1.64         55.8
2020                                              1                6,280,760               0.6         1.20         73.0
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          165           $1,014,816,338             100.0%        1.34x        70.6%
----------------------------------------------------------------------------------------------------------------------------


J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 14

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                                TEN LARGEST LOANS

----------------------------------------------------------------------------------------------------------------------------------
                                          CUT-OFF DATE           % OF               UW
LOAN                                       BALANCE ($)       POOL BALANCE          DSCR         LTV           PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------
65 Broadway                               $49,903,942         4.9%              1.43x           66.5%          CBD Office

1880 - 1880 JFK Boulevard                  36,900,076         3.6               1.25            69.4           CBD Office

Provence Apartments                        29,437,519         2.9               1.29            60.9           Multifamily

The Ford Building                          27,943,394         2.8               1.32            71.1           Suburban Office

Chino Spectrum Marketplace A               25,407,524         2.5               1.30            78.2           Anchored Retail

Dunning Farm Shopping Center               23,659,939         2.3               1.34            78.6           Anchored Retail

Trace Fork Shopping Center                 22,587,864         2.2               1.25            79.5           Anchored Retail

Doubletree Hotel - Irvine Spectrum         22,566,577         2.2               1.48            65.4           Full Service Hotel

Holiday Inn- Wall Street                   22,466,949         2.2               1.41            69.1           Full Service Hotel

Northpark Center                           17,287,486         1.7               1.31            71.4           Anchored Retail

TOTAL / WEIGHTED AVERAGE                 $278,161,269         27.4%             1.34X           70.3%
----------------------------------------------------------------------------------------------------------------------------------





J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 15

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                                   65 BROADWAY

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $50,000,000

     CUT-OFF DATE                $49,903,942

ORIGINATION DATE                 November 6, 2000

INTEREST RATE                    8.25%

ANTICIPATED REPAYMENT DATE       December 1, 2010

MATURITY DATE                    December 1, 2030

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           357 months

BORROWER/SPONSOR                 65 Broadway, LLC (62.5% interest) and Marsar
                                 West, LLC (37.5% interest), each a special purpose, bankruptcy remote, limited liability company, own the subject as tenants-in-common.

CALL PROTECTION                  Prepayment locked out prior to September 1,
                                 2010. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

COLLECTION ACCOUNT               Springing cash management triggered by
                                 anticipated repayment date and in the event of default.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $4,255  ($51,060 per year)

     TI & LC Reserve             $25,000 ($300,000 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    CBD Office

LOCATION                         New York, NY

YEAR BUILT/RENOVATED             1917/1999

THE COLLATERAL

65 Broadway is a twenty-one story office building containing 340,387 square feet of leasable area located in New York City.

PROPERTY MANAGEMENT              A.M. Property Holding Corp.

OCCUPANCY                        96.2%

OCCUPANCY DATE                   November 1, 2000

BORROWER NOI (TRAILING 12        $2,193,393
MONTHS FROM 10/31/00)

UNDERWRITTEN

     NOI                         $7,004,838

     NCF                         $6,436,521

APPRAISED VALUE                  $75,000,000

APPRAISAL DATE                   August 1, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $146.61

     LTV                         66.5%

     UW DSCR                     1.43x
--------------------------------------------------------------------------------


J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2001-CIBC1
                                                                         Page 16

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                            1880 - 1880 JFK BOULEVARD

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $37,000,000

     CUT-OFF DATE                $36,900,076

ORIGINATION DATE                 October 18, 2000

INTEREST RATE                    8.01%

ANTICIPATED REPAYMENT DATE       November 1, 2010

MATURITY DATE                    November 1, 2030

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           356 months

BORROWER/SPONSOR                 JFK Investment Associates, L.P. I is a
                                 bankruptcy remote, special purpose limited partnership.

CALL PROTECTION                  Prepayment locked out prior to August 1, 2010.
                                 U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Hard Lockbox.  All rents payable by tenants are
                                 deposited into a lockbox account and allocated monthly to a tax and insurance account, a debt service account, and a recurring replacement reserve account.

MEZZANINE LOANS/PREFERRED        10-year mezzanine financing in the amount of $4
EQUITY                           million from Commerce Bank. Term will expire 3
                                 months after the anticipated repayment date.

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $7,926  ($95,112 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    CBD Office

LOCATION                         Philadelphia, PA

YEAR BUILT/RENOVATED             1983/1995

THE COLLATERAL

The property is comprised of two, 20-story office building containing 475,564 net rentable square feet located on JFK Boulevard in Philadelphia CBD.

PROPERTY MANAGEMENT              Denholtz Management Co. Inc.

OCCUPANCY                        91.3%

OCCUPANCY DATE                   9/21/00

BORROWER NOI (TRAILING 12        $4,623,548
MONTHS FROM 7/31/00)

UNDERWRITTEN

     NOI                         $4,778,698

     NCF                         $4,091,592

APPRAISED VALUE                  $53,200,000

APPRAISAL DATE                   October 1, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $77.59

     LTV                         69.4%

     UW DSCR                     1.25x
--------------------------------------------------------------------------------



J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 17

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                               PROVENCE APARTMENTS

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                    $29,500,000

     CUT-OFF DATE                $29,437,519

ORIGINATION DATE                 October 27, 2000

INTEREST RATE                    7.77%

ANTICIPATED REPAYMENT DATE       December 1, 2010

MATURITY DATE                    December 1, 2030

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           357 months

BORROWER/SPONSOR                 Provence Apts., LLC, is a special purpose,
                                 bankruptcy remote, limited liability
                                 partnership.

CALL PROTECTION                  Prepayment locked out prior to September 1,
                                 2010. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization

COLLECTION ACCOUNT               Hard Lockbox.  All rents payable by tenants are
                                 deposited into a lockbox account and allocated monthly to a tax and insurance account, a debt service account, and a recurring replacement reserve account.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $7,083 ($84,996 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Multifamily

LOCATION                         Foothill Ranch, CA

YEAR BUILT                       1991

THE COLLATERAL

Provence Apartments is an institutional quality, apartment complex located in Foothill Ranch, Orange County, California. The apartment community was built in 1991 on a 17.3 acre site and consists of 340 units. Amenities include security/private gates, 2 clubhouses, a laundry facility, two pools and a spa, 256 detached single car garages, 92 carports, lighted tennis courts, and administrative/leasing office.

PROPERTY MANAGEMENT              Lyon Management Group Inc.

OCCUPANCY                        96.8%

OCCUPANCY DATE                   October 16, 2000

BORROWER NOI (TRAILING 12        $3,031,222
MONTHS FROM 8/31/00)

UNDERWRITTEN

     NOI                         $3,144,113

     NCF                         $3,059,113

APPRAISED VALUE                  $48,300,000

APPRAISAL DATE                   October 4, 2000

CUT-OFF DATE

     LOAN PER UNIT               $86,580.94

     LTV                         60.9%

     UW DSCR                     1.29x
--------------------------------------------------------------------------------


J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 18

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                               THE FORD BUILDING

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $28,000,000

     CUT-OFF DATE                $27,943,394

ORIGINATION DATE                 December 1, 2000

INTEREST RATE                    8.00%

ANTICIPATED REPAYMENT DATE       December 1, 2010

MATURITY DATE                    December 1, 2020

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           357 months

BORROWER/SPONSOR                 Equity Ford, LLC, a special purpose, bankruptcy
                                 remote, limited liability company owned by Equity Investment Associates, LP.

CALL PROTECTION                  Prepayment locked out prior to  December 1,
                                 2010. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Hard Lockbox.  All rents payable by tenants are
                                 deposited into a lockbox account and allocated monthly to a tax and insurance account, a debt service account, a recurring replacement reserve account, and a tenant improvement/ leasing commissions reserve account.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $3,778 ($45,336 per year)

     TI/LC Reserves              For the first two years $23,615 ($283,380 per
                                 year). In addition a tenant specific reserve
                                 not to exceed $1.5million.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Suburban Office

LOCATION                         Alexandria, VA

YEAR BUILT/RENOVATED             1988/1999

THE COLLATERAL

The Ford Building is a 14-story, 226,700 square feet office building located in Alexandria, VA. It is situated on 2.15 acres within the Park Center Business Park. Park Center has a total of four buildings and an aggregate 750,000 square feet of net leasable space.

PROPERTY MANAGEMENT              Gates, Hudson & Assoc.

OCCUPANCY                        97.8%

OCCUPANCY DATE                   January 24, 2001

BORROWER NOI (TRAILING 12        $2,577,186
MONTHS FROM 8/31/00)

UNDERWRITTEN

     NOI                         $3,696,395

     NCF                         $3,255,699

APPRAISED VALUE                  $39,300,000

APPRAISAL DATE                   November 7, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $123.26

     LTV                         71.1%

     UW DSCR                     1.32x
--------------------------------------------------------------------------------



J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 19

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                           CHINO SPECTRUM MARKETPLACE

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $25,450,000

     CUT-OFF DATE                $25,407,524

ORIGINATION DATE                 December 28, 2000

INTEREST RATE                    7.60%

ANTICIPATED REPAYMENT DATE       January 1, 2011

MATURITY DATE                    January 1, 2031

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           358 months

BORROWER/SPONSOR                 SY Ventures III, LLC is a single purpose,
                                 bankruptcy remote, limited liability company.

CALL PROTECTION                  Prepayment locked out prior to October 1, 2010.
                                 U.S. Treasury defeasance allowed, in whole or in part, on any payment date on or after the second anniversary of securitization

COLLECTION ACCOUNT               Hard Lockbox.  All rents payable by tenants are
                                 deposited into a lockbox account and allocated monthly to a tax and insurance account, a debt service account, and a recurring replacement reserve account.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS
     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $3,149 ($37,788 per year)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Anchored Retail

LOCATION                         Chino, California

YEAR BUILT/RENOVATED             1994/2000

THE COLLATERAL

Chino Spectrum Marketplace is an anchored retail center built in 1994 and renovated in 2000. The center contains a total of three phases.

PROPERTY MANAGEMENT              CB Richard Ellis

OCCUPANCY                        95.7%

OCCUPANCY DATE                   December 1, 2000

BORROWER NOI (TRAILING 12        $2,438,126
MONTHS FROM 9/30/00)

UNDERWRITTEN

     NOI                         $2,922,036

     NCF                         $2,797,932

APPRAISED VALUE                  $32,500,000

APPRAISAL DATE                   November 2, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $100.85

     LTV                         78.2%

     UW DSCR                     1.30x
--------------------------------------------------------------------------------


J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 20

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                        DOUBLETREE HOTEL IRVINE SPECTRUM

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $22,600,000

     CUT-OFF DATE                $22,566,577

ORIGINATION DATE                 January 22, 2001

INTEREST RATE                    8.15%

ANTICIPATED REPAYMENT DATE       February 1, 2011

MATURITY DATE                    February 1, 2026

ORIGINAL AMORTIZATION            300 months

REMAINING AMORTIZATION           299 months

BORROWER/SPONSOR                 Spectrum Hotel Group LLC is a limited
                                 liability, bankruptcy remote, single purpose entity.

CALL PROTECTION                  Prepayment locked prior to August 1, 2010. U.S.
                                 Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Springing cash management, triggered by
                                 anticipated repayment date or in the event of default.

MEZZANINE LOANS/PREFERRED        $3,200,000 unsecured subordinate debt. Lender
EQUITY                           is affiliate of Borrower. Standstill agreement
                                 entered into.

MONTHLY ESCROWS
     Taxes                       1/12th of Annual

     Insurance                   No

     FF&E Reserves               $23,316 ($279,792 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Full Service Hotel

LOCATION                         Irvine, CA

YEAR BUILT                       1999

THE COLLATERAL

The Doubletree Hotel is a 8-story, full service hotel with 252 guestrooms, a 4,000 square feet meeting area, and a 181-seat restaurant/wine bar. Hotel amenities include an outdoor swimming pool, whirlpool, cardiovascular fitness center, concierge service, valet and free self-parking.

PROPERTY MANAGEMENT              Pacific Hospitality Group

OCCUPANCY                        68.4%

OCCUPANCY DATE                   December 31, 2000

BORROWER 2000 NOI                $3,527,100

UNDERWRITTEN

     NOI                         $3,503,418

     NCF                         $3,133,002

APPRAISED VALUE                  $34,500,000

APPRAISAL DATE                   December 13, 2000

CUT-OFF DATE

     LOAN PER ROOM               $89,549.91

     LTV                         65.4%

     UW DSCR                     1.48x
--------------------------------------------------------------------------------




J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 21

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                          DUNNING FARM SHOPPING CENTER

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $23,700,000

     CUT-OFF DATE                $23,659,939

ORIGINATION DATE                 December 28, 2000

INTEREST RATE                    7.52%

ANTICIPATED REPAYMENT DATE       January 1, 2011

MATURITY DATE                    January 1, 2031

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           358 months

BORROWER/SPONSOR                 Dunning Farm LLC is a single purpose,
                                 bankruptcy remote entity.

CALL PROTECTION                  Prepayment locked out prior to July 1, 2010.
                                 U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               All rents payable by the tenants of the Dunning
                                 Farm property are deposited directly into a lockbox account. Provided no event of default has occurred, all deposits in the lockbox account are remitted back to the Dunning Farm
                                 Borrower.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $4,489   ($53,870 per year)

     TI/LC Reserve               $8,333 ($99,996 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Anchored Retail

LOCATION                         Wallkill, New York

YEARS BUILT                      1990

THE COLLATERAL

Dunning Farm Shopping Center consists of a 359,131 square feet shopping center. The center is occupied by 24 tenants, and anchored by TJ Maxx (33,472/sf), Toys R Us (45,925/sf), Kids R Us (22,010/sf), Media Play Inc. (54,805/sf), RX Realty Corp. (27,500/sf), Staples (21,384/sf) and AC Moore (25,271/sf). The remaining 17 tenants are a mix of local and national in-line tenants.

PROPERTY MANAGEMENT              Chase Management, LLC

OCCUPANCY                        98.3%

OCCUPANCY DATE                   December 21, 2000

BORROWER NOI (TRAILING 12        $2,391,498
MONTHS FROM 10/31/00)

UNDERWRITTEN

     NOI                         $2,789,976

     NCF                         $2,671,977

APPRAISED VALUE                  $30,100,000

APPRAISAL DATE                   November 15, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $65.88

     LTV                         78.6%

     UW DSCR                     1.34x
--------------------------------------------------------------------------------


J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 22

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.


                           TRACE FORK SHOPPING CENTER

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $22,646,666

     CUT-OFF DATE                $22,587,864

ORIGINATION DATE                 October 13, 2000

INTEREST RATE                    8.39%

ANTICIPATED REPAYMENT DATE       June 1, 2010

MATURITY DATE                    June 1, 2030

ORIGINAL AMORTIZATION            355 months

REMAINING AMORTIZATION           351 months

BORROWER/SPONSOR                 THF ONC Development, L.L.C., is a bankruptcy
                                 remote, special purpose, Missouri limited liability company.

CALL PROTECTION                  Prepayment locked prior to March 1, 2010. U.S.
                                 Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Hard Lockbox.  All rents payable by tenants are
                                 deposited into a lockbox account and allocated monthly to a tax and insurance account, a debt service account, and a recurring replacement reserve account.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $3,761 ($45,132 per year)

     TILC                        $5,880 ($70,560 per year; capped at $200,000)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Anchored Retail

LOCATION                         South Charleston, WV

YEAR BUILT                       1999

THE COLLATERAL

The Trace Fork Shopping Center is a recently constructed power center located in South Charleston, WV. Lowes Home Center (135,197 SF), Marshalls and Target anchor the center. However, the Target store is not part of the collateral. The center, excluding Target, is comprised of 300,858 square feet. In addition, there are two pad sites that are ground leased to TGIF Restaurant and Longhorn Steakhouse.

PROPERTY MANAGEMENT              THF Management Inc.

OCCUPANCY                        95.4%

OCCUPANCY DATE                   April 24, 2000

BORROWER PROFORMA NOI            $2,829,787

UNDERWRITTEN

     NOI                         $2,723,726

     NCF                         $2,594,531

APPRAISED VALUE                  $28,400,000

APPRAISAL DATE                   January 16, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $75.08

     LTV                         79.5%

     UW DSCR                     1.25x
--------------------------------------------------------------------------------



J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 23

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                            HOLIDAY INN - WALL STREET

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $22,500,000

     CUT-OFF DATE                $22,466,948

ORIGINATION DATE                 January 12, 2001

INTEREST RATE                    8.24%

ANTICIPATED REPAYMENT DATE       February 1, 2011

MATURITY DATE                    February 1, 2026

ORIGINAL AMORTIZATION            300 months

REMAINING AMORTIZATION           299 months

BORROWER/SPONSOR                 JR Wall Street LLC, is a single purpose,
                                 bankruptcy remote, single purpose entity.

CALL PROTECTION                  Prepayment locked out prior to November 1,
                                 2010. U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Springing cash management triggered by
                                 anticipated repayment date and in the event of default.

MEZZANINE LOANS/PREFERRED        Unsecured debt permitted. Affiliate advances or
EQUITY                           trade payables or accrued expenses incurred in
                                 the ordinary course of business of operating the Property.

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     FF&E Reserves               $7,030 ($84,360 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Full Service Hotel

LOCATION                         New York, NY

YEAR BUILT                       1999

THE COLLATERAL

The Holiday Inn - Wall Street is a eighteen-story, full service hotel with 138 guestrooms. The subject has a 57-seat restaurant and lounge.

PROPERTY MANAGEMENT              Kelco Management

OCCUPANCY                        80.3%

OCCUPANCY DATE                   November 30, 2000

BORROWER NOI (TRAILING 12        $4,062,093
MONTHS FROM 11/30/00)

UNDERWRITTEN

     NOI                         $3,337,604

     NCF                         $3,000,154

APPRAISED VALUE                  $32,500,000

APPRAISAL DATE                   January 1, 2001

CUT-OFF DATE

     LOAN PER ROOM               $162,803.98

     LTV                         69.1%

     UW DSCR                     1.41x
--------------------------------------------------------------------------------



J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 24

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THESE MATERIALS MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JP MORGAN SALES REPRESENTATIVE.



                                NORTHPARK CENTER

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE

     ORIGINAL                    $17,350,000

     CUT-OFF DATE                $17,287,486

ORIGINATION DATE                 August 7, 2000

INTEREST RATE                    8.31%

ANTICIPATED REPAYMENT DATE       September 1, 2010

MATURITY DATE                    September 1, 2030

ORIGINAL AMORTIZATION            360 months

REMAINING AMORTIZATION           354 months

BORROWER/SPONSOR                 KIR Huber Heights, LP is a single purpose,
                                 bankruptcy remote, limited partnership under the control of Kimco Income Operating
                                 Partnership, LP. Kimco Realty Corporation has a
                                 43.5% interest in Kimco Income and it rated
                                 A3/A-. Kimco Realty owns and operates the nation's largest portfolio of neighborhood and community shopping centers.

CALL PROTECTION                  Prepayment locked out prior to  March 1, 2010.
                                 U.S. Treasury defeasance allowed, in whole but not in part, on any payment date on or after the second anniversary of securitization.

COLLECTION ACCOUNT               Springing cash management triggered by
                                 anticipated repayment date and in the event of default.

MEZZANINE LOANS/PREFERRED        None
EQUITY

MONTHLY ESCROWS

     Taxes                       1/12th of Annual

     Insurance                   1/12th of Annual

     Replacement Reserves        $3,981 ($47,772 per year)

     TI/LC Reserve               $5,283 ($63,396 per year)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO           Single Asset

PROPERTY TYPE                    Anchored Retail

LOCATION                         Huber Heights, OH

YEAR BUILT                       1994

THE COLLATERAL

The Northpark Center was constructed in phases and now totals 318,468 square feet. The property is designed in a bar shape, with Elder-Beerman's and Kohl's on opposite ends. Anchors include Elder-Beerman (101,840 SF), Kohl's Department Stores (80,731 SF), Marshall's (29,500 SF), PetsMart (24,844 SF). An additional anchor is a Lowes Home Improvement Store which is separately owned.

PROPERTY MANAGEMENT              Kimco Realty Corp.

OCCUPANCY                        93.9%

OCCUPANCY DATE                   July 26, 2000

BORROWER NOI (TRAILING 12        $1,948,574

MONTHS FROM 9/30/00)

UNDERWRITTEN

     NOI                         $2,151,533

     NCF                         $2,061,533

APPRAISED VALUE                  $24,200,000

APPRAISAL DATE                   April 25, 2000

CUT-OFF DATE

     LOAN PER SQUARE FOOT        $54.28

     LTV                         71.4%

     UW DSCR                     1.31x
--------------------------------------------------------------------------------

J.P. Morgan Commercial Mortgage Finance Corp., Series 2000-C9            Page 25

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX F

[STATE STREET LOGO]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1


STATE STREET CORPORATION                                           PAYMENT DATE:
CORPORATE TRUST                                                    RECORD DATE:
2 AVENUE DE LAFAYETTE
BOSTON, MA  02111-1724

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

TABLE OF CONTENT
--------------------------------------------------------------------------------
REPORT SECTIONS                         PREPARER         PAGE NUMBER
---------------                         --------         -----------
Distribution Date Statement             Trustee
Loan Schedule                           Trustee
Loan Portfolio Stratifications          Trustee
REO Status Report                       Servicer
Watch List                              Servicer
Delinquent Loan Status                  Servicer
Historical Loan Modification Report     Servicer
Historical Liquidation Report           Servicer
Comparative Financial Report            Servicer
--------------------------------------------------------------------------------

ADDITIONAL REPORT/FILE
--------------------------------------------------------------------------------
CSSA Periodic Loan Update File          Servicer       Delivery Through Web Site
Operating Statement Analysis            Servicer       Upon Reqest
NOI Adjustment Worksheet                Servicer       Upon Reqest
--------------------------------------------------------------------------------

STATE STREET INFORMATION DELIVERY VEHICLES
--------------------------------------------------------------------------------
Web Site:                                http://corporatetrust.statestreet.com
For other information delivery requests: informationdelivery@fmg-statestreet.com
--------------------------------------------------------------------------------

DEAL-SPECIFIC CONTACTS
--------------------------------------------------------------------------------
Account Officer (trustee and paying agent questions):
Account Administrator (analytics and collateral questions):
Servicer
Special Servicer
--------------------------------------------------------------------------------

RATING AGENCY CONTACTS
--------------------------------------------------------------------------------
Fitch Inc.                         Standard & Poor's Rating Services
One State Street Plaza             55 Water Street
New York, NY 10004                 New York, NY 10041
(212) 908-0500                     (212) 438-2000
--------------------------------------------------------------------------------

This report has been prepared by, or is based on information furnished to State Street Bank and Trust Company ("State Street") by, one or more third parties (e.g. Servicers, Master Servicer, etc.), and State Street has not independently verified information received from or prepared by any such third party. State Street shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and State Street makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer soley as a convience for the user, and should not be reiled upon withour further investigation by any user contemplating an investment decision with repsect to the related securities.


                                      F-1

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1

[STATE STREET LOGO]

                                                                   PAYMENT DATE:
                                                                   RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                       Pass-Through     Interest    Original       Beginning     Principal     Interest      Total        Ending
 Class      CUSIP          Rate          Type       Balance         Balance        Paid          Paid        Paid         Balance
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------
*Based on a Notional Balance           TOTALS:
------------------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS PER CERTIFICATE
--------------------------------------------------------------------------------
             Beginning          Principal         Interest           Ending
  Class    Certif. Factor    Distribution(1)   Distribution(1)   Certif. Factor
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
(1)  represents net payment per certificate

[STATE STREET LOGO]


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1


                                                                   PAYMENT DATE:
                                                                   RECORD DATE:


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PRINCIPAL DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                                  Total
                                                                Principal   Realized     Remibursement
         Beginning   Scheduled   Unscheduled  Other Principal/   Distrib.    Losses/     of Prior loss/    Ending     Cumulative
 Class    Balance    Principal    Principal   Cash Adjustments    Amount   Balance Adj.  additional exp.   Balance   Realized Losses
----------------------------------------------------------------------------------------------------------------------------------













----------------------------------------------------------------------------------------------------------------------------------
TOTALS:
       ---------------------------------------------------------------------------------------------------------------------------

INTEREST DETAIL
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Prepayment                          Total
             Accrued                                   Current       Premium/                          Interest
             Certif.    Beg. Unpaid    Prepayment      Interest        Yield      Deferred   Excess     Distr.       Cum. Unpaid
 Class      Interest      Interest   Int. Shortfall   Shortfalls    Maintenance   Interest  Interest    Amount    Interest Shortfall
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
TOTALS:
        ----------------------------------------------------------------------------------------------------------------------------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1

[STATE STREET LOGO]
                                                                  PAYMENT DATE:
                                                                  RECORD DATE:

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
DELINQUENCY STATISTICS
-----------------------------------------------------------------------------------------------------------
                           One Month   Two Months   Three+Months    Foreclosures    Total
----------------------------------------------------------------------------------------------------------
# of Loans                    0            0              0               0           0
----------------------------------------------------------------------------------------------------------
Ending APB                   0.00         0.00          0.00            0.00         0.00
----------------------------------------------------------------------------------------------------------


APPRAISAL REDUCTION
                                           -------------------------------------
                                            Current Total   Cumulative Total
--------------------------------------------------------------------------------
Loan Number            0       0         0           0             0
--------------------------------------------------------------------------------
Amount               0.00     0.00      0.00       0.00          0.00
--------------------------------------------------------------------------------
ASER Date           0/0/00   0/0/00    0/0/00     0/0/00        0/0/00
--------------------------------------------------------------------------------

LIQUIDATED MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------------------
     Loan Number           Aggregate Liquidation Proceeds     Proceeds allocable to certificates   Collateral Support Deficit
-------------------------------------------------------------------------------------------------------------------------------
 No Liquidated Loans                           0.00                                         0.00                   0.00
-------------------------------------------------------------------------------------------------------------------------------
 No Liquidated Loans                           0.00                                         0.00                   0.00
-------------------------------------------------------------------------------------------------------------------------------

REO PROPERTIES (WHICH A FINAL RECOVERY DETERMINATION HAS BEEN MADE)
------------------------------------------------------------------------------------------------------------------------------------
   Loan Number     Aggregate Liquidation Proceeds   Proceeds allocable to certificates  Collateral Support Deficit   Appraised Value
------------------------------------------------------------------------------------------------------------------------------------
No REO Properties             0.00                              0.00                               0.00                    0.00
------------------------------------------------------------------------------------------------------------------------------------
No REO Properties             0.00                              0.00                               0.00                    0.00
------------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================
Aggregate amount of monies collected by Servicer with respect to REO property during the Collection Period                   0.00
==================================================================================================================================

==================================================================================================================================
Aggr. of all Liquidation Proceeds and other amt. received in connection with Final Recovery Determination                    0.00
==================================================================================================================================




MORTGAGE LOANS WHICH WERE DEFEASED DURING THE RELATED DUE PERIOD

-------------------------------------------------------------
   Loan Number           NA           NA           NA
-------------------------------------------------------------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1

[STATE STREET LOGO]

                                                                   PAYMENT DATE:
                                                                   RECORD DATE:
TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------
Available Distribution Amount
--------------------------------------------------------------------------------

COLLATERAL INFORMATION:
---------------------------------------------------------------------------------------------------------
                                                                     Current Period        Current Period
                                                   Closing             Beginning               Ending
                                                   -------             ---------               ------
Stated Principal Balance
Actual Principal Balance
Loan Count

Gross WAC
Net WAC
------------------------------------------------------------------------

INTEREST RESERVE ACCOUNT:
------------------------------------------------------------------------
Beginning Balance                                                  0.00
Deposits                                                           0.00
Withdrawals                                                        0.00
Ending Balance                                                     0.00
------------------------------------------------------------------------

ADVANCES:
---------------------------------------------------------------------------------------------------------------------------
Aggregate P&I Advances                                                                                                0.00
Aggregate unreimbursed P&I Advances outstanding as of close of business on distribution date                          0.00
Interest accrued and payable to Master Servicer in respect of unreimbursed P&I Advances                               0.00
Interest Payable to Master Servicer on Advances                                                                       0.00
Aggregate Amount of interest on Servicing Advances paid to the Special Servicer                                       0.00
---------------------------------------------------------------------------------------------------------------------------

SERVICING AND TRUSTEE FEES:
---------------------------------------------------------------------------------------------------------------------------
Aggregate Amount of servicing compensation paid to Master Servicer                                                    0.00
Aggregate Amount of servicing compensation paid to Special Servicer                                                   0.00
Aggregate Amount of servicing compensation paid to Sub-Servicer directly out of trust fund                            0.00
Sub-Servicing Fee (included in Master Servicing Fee)                                                                  0.00
Trustee Fees                                                                                                          0.00
---------------------------------------------------------------------------------------------------------------------------

AGGREGATE AMOUNT OF:
============================================================================
Liquidation Proceeds                                                   0.00
Insurance Proceeds                                                     0.00
Principal Recovery Fees                                                0.00
Additional Trust Fund Expenses                                         0.00
Additional Interest                                                    0.00
Net Default Interest                                                   0.00
============================================================================

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CIBC1

[STATE STREET LOGO]

                                                                   PAYMENT DATE:
                                                                   RECORD DATE:
TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

                                                ORIGINAL/CURRENT RATINGS
------------------------------------------------------------------------------------------------------------------------------------
        Original DCR  Current DCR  Original Fitch   Current Fitch   Original Moody's  Current Moodys    Original S&P    Current S&P
 Class
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------

SUBORDINATE SUPPORT PERCENTAGE & ORIGINAL CLASS MATURITY @ 0% CPR
---------------------------------------------------------------------------------------------
               Orig. Class Maturity      Original Subordinate         Current Subordinate
 Class               @ 0% CPR             Support Percentage           Support Percentage
-------              --------             ------------------           ------------------












---------------------------------------------------------------------------------------------

       PREPAYMENT SPEED HISTORY
  --------------------------------------------------------------
                                           CPR
                                            %
  --------------------------------------------------------------
          1 month                         0.00%
  --------------------------------------------------------------
          3 month                         0.00%
  --------------------------------------------------------------
          6 month                         0.00%
  --------------------------------------------------------------
          12 month                        0.00%
  --------------------------------------------------------------
            Life                          0.00%
  --------------------------------------------------------------


                                      F-6

                                                                        ANNEX G

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered J.P. Morgan Chase Commercial Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2001-CIBC1, Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class F (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex G have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and other DTC Participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold interests in Global Securities through DTC Participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. Clearstream or the Euroclear Operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case such Clearstream Participants or Euroclear Participants will take on credit exposure to Clearstream or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear Operator has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

     Finally, intra-day traders that use Clearstream Participants or Euroclear Participants to purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          (a) borrowing interests in Global Securities through Clearstream or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing interests in Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS



Mortgage Pass-Through Certificates


(Issuable in Series)


[GRAPHIC OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR


J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 9 AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




March 26, 2001

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for such series.

Some capitalized terms used in this prospectus are defined in the Glossary attached hereto.

                            ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by such prospectus supplement may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.


                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                     -----
Prospectus ..........................................................................   1
Important Notice About Information Presented in this Prospectus and the Accompanying
 Prospectus Supplement ..............................................................   2
Additional Information ..............................................................   3
Incorporation of Certain Information by Reference ...................................   3
Summary of Prospectus ...............................................................   4
Risk Factors ........................................................................   9
Description of the Trust Funds ......................................................  19
Use of Proceeds .....................................................................  24
Yield Considerations ................................................................  24
The Depositor .......................................................................  27
Description of the Certificates .....................................................  28
Description of the Agreements .......................................................  35
Description of Credit Support .......................................................  50
Certain Legal Aspects of the Mortgage Loans and the Leases ..........................  53
Federal Income Tax Consequences .....................................................  68
ERISA Considerations ................................................................  96
Legal Investment ....................................................................  98
Plan of Distribution ................................................................ 100
Legal Matters ....................................................................... 101
Financial Information ............................................................... 101
Rating .............................................................................. 101
Glossary of Terms ................................................................... 102

                             ADDITIONAL INFORMATION

     The depositor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Such registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Securities and Exchange Commission maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Chase Commercial Mortgage Securities Corp., that file electronically with the Securities and Exchange Commission.


     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     We are incorporating herein by reference all documents and reports filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may obtain, without charge, a copy of any or all documents or reports incorporated herein by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to J.P. Morgan Chase Commercial Mortgage Securities Corp., c/o J.P. Morgan Chase & Co., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary.

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.


The Trust Assets............   Each series of certificates will represent in
                               the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                               o mortgage assets;

                               o collection accounts;

                               o forms of credit support; and

                               o cash flow agreements.


The Mortgage Assets.........   The mortgage assets with respect to each series
                               of certificates may consist of any of the following:

                               o multifamily and commercial mortgage loans,
                                 including participations therein;

                               o direct obligations of the United States or
                                 other government agencies; and

                               o mortgage-backed securities.

                               The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in any of the following types of properties:

                               o residential properties consisting of five or
                                 more rental or cooperatively owned dwelling units;

                               o office buildings;

                               o retail buildings or centers;

                               o hotels and motels;

                               o nursing homes;

                               o congregate care facilities;

                               o assisted living facilities;

                               o industrial properties;

                               o mini-warehouse facilities or self-storage
                                 facilities;

                               o mobile home parks; and

                               o mixed use and other types of commercial
                                 properties.

                               The mortgage loans may also be secured by additional collateral.

                               Some or all of the mortgage loans may also be secured by an assignment of one or more leases of one or more lessees of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain commercial loans will be the rental payments due under the related leases.

                               A mortgage loan may have an interest rate that has any of the following features:

                               o is fixed over its term,

                               o adjusts from time to time,

                               o is partially fixed and partially floating,

                               o is floating based on one or more indices,

                               o may be converted from a floating to a fixed
                                 interest rate,

                               o may be converted from a fixed to a floating
                                 interest rate, or

                               o interest is not paid currently but is accrued
                                 and added to the principal balance.

                               A mortgage loan may provide for any of the following:

                               o scheduled payments to maturity,

                               o payments that adjust from time to time,

                               o negative amortization or accelerated
                                 amortization,

                               o full amortization or require a balloon payment
                                 due on its stated maturity date,

                               o prohibitions on prepayment,

                               o releases or substitutions of collateral,
                                 including defeasance thereof with direct obligation of the United States, and

                               o payment of a premium or a yield maintenance
                                 penalty in connection with a principal
                                 prepayment.

                               The mortgaged properties may be located anywhere in the world. All mortgage loans will have original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than the depositor. All mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                               The mortgage-backed securities will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some mortgage-backed securities may be guaranteed or insured by an affiliate of the depositor, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other person specified in the prospectus supplement.

Collection Accounts.........   Each trust fund will include one or more
                               accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. The accounts may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.


Credit Support..............   The following types of credit support may be
                               used to enhance the likelihood of distributions on certain classes of certificates:

                               o subordination of junior certificates,

                               o letters of credit,

                               o insurance policies,

                               o guarantees,

                               o reserve funds, or

                               o other types of credit support described in
                                 the prospectus supplement and a combination of any of the above.

Cash Flow Agreements........   Cash flow agreements are used to reduce the
                               effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                               o guaranteed investment contracts,

                               o interest rate swap or exchange agreements,

                               o interest rate cap or floor agreements,

                               o currency exchange agreements, and

                               o yield supplement agreements.


Description of
 Certificates................  Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.


Distributions on
 Certificates................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                               o provide for the accrual of interest thereon
                                 based on fixed, variable or floating rates;

                               o be senior or subordinate to one or more other
                                 classes of certificates with respect to
                                 interest or principal distribution and the allocation of losses on the assets of the trust fund;

                               o be entitled to principal distributions, with
                                 disproportionately low, nominal or no interest distributions;

                               o be entitled to interest distributions, with
                                 disproportionately low, nominal or no principal distributions;

                               o provide for distributions of accrued interest
                                 only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                               o provide for distributions of principal
                                 sequentially, based on specified payment schedules or other methodologies; and

                               o provide for distributions based on a
                                 combination of any of the above features.

                               Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional balance. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein.

                               The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances....................   A servicer may be obligated as part of its
                               servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. Neither the depositor nor any of its affiliates will have any responsibility to make such advances.

Termination.................   A series of certificates may be subject to
                               optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of
 Certificates................  One or more classes of the offered certificates may initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. If your offered certificate is so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued. Physical certificates may only be issued under limited circumstances.

Tax Status of
 the Certificates............  The certificates of each series will constitute either:

                               o "regular interests" or "residual interests"
                                 in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, or

                               o interests in a trust fund treated as a grantor
                                 trust under applicable provisions of the Internal Revenue Code of 1986.

ERISA Considerations........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement that is subject to the Employee Retirement Income
                               Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any person which proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not a plan or similar arrangement or investing on behalf of a plan or similar arrangement or that certain conditions are met.

Legal Investment............   The prospectus supplement will specify whether
                               the offered certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating......................   At the date of issuance, as to each series,
                               each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS," SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.


Your ability to resell
certificates may be
limited because of their
characteristics.............    You may not be able to resell your certificates
                                and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                o A secondary market for your certificates
                                  does not develop;

                                o Interest rate fluctuations;

                                o The absence of redemption rights;

                                o The availability of other mortgage-backed
                                  securities including those backed by loans on single family residential properties; and

                                o The request for information in addition to
                                  that provided in the prospectus, the
                                  prospectus supplement and the monthly report to certificateholders.


The assets of the trust fund
may not besufficient to pay
your certificates............  The certificates will not represent an interest in or obligation of the depositor, any servicer, or any of their affiliates. The only obligations with respect to the certificates or the mortgage assets will be the obligations of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans. Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of such mortgage assets prior to the closing date, the rights of the trustee and the certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. None of the depositor, any servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, any servicer or any of their affiliates. Proceeds of the assets included in the related trust fund for each series of certificates will be the sole source of payments on the certificates, and there will be no recourse to the depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

                               Unless otherwise specified in the prospectus supplement, a series of certificates will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on such certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts may be withdrawn under certain conditions. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the trust assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


Prepayments and repurchases
of the mortgage assets will
affect the timing of your
cash flow and may affect
your yield..................   Prepayments (including those caused by defaults
                               on the mortgage loans and repurchases for breach of a representation or warranty) on the mortgage assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                               There can be no assurance as to the rate of voluntary prepayments on the mortgage assets in any trust fund will conform to any model described herein or in any prospectus supplement.

                               The rate of voluntary prepayments will also be affected by:

                               o the voluntary prepayment terms of the mortgage
                                 loans including prepayment lock-out periods and prepayment premiums;

                               o the ability of a servicer to collect prepayment
                                 premiums;

                               o then-current interest rates being charged on
                                 similar mortgage loans; and

                               o the availability of mortgage credit.

                               If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of a representation or warranty.

                               The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                               o Some courts may consider the prepayment premium
                                 to be usurious.

                               o Even if the prepayment premium is enforceable,
                                 we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

                               o Although the collateral substitution provisions
                                 related to defeasance are not supposed to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

                               As a result, the actual maturity of your certificates could occur significantly earlier than expected and additional cash flow may not be available to offset any effect this may have on your yield. A series of certificates may include one or more classes of certificates with priorities of payment and, as a result, yields on other classes of certificates, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.


Ratings do not guarantee
payment and do not address
prepayment risks............   Any rating assigned by a rating agency to a
                               class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related agreement. Ratings do not address:

                               o the likelihood that principal prepayments
                                 (including those caused by defaults) on the related mortgage assets will be made;

                               o the degree to which the rate of such
                                 prepayments might differ from that originally anticipated;

                               o the likelihood of early optional termination
                                 of the series of certificates;

                               o the possibility that prepayment at higher or
                                 lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                               o that an investor purchasing a certificate at a
                                 significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                               The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgage assets. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the mortgaged properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans underlying or comprising the mortgage assets in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by the credit support, if any, described in the prospectus supplement, such losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.


Net cash flow produced by a
mortgaged property may be
inadequate to repay the
mortgage loan...............   Payment on each mortgage loan is dependent
                               primarily on:

                               o the net operating income of the related
                                 mortgaged property; and

                               o at maturity (whether at scheduled maturity or,
                                 in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                               If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.

Nonrecourse loans limit the
remedies available following
a mortgagor default.........   The mortgage loans will not be an obligation
                               of, or be insured or guaranteed by, any
                               governmental entity, by any private mortgage insurer, or by the depositor, the originators, the Servicers, the Trustee or any of their respective affiliates.

                               Each mortgage loan generally is a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


Future cash flows and
property values are not
predictable.................   Commercial and multifamily property values and
                               cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure.
                               Cash flow and property value depend upon a number of factors, including:

                               o national, regional and local economic
                                 conditions;

                               o local real estate conditions, such as an
                                 oversupply of space similar to the related mortgaged property;

                               o changes or weakness in a specific industry
                                 segment;

                               o the nature of expenses:

                                   o as a percentage of revenue;

                                   o whether expenses are fixed or vary with
                                     revenue; and

                                   o the level of required capital expenditures
                                     for proper maintenance and demanded by
                                     tenants;

                               o demographic factors;

                               o changes required by retroactive building or
                                 similar codes;

                               o capable management and adequate maintenance;

                               o location;

                               o with respect to properties with uses subject
                                 to significant regulation, changes in
                                 applicable laws;

                               o perceptions by prospective tenants and, if
                                 applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                               o the age, construction quality and design of a
                                 particular property; and

                               o whether the mortgaged properties are readily
                                 convertible to alternative uses.

Poor property management
will adversely affect the
performance of the
related mortgaged property..   The successful operation of a real estate project
                               also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

                               o operating the properties;

                               o providing building services;

                               o establishing and implementing the rental
                                 structure;

                                   o managing operating expenses;

                                   o responding to changes in the local market;
                                     and

                                   o advising the mortgagor with respect to
                                     maintenance and capital improvements.

                               Property managers may not be in a financial condition to fulfill their management responsibilities.

                               Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


The servicer will have
discretion to handle or
avoid obligor defaults in a
manner which may be adverse
to your interests...........   In order to maximize recoveries on defaulted
                               mortgage loans, a servicer will be permitted
                               (within prescribed parameters) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. In addition, a servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans. While the servicer will be required to follow accepted servicing standards, there can be no assurance that such flexibility will increase the present value of receipts from or proceeds of mortgage loans that are in default or as to which a payment default is imminent.


Mortgagors of commercial
mortgage loans are
sophisticated and may
take actions adverse to        Mortgage loans made to partnerships, corporations
your interests..............   or other entities may entail risks of loss from
                               delinquency and foreclosure that are greater than those of mortgage loans made to individuals.
                               The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Credit support may not
cover losses or risks
which could adversely
affect payment on your
certificates................   The prospectus supplement for a series of
                               certificates will describe any credit support in the related trust fund. Any credit support will be limited in amount and coverage and will not cover all potential risks. Use of credit support will be subject to the conditions and limitations described herein and in the prospectus supplement. Moreover, such credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                               A series of certificates may include one or more classes of subordinate certificates, if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the trust assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in one covered trust will be subject to the risk that the credit support will be exhausted by the claims of other covered trusts.

                               The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related mortgage assets will not exceed such assumed levels.

                               Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.


Some actions allowed by the
mortgage may be limited
 by law......................  The mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. The mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                               Some of the mortgage loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flow. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


One action jurisdiction may
limit the ability of the
servicer to foreclose on
a mortgaged property........   Several states (including California) have laws
                               that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                               In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights against tenants may
be limited if leases are
not subordinate to mortgage
or do not contain attornment
provisions..................   Some of the tenant leases contain provisions
                               that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                               In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                               If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


If mortgaged properties are
not in compliance with
current zoning laws you may
not be able to restore it
following a casualty loss...   Due to changes in applicable building and zoning
                               ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                               Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


Inspections of the mortgaged
properties were limited.....   The mortgaged properties were inspected by
                               licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

Compliance with Americans
with Disabilities Act may
result in additional
losses......................   Under the Americans with Disabilities Act of
                               1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation Concerns.........   There may be legal proceedings pending and,
                               from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each trust fund are mortgage assets which include
(i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans and CMBS. Mortgage loans refers to both whole mortgage loans, participations therein and mortgage loans underlying CMBS. No CMBS originally issued in a private placement will be included as an asset of a trust fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS have been registered under the Securities Act of 1933, as amended. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of the depositor and may or may not be the originator of the mortgage loan or the issuer of the CMBS.

     Unless otherwise specified in the prospectus supplement, the certificates will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments on the assets of any other trust fund established by the depositor. If specified in the prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the mortgage assets.


MORTGAGE LOANS

General

     The mortgage loans will be secured by liens on mortgaged properties consisting of (i) multifamily properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or (ii) commercial properties which are office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and, if so specified in the related prospectus supplement, anywhere else in the world. To the extent specified in the prospectus supplement, the mortgage loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on the mortgaged property. A multifamily property may include mixed commercial and residential structures and may include apartment buildings owned by Cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Each mortgage loan will be originated by an originator who is a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages creating a lien on the mortgaged properties. Mortgage loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.

Leases

     To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of these properties. Pursuant to a lease assignment, a mortgagor may assign its rights, title and interest as lessor along with the income derived under each lease to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the mortgagor and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the prospectus supplement, the lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the leases. In those cases where payments under the leases (net of any operating expenses by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the mortgagors must rely on other income including security deposits generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the mortgagors will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the mortgagor, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the access to the leased space is materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as retail centers, office buildings and industrial properties. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than in the case of mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the mortgage loan. In some cases, leases of mortgaged properties may provide that the lessee rather than the mortgagor, is responsible for payment of some or all of these expenses;

however, because leases are also subject to default risks when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the mortgage loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at the date of appraisal), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon an interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.


     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact be considered by the Originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors." Net cash flow produced by a mortgaged property may be inadequate to repay the mortgage loan," "Nonrecourse loans limit the remedies available following a mortgagor default. Prepayments and repurchases of the mortgage assets will affect the timing of your cashflow and may affect your yield. The assets of the trust fund may not be sufficient to pay your certificates. The servicer will have discretion to handle or avoid obligor defaults in a manner which may be adverse to your interests. Mortgagors of commercial loans are sophisticated and may take actions adverse to your interests.

Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information with respect to the mortgage loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type of property securing the mortgage loans (e.g., multifamily property or commercial property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans,
(iv) the earliest and latest origination date and maturity date of the mortgage loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate borne by the mortgage loans, (vii) the state or states in which most of the mortgaged properties are located, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) the weighted average retained interest, if any, (x) with respect to ARM Loans, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. The prospectus supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to the Depositor at the time the certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the prospectus supplement, all of the mortgage loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed interest rate, or from a fixed to a floating interest rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain a Lock-out Period and a Lock-out Date, or require a Prepayment Premium in connection with a prepayment, in each case as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of the mortgage loans, the prospectus supplement will specify the method or methods by which any such amounts will be allocated. A mortgage loan may also contain provisions entitling the mortgagee to Equity Participations, as described in the prospectus supplement. In the event that holders of any class or classes of certificates will be entitled to all or a portion of an Equity Participation, the prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such certificates.


CMBS

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the prospectus supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support will be a function of certain characteristics of the mortgage loans or underlying CMBS and other factors and generally will be established for the CMBS on the basis of requirements of either any rating agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the related issuer, servicer and trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the underlying mortgage loans, the underlying CMBS or directly to such CMBS, (viii) the terms on which the underlying mortgage loans or underlying CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which mortgage loans or underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the related servicing agreement, (xi) to the extent available to the depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the CMBS described in this paragraph,
(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or reinvested. See "Description of the Agreement --Distribution Account and Other Collection Accounts."


CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some types of defaults and losses on the trust assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for each series of certificates. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of trust assets and to pay for certain expenses incurred in connection with such purchase of trust assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the Pass-Through Rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the mortgage assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."


PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the Pass-Through Rate for each class of certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any mortgage asset on the Pass-Through Rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such certificate because, while interest may accrue on each mortgage asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates (or addition to the certificate balance of a class of Accrual Certificates) on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated above under "The Pass-Through Rate," if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of such certificates may be lower than the yield that would result if the interest accrual period ended on a distribution date. In addition, if so specified in the prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that distributions of principal (and additions to the certificate balance of Accrual Certificates) and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a distribution date and not on the distribution date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the mortgage assets (including principal prepayments on mortgage loans resulting from voluntary prepayments by the mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that some mortgage assets may consist of mortgage loans with different mortgage interest rates and the stated pass-through or pay-through interest rate of some CMBS may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the mortgage assets in the related trust fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the mortgage assets, and by the extent to which the servicer of any mortgage loan is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than the rate actually experienced on the mortgage assets, the actual yield to maturity will be lower than the rate thus calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than the rate actually experienced on the mortgage assets, the actual yield to maturity will be higher than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the series of prepayments of the mortgage assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support or cash flow agreement for a series of certificates may affect the ultimate maturity and the weighted average life of each class of such certificates. Prepayments on the mortgage loans comprising or underlying the mortgage assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the Series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage assets is paid to such class, which may be in the form of scheduled amortization or prepayments.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the CMBS. If any mortgage loans comprising or underlying the mortgage assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage assets will, to some extent, be a function of the mix of mortgage interest rates and maturities of the mortgage loans comprising or underlying the mortgage assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model such as CPR, a constant prepayment rate model. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will not conform to any particular level of CPR.

     The depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each such class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR or at such other rates specified in the prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage assets for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     A number of mortgage loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that a number of mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the prospectus supplement be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.


Foreclosures and Payment Plans


     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage assets that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.


Due-on-Sale and Due-on-Encumbrance Clauses


     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon the underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the mortgage assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or certain other transfers of or the creation of encumbrances upon the mortgaged property. With respect to any whole loans, unless otherwise provided in the prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise (or waive its right to exercise) any right that the trustee may have as mortgagee to accelerate payment of the whole loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


Single Mortgage Loan or Single Mortgagor


     The mortgage assets in a particular trust fund may consist of a single mortgage loan or obligations of a single mortgagor or related mortgagors as specified in the related prospectus supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single mortgage loan or with respect to a single mortgagor.


                                 THE DEPOSITOR


     J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is an indirect wholly-owned subsidiary of J.P. Morgan Chase & Co. and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.


     The depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. Each series of certificates will consist of one or more classes of certificates that may (i) provide for the accrual of interest based on fixed, variable or floating rates;
(ii) include senior certificates or subordinate certificates; (iii) Stripped Principal Certificates; (iv) Stripped Interest Certificates; (v) Accrual Certificates; (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the trust assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement; and/or
(vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of offered certificates.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and such certificates may be exchanged without the payment of any service charge payable in connection with the registration of a transfer or exchange, but the Depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued as physical certificates or as book-entry certificates, as provided in the related prospectus supplement. See "Description of the Certificates--Book-Entry Registration and Physical Certificates." Physical certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Your ability to resell certificates may be limited because of their characteristics" and "The assets of the trust fund may not be sufficient to pay your certificates."


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for such series and such distribution date. Except as otherwise specified in the prospectus supplement, distributions (other than the final distribution) will be made to the persons in whose names the certificates are registered at the close of business on a record date specified in the prospectus supplement, and the amount of each distribution will be determined as of the close of business on the determination date specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the prospectus supplement or otherwise established by the trustee. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has so notified the trustee or other person required to make such payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled to such payments as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates (whether physical certificates or book-entry certificates) will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.


AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the prospectus supplement. Unless provided otherwise in the prospectus supplement, the Available Distribution Amount for each distribution date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, including servicer advances, net of any scheduled payments due and payable after the distribution date;

          (ii) interest or investment income on amounts on deposit in the distribution account, including any net amounts paid under any cash flow agreements; and

          (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     As described below, the entire Available Distribution Amount will be distributed among the related certificates (including any certificates not offered hereby) on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates may have a different Pass-Through Rate. The prospectus supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for that class and distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. With respect to each class of certificates and each distribution date (other than certain classes of Stripped Interest Certificates), the Accrued Certificate Interest will be equal to interest accrued for a specified period on the outstanding certificate balance thereof immediately prior to the distribution date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each distribution date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage assets in the trust fund for the series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement.

     The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage assets in the trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of the Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage assets in the trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--Prepayments and repurchases of the mortgage assets will affect the timing of your cash flow and may affect your yield."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the prospectus supplement, by the amount of losses incurred in respect of the related mortgage assets. The certificate balance may be increased in respect of deferred interest on the mortgage loans to the extent provided in the prospectus supplement and, in the case of Accrual Certificates prior to the distribution date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related mortgage assets as of the applicable Cut-off Date. The initial aggregate certificate balance of a series and each class thereof will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.


COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "General" above. To that extent, the descriptions set forth under "Distributions of Interests on the Certificates" and "Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and Pass-Through Rate refer to the principal balance, if any, of any of the components and the Pass-Through Rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT

     If so provided in the prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the mortgage assets in the trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the distribution account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the whole loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the distribution account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from the Related Proceeds or, if applicable, from collections on other trust assets otherwise distributable on the Subordinate Certificates. If advances have been made by a servicer from excess funds in the Distribution account, the servicer is required to replace such funds in the Distribution account on any future distribution date to the extent that funds in the Distribution account on that distribution date are less than payments required to be made to certificateholders on such date. If so specified in the prospectus supplement, the obligations of a servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, a servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the trust assets prior to any payment to certificateholders or as otherwise provided in the related agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.


REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the prospectus supplement, will forward or make available to each certificateholder, to the Depositor and to such other parties as may be specified in the related agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of the distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of the distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of the distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by each servicer and such other customary information as any such master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in the distribution, and the aggregate amount of any unreimbursed advances at the close of business on the distribution date;

          (vi) the aggregate principal balance of the mortgage assets at the close of business on the distribution date;

          (vii) the number and aggregate principal balance of whole loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each whole loan that is delinquent two or more months, (a) the loan number, (b) the unpaid balance, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such mortgage loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any whole loan liquidated during the related Due Period (other than by payment in full), (a) the loan number, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

          (x) with respect to any whole loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each servicer (or any other entity) in respect of the mortgage loan and (b) the amount of any loss to certificateholders;

          (xi) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the loan number of the related mortgage loan and (b) the date of acquisition;

          (xii) with respect to each REO Property relating to a whole loan and included in the trust fund as of the end of a reporting period, (a) the fair market value based on the most recent appraisal obtained by a servicer, (b) the principal balance of the related mortgage loan immediately following such distribution date (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xiii) with respect to any REO Property sold during a reporting period
     (a) the loan number of the related mortgage loan, (b) the aggregate amount of sale proceeds, (c) the portion of the sales proceeds payable or reimbursable to each servicer in respect of such REO Property or the related mortgage loan and (d) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (xiv) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xv) the aggregate amount of principal prepayments made during a reporting period;

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

          (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the distribution date;

          (xvii) in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the prospectus supplement;

          (xviii) in the case of certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the prospectus supplement;

          (xix) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on such distribution date; and

          (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the prospectus supplement, will forward to each holder and to the depositor, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any CMBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     Unless and until physical certificates are issued, or unless otherwise provided in the prospectus supplement, such statements or reports will be forwarded by the master servicer or the trustee to Cede & Co. Such statements or reports may be available to beneficial owners upon request to DTC or their respective participant or indirect participant. In addition, the trustee shall furnish a copy of any such statement or report to any beneficial owner who requests a copy and certifies to the trustee or the master servicer, as applicable, that he or she is the beneficial owner of a certificate. See "Description of the Certificates--Book-Entry Registration and Physical certificates."


TERMINATION

     The obligations created by the agreements for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Distribution account or by any servicer, if any, or the trustee and required to be paid to them pursuant to those agreements following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any whole loan subject thereto and (ii) the purchase of all of the assets of the trust fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust created by the agreements continue beyond the date specified in the prospectus supplement. Written notice of termination of the agreements will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each such class will be represented by one or more single certificates registered in the name of a nominee for DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Chase Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Unless otherwise provided in the prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only as beneficial owners, that is, through participants and indirect participants. In addition, such beneficial owners will receive all distributions on the Book-Entry Certificates through DTC and its participants. Under a book-entry format, beneficial owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date DTC will forward payments to its participants which thereafter will be required to forward them to indirect participants or beneficial owners. Unless otherwise provided in the prospectus supplement, the only certificateholder will be Cede & Co., as nominee of DTC, and the beneficial owners will not be recognized by the trustee as certificateholders under the agreements. Beneficial owners will be permitted to exercise the rights of certificateholders under the related agreements only indirectly through the participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the depositor that it will take any action permitted to be taken by a certificateholder under an agreement only at the direction of one or more participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of voting rights required therefor. Therefore, beneficial owners will only be able to exercise their voting rights to the extent permitted, and subject to the procedures established, by their participant and/or indirect participant, as applicable. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize such actions. None of the servicers, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Unless otherwise specified in the prospectus supplement, physical certificates that are initially issued in book-entry form will be issued in fully registered, certificated form to beneficial owners or their nominees, rather than to DTC or its nominee only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of physical certificates for the beneficial owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the trustee will issue to the beneficial owners identified in the instructions the physical certificates to which they are entitled, and thereafter the trustee will recognize the holders of such physical certificates as certificateholders under the agreement.


                         DESCRIPTION OF THE AGREEMENTS

     The certificates of each series evidencing interests in a trust fund including whole loans will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer, if specified in the prospectus supplement, a special servicer and the trustee. The certificates of each series evidencing interests in a trust fund not including whole loans will be issued pursuant to a trust agreement between the depositor and a trustee. The master servicer, any special servicer and the trustee with respect to any series of certificates will be named in the related prospectus supplement. In lieu of appointing a master servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any trust fund. The mortgage loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, if specified in the prospectus supplement, a servicing agreement among the depositor (or an affiliate thereof), a master servicer, a special servicer and a primary servicer. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund. The provisions of each agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of whole loans. The following summaries describe certain provisions that may appear in each agreement. The prospectus supplement for a series of certificates will describe any provision of the agreements relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each trust fund and the description of such provisions in the related prospectus supplement. As used herein with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the agreements (without exhibits) relating to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to the trustee specified in the related prospectus supplement.


ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign to the designated trustee the trust assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to such trust assets after the cut-off date specified in the prospectus supplement, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for the trust assets and the other assets comprising the trust fund for that series. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. Unless otherwise provided in the related prospectus supplement, such schedule will include detailed information (i) in respect of each whole loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of such property, the mortgage interest rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and prepayment provisions, if applicable, and
(ii) in respect of each CMBS included in the related trust fund, including without limitation, the names of the issuer, servicer and trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, the Depositor will deliver to the trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such mortgage loans, the trustee may not be able to enforce the mortgage note against the related borrower. Unless otherwise provided in the related prospectus supplement, the related agreements will require that the depositor or another party specified therein promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant asset sellers or any other prior holder of the whole loan.

     The trustee (or a custodian) will review such whole loan documents within a specified period of days after receipt thereof, and the trustee (or a custodian) will hold such documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) shall notify the depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related whole loan from the trustee at the purchase price or substitute for such mortgage loan. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the mortgage asset or repurchasing or substituting for such mortgage asset, the depositor may agree to cover any losses suffered by the trust fund as a result of such breach or defect.

     If so provided in the related prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificated form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related trust agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement the depositor, or another party specified therein, will, with respect to each mortgage loan, make as of a specified date covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage assets appearing as an exhibit to the related agreement; (ii) the existence of title insurance insuring the lien priority of the whole loan; (iii) the authority of the warranting party to sell the mortgage loan; (iv) the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property; (v) the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warranting party, if other than the depositor, shall be an asset sellers or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan.

     Unless otherwise specified in the prospectus supplement, in the event of a breach of any representation or warranty, the warranting party will be obligated to reimburse the trust fund for losses caused by any such breach or either cure the breach or repurchase or replace the affected whole loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warranting party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. The warranting party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related prospectus supplement, the Agreements will provide that the master servicer and/or trustee will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of a whole loan that materially and adversely affects the value of the whole loan or the interests therein of the certificateholders. If the warranting party cannot cure such breach within a specified period following the date on which the party was notified of the breach, then the warranting party will be obligated to repurchase the whole loan from the trustee within a specified period from the date on which the warranting party was notified of such breach, at the purchase price therefor.

     As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage interest rate from the date as to which interest was last paid to the due date in the period specified in the agreement in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each servicer. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of certificates, to cause the removal of that mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase or substitute a whole loan as to which a breach has occurred, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach. Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warranting party.

     Neither the depositor (except to the extent that it is the warranting party) nor any servicer will be obligated to purchase or substitute for a whole loan if a warranting party defaults on its obligation to do so, and no assurance can be given that warranting parties will carry out such obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warranting party will, with respect to a trust fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to the CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of mortgage assets appearing as an exhibit to the related agreement and (ii) the authority of the warranting party to sell such mortgage assets. The related prospectus supplement will describe the remedies for a breach thereof.

     Each servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. A breach of any such representation in a pooling and servicing agreement of a master servicer or special servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of a breach to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights (unless otherwise specified in the related prospectus supplement), will constitute an event of default under the pooling and servicing agreement. See "Events of Default" and "Rights Upon Event of Default."


ACCOUNTS

General

     Each servicer and/or the trustee will, as to each trust fund, establish and maintain one or more separate accounts for the collection of payments on the related mortgage assets, which must generally, among others be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the certificateholders have a claim with respect to the funds on account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the institution with which the account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of that series. The collateral eligible to secure amounts in an account is limited to United States government securities and other investment grade obligations specified in the agreement as permitted investments. An account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in permitted investments under the agreement. Unless otherwise provided in the prospectus supplement, any interest or other income earned on funds in an account will be paid to a servicer or its designee as additional servicing compensation. An account may be maintained with an institution that is an affiliate of a servicer provided that such institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, an account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a servicer or serviced or master serviced by it on behalf of others.

Deposits

     Unless otherwise provided in the related prospectus supplement, the primary servicer will deposit in an account on a daily basis, unless otherwise provided in the related agreement, the following payments and collections received, or advances made, by the primary servicer:

          (i) all payments on account of principal, including principal prepayments, on the mortgage assets;

          (ii) all payments on account of interest on the mortgage assets, including any default interest collected, in each case net of any portion thereof retained by a servicer as its servicing compensation;

          (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a whole loan in the trust fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions of the related mortgage and mortgage note) and all insurance proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of certain casualty events and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure, condemnation or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          (v) any amounts representing prepayment premiums;

          (vi) any amounts received from a special servicer; but excluding any proceeds from REO Properties and penalties or modification fees which may be retained by the primary servicer. Proceeds shall be maintained in an account by the special servicer.

     Once a month the special servicer remits funds on deposit in the account each maintains together with any advances to the master servicer for deposit in an account maintained by the master servicer.

Withdrawals

     A servicer may, from time to time, unless otherwise provided in the related agreement and described in the prospectus supplement, make withdrawals from an account for each trust fund for any of the following purposes:

          (i) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest on and principal of the particular whole loans with respect to which the advances were made;

          (ii) to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to whole loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular whole loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

          (iii) to reimburse a servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other trust assets or, if and to the extent so provided by the related agreement and described in the prospectus supplement, just from that portion of amounts collected on other trust assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

          (iv) if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while these remain outstanding and unreimbursed;

          (v) unless otherwise provided in the related prospectus supplement, to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the account; and

          (vi) to make any other withdrawals permitted by the related agreement and described in the related prospectus supplement.

     If and to the extent specified in the prospectus supplement amounts may be withdrawn from any account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the trust fund or designated portions thereof as a "real estate mortgage investment conduit", any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted whole loan or a property acquired in respect thereof in connection with the liquidation of that whole loan or property; and obtaining various opinions of counsel pursuant to the related agreement for the benefit of certificateholders.

Distribution Account

     Unless otherwise specified in the related prospectus supplement, the trustee will, as to each trust fund, establish and maintain, or cause to be established and maintained, one or more distribution accounts. The trustee will also deposit or cause to be deposited in a distribution account the following amounts:

          (i) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of credit support";

          (ii) any amounts paid under any cash flow agreement, as described under "Description of the trust funds--Cash Flow Agreements";

          (iii) all proceeds of any trust asset or, with respect to a whole loan, property acquired in respect thereof purchased by the depositor, any asset sellers or any other specified person, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" (also, "Liquidation Proceeds");

          (iv) any other amounts required to be deposited in the distribution account as provided in the related agreement and described in the related prospectus supplement.

     The trustee may, from time to time, unless otherwise provided in the related agreements and described in the related prospectus supplement, make a withdrawal from a distribution account to make distributions to the certificateholders on each distribution date.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related primary servicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution account by a time specified in the related prospectus supplement. To the extent specified in the prospectus supplement, any amounts which could be withdrawn from the Distribution account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

     The master servicer or if so specified in the property supplement, a primary servicer is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related agreement, (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or lessee on each mortgage or lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the mortgage loan; processing assumptions or substitutions in accordance with the servicing standard; attempting to cure delinquencies; supervising foreclosures; inspecting mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans.

Master Servicer

     If so specified in the related prospectus supplement, the master servicer shall monitor the actions of the primary servicer and the special servicer to confirm compliance with the agreements.

     Unless otherwise specified in the related prospectus supplement, a master servicer, as servicer of the mortgage loans, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take all reasonable steps necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. See "Description of Credit Support."

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Distribution account out of such proceeds, prior to distribution to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question that mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the prospectus supplement, upon the occurrence of any of the following servicing transfer events with respect to a mortgage loan, servicing for such mortgage loan will be transferred from the primary servicer to the special servicer and the loan will thereafter be designated as a specially serviced mortgage loan:

          (a) the mortgage loan becomes a defaulted mortgage loan,

          (b) the occurrence of certain events indicating the possible insolvency of the mortgagor,

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

          (c) the receipt by the primary servicer of a notice of foreclosure of any other lien on the related mortgaged property,

          (d) the master servicer or the primary servicer determines that a payment default is imminent,

          (e) with respect to a balloon mortgage loan, no assurances have been given as to the ability of the mortgagor to make the final payment thereon, or

          (f) the occurrence of certain other events constituting defaults under the terms of the mortgage loan.

     The special servicer is required to monitor any mortgage loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the mortgaged property and take any other actions consistent with the servicing standard. A significant period of time may elapse before the special servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any agreement relating to a trust fund that includes mortgage loans may grant to the master servicer and/or the holder or holders of certain classes of certificates a right of first refusal to purchase from the trust fund at a predetermined purchase price any such mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the prospectus supplement. The prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the purchase price described under "Representations and Warranties; Repurchases."

     The special servicer may agree to modify, waive or amend any term of any specially serviced mortgage loan in a manner consistent with the servicing standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. The special servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation. The special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

     The special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise, if such action is consistent with the servicing standard and a default on the mortgage loan has occurred or, in the special servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"


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

of the mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) the mortgaged property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

          (ii) and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will be required to
(i) solicit bids or offers for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid or offer received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of the mortgaged property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related trust fund) on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage interest rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the agreement, the trust fund will realize a loss in the amount of that difference. The servicers will be entitled to withdraw or cause to be withdrawn from a related account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan with interest thereon.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each agreement for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage. Unless otherwise specified in the prospectus supplement, the coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the primary servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the primary servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the primary servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in a related account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the whole loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the whole loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The Agreements for a trust fund that includes whole loans will require the primary servicer to cause the mortgagor on each whole loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the mortgage, which insurance may typically include flood insurance (if the mortgaged property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related mortgage, the primary servicer may require the mortgagor or lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the master servicer in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. Such costs may be recovered by a servicer from a related account, with interest thereon, as provided by the agreements.


RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the primary servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the primary servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the primary servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the primary servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, the Agreements will require that the servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the servicer. The related agreements will allow a servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as certain criteria set forth in the agreements are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the whole loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the whole loan upon any sale or other transfer of the mortgaged property. Certain of the whole loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the whole loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the primary servicer, on behalf of the trust fund, will exercise any right the trustee may have as mortgagee to accelerate payment of any whole loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the primary servicer for entering into an assumption agreement will be retained by or on behalf of the primary servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the mortgage assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related trust fund.

     Unless otherwise specified in the related prospectus supplement, each servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each mortgage asset. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each mortgage asset, such amounts will decrease in accordance with the amortization of the mortgage assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes whole loans may provide that, as additional compensation, a servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from mortgagors and any interest or other income which may be earned on funds held in a related account.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the mortgage assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the prospectus supplement. Certain other expenses, including expenses relating to defaults and liquidations on the whole loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein, and the fees of any special servicer, may be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each servicer to the effect that the servicer has fulfilled its obligations in all material respects under the agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of such annual accountants' statement and statements of officers will be obtainable by certificateholders and beneficial owners without charge upon written request to the master servicer at the address set forth in the prospectus supplement; provided that such beneficial owner shall have certified to the master servicer that he or she is the beneficial owner of a certificate.


CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The master servicer and the special servicer, or a servicer for substantially all the whole loans under each agreement will be named in the related prospectus supplement. Each entity serving as servicer (or as such servicer) may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Reference herein to a servicer shall be deemed to be to the servicer of substantially all of the whole loans, if applicable.

     Unless otherwise specified in the prospectus supplement, the related agreement will provide that any servicer may resign from its obligations and duties thereunder only with the consent of the trustee, which may not be unreasonably withheld or upon a determination that its duties under the agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed that servicer's obligations and duties under the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer shall assume the obligations of any other servicer which resigns.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicers, or any officer, employee, or agent thereof will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action in accordance with the servicing standards set forth in the pooling and servicing agreement, in good faith pursuant to the related pooling and servicing agreement; provided, however, that no servicer nor any of its officers, employees or agents will be protected against any breach of a representation or warranty made in the agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the prospectus supplement, the depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the depositor. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that each servicer will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the mortgage loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each pooling and servicing agreement will provide that no servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Any servicer may, however, with the consent of the trustee undertake any such action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the servicer will be entitled to be reimbursed therefor.

     Any person into which a servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a servicer or the depositor is a party, or any person succeeding to the business of a servicer or the depositor will be the successor of such servicer or the depositor, as applicable, under the related agreements.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a trust fund that includes whole loans, events of default with respect to a servicer under the related agreements will include (i) any failure by the servicer to distribute to the trustee, another servicer or the certificateholders, any required payment within one business day of the date due; (ii) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for thirty days after written notice of such failure has been given to the servicer; (iii) any breach of a representation or warranty made by the servicer under the agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the servicer; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations; (v) any failure by the servicer to maintain a required license to do business or service the mortgage loans pursuant to the related agreements which remains uncured as specified in the agreement; and (vi) to the extent provided in the related pooling and servicing agreement, any failure to meet any rating agency requirement. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all certificateholders of the applicable series notice of such occurrence, unless the default is cured or waived.


RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 25% of the voting rights, the trustee shall, terminate all of the rights and obligations of the related servicer under the agreement and in and to the mortgage loans (other than as a certificateholder or as the owner of any Retained Interest), whereupon the master servicer (or if such servicer is the master servicer, the trustee) will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreements (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 25% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency to act as successor to the master servicer under the agreement. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 662/3% of the voting rights allocated to the respective classes of certificates affected by any event of default will be entitled to waive such event of default; provided, however, that an event of default involving a failure to distribute a required payment to certificateholders described in clause (i) under "Events of Default" may be waived only by all of the certificateholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

     No certificateholder will have the right under any agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates--Book-Entry Registration and Physical certificates," unless and until Physical certificates are issued, beneficial owners may only exercise their rights as owners of certificates indirectly through DTC, or their respective participants and indirect participants.


AMENDMENT

     Each agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed or relaxed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Unless otherwise specified in the related prospectus supplement, each agreement may also be amended by the Depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that unless otherwise specified in the related prospectus supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of such certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (i), without the consent of the holders of all certificates of such class or (iii) modify the provisions of an agreement described in this paragraph without the consent of the holders of all certificates covered by such agreement then outstanding. However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the certificates are outstanding.


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

THE TRUSTEE

     The trustee under each agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the Depositor and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any agreement, the certificates or any trust asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to such servicer or its designee in respect of the certificates or the trust assets, or deposited into or withdrawn from any account or any other account by or on behalf of any servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the requirements of the agreements.


CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the distribution account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an event of default, (ii) defending or prosecuting any legal action in respect of the related agreement or series of certificates, (iii) being the mortgagee of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% (or such higher percentage as is specified in the related agreement with respect to any particular matter) of the voting rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of its obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an agreement by giving written notice thereof to the depositor, the master servicer, if any, and all certificateholders. Upon receiving such notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as such under the related agreements, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for the series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if more than one trust is covered by the same credit support holders of certificates evidencing interests in the trusts will be subject to the risk that that credit support will be exhausted by the claims of other trusts prior to receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related mortgage assets, the related prospectus supplement will include a description of (a) the nature and amount of coverage under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under the credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates."


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution account on any distribution date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the letter of credit issuer will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related trust assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in permitted investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the reserve fund for the series, and any loss resulting from such investments will be charged to the reserve fund. However, such income may be payable to any master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.


CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, the CMBS in the related trust fund and/or the mortgage loans underlying such CMBS may be covered by one or more of the types of credit support described herein. The related prospectus supplement will specify as to each such form of credit support the information indicated above, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The asset sellers will make certain representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.


PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute fixtures under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the Uniform Commercial Code. In order to perfect its security interest therein, the lender generally must file Uniform Commercial Code financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


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

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

FORECLOSURE

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.


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

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire


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

actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of


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

the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding. In some cases payment to the holders of junior mortgages may require the institution of separate legal proceedings by such holders.

     In connection with a series of certificates for which an election is made to qualify the trust fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the master servicer to hire an independent contractor to operate any foreclosed property.


Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor and must be exercised prior to foreclosure sale. Equity of redemption is different from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. As a result, the lender is forced to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the pooling and servicing agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC provisions.


Anti-Deficiency Legislation

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan. A personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Other states give the lender the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such


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personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.


Leasehold Risks

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee such as:

    o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

    o the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee;

    o the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

    o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code). The enforceability of such clause has not been established.

     Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. The ground leases and the mortgage that secures the mortgage loan may not contain some of these provisions. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement if the obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a


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recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment. This is subject to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building so converted.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding. This leaves the lender unsecured for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment in the form of a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without


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affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.


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     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of


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

manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any mortgage loan, (ii) limitation on the ability to foreclose against such property or
(iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of such mortgaged property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing


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

an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances described above if such remedial costs were incurred.

     The related pooling and servicing agreement will provide that the special servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such mortgaged property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken, or that, if any hazardous materials are present for which such action could be required, taking such actions with respect to the affected mortgaged property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given trust fund will become liable for any condition or circumstance that may give rise to any environmental claim affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the special servicer will detect all possible environmental hazard conditions, that any estimate of the costs of effecting compliance at any mortgaged property and the recovery thereon will be correct, or that the other requirements of the pooling and servicing agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for environmental hazard conditions. Any additional restrictions on acquiring titles to a mortgaged property may be set forth in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the depositor generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties. In any event, it is likely that if any environmental assessments was conducted, with respect to any of the mortgaged properties, it would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, the seller of the mortgage loan or another person identified therein will represent and warrant that based on an environmental audit, as of the date of the origination of a mortgage loan, the related mortgaged property is not affected by a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related mortgage loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or
(3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

     No such person will however, be responsible for any such condition which may arise on a mortgaged property after the date of origination of the related mortgage loan, whether due to actions of the mortgagor, a servicer, or any other person. It may not always be possible to determine whether such a condition arose prior or subsequent to the date of the origination of the related mortgage loan.

     "Hazardous materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.


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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as mortgagee to accelerate payment of any such mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the servicing standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage interest rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the mortgage pool for a series will include a "debt-acceleration" clause, which permits the


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lender to accelerate the full debt upon a monetary or nonmonetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a trust fund unless (i) the mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) the mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.


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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the Disabilities Act, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the Disabilities Act may also impose such requirements on a foreclosing lender who succeeds to the interest of the mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the mortgagor of complying with the requirements of the Disabilities Act may be subject to more stringent requirements than those to which the mortgagor is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP, counsel to the depositor. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which for example, banks and insurance companies--may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and/or MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and/or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Section 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the applicable amount and


     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master


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

servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and/or MBS. The mortgage loans and/or MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to depositor will have advised depositor that:

     o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and/or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section;

     o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and/or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loan and/or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section; and

     o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and/or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and/or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and/or MBS were originated after September 27, 1985. Premium


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

allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and/or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall


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

be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

     o the total remaining market discount and

     o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

     For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a


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

mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statues, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Section 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans and/or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a stripped bond certificate generally should be treated as an interest in mortgage loans and/or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a stripped bond certificate will be required to account for any discount on the mortgage loans and/or MBS as market discount rather than OID if either

     o the amount of OID with respect to the mortgage loans and/or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any excess servicing, is stripped off of the trust fund's mortgage loans and/or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a stripped coupon certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan and/or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and/or MBS will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete


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

mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of stripped bond certificates and striped coupon certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and/or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and/or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and/or MBS and interest on such mortgage loans and/or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligation(s) . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and/or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and/or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and/or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount". The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and/or MBS should be used, or, in the case of stripped bond certificates or stripped coupon certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issued relevant to prepayable securities.


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

     Under the Code, the mortgage loans and/or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loans and/or MBS is generally the amount lent to the lender, which may be adjusted to take into account certain loans origination fees. The stated redemption price at maturity of a mortgage loans and/or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of the original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issued price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and/or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and/or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o the grantor trust certificate is part of a straddle;

     o the grantor trust certificate is marketed or sold as producing capital gain; or

     o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D. NON-U.S. PERSONS

     The term "U.S. Person" means

     o a citizen or resident of the United States;

     o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state;


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

     o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state (unless provided otherwise by future Treasury regulations);

     o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or,

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and/or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to

     o an owner that is not a U.S. Person or

     o grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and/or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and/or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and/or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.


E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such


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

person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. person, certifies that the seller is a non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

     o the broker determines that the seller is an exempt recipient or

     o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") effective for payments made after December 31, 2000, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards.


REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);


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     o certificates held by a real estate investment trust will constitute
       "real estate assets" within the meaning of Code Section 856(c)(4)(A); and


     o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

     o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code.


A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.


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

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificates exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for super premium certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible


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

when prepayments on the mortgage loans and/or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" should apply. However, it is possible that holders or REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

     o The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease--but never below zero--in a given accrual period to reflect


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       the fact that prepayments are occurring faster or slower than under the
       Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

     o the interest is unconditionally payable at least annually;

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.


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

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     1)   the total remaining market discount and

     2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.


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

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     1)   the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of deferred interest with respect to one or more adjustable rate loans. Any deferred interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the

REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount actually includible in such holder's income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate;

     o the REMIC Regular Certificate is part of a straddle;

     o the REMIC Regular Certificate is marketed or sold as producing capital gains; or

     o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.


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     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for payment lag certificates and their first distribution date may or may not exceed the interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on payment lag certificates. Therefore, in the case of a payment lag certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans and/or MBS, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans and/or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans and/or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors


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

regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person as defined in "--Grantor Trust Funds; Non-U.S. Person" and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

     o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, REMIC Residual Certificateholder and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:


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

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

     o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, effective for payments made after December 31, 2000, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and/or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual


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

Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o the income from the mortgage loans and/or MBS and the REMIC's other assets and

     o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and/or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and/or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans and/or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.


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

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Regular Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of


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

     o 3% of the excess of the individual's adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


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

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o the disposition of a mortgage loan or MBS,

     o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o the receipt of compensation for services, or


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     o gain from the disposition of an asset purchased with the payments on the mortgage loans and/or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificate arises out of or results from

     o a breach of the servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by the servicer, trustee or depositor, as the case may be, out of its own funds or

     o J.P. Morgan Chase Commercial Mortgage Securities Corp.'s obligation to repurchase a mortgage loan,

such tax will be borne by J.P. Morgan Chase Commercial Mortgage Securities Corp. In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a


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statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury Regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transfer unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed


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

on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such government agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund;

     o a partnership, trust or estate; and

     o certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,


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

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     o the transferor conducted a reasonable investigation of the transferee, and

     o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a Noneconomic Residual Certificate would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a Noneconomic Residual Certificate will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the Residual Certificate does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the Certificate (the inducement payment), (ii) future distributions on the Certificate, and (iii) any anticipated tax savings associated with holding the Certificate as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interest only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC

Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8EC1 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements (including, but not limited to individual retirement accounts and Keogh plans) ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of these plans may be invested in the certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


PROHIBITED TRANSACTIONS

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the Depositor, the servicers, the trustee, any insurer of the mortgage assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest (excluding from the calculation the value of equity interests held by persons who are not benefit plan investors and who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" include Plans as well as employee benefit plans not subject to ERISA (e.g., governmental and foreign plans) and entities whose underlying assets include plan assets by reason of Plan investment in such entities. To fit within this safe harbor, benefit plan investors must own less than 25% of each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


Availability of Underwriter's Exemption for Certificates

     Labor has granted an exemption (Prohibited Transaction Exemption 90-33, 55 Fed. Reg. 23151 (June 6, 1990)) to Chase Securities Inc., which exempts from the application of the prohibited transaction rules transactions relating to:
(1) the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Chase Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of these asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption was amended by PTE 97-34 and PTE 2000-58 to permit certain trust features and to expand the coverage of the exemption to securities, including subordinated securities, that are noted in the four highest rating categories in certain designated transactions when the conditions of the Exemption are met.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) Except when the trust fund contains only certain types of assets, such as fully-secured commercial mortgage loans. The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories (or four highest, if the trust fund contains only certain types of assets) from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

     (4) The trustee is not an affiliate of the underwriters, the Depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any counterparty in a permitted swap or notional principal transaction or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories (or four highest, if the trust fund contains only certain types of assets) of a rating agency for at least one year prior to the Plan's acquisition of the certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates.

     The Exemption, as amended, provides relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which the persons, or its affiliate, is obligor, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.


REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, or another exemption with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in the legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of offered certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this offered certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any offered certificates or to purchase offered certificates representing more than a special percentage of the investors' assets.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.


                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Chase Securities Inc. ("CSI") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by CSI acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If CSI acts as agent in the sale of offered certificates, CSI will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that CSI elects to purchase offered certificates as principal, CSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of offered certificates of the series.

     The depositor will indemnify CSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments CSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, CSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The offered certificates will be sold primarily to institutional investors. Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the depositor at any time in private transactions.


                                 LEGAL MATTERS


     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for the depositor by Brown & Wood LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will he included in this prospectus or in the related prospectus supplement.


                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                               GLOSSARY OF TERMS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding certificate balance immediately prior to the distribution date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "ARM Loans" means mortgage loans with floating mortgage interest rates.

     "Available Distribution Amount" means the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Distribution account as of the corresponding Determination Date, including servicer advances, net of any scheduled payments due and payable after such Distribution Date;

          (ii) interest or investment income on amounts on deposit in the Distribution account, including any net amounts paid under any Cash Flow Agreements; and

          (iii) to the extent not on deposit in the related Distribution account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     "Cede" means Cede & Company.

     "CMBS" means pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans, certificates or securities.

     "CMBS Trustee" means a trustee or a custodian under the CMBS Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum bases) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Cooperative" means a private cooperative housing corporation.

     "Covered Trust" means a form of credit support that covers more than one series of certificates.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property.

     "Loan-to-Value Ratio" means, with respect to a mortgage loan at any given time, the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the value of the related mortgaged property. The "value" of a mortgaged property, other than with respect to refinance loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance loans" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     "Lock-out Date" means the date of expiration of the Lockout Period.

     "Lock-out Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Net Operating Income" means, for any given period, unless otherwise specified in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     "Pass-Through Rate" means the fixed, variable or floating rate per annum at which any class of certificates accrues interest.

     "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.

     "REMIC certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "RED Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. the Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Warranting Party" means the person making or assigning representations and warranties.

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     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMC 2001-CIBC1.XLS". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Prospectus Supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation